         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2001

                                                            REGISTRATION NO.333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            CENTURY ALUMINUM COMPANY
             (Exact name of registrant as specified in its charter)



            DELAWARE                           3353                         13-3070826
(State or other jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)    Classification Code Number)        Identification Number)

                           2511 GARDEN ROAD, SUITE 200
                           MONTEREY, CALIFORNIA 93940
                                 (831) 642-9300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                GERALD J. KITCHEN
                   EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL,
                   CHIEF ADMINISTRATIVE OFFICER AND SECRETARY
                            CENTURY ALUMINUM COMPANY
                           2511 GARDEN ROAD, SUITE 200
                           MONTEREY, CALIFORNIA 93940
                                 (831) 642-9300
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                            JEFFREY N. OSTRAGER, ESQ.
                    CURTIS, MALLET-PREVOST, COLT & MOSLE LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
    PUBLIC: As soon as practicable after this Registration Statement becomes effective.


If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



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                            CALCULATION OF REGISTRATION FEE
=================================================================================================
                                             Proposed maximum    Proposed maximum      Amount of
  Title of each class of      Amount to be   offering price     aggregate offering   registration
securities to be registered   Registered       per unit(1)          price(1)             fee
-------------------------------------------------------------------------------------------------
11-3/4% Senior Secured
First Mortgage Notes due
2008                         $325,000,000         100%           $325,000,000         $81,250
-------------------------------------------------------------------------------------------------
Guarantees of 11-3/4%
Senior Secured First
Mortgage Notes due 2008(2)             --          --                      --            None(3)
=================================================================================================

(1) In accordance with Rule 457(f)(2) under the Securities Act, the registration fee is based on the book value of the outstanding 11-3/4% Senior Secured First Mortgage Notes due 2008, of Century Aluminum Company, to be canceled in the exchange transaction hereunder.

(2)    See inside facing page for additional registrant guarantors.

(3)    Pursuant to Rule 457(n), no separate fee is payable for the guarantees.

    WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                       TABLE OF ADDITIONAL REGISTRANT GUARANTORS
====================================================================================================
                             STATE OR
                              OTHER                                          ADDRESS, INCLUDING ZIP
EXACT NAME OF REGISTRANT   JURISDICTION                        PRIMARY        CODE, AND TELEPHONE
 GUARANTOR AS SPECIFIED         OF            I.R.S.          STANDARD       NUMBER, INCLUDING AREA
     IN ITS CHARTER        INCORPORATION     EMPLOYER        INDUSTRIAL      CODE, OF REGISTRANT'S
                                OR         IDENTIFICATION   CLASSIFICATION    PRINCIPAL EXECUTIVE
                           ORGANIZATION       NUMBER         CODE NUMBER            OFFICES
---------------------------------------------------------------------------------------------------
Century Aluminum of West     Delaware       55-0686448          3353         Route 2 South
     Virginia, Inc.                                                          Ravenswood, WV  26164
                                                                             (304) 273-6890
---------------------------------------------------------------------------------------------------
Berkeley Aluminum, Inc.      Delaware       58-1764206          3353         c/o Century Aluminum of
                                                                             West Virginia, Inc.
                                                                             Route 2 South
                                                                             Ravenswood, WV  26164
                                                                             (304) 273-6890
---------------------------------------------------------------------------------------------------
Century Kentucky, Inc.       Delaware       61-1385742          3353         c/o Century Aluminum
                                                                             Company
                                                                             2511 Garden Road, Suite
                                                                             200
                                                                             Monterey, CA  93940
                                                                             (831) 642-9300
---------------------------------------------------------------------------------------------------
Metalsco LTD.                Georgia        58-2020519          3353         c/o Century Aluminum
                                                                             Company
                                                                             2511 Garden Road, Suite
                                                                             200
                                                                             Monterey, CA  93940
                                                                             (831) 642-9300
---------------------------------------------------------------------------------------------------
Skyliner, Inc.               Delaware       58-1943987          3353         c/o Century Aluminum
                                                                             Company
                                                                             2511 Garden Road, Suite
                                                                             200
                                                                             Monterey, CA  93940
                                                                             (831) 642-9300
---------------------------------------------------------------------------------------------------
NSA, Ltd.                    Kentucky       31-1651182          3353         c/o Century Aluminum
                                                                             Company
                                                                             2511 Garden Road, Suite
                                                                             200
                                                                             Monterey, CA  93940
                                                                             (831) 642-9300

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                       Subject to completion dated July 26, 2001
PROSPECTUS



                           [CENTURY ALUMINUM GRAPHIC]

                                OFFER TO EXCHANGE

              11-3/4% Senior Secured First Mortgage Notes due 2008
          which have been registered under the Securities Act of 1933 for any and all outstanding
              11-3/4% Senior Secured First Mortgage Notes due 2008
                                       of
                            CENTURY ALUMINUM COMPANY

                     Fully and Unconditionally Guaranteed by
                      CERTAIN OF OUR DOMESTIC SUBSIDIARIES



                             TERMS OF EXCHANGE OFFER


         - Expires at 5:00 p.m., New York City time, on ______, 2001, unless extended

         - Not subject to any condition other than that the exchange offer does not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission

         - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged

         - Tenders of outstanding notes may be withdrawn by you any time prior to 5:00 p.m., New York City time, on the date of the expiration of the exchange offer

         -        The exchange of notes will not be a taxable exchange for U.S.
                  federal income tax purposes

         -        We will not receive any proceeds from the exchange offer

         - The terms of the exchange notes to be issued are substantially similar to the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes

         - The exchange notes will not be listed on any securities exchange or included in any automated quotation system

         - We are not asking you for a proxy and you are requested not to send us a proxy



    SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE EXCHANGE NOTES.


        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal that is included as an exhibit to the registration statement of which this prospectus is a part states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for notes where the notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with those resales. See "Plan of Distribution."

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  This prospectus is dated ____________, 2001.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO
WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT OR TO MAKE ANY REPRESENTATIONS ABOUT US OR THE
TRANSACTIONS WE DISCUSS IN THIS PROSPECTUS. IF YOU RECEIVE INFORMATION ABOUT
THESE MATTERS THAT IS NOT INCLUDED IN THIS PROSPECTUS, YOU MUST NOT RELY ON THAT
INFORMATION. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE
SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF
THIS DOCUMENT.

        THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL
INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS.
YOU MAY OBTAIN DOCUMENTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE
COMMISSION AND THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS AT NO COST
BY WRITING OR TELEPHONING US AT: CENTURY ALUMINUM COMPANY, 2511 GARDEN ROAD,
MONTEREY, CA 93940, TEL.: (831) 642-9300, ATTENTION: CORPORATE SECRETARY. SEE
"WHERE YOU CAN FIND MORE INFORMATION."

        We obtained the market and competitive position data used throughout this prospectus from our own research and from surveys or studies conducted by third parties and industry or general publications. The publications, surveys and studies we refer to generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these surveys, studies and publications is reliable, we have not independently verified such data and do not make any representation as to the accuracy of such information.
Similarly, we believe our internal research is reliable although it has not been verified by any independent sources.


                                   TABLE OF CONTENTS
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
CERTAIN DEFINITIONS .................................................................    v
FORWARD-LOOKING STATEMENTS ..........................................................    vii
PROSPECTUS SUMMARY ..................................................................    1
SUMMARY OF THE TERMS OF THE EXCHANGE OFFER ..........................................    7
RISK FACTORS ........................................................................    17
USE OF PROCEEDS .....................................................................    27
THE EXCHANGE OFFER ..................................................................    28
CAPITALIZATION ......................................................................    34
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA .....................................    35
SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OTHER DATA OF CENTURY
ALUMINUM ...........................................................................     43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS    46



THE ALUMINUM INDUSTRY ...............................................................    53
BUSINESS ............................................................................    56
MANAGEMENT ..........................................................................    66
DESCRIPTION OF REVOLVING CREDIT FACILITY AND CONVERTIBLE PREFERRED STOCK ............    68
DESCRIPTION OF THE EXCHANGE NOTES....................................................    70
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ............................    104
PLAN OF DISTRIBUTION ................................................................    107
WHERE YOU CAN FIND MORE INFORMATION .................................................    109
INDEX TO FINANCIAL STATEMENTS .......................................................    F-1
INFORMATION NOT REQUIRED
IN THIS PROSPECTUS ..................................................................    II-1

                              CERTAIN DEFINITIONS

    In this prospectus, unless the context otherwise requires, the words "Century Aluminum," "we," "us," "our" and "ours" refer to Century Aluminum Company together with its consolidated subsidiaries, and the word "Glencore" refers to Glencore International AG and its subsidiaries.

    References in this prospectus to the "NSA acquisition" mean all of the transactions related to our acquisition on April 2, 2001, of NSA, Ltd., or NSA, which owns an aluminum reduction facility in Hawesville, Kentucky. Concurrently with the closing of the NSA acquisition, we sold to Glencore a 20% interest in the Hawesville facility, hereinafter Glencore's "20% interest," consisting of
(1) title to the recently added fifth potline at the Hawesville facility, (2) a 20% undivided interest in all other assets of and rights relating to the Hawesville facility, other than the original four potlines and (3) a 20% ownership in a limited liability company which holds certain intangible assets of the Hawesville facility (such as the alumina and power supply contracts). We retained ownership of an 80% interest in the Hawesville facility, hereinafter our "80% interest," consisting of (a) title to the original four potlines at the Hawesville facility, (b) an 80% undivided interest in all other assets of and rights relating to the Hawesville facility, other than the fifth potline and (c) an 80% ownership in the above-referenced limited liability company. The use of "pro rata" in this prospectus means, with respect to our interest, an 80% share, and with respect to Glencore's interest, a 20% share. See "Prospectus Summary -- Century Aluminum Company -- The NSA Acquisition."

    References in this prospectus to "pro forma" at any date or for any period mean, except as otherwise indicated, giving pro forma effect to the transactions referred to in "Unaudited Pro Forma Consolidated Financial Data," including the NSA acquisition and the related financings, as of that date or at the beginning of the specified period.

    The term "tonne" as used in this prospectus means a metric ton, which is equal to 2,204.62 pounds.

    As used herein, "Securities Act" means the United States Securities Act of 1933, as amended and "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                           FORWARD-LOOKING STATEMENTS

    We make statements in this prospectus that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. Many of these statements may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "will," "planned," "estimated" and "potential," among others. These forward-looking statements are subject to risks, uncertainties and assumptions including, among other things, those discussed under "Risk Factors," as well as under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and:


         - our significant indebtedness and our ability to service our indebtedness;

         -        general economic and business conditions;

         - changes in demand for our products or the products of our customers;

         -        utilization of our production facilities and equipment;

         - the cost and availability of raw materials, power and skilled labor;

         - the impact of competition from domestic and foreign primary aluminum producers;

         - our relationships with our principal shareholder and with certain customers;

         - the cyclical nature of the aluminum industry and our customers' end-use markets;

         -        losses from environmental liabilities; and

         -        our ability to successfully implement our business strategy.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to and should be read together with the more detailed information and financial statements appearing elsewhere in this prospectus or incorporated by reference in this prospectus.

                               THE EXCHANGE OFFER

    On April 2, 2001, we completed a private offering of $325,000,000 aggregate principal amount of our 11-3/4 % Senior Secured First Mortgage Notes due 2008, which are referred to in this prospectus as the "notes" or the "outstanding notes." Concurrently, we and certain of our domestic subsidiaries that guaranteed the notes entered into a registration rights agreement with the initial purchasers of the notes in which we and our guarantors agreed to deliver to you this prospectus and to complete this exchange offer by September 29, 2001. Upon the commencement of the exchange offer and until its expiration, the outstanding notes can be tendered for exchange for our new 11-3/4 % Senior Secured First Mortgage Notes due 2008, which we call the "exchange notes." The form and terms of the exchange notes are identical in all material respects to the outstanding notes, except that the exchange notes have been registered under the Securities Act. You should read the discussion under the heading "Description of the Exchange Notes" for further information regarding the exchange notes.

    We believe that the exchange notes offered in the exchange offer may be resold by you under the U.S. federal securities laws without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings " -- Summary of the Terms of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resale of the exchange notes.



                            CENTURY ALUMINUM COMPANY

OVERVIEW

    We are a leading North American producer of primary aluminum. Our aluminum reduction facilities produce premium and commodity grade primary aluminum products ranging from molten aluminum to premium cast products such as high-purity foundry ingot and billet. We are the second largest primary aluminum producer in the United States, behind Alcoa, having produced over 570 million pounds of primary aluminum in 2000 with net sales of $428.6 million. With the consummation of the NSA acquisition, as described below, we have an annual production capacity of over 1.0 billion pounds of primary aluminum, and, for the year ended December 31, 2000 and the three months ended March 31, 2001, we have pro forma net sales of $774.0 million and $196.6 million, respectively.

        Our Mt. Holly and Ravenswood production facilities are located in Mt. Holly, South Carolina and Ravenswood, West Virginia, respectively. The Mt. Holly facility, built in 1980, is the most recently constructed aluminum reduction facility in the United States. We own a 49.7% interest in the Mt. Holly facility, which is operated by our partner, Alcoa. The Mt. Holly facility has an annual production capacity of 480 million pounds of primary aluminum, and our interest represents 238 million pounds of that capacity. The Ravenswood reduction facility, which we own entirely, began operations in 1957 and is located on the Ohio River close to major U.S. industrial customers. The Ravenswood facility has an annual production capacity of 375 million pounds of primary aluminum.

    Our strategic objective is to grow our primary aluminum business and further capitalize on recent and anticipated improvements in industry fundamentals. To better focus on the production of primary aluminum, we sold our rolling and fabrication operations to a subsidiary of Pechiney AG in September 1999. In April 2000, we increased our ownership interest in the Mt. Holly facility from 26.7% to 49.7%, increasing our overall production capacity by over 20%.

    As part of our growth strategy, on April 2, 2001, we acquired an aluminum reduction facility in Hawesville, Kentucky from the Southwire Company, a privately-held wire and cable manufacturing company. The Hawesville facility began operations in 1970 with four potlines. A fifth potline was added in 1999, increasing the annual production capacity at this facility to 523 million pounds of primary aluminum. Concurrently with our acquisition of the Hawesville facility, we sold a 20% interest in the facility and related rights to Glencore, our largest shareholder. Our 80% interest in the Hawesville facility has increased our overall production capacity by 418 million pounds, or 68%, and lowered our average per-unit cash production cost due to the Hawesville facility's lower cash production costs compared to our other facilities.

    The market price for primary aluminum, a global commodity, generally depends more on worldwide supply and demand conditions than on demand from specific customers or industries. The most commonly used benchmark for pricing primary aluminum is the price for aluminum transactions quoted on the London Metals Exchange, or "LME." Our products are sold at a premium to the LME price.

    An important factor influencing the price of primary aluminum is the recent imbalance between global production, or supply, and global consumption, or demand. In 2000, estimated global consumption of primary aluminum was 24.9 million tonnes, while estimated global production was 24.5 million tonnes. This supply shortfall of 0.4 million tonnes depleted global inventories, which reached an 11-year low in December 2000. The idling of approximately 1.9 million tonnes of production primarily in the northwestern United States and Brazil has largely offset a reduction in demand in the first half of 2001. According to estimates published by CRU International Ltd., or "CRU," a leading industry consultant, global primary aluminum consumption will increase nearly 5 million tonnes by 2005, representing an 18.7% increase over 2000 levels. CRU estimates that global consumption will exceed production until 2003, at which point production will begin to exceed consumption. This estimate assumes significant additions to current production capacity that are subject to delay due to a variety of factors. Accordingly, global consumption could continue to exceed global production for some time, creating upward pressure on prices.

COMPETITIVE STRENGTHS

    Our key competitive strengths are:


- Focus on a Single Business Segment. The production of primary aluminum is our only business. By operating in this single business segment, we are better able to focus our resources to strengthen and expand our presence as a leading producer of primary aluminum and lower our average per-unit cash production cost.


- Proximity to Customers. The Ravenswood and Hawesville facilities enjoy a competitive advantage because each facility is located adjacent to its principal customer. In September 1999, we entered into a long-term contract to sell molten aluminum produced at the Ravenswood facility to the adjacent rolling and fabrication operations of Pechiney. Similarly, in connection with the NSA acquisition, we entered into a long-term contract to sell molten aluminum produced at the Hawesville facility to the adjacent wire and cable manufacturing operations of Southwire. The close proximity of these major customers allows us to deliver molten aluminum, thereby eliminating our casting, shipping and marketing costs and our customers' remelting costs. Our ability to share these cost savings strengthens our relationships with these two major customers. In addition, the Ravenswood and Hawesville facilities are each located close to other major industrial customers.


- Long-Term Contracts. We have favorable long-term contracts which improve our competitive position and provide increased stability to our business. These contracts include:


         - Sales Contracts. We have competitive long-term contracts in place to sell between 61% and 65% of our annual primary aluminum production, which reduce our production, marketing and distribution costs.


         - Power Contracts. Electricity consumption is the most significant operating cost in the production of primary aluminum. Substantially all of the electricity used at our facilities is supplied under fixed-price contracts at relatively favorable rates. These facilities are located in regions which have not been significantly affected by the recent power shortages and price fluctuations in the western United States.

         - Alumina Contracts. Alumina is the principal raw material used to produce primary aluminum. Beginning on January 1, 2002, we will purchase all of our alumina requirements under long-term contracts at prices linked to the LME price of primary aluminum. This provides us with a natural hedge against market price fluctuations.


- Risk Management. We have fixed-price contracts for the physical delivery of aluminum as well as financial hedging instruments that, together with our alumina supply contracts linked to the LME price, reduce the variability of our margins caused by fluctuations in the price of primary aluminum. On a pro forma basis as of June 30, 2001, we had hedges and contracts in place for approximately 86% of our estimated production in 2001 (which includes variable price contracts which had settled through June 30, 2001), 42% of our estimated production in 2002 and 53% of our estimated production in 2003. We do not engage in speculative hedging activities.


- Relationship with Glencore. We benefit from our business relationship with Glencore, a leading privately-held, diversified natural resources group with worldwide interests in the mining, smelting, refining, processing and trading of metals and minerals, energy products and agricultural products. Glencore owns 38.6% of our common stock and, concurrently with the closing of the NSA acquisition, purchased $25.0 million of Century Aluminum Company's convertible preferred stock which, upon conversion, could increase Glencore's ownership percentage to 42.5%. Glencore also owns a 20% interest in the Hawesville facility. In addition, we have entered into various contracts with Glencore to purchase alumina and sell primary aluminum, including forward sales and hedging contracts which help us manage our exposure to fluctuating aluminum prices. Through our relationship with Glencore, we reduce our marketing and distribution costs and gain further insight into supply and pricing trends in the aluminum industry. In addition, our relationship with Glencore enables us to pursue acquisition opportunities that otherwise may not be available to us.


- Experienced Management Team. Our senior management has extensive experience in the aluminum industry and has created a management structure that is able to respond quickly to strategic opportunities. Craig A. Davis, our chairman and chief executive officer, has been a member of the Century Aluminum management team since our inception. He is a former senior executive of Glencore and a current member of Glencore's board of directors. Mr. Davis has extensive aluminum industry experience, including six years with Glencore and 19 years with Alumax. Gerald A. Meyers, our president and chief operating officer, joined us in 1993 after spending 19 years with Alcan, including four years as the operations manager of Logan Aluminum, a joint venture between Alcan and Atlantic Richfield Company.


BUSINESS STRATEGY

    Our objective is to continue to grow by remaining focused on the production of primary aluminum and capitalizing on recent and anticipated future improvements in industry fundamentals. Our strategy for achieving this objective is to:


- Become a Larger Producer of Primary Aluminum with Lower Operating Costs. We believe that by becoming a larger producer of primary aluminum with lower operating costs, we can strengthen our position in the competitive global aluminum industry. Consequently, we actively pursue opportunities to acquire primary aluminum reduction facilities that have favorable cost structures. We expect to make these investments without significant increases in fixed overhead.

- Grow Through Operating Alliances. Through our shared ownership of the Mt. Holly facility with Alcoa, we have experience with the co-ownership and operation of a primary aluminum reduction facility. We own and operate the Hawesville facility with Glencore under an arrangement substantially similar to the arrangement at the Mt. Holly facility. We believe that these operating arrangements provide us with distinct advantages, including:


    - participation in larger, more efficient facilities that lower our average per-unit cash production cost and which otherwise may not be available to us;

    - participation in a greater number of production facilities, thereby spreading operating risks through diversification; and

    - development of strategic relationships with other industry leaders to benefit from our combined technical and management expertise.


- Enhance Profitability of Production Assets. We seek to further reduce costs at all of our production facilities by investing in capital improvements, optimizing labor productivity and implementing projects that improve the operating and energy efficiencies of the primary aluminum production process. We believe that through our operation of the Ravenswood and Hawesville facilities we can continue to improve our overall productivity. In addition, we seek to maximize the profitability of each facility by optimizing our product mix with premium-priced products such as extrusion billet, foundry alloys and high-purity primary aluminum.

THE NSA ACQUISITION

    On August 31, 2000, we entered into a stock purchase agreement with Southwire, a privately-held wire and cable manufacturing company based in Carrollton, Georgia. Pursuant to this agreement, on April 2, 2001, Century Kentucky, Inc., a wholly owned subsidiary of Century Aluminum, acquired all of the outstanding equity securities of Metalsco, Ltd., formerly a wholly owned subsidiary of Southwire, which owns a direct 1% partnership interest in NSA and an indirect 99% partnership interest in NSA through its wholly owned subsidiary, Skyliner, Inc. NSA is a Kentucky limited partnership which owns and operates our aluminum reduction facility in Hawesville, Kentucky. Metalsco owned certain unrelated assets, including the stock of Gaston Copper Recycling Corporation, which we did not acquire and which were distributed to Southwire prior to closing. See "Business -- Environmental Matters." We also acquired from Southwire certain land and all intangible rights related to NSA's aluminum reduction operations, including the Hawesville facility's existing alumina and power supply contracts. The alumina and power supply contracts for the Hawesville facility are held through a newly formed limited liability company owned by us and Glencore on a pro rata basis.

    The cash purchase price for NSA was $460.0 million, subject to certain post-closing adjustments that were based on the amount by which NSA's working capital as of the closing date, as finally determined, was less than $33.5 million. Concurrently with the closing of the NSA acquisition, Glencore purchased a 20% interest in the Hawesville facility and related rights from us for a cash purchase price of $99.0 million and shared pro rata in the working capital adjustments.

    As part of the consideration for the purchase of NSA, we assumed industrial revenue bonds related to the facility in the principal amount outstanding as of the closing date of $7.8 million. In addition, we may be required to make post-closing payments to Southwire up to an aggregate maximum of $7.0 million if the price of primary aluminum on the LME exceeds specified levels during the seven years following closing. Pursuant to our agreement with Glencore, Glencore assumed responsibility for a pro rata portion of the industrial revenue bonds and a pro rata portion of any post-closing payments made by us to Southwire. In addition, Glencore is responsible for a pro rata portion of any liabilities and obligations with respect to the Hawesville facility after closing and will share the benefit of the indemnity furnished by Southwire under the stock purchase agreement.

    Notwithstanding our separate ownership of specific assets of the Hawesville facility, we and Glencore are each entitled to a pro rata portion of the aggregate production and are obligated to pay a pro rata portion of the expenses of the facility. Glencore holds title to the fifth potline, which produces standard grade aluminum and was added to the Hawesville facility in September 1999. We hold title to the facility's four original potlines, which produce high-purity aluminum. We and Glencore have separate undivided interests in all of the remaining assets related to the Hawesville facility's operations. We may in the future exchange a 20% undivided interest in our four potlines for an 80% undivided interest in Glencore's fifth potline, which would result in our ownership of an 80% undivided interest in all of the assets of or relating to the Hawesville facility. The indenture requires that, if such an exchange occurs, our newly acquired interest in the fifth potline must be subject to the lien of the indenture and related security documents.

    In connection with the NSA acquisition, we entered into a 10-year contract with Southwire to supply 240 million pounds of high-purity molten aluminum annually to Southwire's wire and cable manufacturing facility located adjacent to the Hawesville facility. Under this contract, Southwire will also purchase 60 million pounds of standard grade molten aluminum each year for the first five years of the contract, with an option to purchase an equal amount in each of the remaining five years. We and Glencore will each be responsible for providing a pro rata portion of the aluminum supplied to Southwire under this contract, which will represent approximately 57% of the production capacity of the Hawesville facility through April 2006. We and Glencore will each market and sell our respective pro rata shares of the remaining portion of the aluminum produced at the Hawesville facility. The price for the molten aluminum to be delivered to Southwire from the Hawesville facility is variable and will be determined by reference to the U.S. Midwest Market Index (an index that has an approximate $0.03 to $0.05 premium to the LME price). This contract expires on April 1, 2011, and will be automatically renewed for additional five-year terms, unless either party provides 12 months notice that it has elected not to renew.

GLENCORE PARTICIPATION IN THE HAWESVILLE FACILITY

    Concurrently with the closing of the NSA acquisition, we entered into an owners agreement with Glencore governing the ownership and operation of the Hawesville facility. The owners agreement is similar to our owners agreement with Alcoa, which for more than 20 years has governed the ownership of the Mt. Holly facility. Under the Hawesville owners agreement, we and Glencore share pro rata in all rights, liabilities and obligations related to the Hawesville facility, including those under the existing power and alumina supply contracts. Each owner is permitted to sell its property or interest in the Hawesville facility subject to notice and a right of first refusal by the other owner. Similarly, in the event of a foreclosure (or other involuntary transfer) of any of an owner's property or interest in the Hawesville facility, or in the event of a breach by an owner of certain of its obligations under the owners agreement, the other owner would be entitled, in the case of a foreclosure, to advance notice and the opportunity to acquire all or part of the other owner's interest prior to the foreclosure and, in the event of a breach, to acquire all or part of the other owner's interest, in each case at a price equal to the fair market value of that interest. See "Risk Factors -- Risks Relating to the Exchange Notes -- The ability of the trustee to liquidate the collateral and the value received could be impaired or impeded by the terms of our agreements with our operating partners."

    Pursuant to the Hawesville owners agreement, the Hawesville facility is operated and managed by a newly formed limited liability company. We hold an 80% ownership interest in the operating company, and Glencore holds a 20% ownership interest. The operating company is supervised and controlled by an owners committee composed of an equal number of members appointed by us and Glencore. In general, significant transactions, including approval of annual operating budgets, certain capital expenditures and sales outside the ordinary course of business require the unanimous consent of the owners committee. We receive a fee of 0.75% of the value of Glencore's share of primary aluminum produced at the facility as compensation for the services we perform as operator of the facility.

    The operating company holds the Hawesville facility's power supply contract and is responsible for performance of the owners' obligations under that contract. In addition, the owners are required to pay a pro rata portion of the expenses incurred by the operating company in its management of the facility. Our interest in the operating company is accounted for on a consolidated basis, and our financial statements have been adjusted to reflect the allocation of the value of Glencore's minority interest in the operating company. In the future, the operating company may, under certain circumstances, transfer to each owner its pro rata interest in the power contract.

                        ORGANIZATION OF CENTURY ALUMINUM

    The chart below reflects the organization of Century Aluminum Company, reflecting its material subsidiaries and aluminum reduction facilities.

          [The omitted organizational chart depicts the ownership structure of Century Aluminum Company(1), its material subsidiaries(2) (Century Aluminum of West Virginia, Inc., century Kentucky, Inc., Berkeley Aluminum, Inc., Metalsco, Ltd., Skyliner, Inc. and NSA, Ltd,) and its ownership interest in its aluminum reduction facilities (a 100% interest in the Ravenswood reduction facility, a 49.67% interest in the Mt. Holly reduction facility(3) and an 80% interest in the Hawesville reduction facility(4).]

(1) The exchange notes are obligations of Century Aluminum Company.

(2) Guarantor.

(3) The remaining 50.33% of the Mt. Holly facility is owned by Alcoa.

(4) The remaining 20% interest in the Hawesville facility was purchased by Glencore concurrently with closing of the NSA acquisition. See " -- The NSA Acquisition."

                                HOW TO REACH US

    Our principal executive offices are located at 2511 Garden Road, Building A, Suite 200, Monterey, California 93940. Our telephone number is (831) 642-9300. The principal executive offices of Century Kentucky, Inc., Metalsco, LTD., Skyliner, Inc., and NSA, Ltd. are located at: c/o Century Aluminum Company, 2511 Garden Road, Building A, Suite 200, Monterey, CA 93940, and their telephone number is (831)642-9300. The principal executive offices of Century Aluminum of West Virginia, Inc. are located at: Route 2 South, Ravenswood, WV 26164, the principal executive offices of Berkeley Aluminum, Inc. are located at: c/o Century Aluminum of West Virginia, Inc., Route 2 South, Ravenswood, WV 26164, and their telephone number is (304) 273-6890.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

    The exchange offer relates to the exchange of up to $325,000,000 aggregate principal amount of our outstanding 11-3/4% Senior Secured First Mortgage Notes due 2008 for an equal aggregate principal amount of exchange notes. The exchange notes will be the obligations of Century Aluminum Company and are entitled to the benefits of the indenture relating to the outstanding notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes have been registered under the Securities Act, and therefore contain no restrictive legends. The exchange notes are not entitled to the benefits of the registration rights granted under the registration rights agreement, dated as of April 2, 2001, entered into as a part of the offering of the outstanding notes by Century Aluminum Company, the subsidiary guarantors and the initial purchasers of the outstanding notes.

Registration Rights....................  In April 2001, Century Aluminum
                                         Company, the subsidiary guarantors and
                                         the initial purchasers agreed that you,
                                         as a holder of the outstanding notes,
                                         would be entitled to exchange your
                                         outstanding notes for registered
                                         exchange notes with substantially
                                         identical terms. This exchange offer is
                                         intended to satisfy these rights. After
                                         the exchange offer is complete, you
                                         will no longer be entitled to any
                                         exchange or registration rights with
                                         respect to your outstanding notes.

The Exchange Offer.....................  Century Aluminum is offering to exchange $1,000 principal amount of
                                         11-3/4% Senior Secured First Mortgage
                                         Notes due 2008 which have been
                                         registered under the Securities Act for
                                         each $1,000 principal amount of its
                                         outstanding 11-3/4% Senior Secured
                                         First Mortgage Notes due 2008, which
                                         were issued on April 2, 2001 in a
                                         private offering.

                                         In order to be exchanged, an
                                         outstanding note must be properly
                                         tendered and accepted. All outstanding
                                         notes that are validly tendered and not
                                         validly withdrawn will be exchanged.

                                         As of this date, there are $325,000,000
                                         in aggregate principal amount of
                                         outstanding 11-3/4% Senior Secured
                                         First Mortgage Notes due 2008.

                                         We will issue exchange notes to you as
                                         soon as practicable following the
                                         expiration of the exchange offer.

Resale of the Exchange Notes Issued
  in the Exchange Offer................  Based on an interpretation by the staff of the SEC set forth in no-action
                                         letters issued to third parties,
                                         including "Exxon Capital Holdings
                                         Corporation" (available May 13, 1998),
                                         "Morgan Stanley & Co. Incorporated"
                                         (available June 5, 1991), "Mary Kay
                                         Cosmetics, Inc." (available June 5,
                                         1991) and "Warnaco, Inc." (available
                                         October 11, 1997), we believe that the
                                         notes issued in the exchange offer may
                                         be offered for resale, resold and
                                         otherwise transferred by you under U.S.
                                         federal securities laws without
                                         compliance with the registration and
                                         prospectus delivery provisions of the
                                         Securities Act provided that:


                                          - you are acquiring the exchange
                                            notes issued in the exchange offer
                                            in the ordinary course of business;


                                          - you are not participating, do not
                                            intend to participate, and have no
                                            arrangement or understanding with
                                            any person to participate, in the
                                            distribution of the exchnge notes
                                            issued to you in the exchange offer;

                                          - you are not a broker-dealer who
                                            purchased the outstanding notes
                                            directly from us for resale pursuant
                                            to Rule 144A or any other available
                                            exemption under the Securities Act;
                                            and

                                         - you are not an "affiliate" of ours.

                                         If our belief is inaccurate and you
                                         transfer any exchange note issued to
                                         you in the exchange offer without
                                         delivering a prospectus meeting the
                                         requirements of the Securities Act or
                                         without an exemption from registration
                                         of your notes from such requirements,
                                         you may incur liability under the
                                         Securities Act. We do not assume or
                                         indemnify you against such liability,
                                         but we do not believe that any such
                                         liability should exist.

                                         Each broker-dealer that is issued
                                         exchange notes in the exchange offer
                                         for its own account in exchange for
                                         notes which were acquired by such
                                         broker-dealer, as a result of
                                         market-making or other trading
                                         activities, must acknowledge that it
                                         will deliver a prospectus meeting the
                                         requirements of the Securities Act in
                                         connection with any resale of the
                                         exchange notes issued in the exchange
                                         offer. The letter of transmittal
                                         accompanying this prospectus states
                                         that by so acknowledging and by
                                         delivering a prospectus, such
                                         broker-dealer will not be deemed to
                                         admit that it is an "underwriter"
                                         within the meaning of the Securities
                                         Act. A broker-dealer may use this
                                         prospectus for an offer to resell or
                                         otherwise retransfer the exchange notes
                                         issued to it in the exchange offer. We
                                         have agreed that, for a period of 180
                                         days after the expiration date of the
                                         exchange offer, we will make this
                                         prospectus and any amendment or
                                         supplement to this prospectus available
                                         to any such broker-dealer for use in
                                         connection with any such resales.

                                         The exchange offer is not being made
                                         to, nor will we accept surrenders for
                                         exchange from, holders of outstanding
                                         notes in any jurisdiction in which this
                                         exchange offer or the acceptance
                                         thereof would not be in compliance with
                                         the securities or blue sky laws of such
                                         jurisdiction.

Expiration Date of Exchange Offer...... The exchange offer for the outstanding notes will expire at 5:00 pm. New York
                                         City time, on __, 2001, unless we
                                         decide to extend the expiration date.

Accrued Interest on the Exchange Notes
  Issued in the Exchange Offer
  and the Outstanding Notes............  The exchange notes issued in the exchange offer will bear interest from
                                         April 2, 2001. Holders of outstanding
                                         notes whose outstanding notes are
                                         accepted for exchange will be deemed to
                                         have waived the right to receive any
                                         payment in respect of interest on such
                                         outstanding notes accrued from April 2,
                                         2001 to the date of issuance of the
                                         exchange notes. Consequently, holders
                                         who exchange their outstanding notes
                                         for exchange notes will receive the
                                         same interest payment on October 15,
                                         2001 (the first interest payment date
                                         with respect to the outstanding notes
                                         and the exchange notes issued in the
                                         exchange offer) they would have
                                         received had they not accepted the
                                         exchange offer.

Shelf Registration.....................  Notwithstanding any other term of this exchange offer, we will not be required
                                         to accept for exchange, or exchange
                                         notes for, certain or all of the
                                         outstanding notes pursuant to this
                                         registered exchange offer not yet
                                         accepted for exchange, in the event
                                         that:



                                          - applicable law or applicable
                                            interpretations of the staff of the
                                            SEC do not permit us to effect such
                                            a registered exchange offer;

                                          - for any other reason we do not
                                            consummate the registered
                                          exchange offer by September 29, 2001;

                                        - following the consummation of the
                                          registered exchange offer, in the
                                          opinion of counsel for the initial
                                          purchasers, a registration statement
                                          must be filed, and the initial
                                          purchasers must deliver a prospectus
                                          in connection with any offer or sale
                                          of their outstanding notes.

                                      If any of the above events occurs, then, subject to certain exceptions, we will:

                                        -     use our best efforts to file, as
                                              soon as practicable, a shelf
                                              registration statement (under Rule
                                              415 of the Securities Act) with
                                              the SEC covering resales of the
                                              outstanding notes or the exchange
                                               notes, as the case may be;

                                        -     use our best efforts to cause the
                                              shelf registration statement to be
                                              declared effective by the SEC
                                              under the Securities Act; and

                                        -     keep the shelf registration
                                              statement effective until the
                                              earliest of


                                              -  the time when the notes covered
                                                 by the shelf registration
                                                 statement can be sold pursuant
                                                 to Rule 144 of the Securities
                                                 Act without any limitations
                                                 under clauses (c), (e), (f) and
                                                 (h) of such Rule 144;

                                              -  two years from the effective
                                                 date on the shelf registration
                                                 statement; or


                                              -  the date on which all notes
                                                 registered thereunder are
                                                 disposed of in accordance
                                                 therewith or cease to be
                                                 outstanding.

Procedures for Tendering
  Outstanding Notes....................  If you are a holder of an outstanding note and you wish to tender your note
                                         for exchange pursuant to the exchange
                                         offer you must, prior to the expiration
                                         date:

                                              -  complete, sign and date the
                                                 letter of transmittal which
                                                 accompanies this prospectus, or
                                                 a facsimile of the letter of
                                                 transmittal;

                                              -  have the signatures guaranteed
                                                 if required by the letter of
                                                 transmittal; and

                                              -  mail or otherwise deliver the
                                                 letter of transmittal or such
                                                 facsimile, together with the
                                                 notes and any other required
                                                 documents, to the exchange
                                                 agent prior to 5:00 p.m., New
                                                 York City time, on the
                                                 expiration date.

                                         By tendering outstanding notes, the
                                         holder agrees to the terms of the
                                         exchange offer included in this
                                         prospectus and to those contained in
                                         the letter of transmittal which
                                         accompanies this prospectus and
                                         represents to us that, among other
                                         things, (i) the exchange notes to be
                                         issued in the exchange offer are being
                                         obtained in the ordinary course of
                                         business of the person receiving such
                                         exchange notes whether or not such
                                         person is the holder, (ii) neither the
                                         holder nor any such other person has an
                                         arrangement or understanding with any
                                         person to participate in the
                                         distribution of such exchange notes and
                                         (iii) neither the holder nor any such
                                         other person is an "affiliate" of ours,
                                         as defined in Rule 405 under the
                                         Securities Act.

Special Procedures for Beneficial
  Owners...............................  If you are a beneficial owner of outstanding notes that are registered
                                         in the name of a broker, dealer,
                                         commercial bank, trust company or other
                                         nominee and you wish to tender such
                                         notes in the exchange offer, you should
                                         promptly contact such person in whose
                                         name your notes are registered and
                                         instruct such person to tender on your
                                         behalf. If you, as such beneficial
                                         holder, wish to tender on your own
                                         behalf you must, prior to completing
                                         and executing the letter of transmittal
                                         and delivering your outstanding notes,
                                         either make appropriate arrangements to
                                         register ownership of the outstanding
                                         notes in your name or obtain a properly
                                         completed bond power from the
                                         registered holder. The transfer of
                                         record ownership may take a
                                         considerable amount of time.

Withdrawal Rights......................  You may withdraw the tender of your outstanding notes at any time prior to
                                         the close of business 5:00 p.m. New
                                         York City time, on the expiration date.

Acceptance of Outstanding Notes and
  Delivery of Exchange Notes to be
  Issued in the Exchange Offer........   Subject to the conditions summarized
                                         above in "Shelf Registration" and
                                         described more fully under the "The
                                         Exchange Offer -- Shelf Registration,"
                                         we will accept for exchange any and all
                                         outstanding notes which are properly
                                         tendered in the exchange offer and not
                                         validly withdrawn prior to 5:00 p.m.
                                         New York City time, on the expiration
                                         date. The exchange notes issued
                                         pursuant to the exchange offer will be
                                         delivered as soon as practicable
                                         following the expiration date.

Certain U.S. Federal Income
  Tax Consequences.....................  The exchange of the outstanding notes for exchange notes will generally not
                                         be a taxable exchange for U.S. federal
                                         income tax purposes.

Use of Proceeds........................  We will not receive any proceeds from the issuance of the exchange notes
                                         pursuant to the exchange offer. We will
                                         pay all expenses incident to the
                                         exchange offer.

Exchange Agent for
  Outstanding Notes....................  Wilmington Trust Company is serving as exchange agent in connection with the
                                         outstanding notes. The exchange agent
                                         can be reached at 1105 Rodney Square
                                         North, Wilmington, DE 19890. For more
                                         information regarding the exchange of
                                         outstanding notes, you may contact the
                                         exchange agent by telephone at (302)
                                         651-8869 or by facsimile at (302)
                                         651-1079.

                      SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

    The following summary contains basic information about the exchange notes. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange notes, see the "Description of the Exchange Notes."

    The terms of the exchange notes will be identical in all material respects to the terms of the notes, except that the registration rights and related liquidated damages provisions and the transfer restrictions applicable to the notes are not applicable to the exchange notes. The exchange notes will evidence the same debt as the notes. The exchange notes and the notes will be governed by the same indenture.


Issuer........................................    Century Aluminum Company.

Securities Offered............................    Up to $325.0 million aggregate principal
                                                  amount of 11-3/4% Senior Secured First
                                                  Mortgage Notes due 2008.

Maturity Date.................................    April 15, 2008.

Interest Payment Dates........................    Interest will be payable in cash on April 15
                                                  and October 15 of each year, beginning on
                                                  October 15, 2001.

Guarantors....................................    All of our domestic restricted subsidiaries
                                                  will guarantee the exchange notes.  The
                                                  exchange note guarantees will rank equally in
                                                  right of payment to the other senior
                                                  indebtedness of the guarantors and senior in
                                                  right of payment to all subordinated
                                                  indebtedness of the guarantors.

Ranking.......................................    The exchange notes will rank equally in right
                                                  of payment with all of the existing and
                                                  future senior indebtedness of Century
                                                  Aluminum Company and will rank senior in
                                                  right of payment to all of its existing and
                                                  future subordinated indebtedness.

                                                  As of March 31, 2001, our non-guarantor
                                                  subsidiaries had no material assets or
                                                  liabilities. If we form or acquire additional
                                                  non-guarantor subsidiaries, or if our existing
                                                  non-guarantor subsidiaries acquire additional
                                                  assets or liabilities, all of the creditors of
                                                  the non-guarantor subsidiaries would have
                                                  priority over Century Aluminum Company and the
                                                  holders of the exchange notes with respect to
                                                  claims to the assets of those subsidiaries.
                                                  The limited liability company that owns
                                                  the Hawesville power contract and operates the
                                                  Hawesville facility is not a "subsidiary"
                                                  as defined in the indentu and therefore will
                                                  not guarantee the exchange notes subject to the
                                                  restrictive covenants contained in the indenture
                                                  other than limitations on its ability to incur
                                                  debt, grant liens or sell assets. Any liabilities
                                                  that it incurs will effectively be senior to
                                                  the exchange notes to the extent of the value of the
                                                  assets of that company.



Collateral....................................    To secure payment of the principal of, and
                                                  premium and interest on, the exchange notes,
                                                  two of our subsidiaries have mortgaged and
                                                  granted a security interest in all of their
                                                  respective interests in the real property,
                                                  plant and equipment comprising the Hawesville
                                                  and Ravenswood facilities, in each case to
                                                  the collateral agent for the benefit of the
                                                  trustee and the holders.  Our interest in the
                                                  Mt. Holly property, plant and equipment has
                                                  not been pledged as collateral.

Optional Redemption...........................    We may redeem any of the
                                                  exchange notes beginning on
                                                  April 15, 2005. The initial
                                                  redemption price is 105.875%
                                                  of their principal amount,
                                                  plus accrued interest. The
                                                  redemption price will decline
                                                  each year after 2005 and will
                                                  be 100% of their principal
                                                  amount, plus accrued interest,
                                                  beginning on April 15, 2007.

                                                  In addition, before April 15,
                                                  2004, we may redeem up to 35%
                                                  of the aggregate principal
                                                  amount of the exchange notes
                                                  with the proceeds of public
                                                  offerings of certain of our
                                                  capital stock at 111.75% of
                                                  their principal amount plus
                                                  accrued interest.

Change of Control Offer.......................    Upon a change of control (as
                                                  defined under "Description of
                                                  the Exchange Notes"), we will
                                                  be required to make an offer
                                                  to purchase the exchange
                                                  notes. The purchase price will
                                                  equal 101% of the outstanding
                                                  principal amount of the
                                                  exchange notes on the date of
                                                  purchase, plus accrued
                                                  interest.

Certain Covenants.............................    The terms of the exchange
                                                  notes restrict our ability and
                                                  the ability of certain of our
                                                  subsidiaries to:

                                                  -   incur additional
                                                      indebtedness;

                                                  -   create liens;

                                                  -   engage in sale-leaseback
                                                      transactions;

                                                  -   pay dividends or make
                                                      distributions in respect
                                                      of capital stock;

                                                  -   purchase or redeem capital
                                                      stock;

                                                  -   make investments or
                                                      certain other restricted
                                                      payments;

                                                  -   sell assets;

                                                  -   issue or sell stock of
                                                      certain subsidiaries;

                                                  -   enter into transactions
                                                      with shareholders or
                                                      affiliates; or

                                                  -   effect a consolidation or
                                                      merger.

                                                  However, these limitations
                                                  will be subject to a number
                                                  of important qualifications
                                                  and exceptions.


                                  RISK FACTORS


See "Risk Factors" for a discussion of certain factors relating to us, our business and your investment in the exchange notes.

                             SUMMARY HISTORICAL AND
                      PRO FORMA CONSOLIDATED FINANCIAL AND
                         OTHER DATA OF CENTURY ALUMINUM

    The following table presents summary historical and pro forma financial and other data of Century Aluminum for the periods indicated. Our historical results of operations include the results from our additional interest in the Mt. Holly facility since its acquisition in April 2000, but do not include any results for NSA, which we acquired on April 2, 2001, concurrently with the closing of the offering of the notes. Accordingly, these results are not indicative of our current business. The summary pro forma consolidated financial and other data is derived from the "Unaudited Pro Forma Consolidated Financial Data" of Century Aluminum included elsewhere in this prospectus. The pro forma consolidated financial data has been prepared for illustrative purposes only and does not purport to represent what our results of operations or financial condition would actually have been had the transactions described in "Unaudited Pro Forma Consolidated Financial Data" in fact occurred as of the dates specified. The information provided below should be read in conjunction with our audited consolidated financial statements and our unaudited consolidated financial statements, and accompanying notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the separate financial statements of NSA included elsewhere in this prospectus.

                                                                                                             YEAR ENDED
                                                                                                           DECEMBER 31, 2000
                                                                                                           -----------------

                                                                                                       ACTUAL(1)    PRO FORMA(2)
                                                                                                       ---------    ------------

                                                                                                      (DOLLARS IN THOUSANDS,
                                                                                                       EXCEPT OPERATING DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Total net sales ................................................................................    $ 428,597     $ 773,981
  Cost of goods sold(3) ..........................................................................      396,139       695,022
                                                                                                      ---------     ---------
  Gross profit ...................................................................................       32,458        78,959
  Selling, general and administrative expenses ...................................................       13,931        25,591
                                                                                                      ---------     ---------
  Operating income ...............................................................................       18,527        53,368
  Gain on sale of rolling and fabrication businesses .............................................        5,156         5,156
  Interest (expense) income -- net ...............................................................        2,267       (41,991)
  Other income(4) ................................................................................        6,461         7,405
  Net gain on forward contracts ..................................................................        4,195         4,195
  Income tax (expense)........ ...................................................................      (11,301)       (9,121)
                                                                                                      ---------     ---------
  Net income from continuing operations before minority interest .................................       25,305        19,012
                                                                                                      ---------     ---------
  Net income (before preferred dividends).........................................................    $  25,305     $  22,056(5)
                                                                                                      =========     =========
OTHER DATA:

  Capital expenditures ...........................................................................    $  17,631     $  20,659
  Depreciation and amortization ..................................................................       14,395        56,757

OPERATING DATA:
  Shipments (millions of pounds) .................................................................        581.6       1,040.8
  Average Century Aluminum realized price ($/lb) .................................................    $   0.737     $   0.744
  Average LME price ($/lb) .......................................................................        0.703         0.703

                                                                                                        THREE MONTHS ENDED
                                                                                                           MARCH 31, 2001
                                                                                                           --------------

                                                                                                       ACTUAL       PRO FORMA(2)
                                                                                                      -------       ------------

                                                                                                   (DOLLARS IN THOUSANDS, EXCEPT
                                                                                                           OPERATING DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Total net sales ................................................................................    $ 110,690     $ 196,614
  Cost of goods sold .............................................................................      102,228       176,745
                                                                                                      ---------     ---------
  Gross profit ...................................................................................        8,462        19,869
  Selling, general and administrative expenses ...................................................        3,591         6,637
                                                                                                      ---------     ---------
  Operating income ...............................................................................        4,871        13,232
  Interest (expense) income -- net ...............................................................          350       (10,475)
  Other (expense) income .........................................................................         (121)          155
  Net (loss) on forward contracts (6) ............................................................         (176)         (176)
  Income tax (expense) ...........................................................................       (1,773)       (1,116)
                                                                                                      ---------     ---------
  Net income from continuing operations before minority interest .................................        3,151         1,620
                                                                                                      ---------     ---------
  Net income (before preferred dividends).........................................................    $   3,151     $   2,427(5)
                                                                                                      ---------     ---------
  CONSOLIDATED BALANCE SHEET DATA (END OF PERIOD):
  Cash and cash equivalents ......................................................................    $  27,019     $   7,690
  Property, plant and equipment, net .............................................................      184,342       438,018
  Total assets ...................................................................................      337,657       819,493
  Total debt .....................................................................................           --       328,987
  Total shareholders' equity (6) .................................................................      210,314       235,314

OTHER DATA:
  Capital expenditures ...........................................................................    $   2,803     $   3,455
  Depreciation and amortization ..................................................................        2,986        13,706

OPERATING DATA:
  Shipments (millions of pounds) .................................................................        149.3         256.1
  Average Century Aluminum realized price ($/lb) .................................................    $   0.742     $   0.768
  Average LME price ($/lb) .......................................................................        0.716         0.716

---------------------------

(1) On April 1, 2000, we purchased an additional 23% interest in the Mt. Holly facility from a subsidiary of Xstrata AG, an affiliate of Glencore, increasing our ownership interest to 49.7%. Accordingly, the results of operations following that date reflect the increased production which resulted from that purchase.

(2) The pro forma consolidated statement of operations for the year ended December 31, 2000 gives pro forma effect to our acquisition in April 2000 of an additional 23% ownership interest in the Mt. Holly facility and to the NSA acquisition on April 2, 2001, as if these events were consummated on January 1, 2000. The pro forma consolidated statement of operations for the three months ended March 31, 2001 gives pro forma effect to the NSA acquisition as if the transaction occurred on January 1, 2000. The pro forma consolidated balance sheet data as of March 31, 2001 gives effect to the NSA acquisition and related transactions as if they were consummated as of March 31, 2001. See "Unaudited Pro Forma Consolidated Financial Data" for further details.

(3) Cost of goods sold in 2000 has been reduced by $1.8 million for income realized through alumina sales.


(4) Included in other income for the year ended December 31, 2000 is approximately $6.1 million received in partial settlement of a claim of approximately $10.0 million with our insurance carrier for property damage and business interruption losses resulting from an illegal work stoppage at the Ravenswood facility in August 1999.

(5) Reflects an adjustment of $3.0 million for the year ended December 31, 2000 and $0.8 million for the three months ended March 31, 2001 primarily to record the minority interest allocation, net of tax, of the amortization associated with the intangible asset held by the limited liability company that operates the Hawesville facility.

(6) On January 1, 2001, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." As a result, to the extent that our derivatives are designated as effective cash flow hedges, unrealized gains (losses) will be reported as accumulated other comprehensive income, rather than reported in our statement of operations as done in 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- New Accounting Standards."

            SUMMARY HISTORICAL FINANCIAL AND OTHER DATA OF NSA, LTD.

    The following table presents summary historical financial and other data of NSA for the periods indicated. The summary historical financial data for and as of the end of each of the years in the three-year period ended December 31, 2000 is derived from the financial statements for NSA included elsewhere in this prospectus which have been audited by Ernst & Young LLP. The summary historical financial data for and as of the end of the three months ended March 31, 2001 is derived from the unaudited financial statements of NSA included elsewhere in this prospectus. The information provided below should be read in conjunction with the separate financial statements of NSA included elsewhere in this prospectus. Although we have an 80% interest in the Hawesville facility, the following information represents 100% of the Hawesville facility's results for the periods presented.


                                                                                THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,               MARCH 31,
                                              -----------------------         ----------------------
                                             1998       1999(1)     2000(1)     2000(1)      2001(1)
                                           ------      -----       -----       -----        ------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
    Net sales .........................    $310,696    $326,975    $409,861    $109,343    $107,237
    Cost of sales .....................     258,160     271,400     318,705      83,050      84,387
                                           --------    --------    --------    --------    --------
    Gross profit ......................      52,536      55,575      91,156      26,293      22,850
    Selling and distribution expenses .       3,205       2,880       2,911         759         509
    General and administrative expenses      11,653      11,624      12,338       3,163       3,472
                                           --------    --------    --------    --------    --------
    Operating income ..................    $ 37,678    $ 41,071    $ 75,907    $ 22,371    $ 18,869
                                           ========    ========    ========    ========    ========
BALANCE SHEET DATA (END OF PERIOD):
    Cash ..............................    $     47    $     31    $     26    $    336    $     26
    Property, plant and equipment, net      100,933     176,796     161,292     173,557     157,466
    Total assets ......................     161,603     256,069     228,445     257,007     220,783
    Total debt ........................       7,815       7,815       7,815       7,815       7,815
    Total net equity ..................     121,084     201,645     174,944     204,137     165,478

OTHER DATA:
    Capital expenditures(1) ...........    $ 54,548    $ 87,667    $  3,194    $  1,192    $    815
    Depreciation and amortization .....       8,569      11,804      18,153       4,431       4,641
    Shipments (millions of pounds) ....       430.0       468.9       541.4       135.0       133.5



(1) In September 1999, a fifth potline was added to the Hawesville facility, increasing annual primary aluminum production capacity by 110 million pounds, or approximately 26%.

                                  RISK FACTORS

    In addition to the other information included in this prospectus, you should carefully consider the risks described below before making an investment in the exchange notes. If any one of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also materially and adversely affect our operations.

                       RISKS RELATING TO OUR INDEBTEDNESS

WE HAVE A SIGNIFICANT AMOUNT OF DEBT, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

    We incurred a significant amount of debt in connection with the NSA acquisition which requires significant debt service. As of March 31, 2001, on a pro forma basis, we would have had consolidated indebtedness of $329.0 million and shareholders' equity of $235.3 million, resulting in a ratio of debt to total capitalization, including minority interest, of 55.6%. All of our pro forma indebtedness is related to the financing of the NSA acquisition. In addition, subject to the restrictions contained in our revolving credit facility and the indenture governing the exchange notes, we may incur significant additional debt from time to time.

    The level of our indebtedness could have important consequences to you. For example, it could:

- limit cash flow available for capital expenditures, acquisitions, working capital and other general corporate purposes because a substantial portion of our cash flow from operations must be dedicated to servicing our debt;

- increase our vulnerability to general adverse economic and industry conditions;

- limit our flexibility in planning for, or reacting to, competitive and other changes in our business and the industry in which we operate;

- place us at a disadvantage compared to our competitors who may have less debt and greater operating and financing flexibility than we do; and -

- limit, through restrictive covenants, our ability to borrow additional funds.

    Any failure to comply with the restrictive covenants in the documents governing our debt could result in an event of default which, if not cured or waived, could have a material adverse effect on us. See " -- Restrictive covenants in our indenture and the revolving credit facility may adversely affect us."

WE MAY NOT BE ABLE TO SATISFY OUR OBLIGATIONS UNDER OUR INDEBTEDNESS.

    Our ability to pay interest and to repay or refinance our indebtedness, including the exchange notes and amounts outstanding under the revolving credit facility, will depend upon our future operating performance, which is subject to general economic, financial, competitive, legislative, regulatory, business and other factors that are beyond our control. Accordingly, we cannot assure you that our business will generate sufficient cash flow from operations, that we will realize our currently anticipated revenues and operating performance or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund our other liquidity needs, we could attempt to restructure or refinance our indebtedness or seek additional equity capital. We cannot assure you that we will be able to accomplish those actions on satisfactory terms, or at all. You should note that debt incurred for the NSA acquisition under our revolving credit facility will mature prior to the maturity of the exchange notes.

RESTRICTIVE COVENANTS IN OUR INDENTURE AND THE REVOLVING CREDIT FACILITY MAY ADVERSELY AFFECT US.

    The indenture governing the exchange notes contains various restrictive covenants that limit our ability to engage in transactions such as acquisitions and investments. The covenants may adversely affect our ability to pursue our growth strategy. See "Century Aluminum Company -- Business Strategy." Our revolving credit facility contains additional restrictive covenants. See "Description of Revolving Credit Facility and Convertible Preferred Stock."

    A breach of any of these covenants could result in a default under our revolving credit facility and/or the exchange notes. Upon the occurrence of an event of default under our revolving credit facility, the lenders could elect to declare all amounts outstanding under our revolving credit facility to be immediately due and payable and terminate all commitments to extend further credit. The lenders for the revolving credit facility have a first priority security interest in all of our and our subsidiaries' right, title and interest in accounts receivable and inventory and, if we were unable to repay amounts due under our revolving credit facility, those lenders could proceed against the collateral granted to them to secure that debt. If the lenders under our revolving credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our revolving credit facility and our other debt, including the exchange notes.

                      RISKS RELATING TO THE EXCHANGE NOTES

WE MAY BE UNABLE TO PURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL.

    Upon the occurrence of "change of control" events specified in "Description of the Exchange Notes," you may require us to purchase your exchange notes at 101% of their principal amount, plus accrued interest. In some circumstances, a change of control could result from events beyond our control. We cannot assure you that we will have the financial resources to purchase your exchange notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. Our revolving credit facility provides that certain change of control events (as defined in the revolving credit facility) will constitute a default and could result in the acceleration of our indebtedness under the revolving credit facility. Any of our future debt agreements may contain similar provisions.

WE DEPEND UPON DIVIDENDS FROM OUR SUBSIDIARIES TO MEET OUR DEBT SERVICE OBLIGATIONS.

    We are a holding company and conduct all of our operations through our subsidiaries. Our ability to meet our debt service obligations depends upon our receipt of dividends from our subsidiaries. Subject to the restrictions contained in the indenture and the revolving credit facility, future borrowings by our subsidiaries could contain restrictions or prohibitions on the payment of dividends by our subsidiaries to us. See "Description of the Exchange Notes -- Certain Covenants." In addition, under applicable law, our subsidiaries could be limited in the amounts that they are permitted to pay us as dividends on their capital stock.

THE VALUE OF THE COLLATERAL SECURING THE EXCHANGE NOTES IS LIMITED AND MAY NOT BE SUFFICIENT TO REPAY THE EXCHANGE NOTES IN THE EVENT OF OUR DEFAULT.

    Our grant of a security interest in our interest in property, plant and equipment of the aluminum reduction facilities at Hawesville and Ravenswood as collateral for our obligations under the exchange notes will provide you with only limited security, in part because most of these assets may not be liquid and their value to other parties may be less than their value to us. In addition, the value of collateral may decline over time. We will also have the right to substitute other collateral in place of the collateral which may have additional liquidity or related risks. In addition, we will not be obligated to pledge any additional assets as collateral except to the extent the assets were acquired with proceeds of existing collateral or "restricted assets" (as defined in the indenture) or in satisfaction of the covenant in the indenture described under "Description of the Exchange Notes -- Certain Covenants -- Limitation on Liens." Accordingly, if we default on the exchange notes, we cannot assure you that the trustee would receive enough money from the sale of the collateral to repay you. If the proceeds of any sale of the collateral are not sufficient to repay all amounts due on the exchange notes, then your claims against our remaining assets to repay any amounts still outstanding under the notes would be unsecured. See " -- Subsidiary guarantees could be deemed to be fraudulent conveyances."

    Not all of the collateral has been appraised in connection with the offering of the notes and this exchange offer. On a pro forma basis, the book value of the property, plant and equipment pledged as collateral was approximately $330.0 million as of March 31, 2001. Depending on market and economic conditions and the availability of buyers, the sale value of the collateral may be substantially different from its book value.

    The value of the collateral could also be affected because contracts, agreements, licenses and other instruments related to the collateral, including various supply contracts which are necessary to operate our business, will not secure the exchange notes. For example, the power and alumina supply contracts for the Ravenswood, Mt. Holly and Hawesville facilities are not included in the collateral. Moreover, the collateral at the Hawesville facility is subject to certain impairments under our agreement with Glencore. See " -- The ability of the trustee to liquidate the collateral and the value received could be impaired or impeded by the terms of our agreements with our operating partners." In addition, all of our collateral may have liens or rights and easements granted to other parties attached to it, and these parties could exercise rights and remedies against those assets. These actions could adversely affect the value of the collateral and the ability of the trustee to foreclose on it.

    The security documents securing your interest in the collateral obligate us to at all times cause the collateral to be properly insured against loss or damage by fire or other hazards to the extent that such properties are usually insured by corporations operating properties of a similar nature in the same or similar localities. There are, however, certain types of losses which may be uninsurable or not economically insurable. Further, we cannot assure you that the proceeds received by us in respect thereof would be sufficient to satisfy our secured obligations to you.

THE ABILITY OF THE TRUSTEE TO LIQUIDATE THE COLLATERAL AND THE VALUE RECEIVED COULD BE IMPAIRED OR IMPEDED BY THE TERMS OF OUR AGREEMENTS WITH OUR OPERATING PARTNERS.

    Our obligations under the exchange notes and guarantees are secured by a lien or mortgage for your benefit on our interest in the Hawesville facility, but the trustee's ability to foreclose on this collateral in a timely fashion may be impaired by restrictions on the disposition of the collateral under our agreement with Glencore relating to the ownership and operation of the Hawesville facility. These impairments include (1) Glencore's right to purchase our interest in the Hawesville facility if we default on our obligations under the owners agreement and do not cure the default within a 30-day cure period and its ability to pay for such interest over a potentially prolonged period of time and (2) the obligation to first offer to sell all or a portion of the collateral to Glencore which would then have 60 days to accept such offer. Furthermore, if the collateral is sold to an independent third party purchaser, the purchaser must comply with various requirements and meet, or provide a guarantee from a guarantor that meets, certain tangible net worth thresholds, or else provide some other form of credit security.

THE ABILITY OF THE TRUSTEE TO LIQUIDATE THE COLLATERAL COULD BE IMPAIRED BY BANKRUPTCY CONSIDERATIONS.

    If a bankruptcy case is commenced by or against us or our subsidiaries before the trustee repossesses and disposes of the collateral, the trustee's right to do so will likely be significantly impaired. Under federal bankruptcy laws, a secured creditor cannot repossess its security from a debtor in a bankruptcy or dispose of security repossessed from the debtor without the bankruptcy court's approval. Moreover, as long as the secured creditor is given adequate protection, federal bankruptcy laws permit the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments. The meaning of the term "adequate protection" varies according to circumstances, but it is intended to protect the value of the secured creditor's interest in the collateral. If the value of the collateral is diminished by the creditor's inability to repossess it or dispose of it or by its use by the debtor, adequate protection may include cash payments or the granting of additional security, as the court may determine in its discretion. Generally, adequate protection payments are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor's interest in the collateral is declining during the period of time the bankruptcy case is pending. Given the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, we cannot predict how long payments under the exchange notes or the guarantees could be delayed following commencement of a bankruptcy case. In addition, we cannot predict whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral due to the requirement of adequate protection.

    In a federal bankruptcy case, the court has the power to confirm a plan for the reorganization of the debtor over the objection of creditors. Among other things, such a plan may change the interest rate and payment terms on obligations of the debtor. Thus, if we were involved in a bankruptcy case, a bankruptcy court could approve a reorganization plan that modifies the interest rate or payment terms of the exchange notes. Not all of our subsidiaries will guarantee the exchange notes.

    As of March 31, 2001, our subsidiaries that will not guarantee the exchange notes had no material assets or liabilities. However, the indenture will, subject to certain limitations, permit us to form or acquire additional subsidiaries that are not guarantors and to permit non-guarantor subsidiaries to acquire assets and incur indebtedness. In addition, the indenture will not limit the amount of other liabilities, such as trade payables, that may be incurred by these non-guarantor subsidiaries in the future. You would not have any claim as a creditor against any of our non-guarantor subsidiaries to the assets and earnings of those subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to a guarantor as equity, and thus be available to satisfy our obligations under the exchange notes and other claims against us or the guarantors.

    The limited liability company that will own the Hawesville alumina and power supply contracts and operate the Hawesville facility is not a "subsidiary" as defined in the indenture and therefore will not guarantee the exchange notes or be subject to the restrictive covenants contained in the indenture other than limitations on its ability to incur debt, grant liens or sell assets. Any debt or other liabilities that it incurs will effectively be senior to the exchange notes to the extent of the value of its assets.

THE SUBSIDIARY GUARANTEES OF THE EXCHANGE NOTES COULD BE DEEMED TO BE FRAUDULENT CONVEYANCES.

    Our domestic restricted subsidiaries will guarantee the exchange notes. The issuance of these guarantees could be subject to review under applicable fraudulent transfer or conveyance laws in a bankruptcy or other similar proceeding. Under these laws, the issuance of a guarantee will generally be a fraudulent conveyance if either (1) the guarantor issued the guarantee with the intent of hindering, delaying or defrauding its creditors, or (2) the guarantor received less than reasonably equivalent value or fair consideration in return for the guarantee, and any of the following is also true:

- the guarantor was insolvent or became insolvent when it issued the guarantee;

- the guarantor was left with an unreasonably small amount of capital after issuing the guarantee; or

- the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

    Since our subsidiary guarantors will issue the guarantees for the benefit of Century Aluminum Company, and only indirectly for their own benefit, the guarantees could be subject to a claim that they were given for less than reasonably equivalent value or fair consideration.

    Although the definition of "insolvency" differs among jurisdictions, in general, the guarantor would be considered insolvent when it issued the guarantee if:

-   its liabilities exceeded the fair value of its assets; or

- the present market value of its assets is less than the amount it would need to pay its total existing debts and liabilities as they mature (including those contingent liabilities which are likely to become certain).

    We cannot assure you which standard a court would apply when determining whether a guarantor was insolvent when the exchange notes were issued or how the court would decide regardless of the standard. Even if a court determined that the guarantor was not insolvent when the exchange notes were issued, you should be aware that payments under the guarantees may constitute fraudulent transfers on other grounds.

    In addition, the liability of each guarantor under its guarantee is limited to the amount that will not constitute a fraudulent conveyance or improper corporate distribution under applicable laws. We cannot assure you which standard a court will apply when determining the maximum liability of each guarantor.

    To the extent that the exchange note guarantee of any guarantor is voided as a fraudulent conveyance or otherwise held to be unenforceable or enforceable only to a limited extent, your claim against that guarantor could be lost or limited.

THE COLLATERAL SECURING OUR INDEBTEDNESS UNDER THE REVOLVING CREDIT FACILITY WILL NOT BE AVAILABLE TO YOU UNTIL THAT INDEBTEDNESS HAS BEEN REPAID.

    Any amounts we borrow under the revolving credit facility are secured by a first priority security interest in all of our accounts receivable and inventory. Accordingly, these accounts receivable and inventory, which are among our most liquid assets, will not be available to you in the event of a bankruptcy, liquidation or similar circumstance until we have fully repaid all amounts due under our revolving credit facility or any refinancing of that facility. As of March 31, 2001, on a pro forma basis, we would have had no borrowings outstanding under our revolving credit facility. As of March 31, 2001, on a pro forma basis, our accounts receivable would have been $67.7 million, and our inventory would have been $82.3 million.

    In addition, any other lender's right to any collateral securing its loan will rank ahead of our obligation to repay the exchange notes with respect to that collateral. Our subsidiaries' guarantees of the exchange notes will also be effectively subordinated to a lender's right to collateral of the guarantor securing its loan to that subsidiary. The indenture permits us and our subsidiaries to place liens on some of our assets. These liens may, for example, secure purchase money indebtedness. The exchange notes and the guarantees will be effectively subordinated to this purchase money indebtedness and other obligations secured by these liens with respect to the assets subject to those liens. See "Description of the Exchange Notes -- Certain Covenants -- Limitation on Liens."

FEDERAL AND STATE ENVIRONMENTAL LAWS MAY DECREASE THE VALUE OF THE COLLATERAL SECURING THE EXCHANGE NOTES AND MAY RESULT IN YOU BEING LIABLE FOR ENVIRONMENTAL CLEANUP COSTS AT OUR FACILITIES.

    Our facilities are subject to various environmental laws and regulations and we are obligated to undertake various preventative and remedial actions with respect to environmental conditions at these facilities. The exchange notes and guarantees are secured by liens on real property that may be subject to both known and unforeseen environmental risks, and these risks may reduce or eliminate the value of the real property as collateral for the exchange notes. The costs of environmental remedial measures can be substantial. See "Business -- Environmental Matters."

    Moreover, under federal and certain state environmental laws, a secured lender may be liable for its debtor's environmental matters if the lender or its agents or employees have actually participated in the management of the operations of the debtor, even though the environmental damage or threat was caused by a third party, a prior owner, a current owner or an operator other than the lender. Under federal environmental laws, "participation in management" requires actual participation in, and not merely the capacity to influence, the operations of the subject facility. This would generally require that the lender has exercised control with respect to environmental compliance or over all or substantially all of the non-environmental operational functions. Similarly, when a secured lender forecloses and takes title to a contaminated facility or property, the lender becomes liable in various circumstances, including when it

- holds the facility or property as an investment, including leasing the facility or property to a third party;

- fails to sell, re-lease or otherwise divest itself of the property at the earliest practicable, commercially reasonable time, on commercially reasonable terms; or


- fails to properly address environmental conditions at the facility or property.

    Before taking some actions, the trustee may request that you provide for its reimbursement for any of its costs, expenses and liabilities. Cleanup costs could become a liability of the trustee, and, if you agreed to provide for the trustee's costs, expenses and liabilities, you could be required to help repay those costs. You may agree to indemnify the trustee for its costs, expenses and liabilities before you or the trustee knows what those amounts ultimately will be. If you agreed to this indemnification without appropriate limitations, you could be required to pay the trustee an amount that is greater than the amount you paid for the exchange notes.

    In addition, rather than acting through the trustee, you may in some circumstances act directly to pursue a remedy under the indenture. If you exercise that right, you could be considered to be a lender and be subject to the risks discussed above.

ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES -- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE EXCHANGE NOTES.

    The exchange notes are a new issue of securities for which there is no active trading market. We cannot assure you as to the liquidity of any markets that may develop for the exchange notes, the ability of holders of the exchange notes to sell their exchange notes or the price at which the holders would be able to sell their exchange notes. The initial purchasers have advised us that they currently intend to make a market in the outstanding notes and, when issued, the exchange notes, although they are under no obligation to do so and they may stop any market-making activities without notice. Therefore, there can be no assurance as to the future development of a market for the exchange notes, the ability of the holders of the exchange notes to sell their exchange notes, or the price for which those holders would be able to sell their exchange notes. In addition, the liquidity of, the trading market and the market price quoted for, these exchange notes may be disproportionately affected by:

-   changes in the overall market for debt securities;

-   changes in our financial performance or prospects; and

-   changes in the prospects for companies in our industry in general.

    We do not intend to apply for listing or quotation of the exchange notes on any national securities exchange or through the National Association of Securities Dealers Automated Quotation System. As a result, you cannot be sure that an active market for the exchange notes will develop.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES FOR EXCHANGE NOTES, YOUR OUTSTANDING NOTES MAY TRADE AT A DISCOUNT AND YOU MAY NOT BE ABLE TO SELL YOUR OUTSTANDING NOTES.

    Outstanding notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions on transfer, and upon completion of the exchange offer, registration rights with respect to the outstanding notes will terminate. In this event, the exchange notes would rank equally with the outstanding notes. However, holders of outstanding notes seeking liquidity in their investment would have to rely on exemptions from registration requirements under the securities laws, including the Securities Act. A reduction of the aggregate principal amount of the currently outstanding notes as a result of the exchange offer may have an adverse effect on the ability of holders of outstanding notes to sell the notes or on the price at which a holder could sell the notes.

                         RISKS RELATING TO OUR BUSINESS

THE RESULTS OF OUR OPERATIONS COULD BE AFFECTED BY THE CYCLICAL NATURE OF THE ALUMINUM INDUSTRY.

    Our operating results depend on the market for primary aluminum, which is cyclical. Historically, prices for primary aluminum have fluctuated in part due to economic and market conditions in the United States and other countries which affect global supply and demand levels. Over the past ten years, the average annual cash price for transactions on the LME has ranged from a low of $0.52 per pound in 1993 to a high of $0.82 per pound in 1995. The average LME price was $0.70 for the year ended December 31, 2000 and $0.70 for the six months ended June 30, 2001. Future changes in global supply and demand levels could have an adverse effect on primary aluminum prices and, in turn, have a material adverse effect on our operating results. Aluminum end-use markets, including the automotive and building and construction sectors, are cyclical. When a downturn in these sectors adversely affects our customers, we could be similarly impacted as a result of lower prices for our products. See "The Aluminum Industry -- Current Price Dynamics."

    Prices for primary aluminum may fall from current levels, and a decline in prices would cause our revenues to decrease. In addition, our fixed price sales contracts and certain hedging transactions we enter into can limit our ability to take advantage of favorable changes in the price of primary aluminum. See "Business -- Pricing and Risk Management."

THE MARKET FOR PRIMARY ALUMINUM IS HIGHLY COMPETITIVE.

    The market for primary aluminum is highly competitive. Our products are generally commodities and are sold on the basis of price. We compete in the production and sale of primary aluminum with numerous other domestic and foreign producers, some of which are larger and have greater manufacturing and financial resources and more favorable cost structures for producing aluminum. Aluminum also competes with other materials such as steel, plastic and glass, which may be used as alternatives for some applications depending on relative pricing. See "Business -- Competition."

A SIGNIFICANT PORTION OF OUR PRODUCTS ARE SOLD UNDER CONTRACT TO A FEW MAJOR CUSTOMERS; THE LOSS OF A MAJOR CUSTOMER COULD HAVE AN ADVERSE EFFECT ON OUR OPERATING RESULTS.

    We derive much of our business from a small number of customers. On a pro forma basis, we would have derived a combined total of approximately 76% of our consolidated net sales for 2000 and 68% of our consolidated net sales for the three months ended March 31, 2001, from Glencore, Pechiney and Southwire, our three largest customers. We expect that we will continue to derive a significant portion of our business from these customers. We have long-term contracts with each of Glencore, Pechiney and Southwire under which they are collectively obligated to purchase from us between 626 and 674 million pounds of primary aluminum annually, or 61% to 65% of our anticipated annual production capacity. Because these contracts reduce our production, marketing and distribution costs, the loss of any of these customers or a significant reduction in the amount of business that they do with us could have an adverse effect on our operating results.

    The Ravenswood and Hawesville facilities are adjacent to the fabricating facilities of Pechiney and Southwire, respectively, which allows us to deliver primary aluminum directly to these customers in molten form, thereby eliminating our casting, shipping and marketing costs. With respect to the Mt. Holly facility, we sell a significant portion of our primary aluminum indirectly to end-users through our sales to Glencore, thereby eliminating marketing and distribution costs. Our contracts with these major customers are due to expire at various times between 2007 and 2011, and we cannot assure you that we will be able to extend or replace these contracts at that time. Pechiney has the right to decrease the amount of aluminum it purchases from us by 50% beginning in 2003, and Southwire has the option of decreasing the amount it purchases from us by 20% per year beginning in 2006. These contracts also include customary termination provisions that could cause the agreements to cease to be in effect at an earlier time. See "Business -- Sales and Distribution."

A MATERIAL CHANGE IN OUR RELATIONSHIP WITH GLENCORE COULD ADVERSELY AFFECT OUR ABILITY TO IMPLEMENT OUR GROWTH STRATEGY.

    We benefit from our relationship with Glencore, our principal shareholder, which currently owns 38.6% of our common stock and acquired $25.0 million of Century Aluminum Company convertible preferred stock upon the closing of the NSA acquisition. We cannot assure you that Glencore will maintain its current level of investment in our company. We cannot assure you that a material change in our relationship with Glencore will not occur nor that it would not impair our ability to implement our business plan, including our growth strategy.

    We also have various contracts with Glencore relating to the sale of our aluminum and the purchase of alumina, including forward sales and hedging contracts which help us manage our exposure to fluctuating aluminum prices. Glencore supplies approximately 46% of the alumina we use in the Mt. Holly facility, and beginning on January 1, 2002, will supply all of the alumina for the Ravenswood and Mt. Holly facilities.

    We cannot assure you that we will continue to benefit to the same extent from our relationship with Glencore, or that a material change in our relationship with Glencore would not have an adverse effect on our business.

SHARED CONTROL OF PRODUCTION FACILITIES MAY IMPEDE OR IMPAIR OUR ABILITY TO ACHIEVE OUR GOALS.

    We currently operate production facilities with partners, and may enter into similar arrangements in the future. We will not be able to make unilateral decisions regarding the material aspects of the operations of these facilities. In addition, although we assume that our partners will perform their obligations under their agreements with us, if they fail to do so, we may be required to pay additional operating expenses and our operating plans for these facilities could be adversely affected. Differences in views among partners may result in delayed decisions or in failures to agree upon major matters which could adversely affect the operation of our facilities and us in turn.

WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS; CHANGES IN THE PRICE OR AVAILABILITY OF ELECTRICITY OR ALUMINA MAY AFFECT OUR OPERATING RESULTS.

    Electricity. Electricity represents our single largest operational cost because we use significant amounts in the primary aluminum production process. Consequently, the availability of electricity at a favorable price is crucial to our operations. Our power requirements at the Ravenswood facility are purchased under a fixed-price power supply contract with Ohio Power, a subsidiary of American Electric Power. That contract expires on July 31, 2003.

    The Mt. Holly facility purchases its power requirements from the South Carolina Public Service Authority under a power supply contract that expires at the end of 2005. The price for the power purchased under this contract is fixed, subject to a fuel cost adjustment. An increase in the price of fuel or a disruption in the generation capacity of the South Carolina Public Service Authority could adversely affect the price of the electricity we use at the Mt. Holly facility. In December 2000, a nuclear generation facility owned by the South Carolina Public Service Authority, representing approximately 15% of this utility's generation capacity, was taken out of service for a non-scheduled repair. The facility has since resumed full operation. During this outage, the utility was forced to purchase power to meet Mt. Holly's requirements from other sources that at the time were purchasing natural gas for their generation capacity at unusually high prices. South Carolina Public Service Authority passed through this cost increase under the fuel cost adjustment provision of the Mt. Holly facility's power contract, which resulted in an after-tax charge to our earnings of $1.4 million during the first quarter of 2001.

    The Hawesville facility currently purchases all of its power from Kenergy Corp., a local retail electric cooperative, under a series of power supply contracts. Kenergy acquires the power it provides to the Hawesville facility under fixed-price contracts with a subsidiary of LG&E Energy Corp., with delivery guaranteed by LG&E. Approximately 70% of the power purchased from Kenergy is at fixed prices through 2010, with the remaining 30% priced at fixed prices which change to market rates at various times from 2003 to 2005. For the portions of our contract with Kenergy that are priced at market rates, an increase in the market price for electricity would increase our operating costs, which could have a material adverse effect on our operating results.

    We cannot assure you that we will be able to obtain electricity on favorable terms upon the expiration of our current contracts. Furthermore, we cannot assure you that our suppliers will be able to supply us with sufficient quantities of electricity at all times. The availability of power under our power supply contracts may be limited during periods of high power demand by federal and state governmental restrictions or priority given to other power customers. In addition, numerous short-term and long-term developments can affect our suppliers' ability to supply us with sufficient quantities of electricity, including regulatory issues relating to the electrical power industries and weather, temperature and precipitation.

    In recent months, various weather-related and economic factors, including the deregulation of the California power industry, have contributed to power shortages in the western United States, forcing several primary aluminum producers in the northwest without firm power contracts to idle significant amounts of production capacity. If other regions of the country are experiencing similar power shortages when our firm power contracts expire, we could be forced to curtail or idle a portion of our production capacity, which would have a material adverse effect on our financial condition and operating results.

    Alumina. We depend on three (and, after 2001, we will depend on two) suppliers for alumina, the principal raw material used by our reduction facilities to produce primary aluminum. Disruptions to our supply of alumina could occur for a variety of reasons, including disruptions of production at a particular supplier's alumina refinery or delays in the transportation of alumina to our facilities. Such disruptions may require us to purchase alumina on less favorable terms than under our current arrangements, which could have a material adverse effect on our operating results. For example, increased primary aluminum production levels in recent years have created higher demand for alumina, and supply levels were impacted in July 1999 when an explosion severely damaged Kaiser's Gramercy, Louisiana alumina refinery. Following the explosion at the Gramercy plant, prices for alumina purchased on an as-needed or "spot" basis increased significantly. The alumina used by the Hawesville facility is purchased under a long-term supply contract with Kaiser, which prior to July 1999, supplied alumina to the Hawesville facility from its Gramercy refinery. Following the explosion, Kaiser supplied the Hawesville facility from another of its refineries and with alumina it purchased on the spot market, although, for a period of time, Kaiser increased prices for that alumina to offset the added transportation cost. Kaiser is in the final stages of rebuilding the Gramercy refinery, which returned to partial production in December 2000 and is expected to be fully operational by the end of 2001 or early 2002. Our suppliers may experience other disruptions that could affect their ability to meet our alumina requirements which may, as a result, adversely affect our operating results.

CHANGES IN THE RELATIVE COST OF RAW MATERIALS AND ENERGY COMPARED TO THE PRICE OF PRIMARY ALUMINUM COULD AFFECT OUR OPERATING RESULTS.

    We have entered into various fixed-price contracts for the supply of power, labor and raw materials to our facilities. Because these contracts increase the fixed-cost component of our overall cost structure, our margins could be adversely affected if primary aluminum prices decrease. See "Business -- Facilities and Production" for a discussion of these contracts in more detail.

    In addition, not all of our contracts for the supply of raw materials are fixed-price contracts. For example, as of January 1, 2002, all of our alumina contracts will be priced on a variable-rate basis linked to the market price of primary aluminum. To the extent that we still have long-term contracts to sell a portion of our primary aluminum at a fixed price, we will not be able to recoup the increase in alumina costs through increases in prices under these fixed-price contracts. While the selling prices of our products tend to increase or decrease over time based on raw material costs, these changes generally do not occur at the same time or to the same degree as changes in raw material costs. We seek to limit the effects of raw material and aluminum price volatility through our metals risk management activities; however, we cannot assure you that these price changes will not have a material adverse effect on our results of operations.

WE ARE SUBJECT TO THE RISK OF UNION DISPUTES AND ADVERSE EMPLOYEE RELATIONS.

    The hourly employees at the Ravenswood and Hawesville facilities are represented by the United Steel Workers of America, or USWA. The employees at the Mt. Holly facility are employed by Alcoa and are not unionized.

    At the Ravenswood facility, we are a party to a four-year collective bargaining agreement with the USWA which covers all of the hourly employees at the facility and expires on May 31, 2003. In August 1999, after that agreement had been finalized, the hourly employees engaged in an illegal one-day work stoppage at the Ravenswood facility which led to a partial plant shutdown that damaged our production equipment. See " -- Interruptions in production could have a significant effect on our operational results."

    The employees at the Hawesville facility voted to unionize in May 1997. After negotiations with Southwire's management over a collective bargaining agreement broke down, the USWA local went on strike in June 1998, and Southwire hired replacement workers to operate the Hawesville facility. The employees subsequently offered to return to their jobs, but Southwire refused the offer. The USWA then sued Southwire and subsequently obtained a court order requiring Southwire to rehire the workers who had gone on strike. In connection with the NSA acquisition, we negotiated a five-year collective bargaining agreement with the USWA which covers all of the represented hourly employees at the Hawesville facility. Under this agreement, we established the terms of employment for USWA employees employed by us and settled all claims relating to the strike. The agreement was ratified by the USWA local on September 28, 2000 and became effective upon the closing of the NSA acquisition for a term of five years.

    There can be no assurance that we will be able to satisfactorily renegotiate our labor contracts at the Ravenswood and Hawesville facilities when they expire. In addition, we cannot assure you that an existing labor contract will prevent a strike or work stoppage at either of these facilities in the future or that any such work stoppage would not have a material adverse effect on our financial condition and results of operations.

INTERRUPTIONS IN PRODUCTION COULD HAVE A SIGNIFICANT EFFECT ON OUR OPERATIONAL RESULTS.

    We are subject to losses associated with equipment shutdowns, which can be caused by the loss or interruption of electrical power, as well as by labor shortages and catastrophic events. Power interruptions may have a material adverse effect on our business because we use large amounts of electricity in the primary aluminum production process. Any loss of power which causes an equipment shutdown can result in the hardening or "freezing" of molten aluminum in the pots where it is produced. If this occurs, significant losses can occur if the pots are damaged and require repair or replacement, a process that could limit or shut down our production operations for a significant period of time. Certain shutdowns not covered by insurance could be a default under the revolving credit facility. In August 1999, as a result of manpower shortages caused by an illegal one-day work stoppage, we were forced to cut power at the Ravenswood facility, effectively shutting down one of the facility's four potlines. When the power was cut, the molten metal in the affected pots froze, resulting in significant equipment damage and other losses. We estimate that the cost of this shutdown was $10.0 million, including equipment damage and losses due to business interruption. We received approximately $6.1 million in partial settlement of this claim from our insurance carrier.

    Although we maintain property damage insurance to provide for the repair or replacement of damaged equipment or property, as well as business interruption insurance to mitigate losses resulting from any equipment failure or production shutdown caused by a catastrophic event, we may still be required to pay significant amounts under the deductible provisions of those insurance policies. In addition, we cannot assure you that our coverage will be sufficient to cover all losses which may result from a catastrophic event. Furthermore, our insurance would not cover losses resulting from a power loss solely due to lack of sufficient electrical power resulting from unusually high usage in the region.

    We can provide no assurance that equipment shutdowns and interruptions in production will not occur in the future or that these shutdowns and interruptions will not have a material adverse effect on our operations.

WE ARE SUBJECT TO A VARIETY OF ENVIRONMENTAL LAWS THAT COULD RESULT IN LIABILITIES.

    We incur operating costs and capital expenditures on an ongoing basis to ensure our compliance with applicable environmental laws and regulations. In addition, we are responsible for the cleanup of contamination at some of our current and former manufacturing facilities. These liabilities, based on current information, are not expected to have a material adverse effect on our operating results. However, if more stringent compliance or cleanup standards under environmental laws or regulations are imposed, or previously unknown environmental conditions are discovered, we may be subject to additional liability. Further, there can be no assurance that additional environmental matters will not arise in the future at our present sites where no problem is currently known, at sites previously owned or operated by us, by related corporate entities or by predecessors or at sites that we may acquire in the future. We cannot assure you that future capital expenditures and costs for environmental compliance or cleanup will not have a material adverse effect on our future financial condition, results of operation or liquidity.

    We are aware of environmental contamination at areas of our Ravenswood facility which are likely to require remedial measures. We believe that a significant portion of this contamination is attributable to Kaiser, the former owner of the Ravenswood facility. Under the terms of our agreement to purchase the Ravenswood facility, Kaiser agreed to indemnify us for environmental conditions arising from activities during its ownership and operation of the facility. Accordingly, with respect to those conditions, Kaiser will be responsible for the costs of the cleanup. In connection with the sale of our rolling and fabrication business at Ravenswood to Pechiney, we transferred to Pechiney some of our rights under this indemnity. In addition, we agreed to indemnify Pechiney for certain environmental conditions arising during our ownership and operation of the fabrication business.

    Under the terms of our stock purchase agreement with Southwire to purchase the Hawesville facility, Southwire agreed to undertake and pay for remedial measures relating to existing environmental conditions at the Hawesville facility. In addition, Southwire agreed to indemnify us against certain environmental liabilities related to the Hawesville facility and to retain liabilities relating to other properties and operations owned by Southwire. We and Glencore agreed to be responsible for certain liabilities related to environmental conditions at the Hawesville facility which were not known to exist at the time of closing. Southwire secured its indemnity obligations for environmental liabilities for seven years after the closing by posting a $15 million letter of credit issued in our favor, with an additional $15 million to be posted if Southwire's net worth drops below a pre-determined level during that period. However, if Southwire fails to indemnify us as agreed or if liabilities not covered by the indemnity arise in the future, our financial condition, operating results and liquidity could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Environmental Expenditures and Other Contingencies" and "Business -- Environmental Matters."

    In addition, we are aware of certain environmental conditions which require remediation at an alumina facility we formerly owned through our Virgin Islands Alumina Company subsidiary, or "Vialco." We are a party to an Administrative Order of Consent with the U.S. Environmental Protection Agency, or "EPA," pursuant to which all past and present owners of the alumina facility have agreed to carry out a Hydrocarbon Recovery Plan which provides for the removal and management of oil which is floating on top of groundwater underlying the facility. Under this plan, recovered hydrocarbons will be delivered to an adjacent petroleum refinery, and the participants will be paid fair market value for amounts recovered. In connection with both our purchase of the alumina facility from Lockheed Martin Corporation in 1989 and the sale of the facility to St. Croix Alumina, LLC in 1995, we assumed responsibility for certain environmental liabilities at the site. Based on current information, we do not believe that our liability for environmental conditions at this facility will have a material adverse effect on our financial condition, results of operations, or liquidity. However, there can be no assurance that actual costs under the Administrative Order of Consent or for any other matters which may arise at this site will not exceed our estimates, or that all responsible parties will fulfill their indemnification obligations to us as agreed or contribute their share of these costs.

ACQUISITIONS MAY PRESENT DIFFICULTIES FOR US.

    We acquired an 80% ownership interest in the Hawesville facility upon the closing of the NSA acquisition and intend to make other strategic acquisitions in the future. We are subject to numerous risks as a result of our acquisitions, including the following:

- it may be difficult to manage our existing business as we integrate acquired operations;

- it may not be possible to retain all the key employees of the operations we acquire;

- we may not achieve the reductions in average per-unit cash production cost we expect to achieve as a result of our acquisitions; and

- management of these acquisitions will require continued development of financial controls and information systems, which may prove expensive, time-consuming, and difficult.

    Accordingly, we cannot assure you that our recent or future acquisitions will improve our competitive position and business prospects as anticipated, and if they do not, our performance may be adversely affected.

OUR HISTORICAL AND PRO FORMA FINANCIAL INFORMATION MAY NOT BE COMPARABLE TO OUR RESULTS FOR FUTURE PERIODS.

    The historical and pro forma financial information included in this prospectus does not necessarily reflect our future results of operations, financial position and cash flows, and the pro forma financial information does not necessarily reflect our results of operations, financial position and cash flows for the periods and dates presented. The pro forma financial information does not reflect the effects, if any, of the collective bargaining agreement with USWA employees at the Hawesville facility, the fact that certain significant employee-related and other administrative costs of NSA were previously allocated from Southwire, or any differences resulting from our hedging activities compared to those hedging activities employed by Southwire and, as a result, the actual costs to be incurred following the NSA acquisition may be materially different. Moreover, our historical results of operations and balance sheet data prior to September 21, 1999 include our former aluminum rolling and fabrication businesses which we sold to Pechiney on that date. Therefore, historical financial data prior to September 21, 1999 is not necessarily comparable to financial data after that date. Similarly, our historical financial data prior to April 2000 does not reflect the effects of our additional ownership interest in the Mt. Holly facility.

    We are continuing to evaluate the effects of new accounting standards recently issued and the implementation guidance proposed and issued by the FASB Derivative Implementation Group related to SFAS 133 and SFAS 138 and, accordingly, we have not determined if they would have a material impact on our financial statements.

                                 USE OF PROCEEDS

    We received net proceeds from the sale of the notes in a private offering of approximately $307.7 million, which we used to finance a portion of the NSA acquisition. The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the notes. The notes that are surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. As a result, we will not receive any cash proceeds from the issuance of the exchange notes and the issuance will not result in any increase or decrease in our indebtedness. We have agreed to bear the expenses of the exchange offer to the extent indicated in the registration rights agreement. No underwriter is being used in connection with the exchange offer.

                               THE EXCHANGE OFFER

GENERAL

         In connection with our private offering of the notes on April 2, 2001, Century Aluminum Company and the guarantors of the notes entered into a registration rights agreement with Credit Suisse First Boston Corporation and Fleet Securities, Inc., which were the initial purchasers of the outstanding notes. Under this registration rights agreement we agreed to use our best efforts to cause to be filed with the SEC a registration statement with respect to a registered offer to exchange the outstanding notes for exchange notes with terms substantially identical in all material respects to the outstanding notes (except that the exchange notes will not contain terms with respect to transfer restrictions and registration rights). We further agreed to:



- use our best efforts to consummate the exchange offer by September 29, 2001;

- keep the exchange offer open for not less than 20 business days after the date that notice of the registered exchange offer is mailed to the holders of the outstanding notes;

- commence the exchange offer promptly after the effective date of the registration statement and use our best efforts to have the exchange offer consummated not later than 60 days after the effective date; and

- issue the exchange notes for all outstanding notes properly tendered and not validly withdrawn pursuant to the exchange offer as soon as practicable following the expiration of the exchange offer.

         Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all outstanding notes properly tendered and not validly withdrawn prior to 5:00 p.m. New York City time, on the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to this exchange offer in denominations of $1,000 or integral multiples thereof. As of the date of this prospectus, $325,000,000 aggregate principal amount of the notes are outstanding.

         Based on an interpretation by the Staff of the SEC set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991) and "Warnaco, Inc." (available October 11, 1991), we believe that the exchange notes offered hereby may be offered for resale, resold and otherwise transferred by you under U.S. federal securities laws without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

- you are acquiring the exchange notes issued in the exchange offer in the ordinary course of business;

- you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer;

- you are not a broker-dealer who purchased the outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

- you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

         If you wish to participate in this exchange offer, you must represent to us that such conditions have been met and make such other representations as may be reasonably necessary. If our belief is inaccurate and you transfer any exchange note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability, but we do not believe that any such liability should exist if the above conditions are met.

         Each broker-dealer that receives exchange notes in exchange for outstanding notes acquired for its own account, as a result of market-making or other trading activities, must make a written certification to that effect and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus in connection with offers to resell or otherwise retransfer the exchange notes received in this exchange offer for a period of 180 days after the expiration date. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales. See "Plan of Distribution."

         This prospectus, together with the accompanying letter of transmittal, is being sent to all registered holders of outstanding notes as of the record date, which is _________, 2001.

         We will be deemed to have accepted validly tendered outstanding notes when and if we give oral or written notice thereof to the exchange agent. See " -- Exchange Agent." The exchange agent will act as agent for the tendering holders of outstanding notes for the purpose of receiving exchange notes from us and delivering them to such holders.

         If any tendered outstanding notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events described below, the certificates evidencing these unaccepted outstanding notes will be returned, without charge, to the tendering holder as promptly as practicable after the expiration date.

    We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer incident to our performance of or compliance with the registration rights agreement. Therefore, if you tender your outstanding notes, you will not be required to pay any brokerage commissions, fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the outstanding notes pursuant to the exchange offer. See " -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "expiration date" shall mean ________, 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended. We will notify the exchange agent of any such extension by oral or written notice and will mail to each holder of the outstanding notes as of the record date an announcement thereof, each prior to 5:00 p.m. New York City time on the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the offer for a specified period of time.

         We reserve the right:

- to delay acceptance of any outstanding notes, to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted, if any of the conditions set forth under " -- Shelf Registration" shall have occurred and shall not have been waived by us (if permitted to be waived by us), by giving oral and written notice of such delay, extension or termination to the exchange agent; and

- to amend the terms of the exchange offer in any manner deemed by us not to be disadvantageous to the holders of the outstanding notes.

         Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the exchange offer is amended in a manner we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform you of such amendment.

INTEREST ON THE EXCHANGE NOTES

         The exchange notes will bear interest from April 2, 2001, payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2001, at the rate of 11.75% per annum. Holders of outstanding notes whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the outstanding notes accrued from April 2, 2001 to the date the exchange notes are issued. Consequently, holders who exchange their outstanding notes for exchange notes will receive the same interest payment on October 15, 2001 (the first interest payment date with respect to the outstanding notes and the exchange notes issued in the exchange offer) as they would have received had they not accepted the exchange offer.

         We will pay additional cash interest on the outstanding notes and exchange notes, subject to certain exceptions, if

-        the exchange offer is not consummated on or before September 29, 2001;
         or

- we are obligated to file a shelf registration statement and such shelf registration statement is not declared effective on or prior to September 29, 2001 (see " -- Shelf Registration");

from such date until the exchange offer is consummated or the shelf registration is declared effective.

         The rate of the additional interest will be 0.5% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the outstanding notes and the exchange notes.

PROCEDURES FOR TENDERING

      Only a holder of notes may tender notes in the exchange offer. To tender in the exchange offer, a holder must:

- complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

- have the signatures guaranteed if required by the letter of transmittal; and

- mail or otherwise deliver the letter of transmittal or such facsimile, together with the notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

         To tender notes effectively, the holder must complete the letter of transmittal and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the notes may be made by book-entry transfer in accordance with the book-entry transfer facility's procedures for transfer, provided that the holder must transmit and the exchange agent must receive confirmation of book-entry transfer prior to the expiration date.

         The tender by a holder and the acceptance of the tender by us will constitute agreement between the holder and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal.

         The method of delivery of notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or notes should be sent to us.

         Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

         Any beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should promptly instruct the registered holder to tender on the beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the letter of transmittal.

         An institution that is a member firm of the Medallion system must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the notes are tendered:

- by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

-        for the account of member firm of the Medallion system.

         If the letter of transmittal is signed by a person other than the registered holder of any notes listed in that letter of transmittal, the notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the notes. An institution that is a member firm of the Medallion System must guarantee the signature.

         Trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity should indicate their capacities when signing the letter of transmittal or any notes or bond powers. Evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

         We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in The Depository Trust Company's system may make book-entry transfer facility to transfer the notes into the exchange agent's account with respect to the notes following the book-entry transfer facility's procedures for transfer. Delivery of the notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility. However, the holder must transmit and the exchange agent must receive or confirm an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

         The Exchange Agent and The Depository Trust Company have confirmed that the exchange offer is eligible for The Depository Trust Company Automated Tender Offer Program. Accordingly, The Depository Trust Company participants may electronically transmit their acceptance of the exchange offer by causing The Depository Trust Company to transfer notes to the depositary in accordance with Automated Tender Offer Program procedures for transfer. The Depository Trust Company will then send an "agent's message" to the Depositary.

         The term "agent's message" means a message transmitted by The Depository Trust Company, received by the Depositary and forming part of the confirmation of a book-entry transfer, which states that:

- The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering notes subject of the book-entry confirmation;

- the participant has received and agrees to be bound by the terms of the letter of transmittal; and

-        we may enforce such agreement against such participant.

         In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by The Depository Trust Company and received by the Depositary, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.

         Notwithstanding the foregoing, in order to validly tender in the exchange offer with respect to securities transferred through the Automated Tender Offer Program, The Depository Trust Company participant using Automated Tender Offer Program must also properly complete and duly execute the applicable letter of transmittal and deliver it to the Depositary.

         By the authority granted by The Depository Trust Company, any Depository Trust Company participant which has notes credited to The Depository Trust Company account at any time (and held of record by The Depository Trust Company's nominee) may directly provided a tender as though it were the registered holder by completing, executing and delivering the applicable letter of transmittal to the Depositary. Delivery of documents to The Depository Trust Company does not constitute delivery to the Depositary.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered notes and withdrawal of tendered notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all notes not properly tendered. We reserve the absolute right to reject any notes which, in the opinion of our counsel, would be unlawful if accepted. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of notes must be cured within such time as we shall determine. We intend to notify holders of defects or irregularities with respect to tenders of notes. However, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

         Holders who wish to tender their notes and:

                  -        whose notes are not immediately available;

                  - who cannot deliver their notes, the letter of transmittal or any other required documents to the exchange agent; or

                  - who cannot complete the procedures for book-entry transfer prior to the expiration date;

         may effect a tender if:

                  - they tender through an institution that is a member firm of the Medallion system;

                  - prior to the expiration date, the exchange agent receives from an institution that is a member firm of the Medallion system a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such notes and the principal amount of notes tendered, stating that the tender is being made and guaranteeing that, within three business days after the expiration date, the letter of transmittal (or facsimile thereof) together with the certificate(s) representing the notes (or a confirmation of book-entry transfer facility), and any other documents required by the letter of transmittal will be deposited by the firm with the exchange agent; and

         -        the agent receives

                  - such properly completed and executed letter of transmittal (or facsimile thereof),

                  - the certificate(s) representing all tendered notes in proper form for transfer (or a confirmation of book-entry transfer of such notes into the exchange agent's account at the book-entry transfer facility), and

                  - all other documents required by the letter of transmittal upon three business days after the expiration date.

         Upon request to the exchange agent, we will send a notice of guaranteed delivery to holders who wish to tender their notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

         Except as otherwise provided in this prospectus, holders may withdraw tenders of notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of notes in the exchange offer, the exchange agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address in this prospectus prior to 5:00 p.m., New York City time, on the expiration date.

      Any such notice of withdrawal must:

- specify the name of the person having deposited the notes to be withdrawn;

- identify the notes to be withdrawn (including the certificate number(s) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account of the book-entry transfer facility to be credited);

- be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered (including any required signature guarantee) or be accompanied by documents of transfer sufficient to have the trustee with respect to the notes register the transfer of notes into the name of the person withdrawing the tender; and

- specify the name in which any notes are to be registered, if different from that of the person who deposited the notes.

         We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices. Our determination shall be final and binding on all parties. We will not deem notes so withdrawn to have been validly tendered for purposes of the exchange offer. We will not issue exchange notes for withdrawn notes unless you validly retender the withdrawn notes. We will return any notes which have been tendered but which are not accepted for exchange to the holder of the notes at our cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may re-tender properly withdrawn notes by following one of the procedures described above under the heading "Procedures for Tendering" at any time prior to the expiration date.

SHELF REGISTRATION

         Notwithstanding any other term of this exchange offer, we will not be required to accept for exchange, or exchange notes for, certain or all of the outstanding notes pursuant to this registered exchange offer not yet accepted for exchange, in the event that

- we determine that applicable law or the applicable interpretations of the staff of the SEC do not permit us to effect such a registered exchange offer;

- for any other reason we do not consummate the registered exchange offer by September 29, 2001; or

- following consummation of the registered exchange offer, in the opinion of counsel for the initial purchasers, a registration statement must be filed, and the initial purchasers must deliver a prospectus in connection with any offer or sale of their notes.

         If any of the above events occurs, then we will, subject to certain exceptions:

- use our best efforts to file, as soon as practicable, a shelf registration statement (under Rule 415 of the Securities Act) with the SEC covering resales of the outstanding notes or the exchange notes, as the case may be;

- use our best efforts to cause the shelf registration statement to be declared effective by the SEC under the Securities Act; and

- keep the shelf registration statement continuously effective until the earlier of

         - the time when the notes covered by the shelf registration statement can be sold pursuant to Rule 144 of the Securities Act without any limitations under clauses (c), (e), (f) and
                  (h) of such Rule 144;

         - two years from the effective date of the shelf registration statement; or

         - the date on which all notes registered thereunder are disposed of in accordance therewith or cease to be outstanding.

         We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes or the exchange notes, as the case may be. A holder selling such notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

EXCHANGE AGENT

         Wilmington Trust Company has been appointed as exchange agent for the exchange of the outstanding notes. Questions and requests for assistance relating to the exchange of the outstanding notes should be directed to the exchange agent in Wilmington, Delaware addressed as follows:

By Mail or Overnight Delivery:              Wilmington Trust Company
                                            1100 Rodney Square North
                                            Wilmington, DE  19890
                                            Attn:  Corporate Trust

By Hand Delivery:                           Wilmington Trust Company
                                            1105 Rodney Square North
                                            Wilmington, DE
                                            Attn:  Corporate Trust, 1st floor

By Facsimile Transmission:                  (302) 651-1079

By Telephone:                               (302) 651-8869

FEES AND EXPENSES

         We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of ours and our affiliates in person, by facsimile or telephone.

         We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses.

         We will pay the expenses to be incurred in connection with this exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees.

         We will pay all transfer taxes, if any, that are applicable to the exchange of outstanding notes pursuant to the exchange offer. However, if certificates representing exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such taxes will be billed directly to such tendering holder.

                                 CAPITALIZATION

         The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2001 on an actual and a pro forma basis.

         The information set forth below should be read in conjunction with the following information included elsewhere in this prospectus: "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Data," the "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical consolidated financial statements of Century Aluminum and the separate historical financial statements of NSA.

                                                                            AS OF
                                                                        MARCH 31, 2001
                                                                        --------------
                                                                    ACTUAL        PRO FORMA
                                                                    ------        ---------
                                                                         (UNAUDITED)
                                                                    (DOLLARS IN THOUSANDS)
Cash and cash equivalents .................................        $ 27,019        $  7,690
Short-term debt:
     Industrial revenue bonds(1) ..........................              --           7,815
                                                                   --------        --------
           Total short-term debt: .........................              --           7,815
Long-term debt:
     11.75% Senior Secured First Mortgage Notes due 2008(2)              --         321,172
                                                                   --------        --------
           Total long-term debt ...........................              --         321,172
           Total debt .....................................              --         328,987
                                                                   --------        --------
Minority interest in limited liability company(3) .........              --          27,725
                                                                   --------        --------
Shareholders' equity:
     Convertible preferred stock ..........................              --          25,000
     Common stock .........................................             205             205
     Additional paid-in capital ...........................         167,971         167,971
     Accumulated other comprehensive income ...............           3,757           3,757
     Retained earnings ....................................          38,381          38,381
                                                                   --------        --------
           Total shareholders' equity .....................         210,314         235,314
                                                                   --------        --------
                Total capitalization ......................        $210,314        $592,026
                                                                   ========        ========

------------------

(1) In connection with the NSA acquisition, we are assuming industrial revenue bonds in the aggregate principal amount of $7.8 million. Glencore assumed a pro rata portion of the principal amount through its investment in the limited liability company. The industrial revenue bonds mature on April 1, 2028, are secured by a letter of credit and bear interest at a variable rate not to exceed 12% per annum determined weekly based on prevailing rates for similar bonds in the bond market. The bonds are classified as current liabilities because they are remarketed weekly and could be required to be repaid upon demand if there is a failed remarketing, as provided in the indenture governing the bonds.

(2)      Net of unamortized issuance discount.

(3) Represents Glencore's 20% interest in the limited liability company that operates the Hawesville facility.

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

         The following tables present Century Aluminum's unaudited pro forma consolidated balance sheet as of March 31, 2001, and unaudited pro forma income statements for the year ended December 31, 2000, and the three months ended March 31, 2001. The unaudited pro forma consolidated financial data presented below has been derived from the historical financial statements of Century Aluminum, Xstrata Aluminum Corporation (from which we purchased our additional interest in the Mt. Holly facility) and NSA. The unaudited pro forma consolidated financial data has been prepared for illustrative purposes only and does not purport to represent what our results of operations or financial condition would actually have been had the transactions described below in fact occurred as of the dates specified. In addition, the unaudited pro forma consolidated financial data does not purport to project our results of operations or financial condition as of any date or for any future period. Among other things, the unaudited pro forma financial data does not reflect the effects of the following items which may have a material effect on our results of operations:

- certain administrative costs of NSA reflected in its historical financial statements were allocated from Southwire, including significant expense allocations for employee-related costs;

- changes to labor costs as a result of the collective bargaining agreement we negotiated with the USWA which became effective as of the closing of the NSA acquisition and covers all hourly employees at the Hawesville facility; or

- the differences, if any, between the effects our hedging activities will have on our results of operations following the acquisition compared to the hedging activities of Southwire during its ownership of the Hawesville facility.

See "Risk Factors -- Our historical and pro forma financial information may not be comparable to our results for future periods."

      The unaudited pro forma consolidated income statements for the year ended December 31, 2000 and the three months ended March 31, 2001 give pro forma effect to the following events, as if they were consummated on January 1, 2000:

- with respect to the income statement for the year ended December 31, 2000 only, our acquisition in April 2000 of an additional 23% ownership interest in the Mt. Holly facility;

- the NSA acquisition, completed on April 2, 2001, together with the related aluminum supply contract entered into by us and Southwire and the sale of a 20% interest in the Hawesville facility to Glencore;

-        the financing transactions related to the NSA acquisition, including
         (1) the issuance of the notes, (2) the borrowings under our revolving credit facility and (3) the sale of convertible preferred stock of Century Aluminum Company to Glencore; and

- other adjustments that management believes are directly related to the NSA acquisition and are factually supportable.

The unaudited pro forma consolidated balance sheet as of March 31, 2001 gives effect to the NSA acquisition and related transactions as if they were consummated as of the balance sheet date.

         The NSA acquisition was accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values. The allocation of the purchase price and useful lives assigned to assets acquired and other adjustments made in the unaudited pro forma consolidated financial data are based upon available information and certain assumptions that we believe are reasonable under the circumstances. Consequently, the final amounts allocated and the related useful lives could differ from those reflected in the unaudited pro forma consolidated financial data.

         The unaudited pro forma consolidated financial data should be read in conjunction with the separate historical financial statements of NSA, the historical consolidated financial statements of Century Aluminum and Century Aluminum's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2001
                             (DOLLARS IN THOUSANDS)

                                                               HISTORICAL                      PRO FORMA ADJUSTMENTS
                                                          -------------------       ---------------------------------------------
                                                                                    ACQUISITION        SALE TO        PRO FORMA
                                                          CENTURY         NSA          OF NSA          GLENCORE      CONSOLIDATED
                                                          -------         ---          ------          --------      ------------
ASSETS
Cash and cash equivalents ...........................   $  27,019     $      26    $ 330,730 (1)     $  99,270 (2)    $   7,690
                                                               --            --     (465,682)(3)        (1,477)(2)
                                                                                      17,804 (3)
Accounts receivable, trade-net ......................      36,282        22,248        9,176 (4)            --           67,706
Inventory ...........................................      43,902        30,668        7,771 (3)            --           82,341
Due from affiliates .................................      18,032         9,176       (9,176)(4)         1,477 (2)        19,509
Prepaid and other assets ............................      11,307         1,199       (5,530)(3)            --            6,976
                                                        ---------     ---------     ---------        ---------        ---------
   Current assets ...................................     136,542        63,317     (114,907)           99,270          184,222

Property, plant and equipment .......................     184,342       157,466      160,126 (3)       (63,916)(2)      438,018
Capitalized financing fees ..........................          --            --       15,442 (1)            --           15,442
Intangible assets ...................................          --            --      165,038 (3)            --          165,038
Other assets ........................................      16,773            --           --                --           16,773
                                                        ---------     ---------     ---------        ---------        ---------
   Total assets .....................................   $ 337,657     $ 220,783    $ 225,699         $  35,354        $ 819,493
                                                        =========     =========     =========        =========        =========

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities ............   $  42,803     $  39,662    $   5,556 (3)     $      --        $  88,021
Due to affiliates ...................................       4,723            --           --             7,629 (2)       12,352
Industrial revenue bonds ............................          --         7,815           --                --            7,815
Current portion of deferred taxes ...................          --            --        3,031 (3)            --            3,031
                                                        ---------     ---------     ---------        ---------        ---------
   Current liabilities ..............................      47,526        47,477        8,587             7,629          111,219

Long-term debt (excluding current portion) ..........          --            --      321,172 (1)            --          321,172
Accrued pension benefits costs
  (excluding current portion) .......................       3,634            --           --                --            3,634
Accrued postretirement benefits costs
  (excluding current portion) .......................      43,303         7,828       10,772 (3)            --           61,903
Deferred taxes (excluding current portion) ..........      26,012            --       25,646 (3)            --           51,658
Other noncurrent liabilities ........................       6,868            --           --                --            6,868
                                                        ---------     ---------     ---------        ---------        ---------
   Total liabilities ................................     127,343        55,305      366,177             7,629          556,454

Minority interest in limited liability company ......          --            --           --            27,725 (2)      27,725

Convertible preferred stock .........................          --            --       25,000 (1)            --           25,000
Common stock ........................................         205            --           --                --              205
Additional paid-in capital ..........................     167,971            --           --                --          167,971
Accumulated other comprehensive income ..............       3,757            --           --                --            3,757
Retained earnings ...................................      38,381       332,706     (332,706)(3)            --           38,381
Advances to parent ..................................          --      (167,228)     167,228 (3)            --               --
                                                        ---------     ---------     ---------        ---------        ---------
   Shareholders' equity .............................     210,314       165,478     (140,478)               --          235,314
                                                        ---------     ---------     ---------        ---------        ---------
       Total liabilities and shareholders' equity ...   $ 337,657     $ 220,783    $ 225,699         $  35,354        $ 819,493
                                                        =========     =========     =========        =========        =========

  See accompanying notes to the unaudited pro forma consolidated balance sheet.

           NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

         1. Records the proceeds and related obligations, net of capitalized financing costs, from the sale of the notes and the sale of convertible preferred stock. Financing costs will be amortized straight line over the life of the related debt. Proceeds from the sale of the notes and the sale of convertible preferred stock are summarized as follows:

Senior secured first mortgage notes, net of discount of $3.8 million   $ 321,172
Convertible preferred stock ........................................      25,000
                                                                       ---------
Total proceeds .....................................................     346,172
Capitalized financing costs ........................................     (15,442)
                                                                       ---------
Net proceeds .......................................................   $ 330,730
                                                                       =========

         2. Reflects the cash proceeds and the allocation of the proceeds from the sale to Glencore of the fifth potline, a 20% interest in the limited liability company which holds the power and alumina contracts and a 20% undivided interest in all other assets of and rights relating to the Hawesville facility (excluding the original four potlines, which will be 100% owned by us). The sales price is subject to adjustment as a result of an additional contingent payment of up to $1,400 as provided for in our stock purchase agreement with Southwire.

Selling price ......................................................   $ 99,000
Working capital adjustment .........................................       (195)
Commissions, fees and expenses .....................................        465
                                                                       --------
Total selling price ................................................   $ 99,270
                                                                       ========

PRELIMINARY ALLOCATION OF NET ASSETS SOLD:

Property, plant and equipment and other noncurrent assets...........    $ 63,916
Minority interest in limited liability company .....................      27,725
Liabilities ........................................................       7,629
                                                                        --------
Net assets sold.....................................................    $ 99,270
                                                                        ========

         3. Reflects the cash payment and allocation of the estimated aggregate purchase price for NSA, including the estimated transaction fees and expenses (subject to adjustment as a result of an additional contingent payment not to exceed $7.0 million as provided for in our stock purchase agreement with Southwire). The purchase price allocation to property, plant and equipment will be amortized over the estimated useful lives of the assets ranging from 5 to 30 years. The intangible asset, consisting of the fair market value of the power contract acquired in connection with the NSA acquisition, will be amortized over its term (ten years) using a systematic method that is reflective of the underlying value of the asset.

PURCHASE PRICE:

    Purchase price..................................................  $ 460,000
    Working capital adjustment......................................       (976)
    Commissions, fees and expenses..................................      6,658
                                                                      ---------
    Total purchase price............................................  $ 465,682
                                                                      =========

PRELIMINARY ALLOCATION OF PURCHASE PRICE:

    Total current assets............................................  $  70,795
    Property, plant and equipment...................................    317,592
    Intangible and other noncurrent assets..........................    165,038
    Liabilities assumed.............................................    (59,066)
    Deferred taxes (including current portion)......................    (28,677)
                                                                      ---------
    Total purchase price............................................  $ 465,682
                                                                      =========

         4. Reflects the adjustment to reclassify receivables from Southwire from related party to third party.

                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 2000
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            ACQUISITION OF                 PRO FORMA
                                             OF ADDITIONAL                  CENTURY       HISTORICAL
                                             INTEREST IN                  ALUMINUM AND       NSA
                                 CENTURY      MT. HOLLY      PRO FORMA   ADDITIONAL MT.      AS         PRO FORMA       PRO FORMA
                                ALUMINUM     FACILITY(1)    ADJUSTMENTS  HOLLY INTEREST  ADJUSTED(2)    ADJUSTMENTS    CONSOLIDATED
                                --------     -----------    -----------  --------------  -----------    -----------    ------------
Net sales, third parties .....  $ 299,277      $     --      $   --        $ 299,277      $ 142,078   $    (586)(3)   $ 619,499
                                                                                                        178,730 (4)
Net sales, related parties ...    129,320        18,081          --          147,401        185,811    (178,730)(4)     154,482
                                ---------      --------      ------        ---------      ---------   ---------       ---------
Total net sales ..............    428,597        18,081          --          446,678        327,889        (586)        773,981
Cost of good sold ............    396,139        16,940         185(5)       413,634        254,964       1,473 (6)     695,022
                                       --            --         370(7)            --             --      24,951 (8)
                                ---------      --------      ------        ---------      ---------   ---------       ---------
Gross profit (loss) ..........     32,458         1,141        (555)          33,044         72,925     (27,010)         78,959
Selling, general and
   administrative expenses ...     13,931            --          --           13,931         12,199        (539)(9)      25,591
                                ---------      --------      ------        ---------      ---------   ---------       ---------
Operating income (loss) ......     18,527         1,141        (555)          19,113         60,726     (26,471)         53,368
Gain on sale of rolling and
   fabrication businesses ....      5,156            --          --            5,156             --          --           5,156
Interest income (expense),
   net .......................      2,267        (1,475)        121(10)          913          3,711     (46,615)(11)    (41,991)
Other income (expense), net ..      6,461          (108)         --            6,353          1,052          --           7,405
Net gain on forward
   contracts .................      4,195            --          --            4,195             --          --           4,195
                                ---------      --------      ------        ---------      ---------   ---------       ---------
Income before income taxes ...     36,606          (442)       (434)          35,730         65,489     (73,086)         28,133
Income tax (expense)
   benefit ...................    (11,301)          (15)        165(12)      (11,151)            --      27,571 (13)     (9,121)
                                                                                                        (25,541)(14)
                                ---------      --------      ------        ---------      ---------   ---------       ---------
Net income (loss) before
   minority interest .........     25,305          (457)       (269)          24,579         65,489     (71,056)         19,012
Minority interest,, net of tax         --            --          --               --             --       3,044 (15)      3,044
                                ---------      --------      ------        ---------      ---------   ---------       ---------
Net income (loss) ............  $  25,305      $   (457)     $ (269)       $  24,579      $  65,489   $ (68,012)      $  22,056
                                =========      ========      ======        =========      =========   =========       =========
Preferred dividends ..........         --            --          --               --             --      (2,000)(16)     (2,000)
                                ---------      --------      ------        ---------      ---------   ---------       ---------
Earnings available to
   common shareholders .......  $  25,305      $   (457)     $ (269)       $  24,579      $  65,489   $ (70,012)      $  20,056
                                =========      ========      ======        =========      =========   =========       =========
Earnings per common share:
   Basic .....................  $    1.25                                  $    1.21                                  $    0.99
   Diluted ...................  $    1.24                                  $    1.20                                  $    0.98
Weighted average common shares
outstanding:
Basic ........................     20,308                                     20,308                                     20,308
Diluted ......................     20,478                                     20,478                                     20,478


                See accompanying notes to the unaudited pro forma
                         consolidated income statement.

         NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)

         1. Reflects the addition of the historical operating results of Xstrata Aluminum Corporation's 23% interest in the Mt. Holly facility, which was acquired by Century Aluminum effective April 1, 2000, for the three months ended March 31, 2000.

         2. As a result of the NSA acquisition, the concurrent sale of a 20% interest in the Hawesville facility to Glencore, and the operating and other agreements entered into with Glencore related to these transactions, Century Aluminum will be required to pay 80% of the operating expenses for the facility and will be entitled to 80% of the aggregate production of the facility. As a result, this column reflects 80% of the historical amounts reported in the NSA income statement for the year ended December 31, 2000.

         3. Reflects the adjustment to record the estimated effects of Century Aluminum's interest in the new metal supply agreement between Century Aluminum and Southwire as if the agreement had been in place as of January 1, 2000.

         4. Reflects the adjustment to reclassify net NSA sales to Southwire from related party to third party and sales to Glencore from third party to related party.

         5. Reflects the adjustment to record the estimated incremental depreciation expense associated with the purchase accounting write-up of the additional 23% undivided interest in the property, plant and equipment at the Mt. Holly facility.

         6. Reflects the adjustment to record the estimated effect of the higher incremental depreciation expense associated with the purchase accounting write-up to the appraised fair value, based on allocation of the purchase price, of Century Aluminum's direct and undivided interest in NSA's property, plant and equipment.

         7. Reflects the adjustment to cost of sales associated with the incremental effects of the new last-in, first-out (LIFO) base year values established in accordance with the purchase method of accounting.

         8. Reflects the adjustment to record the estimated amortization expense associated with the purchase accounting write-up of NSA's intangible assets, consisting of the fair market value of the power contract acquired in connection with the NSA acquisition, which will be held by the limited liability company. The contract value will be amortized over its term (ten years) using a systematic method that is reflective of the underlying value of the contract. Pro forma amortization expense is estimated to be $25.0 million in the first year of the contract, $26.1 million in the second year, $19.6 million in the third year, $12.4 million in the fourth year, $14.5 million in the fifth year, and $12.8 million in the sixth year.

         9. Reflects the adjustment to record management fees paid to Century Aluminum under the new owners agreement with Glencore.

         10. Reflects the pro forma interest expense adjustments to:

                  a) eliminate the historical interest expense associated with the additional 23% interest in the Mt. Holly facility acquired as the indebtedness was not assumed in the purchase, and

                  b) eliminate the interest income for the year ended December 31, 2000 giving effect to the use of available cash for the acquisition of the additional 23% interest in the Mt. Holly facility.

                                                                           YEAR ENDED
                                                                        DECEMBER 31, 2000
                                                                        -----------------
Elimination of historical interest income at Century Aluminum ......        $ 1,213
Elimination of historical interest expense at the Mt. Holly facility         (1,475)
Additional interest costs related to revolving credit facility .....            141
                                                                            -------
Decrease in interest expense .......................................        $  (121)
                                                                            =======

         11. Interest expense adjustments to arrive at pro forma NSA include the following:

                                                                                            YEAR ENDED
                                                                                         DECEMBER 31, 2000
                                                                                         -----------------
           Additional interest costs related to:
           Elimination of historical interest income at Century Aluminum........            $      1,054
           Elimination of historical interest income at NSA.....................                   3,989
           Revolving credit facility, including commitment fees.................                     837
           Senior secured first mortgage notes..................................                  38,188
           Amortization of discount on notes....................................                     547
           Amortization of deferred financing costs.............................                   2,000
                                                                                            ------------
           Increase in interest expense.........................................            $     46,615
                                                                                            ============


         The interest expense on borrowings under the revolving credit facility was determined based on the amount borrowed of $4.7 million as if it were outstanding during the fiscal year ended December 31, 2000. Interest costs associated with estimated borrowings under the revolving credit facility were calculated based on an average interest rate of 7.61% for the fiscal year ended December 31, 2000 (computed based on LIBOR + 2.75%). A hypothetical 12.5 basis point change in the relevant interest rate for the revolving credit facility would have changed our annual interest expense by $0.01 million, assuming no debt reduction.

         12. Reflects an adjustment to record income tax benefit for the effects of the pro forma adjustments for the purchase of the additional interest in the Mt. Holly facility using a 38% effective tax rate.

         13. Reflects an adjustment to record income tax benefit for the effects of the pro forma adjustments using an effective tax rate of 38%.

         14. Reflects an adjustment to record income tax expense for Century Aluminum's interest in the historical operating results of NSA, using an effective tax rate of 39%, as it will be a taxable entity as opposed to a partnership with no tax provision.

         15. Reflects an adjustment to record the minority interest allocation of the amortization associated with the intangible asset held by the limited liability company.

         16. Reflects an adjustment to record preferred dividends on the convertible preferred stock, which will be issued upon closing of the transaction. Preferred dividends are calculated using the stated rate of 8.0%.

                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                        THREE MONTHS ENDED MARCH 31, 2001
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                    HISTORICAL NSA         PRO FORMA             PRO FORMA
                                                CENTURY ALUMINUM    AS ADJUSTED(1)        ADJUSTMENTS          CONSOLIDATED
                                                ----------------    --------------        -----------          ------------
STATEMENT OF OPERATIONS:

Net sales-third parties ....................       $  84,090         $  42,277            $     134 (2)         $ 170,014
                                                                                             43,513 (3)
Net sales-related parties ..................          26,600            43,513              (43,513)(3)            26,600
                                                   ---------         ---------            ---------             ---------
Total net sales ............................         110,690            85,790                  134               196,614
Cost of good sold ..........................         102,228            67,510                  476 (4)           176,745
                                                          --                --                6,531 (5)                --
                                                   ---------         ---------            ---------             ---------
Gross profit (loss) ........................           8,462            18,280               (6,873)               19,869

Selling, general and administrative
   expenses ................................           3,591             3,185                 (139)(6)             6,637
                                                   ---------         ---------            ---------             ---------
Operating income (loss) ....................           4,871            15,095               (6,734)               13,232
Interest income (expense) - net ............             350             2,007              (12,832)(7)           (10,475)
Other income (expense) - net ...............            (121)              276                   --                   155
Net (loss) on forward contracts ............            (176)               --                   --                  (176)
                                                   ---------         ---------            ---------             ---------
Income (loss) before income taxes ..........           4,924            17,378              (19,566)                2,736
Income tax (expense) benefit ...............          (1,773)                                 7,435 (8)            (1,116)
                                                          --                --               (6,778)(9)                --
                                                   ---------         ---------            ---------             ---------

Net income before minority interest ........           3,151            17,378              (18,909)                1,620
Minority interest, net of tax ..............              --                --                  807 (10)              807
                                                   ---------         ---------            ---------             ---------
Net income .................................       $   3,151         $  17,378            $ (18,102)            $   2,427
                                                   =========         =========            =========             =========

Preferred dividends ........................              --                --                 (500)(11)             (500)
                                                   =========         =========            =========             =========
Earnings available to common shareholders ..       $   3,151         $  17,378            $ (18,602)            $   1,927
                                                   =========         =========            =========             =========
Earnings per common share:
   Basic ...................................       $    0.15                                                    $    0.09
   Diluted .................................       $    0.15                                                    $    0.09
Weighted average common shares outstanding:
Basic ......................................          20,360                                                       20,360
Diluted ....................................          20,401                                                       20,401


                See accompanying notes to the unaudited pro forma
                         consolidated income statement.

         NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                             (DOLLARS IN THOUSANDS)

         1. As a result of the NSA acquisition, the concurrent sale of a 20% interest in the Hawesville facility to Glencore, and the operating and other agreements entered into with Glencore related to these transactions, we will be required to pay 80% of the operating expenses for the facility and will be entitled to 80% of the aggregate production of the facility. Consequently, this column reflects 80% of the historical amounts reported in the NSA income statement for the three months ended March 31, 2001.

         2. Reflects the adjustment to record the estimated effects of our interest in the new metal supply agreement between us and Southwire as if the agreement had been in place as of January 1, 2000.

         3. Reflects the adjustment to reclassify net NSA sales to Southwire from related party to third party.

         4. Reflects the adjustment to record the estimated effect of the higher incremental depreciation expense associated with the purchase accounting write-up to the appraised fair value, based on allocation of the purchase price, of Century Aluminum's direct and undivided interest in NSA's property, plant and equipment.

         5. Reflects the adjustment to record the estimated amortization expense associated with the purchase accounting write-up of NSA's intangible assets, consisting of the fair market value of the power contract acquired in connection with the NSA acquisition, which will be held by the limited liability company. The contract value will be amortized over its term (ten years) using a systematic method that is reflective of the underlying value of the contract. Pro forma amortization expense is estimated to be $25.0 million in the first year of the contract, $26.1 million in the second year, $19.6 million in the third year, $12.4 million in the fourth year, $14.5 million in the fifth year, and $12.8 million in the sixth year.

         6. Reflects the adjustment to record management fees paid to Century Aluminum under the new owners agreement with Glencore.

         7. Interest expense adjustments to arrive at pro forma NSA include the following:

                                                                                    THREE MONTHS ENDED
                                                                                      MARCH 31, 2001
                                                                                      --------------
         Additional interest costs related to:
         Elimination of historical interest income at Century Aluminum ...........        $   350
         Elimination of historical interest income at NSA ........................          2,094
         Revolving credit facility, including commitment fees ....................            125
         Senior secured first mortgage notes .....................................          9,547
         Amortization of discount on notes .......................................            137
         Amortization of deferred financing costs ................................            579
                                                                                          -------
         Increase in interest expense ............................................        $12,832
                                                                                          =======


         8. Reflects an adjustment to record income tax benefit for the effects of the pro forma adjustments using an effective tax rate of 38%.

         9. Reflects an adjustment to record income tax expense for our interest in the historical operating results of NSA, using an effective tax rate of 39%, as it will be a taxable entity as opposed to a partnership with no tax provision.

         10. Reflects an adjustment to record the minority interest allocation of the amortization associated with the intangible asset held by the limited liability company that operates the Hawesville facility.

         11. Reflects an adjustment to record preferred dividends on the convertible preferred stock, which were issued upon closing of the transaction. Preferred dividends are calculated using the stated rate of 8.0%.

                             SELECTED HISTORICAL AND
                      PRO FORMA CONSOLIDATED FINANCIAL AND
                         OTHER DATA OF CENTURY ALUMINUM

         The following table presents selected historical and pro forma financial and other data of Century Aluminum for the periods indicated. The selected historical balance sheet and income statement data for and as of the end of the three months ended March 31, 2000 and March 31, 2001 is derived from our unaudited consolidated balance sheet and income statement information included elsewhere in this prospectus. The selected historical balance sheet and income statement data for and as of the end of each of the years in the three-year period ended December 31, 2000 is derived from our consolidated financial statements included elsewhere in this prospectus which have been audited by Deloitte & Touche LLP. The selected historical balance sheet and income statement data for and as of the end of each of the years in the two-year period ended December 31, 1997 is derived from our audited consolidated financial statements which are not included in this prospectus. Our historical results of operations include the results from our rolling and fabrication businesses until their sale in September 1999 and the results from our additional 23% interest in the Mt. Holly facility since its acquisition in April 2000, but do not include any results for our 80% interest in the Hawesville facility, which we acquired on April 2, 2001, concurrently with the closing of the offering of the notes. Accordingly, these results are not indicative of our current business. The selected pro forma consolidated financial and other data is derived from the "Unaudited Pro Forma Consolidated Financial Data" of Century Aluminum included elsewhere in this prospectus. The pro forma consolidated financial data has been prepared for illustrative purposes only and does not purport to represent what our results of operations or financial condition would actually have been had the transactions described in "Unaudited Pro Forma Consolidated Financial Data" in fact occurred as of the dates specified. The information provided below should be read in conjunction with our audited consolidated financial statements, unaudited consolidated financial statements and accompanying notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the separate financial statements of NSA included elsewhere in this prospectus.

                                                                                             PRO FORMA
                                                                                             YEAR ENDED
                                                     HISTORICAL                               DECEMBER
                                                YEAR ENDED DECEMBER 31,                          31,
                             --------------------------------------------------------------  ----------
                                1996          1997       1998         1999(1)    2000(1)(2)  2000(1)(3)
                                ----          ----       ----         -------    ----------  ----------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:
Total net sales ...........  $ 688,879     $ 720,988   $ 650,258   $ 566,276     $ 428,597   $ 773,981
Cost of goods sold(4) .....    636,486       691,887     611,796     572,921       396,139     695,022
                             ---------     ---------   ---------   ---------     ---------   ---------
Gross profit (loss) .......     52,393        29,101      38,462      (6,645)       32,458      78,959
Selling, general and
  administrative expenses .     18,614        17,948      19,246      18,884        13,931      25,591
                             ---------     ---------   ---------   ---------     ---------   ---------
Operating income (loss) ...     33,779        11,153      19,216     (25,529)       18,527      53,368
Gain on sale of rolling and
  fabrication businesses ..         --            --          --      41,130         5,156       5,156
Interest (expense)
  income, net .............     (2,058)       (3,066)     (2,204)     (3,535)        2,267     (41,991)
Other income (expense)(5) .         91           419         553        (789)        6,461       7,405
Net gain (loss) on forward
  contracts(6) ............     (6,670)       (6,837)     10,574      (5,368)        4,195       4,195
Income tax expense ........     (8,902)         (601)    (10,202)       (628)      (11,301)     (9,121)
                             ---------     ---------   ---------   ---------     ---------   ---------
Income from continuing
  operations ..............     16,240         1,068      17,937       5,281        25,305      19,012
Net income before minority
  interest ................     16,504(7)      1,068      17,937       3,919(8)     25,305      19,012
Minority interest, net of
  tax .....................         --            --          --          --            --       3,044
                             ---------     ---------   ---------   ---------     ---------   ---------
Net income ................  $  16,504     $   1,068   $  17,937   $   3,919     $  25,305   $  22,056
                             =========     =========   =========   =========     =========   =========
Preferred dividends .......         --            --          --          --            --      (2,000)
                             ---------     ---------   ---------   ---------     ---------   ---------
Earnings available to
  common shareholders .....  $  16,504     $   1,068   $  17,937   $   3,919     $  25,305   $  20,056
                             =========     =========   =========   =========     =========   =========
Earnings per common share:
  Basic ...................  $    0.79     $    0.05   $    0.90   $    0.19     $    1.25   $    0.99
  Diluted .................  $    0.79     $    0.05   $    0.89   $    0.19     $    1.24   $    0.98
Weighted average common
  shares outstanding:
  Basic ...................     20,780        20,000      20,000      20,202        20,308      20,308
  Diluted .................     20,876        20,241      20,266      20,357        20,478      20,478

                                                               PRO FORMA
                                                                THREE
                                          HISTORICAL            MONTHS
                                         THREE MONTHS           ENDED
                                        ENDED MARCH 31,        MARCH 31,
                                    ----------------------   ------------
                                     2000(1)(2)    2001(1)    2001(1)(3)
                                    -----------    -------   ------------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:
Total net sales ...........           $  96,449  $ 110,690    $ 196,614
Cost of goods sold(4) .....              88,282    102,228      176,745
                                      ---------  ---------    ---------
Gross profit (loss) .......               8,167      8,462       19,869
Selling, general and
  administrative expenses .               3,385      3,591        6,637
                                      ---------  ---------    ---------
Operating income (loss) ...               4,782      4,871       13,232
Gain on sale of rolling and
  fabrication businesses ..
Interest (expense)
  income, net .............               1,214        350      (10,475)
Other income (expense)(5) .                  71       (121)         155
Net gain (loss) on forward
  contracts(6) ............               2,725       (176)        (176)
Income tax expense ........              (3,165)    (1,773)      (1,116)
                                      ---------  ---------    ---------
Income from continuing
  operations ..............               5,627      3,151        1,620
Net income before minority
  interest ................               5,627      3,151        1,620
Minority interest, net of
  tax .....................                  --         --          807
                                      ---------  ---------    ---------
Net income ................           $   5,627  $   3,151    $   2,427
                                      =========  =========    =========
Preferred dividends .......                  --         --         (500)
                                      ---------  ---------    ---------
Earnings available to
  common shareholders .....           $   5,627  $   3,151    $   1,927
                                      =========  =========    =========
Earnings per common share:
  Basic ...................           $    0.28  $    0.15    $    0.09
  Diluted .................           $    0.28  $    0.15    $    0.09
Weighted average common
  shares outstanding:
  Basic ...................              20,339     20,360       20,360
  Diluted .................              20,450     20,401       20,401

                                                                                           PRO                               PRO
                                                                                           FORMA                            FORMA
                                                                                           YEAR                             THREE
                                                                                           ENDED          HISTORICAL        MONTHS
                                                       HISTORICAL                         DECEMBER       THREE MONTHS       ENDED
                                                  YEAR ENDED DECEMBER 31,                    31,        ENDED MARCH 31,    MARCH 31,
                                     -------------------------------------------------   ----------   ------------------  ----------
                                     1996      1997      1998     1999(1)   2000(1)(2)   2000(1)(3)   2000(1)    2001(1)  2001(1)(3)
                                     ----      ----      ----     -------   ----------   ----------   -------    -------  ----------
                                                          (DOLLARS IN THOUSANDS EXCEPT RATIO)
CONSOLIDATED
BALANCE SHEET DATA
    Cash and cash equivalents ...  $  5,913  $  5,847  $  5,826  $ 90,829   $ 32,962           --    $ 32,962  $  27,019   $  7,690
    Property, plant and
      equipment, net ............   176,135   198,341   227,320   105,158    184,526           --     184,526    184,342    438,018
    Total assets ................   473,731   507,148   545,630   310,802    333,770           --     333,770    337,657    819,493
    Total debt ..................    24,356    58,950    89,389        --         --           --          --         --    328,987
    Total shareholders' equity(6)   166,478   163,546   177,483   179,728    202,639           --     202,639    210,314    235,314

OTHER DATA:
    Capital expenditures(9) .....  $ 20,561  $ 39,967  $ 44,259  $ 22,983   $ 17,631     $ 20,659    $  1,543  $   2,803   $  3,455
    Depreciation and amortization    18,009    18,427    19,685    18,749     14,395       56,757       2,851      2,986     13,706
    Ratio of earnings to fixed
      charges(10) ...............      8.53      1.07      4.86      1.57      98.88         1.67       96.57      60.33       1.26

PRIMARY ALUMINUM
   SEGMENT DATA
    Shipments (pounds in
      millions) .................     486.0     481.3     496.5     485.8      581.6      1,040.8       128.1      149.3      256.1
    Average Century realized
      price ($/lb) ..............  $  0.745  $  0.770  $  0.705  $  0.653   $  0.737     $  0.744    $  0.753  $   0.742   $  0.768
    Average LME price ($/lb) ....     0.683     0.725     0.616     0.617      0.703        0.703       0.744      0.716      0.716
    Sales .......................   361,858   370,477   350,277   317,370    428,597      773,981      96,449    110,690    196,614
    Gross profit (loss) .........    45,731    51,609    28,791   (17,232)    32,645       78,959       8,167      8,462     19,869
    Segment assets ..............   157,671   166,603   181,383   303,992    327,131      789,229     315,489    328,093    809,929
    Expenditures for segment
      assets ....................     9,715    10,703    19,132    14,737     17,631       20,659       1,543      2,803      3,455

--------

(1) On September 21, 1999, we sold our aluminum rolling and fabrication businesses to Pechiney for $234.3 million and recorded pre-tax gains of $41.1 million in 1999 and $5.2 million in 2000. Accordingly, the operating data for 1999, 2000 and 2001 does not include results from the rolling and fabrication businesses after such date. Similarly, balance sheet data as of and following December 31, 1999 does not include the assets and liabilities related to the rolling and fabrication businesses.

(2) On April 1, 2000, we purchased an additional 23% interest in the Mt. Holly facility from Xstrata, an affiliate of Glencore, increasing our ownership interest to 49.7%. Accordingly, the results of operations following that date reflect the increased production which resulted from that purchase. Similarly, balance sheet data as of and following December 31, 2000 includes the assets and liabilities related to the additional 23% interest in the Mt. Holly facility.

(3) The pro forma consolidated statement of operations data for the year ended December 31, 2000 and three months ended March 31, 2001 give pro forma effect to the following events, as if they were consummated on January 1, 2000:

     - our acquisition in April 2000 of an additional 23% ownership interest in the Mt. Holly facility; and

     - the NSA acquisition, concurrently with the closing of the offering of the notes, together with the related aluminum supply contract between us and Southwire, the financing transactions related to the acquisition, including (1) the issuance of the notes, (2) the borrowings under our revolving credit facility and (3) the sale of convertible preferred stock of Century Aluminum Company to Glencore, and other adjustments that management believes are directly related to the NSA acquisition and are factually supportable.

         The pro forma consolidated balance sheet data gives effect to the NSA acquisition and related transactions as if they were consummated as of March 31, 2001.

         See "Unaudited Pro Forma Consolidated Financial Data."

(4) Cost of goods sold in 2000 has been reduced by $1.8 million for income realized from alumina sales.

(5) Included in other income for the year ended December 31, 2000 is approximately $6.1 million received in partial settlement of a claim of approximately $10.0 million with our insurance carrier for property damage and business interruption losses resulting from an illegal work stoppage at the Ravenswood facility in August 1999.

(6) On January 1, 2001, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." As a result, to the extent that our derivatives are designated as effective cash flow hedges, unrealized gains (losses) will be reported as accumulated other comprehensive income, rather than reported in our statement of operations as done in 2000, and realized gains (losses) are now reported as adjustments to net sales. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- New Accounting Standards."

(7) Includes $0.3 million in income from discontinued operations, net of income taxes.

(8) Includes extraordinary item related to write-off of deferred bank fees of $1.4 million, net of income tax benefit of $0.8 million.

(9) Capital expenditures prior to September 1999 include significant spending related to the rolling and fabrication businesses.

(10) For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest component of rental expense.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion reflects our historical results of operations, which (1) include our rolling and fabricating businesses until we sold them in September 1999, (2) do not include results from our additional interest in the Mt. Holly facility until we acquired it in April 2000 and (3) do not reflect the effect of the NSA acquisition on our results of operations. See "Unaudited Pro Forma Consolidated Financial and Other Data." Accordingly, the following discussion of our results of operations is not indicative of our current business. You should read the following discussion in conjunction with our consolidated financial statements included elsewhere in this memorandum.

OVERVIEW

         We are a producer of primary aluminum, and our net sales are derived from the sale of primary aluminum. On September 21, 1999, we sold our rolling and fabrication businesses to Pechiney. Effective April 1, 2000, we increased our ownership of the Mt. Holly facility to 49.67% by acquiring an additional 23% interest for a cash purchase price of $94.7 million. The Mt. Holly facility has an annual production capacity of 480 million pounds of primary aluminum, and our interest represents 238 million pounds of that capacity.

         On April 2, 2001, we acquired from Southwire all of the outstanding stock of Metalsco, formerly a wholly owned subsidiary of Southwire. Metalsco owns NSA, which owns and operates the Hawesville facility. The Hawesville facility has the capacity to produce 523 million pounds of primary aluminum per year. We also acquired from Southwire certain land, facilities and rights related to NSA's aluminum reduction operations which were not held by NSA. The cash purchase price for the NSA acquisition was $460.0 million, subject to post-closing working capital adjustments. We are also assuming from Southwire industrial revenue bonds related to the Hawesville facility in the principal amount of $7.8 million and we may be required to make additional post-closing payments to Southwire of up to $7.0 million. In connection with the acquisition, Glencore purchased a 20% interest in the Hawesville facility for $99.0 million and assumed responsibility for payment of 20% of the principal amount of the industrial revenue bonds and payment of a pro rata portion of post-closing payments made to Southwire. Glencore also purchased $25.0 million of convertible preferred stock of Century Aluminum Company with an 8% cumulative dividend preference.

         The aluminum industry is cyclical and the market price of primary aluminum (which trades as a commodity) is determined by worldwide supply and demand. Our results of operations depend to a large degree on the market price of primary aluminum. Any adverse changes in the conditions that affect the market price of primary aluminum could have a material adverse effect on our results of operations. See "The Aluminum Industry -- Current Price Dynamics."

         The principal elements comprising our cost of goods sold are raw materials, power and labor. The principal raw materials used in our production process are alumina, coal tar pitch, petroleum coke and aluminum fluoride. Pursuant to a supply contract with Alcoa which will expire as of December 31, 2001, we pay a fixed price for the alumina used at the Ravenswood facility and for 54% of our requirements at the Mt. Holly facility. All of our remaining alumina requirements are purchased under variable-price contracts with the price of the alumina purchased linked to the LME price for primary aluminum. In connection with our acquisition of Xstrata's 23% interest in the Mt. Holly facility, we assumed its long-term variable-price supply contract with Glencore which provides us with the additional alumina we require as a result of our increased interest. We purchase the alumina we use at the Hawesville facility from Kaiser under a variable-price supply contract which runs through 2005. Beginning January 1, 2002, we will replace our fixed-price supply contract with Alcoa with a five-year variable-price supply contract with Glencore which will supply the alumina used at the Ravenswood facility and for 54% of our requirements at the Mt. Holly facility. As a result, all of our alumina requirements will be purchased under variable-price contracts linked to market prices for primary aluminum. See "Business -- Facilities and Production."

         We use significant amounts of electricity in the aluminum production process. Under the terms of our supply contracts with Ohio Power and the South Carolina Public Service Authority, we pay fixed prices for the power used at the Ravenswood facility and fixed prices subject to a fuel cost adjustment for the power used at the Mt. Holly facility. The Hawesville facility currently purchases its power requirements from Kenergy, mostly at fixed prices. Our results of operations in the first quarter of 2001 were adversely impacted by recent increases in natural gas costs which triggered the fuel cost adjustment in the Mt. Holly power supply contract.

         Our labor costs are subject to the terms of labor contracts which generally have provisions for annual fixed increases in hourly wages and benefits adjustments. On June 1, 1999, we entered into a new four-year labor contract with our hourly workers at the Ravenswood facility which calls for fixed increases in hourly wages in 2000, 2001 and 2002 and provides for certain benefits adjustments. In connection with the NSA acquisition, we negotiated a collective bargaining agreement with the USWA which covers all of the represented hourly employees at the Hawesville facility. Under this agreement, we established the terms of employment for USWA employees and settled all claims relating to the work stoppage. The agreement was ratified by the USWA local on September 28, 2000, became effective upon the closing of the NSA acquisition and has a five-year term. The agreement provides for fixed increases in hourly wages and certain benefits adjustments in its first, third, fourth and fifth years. The work rules under the new collective bargaining agreement are substantially similar to those previously in place at the Hawesville facility.

         We value most of our inventory at the lower of LIFO cost or market. At the end of each period, we are required to write down the LIFO cost of inventory to the extent that the market price for aluminum is lower. This could adversely affect our reported results in periods when the market price of aluminum has declined substantially. To the extent the inventory is sold in a subsequent period, the reserve established is reversed to income.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31, 2000

         Net Sales. Net sales for the three months ended March 31, 2001 increased $14.3 million to $110.7 million from $96.4 million for the same period in 2000. Shipments were 16.5% higher in the first quarter of 2001 compared to the first quarter of 2000 due to the additional production capacity we acquired in connection with our purchase of an additional 23% interest in the Mt. Holly facility from Xstrata, effective April 1, 2000. Revenue per pound decreased by $0.01 in the first quarter of 2001 to $0.74 as compared to the same period in 2000.

         Gross Profit. Gross profit for the three months ended March 31, 2001 increased $0.3 million to $8.5 million from $8.2 million for the three months ended March 31, 2000. Gross profit for the first quarter of 2001 reflected a $2.2 million charge for a non-recurring electrical power surcharge at our Mt. Holly facility. Gross profit for the first quarter of 2000 reflected a $1.6 million charge for the lower of cost or market price of inventory reserves. Excluding these two items, gross profit for the three months ended March 31, 2001 was approximately 10% higher than gross profit for the same period in 2000.

         Selling, General and Administrative Expenses. For the three months ended March 31, 2001, selling, general and administrative expenses increased $0.2 million to $3.6 million from $3.4 million for the same period in 2000.

         Interest Income, Net. Interest income for the three months ended March 31, 2001 decreased $0.8 million to $0.4 million from $1.2 million for the same period in 2000. The decrease resulted from the use of available cash to fund the purchase of an additional 23% interest in the Mt. Holly facility from Xstrata during the second quarter of 2000. See footnote 7 to our unaudited consolidated financial statements as of March 31, 2001, included elsewhere in this prospectus.

         Net Gains or Losses on Forward Contracts. We recorded a net loss of $0.2 million on forward contracts for the three months ended March 31, 2001 compared to a $2.7 million net gain on forward contracts for the same period in 2000. Effective January 1, 2001, we adopted Statement of Financial Accounting Standard, or SFAS, No.133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No.138. Most of our forward delivery contracts qualify for the normal purchase and sale exemption provided by SFAS No.138. Our forward financial sales contracts, which were previously recorded at fair value through the statement of operations, have been designated as cash flow hedges as of January 1, 2001. Unrealized gains and losses on forward financial sales contracts will no longer be reported in the statement of operations, but rather will be reported in accumulated other comprehensive income on a net of tax basis and reclassified into earnings when realized. See " -- New Accounting Standards."

         Tax Provision. Income tax expense for the three months ended March 31, 2001 was $1.8 million compared to $3.2 million for the same period in 2000. The decrease was due to reduced pre-tax earnings in the first quarter of 2001 compared to the first quarter of 2000.

         Net Income. Net income decreased $2.4 million to $3.2 million for the three months ended March 31, 2001 from $5.6 million for the same period in 2000. The decrease in net income was due to the non-recurring power surcharge at our Mt. Holly facility, reduced interest income and the adoption of SFAS No.133 and SFAS No.138 as of January 1, 2001.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

         Net Sales. Consolidated net sales decreased 24.3% to $428.6 million in 2000 from $566.3 million in 1999. The decrease was primarily the result of the sale of our aluminum rolling and fabrication businesses in September 1999, and was partially offset by higher average unit selling prices for primary aluminum, increased primary aluminum shipments and the acquisition of an additional interest in the Mt. Holly facility in April 2000. Shipments in 1999 were impacted by the illegal work stoppage at the Ravenswood facility in August 1999.

         Gross Profit or Loss. Gross profit for the year ended December 31, 2000 was $32.5 million compared to a loss of $6.6 million for the year ended December 31, 1999. The increase in gross profit for 2000 was primarily due to higher unit selling prices for primary aluminum, increased primary aluminum shipments, and reduced charges for inventory writedowns as a result of higher market prices and sales of alumina for inventory adjustment purposes.

         Selling, General and Administrative Expenses. Consolidated selling, general and administrative expenses decreased 26.5% to $13.9 million in 2000 from $18.9 million in 1999. The decrease was due to the sale of our rolling and fabrication businesses in September 1999.

         Gain on Sale of Rolling and Fabrication Businesses. For the year ended December 31, 2000, we recorded a gain on the sale of our rolling and fabrication businesses of $5.2 million. This resulted from the settlement of post-closing adjustments to the transaction as originally recorded. For the year ended December 31, 1999, we recorded a gain on the sale of the businesses of $41.1 million.

         Interest Expense, Net. Interest income for the year ended December 31, 2000 was $2.3 million compared to interest expense of $3.5 million for the year ended December 31, 1999. The change in interest income was due to the lack of borrowings and increased earnings on invested cash in 2000.

         Other Income or Expense. Other income was $6.5 million in 2000 compared to other expense of $0.8 million in 1999. The increase in other income was primarily due to the receipt of approximately $6.1 million in partial settlement of our claim with our insurance providers relative to property damage and business interruption losses resulting from the illegal work stoppage at the Ravenswood facility in August 1999.

         Net Gains or Losses on Forward Contracts. Net gains on forward contracts were $4.2 million in 2000 compared to a net loss on forward contracts of $5.4 million in 1999. The increase resulted from lower market prices for primary aluminum as of December 31, 2000 with respect to the value of our forward sales contracts on that date.

         Tax Provision. Income tax expense for 2000 was $11.3 million compared to $0.6 million for 1999. The increase is primarily due to higher operating income in 2000. Income tax expense for the year ended December 31, 2000 includes a $2.4 million reduction in estimated income taxes payable. Income tax expense for 1999 includes a $1.5 million reduction in estimated income taxes payable.

         Net Income. Net income increased to $25.3 million in 2000 from $3.9 million in 1999. The increase was due to higher unit selling prices for primary aluminum, increased primary aluminum shipments, the acquisition of our additional interest in the Mt. Holly facility and proceeds received on our insurance claim related to the illegal work stoppage at the Ravenswood facility.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

         Net Sales. Net sales in 1999 were $566.3 million, a decrease of $84.0 million or 12.9% from net sales of $650.3 million in 1998. The decrease was partially a result of the sale of our rolling and fabrication businesses in September 1999 and reduced average unit selling prices. Primary aluminum product sales in 1999 were $317.4 million, including shipments to our rolling and fabrication businesses of $136.8 million, a decrease of $32.9 million or 9.4% from net sales of $350.3 million in 1998, including shipments to our rolling and fabrication businesses of $234.5 million. The decrease was a result of reduced volumes caused by an illegal work stoppage at the Ravenswood facility in August 1999 and reduced average unit selling prices in 1999 as compared to 1998.

         Gross Profit or Loss. We reported a gross loss of $6.6 million in 1999, a decrease of $45.1 million from a gross profit of $38.5 million in 1998. The decrease resulted from reduced average unit selling prices, the effects of property damage and lost production of approximately $10.0 million resulting from the illegal work stoppage at the Ravenswood facility in August 1999, a charge of $12.3 million for inventory writedowns and LIFO adjustments, and the sale of our rolling and fabrication businesses.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses were $18.9 million in 1999, a slight decrease from expenses of $19.2 million in 1998. The decrease was due to the sale of our rolling and fabrication businesses and was partially offset by increased professional fee expenses.

         Gain on Sale of Rolling and Fabrication Businesses. We had a gain of $41.1 million on the sale of our rolling and fabrication businesses in 1999, which represented the excess of proceeds received over the net assets sold to Pechiney on September 21, 1999.

         Interest Expense, Net. Net interest expense was $3.5 million in 1999, an increase of $1.3 million from net interest expense of $2.2 million in 1998. The increase was due to reduced capitalized interest in 1999 compared to

1998 and to higher borrowings during the first three quarters of 1999 compared to the same period in 1998, partially offset by interest income earned in the fourth quarter of 1999.

         Net Gains or Losses on Forward Contracts. We incurred a net loss on forward contracts of $5.4 million in 1999 compared to a net gain on forward contracts of $10.6 million in 1998. The decrease resulted from increasing market prices for primary aluminum in 1999 which reduced the value of our forward sales contracts.

         Tax Provision. Income tax expense for 1999 was $0.6 million compared to income tax expense of $10.2 million in 1998. The decrease was a result of reduced operating income and a refund resulting from the completion of a federal tax audit.

         Net Income. We had net income of $3.9 million in 1999 compared to net income of $17.9 million in 1998. The decrease was a result of reduced average unit selling prices, reduced volumes, a charge for inventory writedowns and LIFO adjustments, and the costs and effects of lost production from the illegal work stoppage at the Ravenswood facility in August 1999. The decrease was substantially offset by the gain on the sale of our rolling and fabrication businesses.

LIQUIDITY AND CAPITAL RESOURCES

AFTER THE NSA ACQUISITION

         With the consummation of the NSA acquisition and the sale of the outstanding notes, our principal sources of liquidity are cash flow from operations and borrowings under the revolving credit facility. Our principal uses of cash are payment of principal and interest on our outstanding debt and dividends on our convertible preferred stock, the funding of capital expenditures and investments in related businesses, working capital and other general corporate requirements.

         Debt Service

         As of March 31, 2001, after giving pro forma effect to the offering and sale of the outstanding notes and the NSA acquisition, we would have had approximately $329.0 million of indebtedness outstanding, including $321.2 million of principal amount of the outstanding notes, net of unamortized issuance discount, and $7.8 million in industrial revenue bonds which were assumed in connection with the NSA acquisition. Our significant debt service obligations, under certain circumstances, could have material adverse consequences to holders of the outstanding notes. See "Risk Factors -- Risks Relating to Our Indebtedness."

         Notes. Interest payments on the outstanding notes are payable semiannually in arrears beginning on October 15, 2001. The outstanding notes will mature in 2008, as will the exchange notes. The outstanding notes contain customary covenants limiting our ability to pay dividends, incur debt and make investments, as will the exchange notes. See "Description of the Exchange Notes -- Certain Covenants."

         Revolving Credit Facility. In connection with the NSA acquisition, we replaced our former $67.1 million revolving credit facility with a new $100.0 million revolving credit facility. Amounts outstanding under the revolving credit facility are unconditionally guaranteed by some of our domestic subsidiaries and secured by a first priority, perfected security interest in all accounts receivable and inventory belonging to us and our guarantor subsidiaries. The availability of funds under the revolving credit facility is subject to a $30 million reserve and limited by a specified borrowing base consisting of certain eligible accounts receivable and inventory. Borrowings under the revolving credit facility are, at our option, at the LIBOR rate or the Fleet National Bank base rate plus, in each case, the applicable interest margin. The applicable interest margin ranges from 2.25% to 3.0% over the LIBOR rate and 0.75% to 1.5% over the base rate. The maturity date of the facility is April 2, 2006. Interest periods for LIBOR rate borrowings are one, two, three or six months, at our option. We expect the borrowing base, less the reserve, will permit us to borrow in the aggregate approximately $60.0 million under the revolving credit facility. The revolving credit facility contains customary covenants limiting our ability to repay or redeem other debt, pay dividends, incur debt and make investments. See "Description of Revolving Credit Facility and Convertible Preferred Stock."

         Industrial Revenue Bonds. As part of the purchase price for the NSA acquisition, we are assuming industrial revenue bonds in the aggregate principal amount of $7.8 million which were issued in connection with the financing of certain solid waste disposal facilities constructed at the Hawesville facility. Pursuant to our agreement with Glencore, Glencore assumed direct responsibility for payment of 20%, or $1.6 million, of the principal amount of the bonds. The industrial revenue bonds mature on April 1, 2028, are secured by a letter of credit and bear interest at a variable rate not to exceed 12% per annum determined weekly based on prevailing rates for similar bonds in the industrial revenue bond market. At March 31, 2001, the interest rate on the bonds was 3.75%. The bonds are classified as current liabilities because they are remarketed weekly and, under the indenture governing the bonds, repayment upon demand could be required if there is a failed remarketing.

         Convertible Preferred Stock

         In connection with the NSA acquisition, we issued $25.0 million of Century Aluminum Company convertible preferred stock to Glencore. We are required to pay dividends on the preferred stock at a rate of 8% per year, which is cumulative. The notes and the revolving credit facility impose restrictions on Century Aluminum Company's ability to pay dividends on the convertible preferred stock in cash. See "Description of Revolving Credit Facility and Convertible Preferred Stock."

         Working Capital

         On a pro forma basis, after giving effect to the NSA acquisition and the related financing transactions, working capital would have been $73.0 million at March 31, 2001. We believe that our working capital needs will be consistent with the past experience of our company and NSA and that borrowing availability under the revolving credit facility should be sufficient to meet expected near-term liquidity needs.

         Capital Expenditures

         Capital expenditures for 2001 are expected to be approximately $20.0 million to $25.0 million and will principally be related to upgrading production equipment, maintaining facilities and complying with environmental requirements. As of March 31, 2001, we had made or entered into commitments to make capital expenditures of $12.2 million. The revolving credit facility will impose restrictions on our ability to make capital expenditures; however, we believe that the amount of capital expenditures permitted will be adequate to maintain our properties and business and comply with environmental requirements.

         Acquisitions

         We actively pursue opportunities to acquire primary aluminum reduction facilities which offer favorable cost structures. In connection with possible future acquisitions, we may need additional financing, which may be provided in the form of debt or equity. We cannot assure you that any such financing will be available to us. We anticipate that our operating cash flow, together with borrowings under the revolving credit facility, will be sufficient to meet our future debt service obligations as they become due, working capital and capital expenditures requirements. However, our ability to make scheduled payments of principal and interest on, or to refinance, our debt obligations, will depend upon our future operating performance, which will be affected by general economic, financial, competitive, regulatory, business and other factors, many of which are beyond our control. See "Risk Factors." We will continue from time to time to explore additional financing methods and other means to lower our cost of capital, including stock issuances or debt financing and the application of the proceeds to the repayment of bank debt or other indebtedness.

HISTORICAL

         Our statements of cash flows for the periods indicated are summarized below:

                                                                  YEAR ENDED DECEMBER 31,               THREE MONTHS ENDED MARCH 31,
                                                          --------------------------------------        ----------------------------
                                                          1998             1999             2000            2000             2001
                                                          ----             ----             ----            ----             ----
                                                                                     (DOLLARS IN THOUSANDS)
         Net cash provided by (used in) operating
         activities .............................     $  25,369        $ (44,190)       $  58,103        $  20,941        $  (2,140)
         Net cash (used in) provided by investing
         activities .............................       (51,838)         222,886         (106,158)          (1,545)          (2,781)
         Net cash (used in) provided by financing
         activities .............................        26,439          (93,521)          (4,170)          (1,119)          (1,022)
                                                      ---------        ---------        ---------        ---------        ---------
        (Decrease) increase in cash ............     $     (30)       $   85,175        $ (52,225)       $  18,277        $  (5,943)
                                                      =========        =========        =========        =========        =========

      Net cash provided by operating activities was $58.1 million in 2000. Net cash used in operating activities was $44.2 million in 1999. Net cash provided by operations was $25.4 million in 1998. The increase in 2000 was primarily the result of increased income from operations in that year and a reduced investment in accounts receivable as of December 31, 2000. The 1999 decrease was primarily the result of reduced income from operations in that year.

      Net cash used in operating activities was $2.1 million in the first three months of 2001. Increases in accounts receivable and reductions in trade payables were the primary reasons for the use of cash in the first quarter of 2001. Net cash provided by operating activities was $20.9 million in the first quarter of 2000. The cash flow from operating activities in the first three months of 2000 resulted from a reduction in the investment in inventory and a tax refund of $12.9 million.

      Our net cash used in investing activities was $106.2 million in 2000. The net cash provided by investing activities was $222.9 million in 1999. The net cash used in investing activities was $51.8 million in 1998. The decrease in cash flow from investing activities in 2000 was a result of the use of cash to purchase an additional interest in the Mt. Holly facility in April 2000 compared to the receipt of cash from the sale of the fabricating businesses in September 1999. Capital expenditures were $44.3 million for 1998, $23.0 million for 1999 and $17.6 million for 2000. We used these expenditures to purchase, modernize or upgrade production equipment, maintain facilities and comply with environmental regulations.

      Net cash used in investing activities was $2.8 million in the first three months of 2001 and $1.5 million in the first three months of 2000. Cash was used in both periods for capital expenditures to purchase, modernize or upgrade production equipment, maintain facilities and comply with environmental regulations.

      Net cash used in financing activities was $93.5 million for 1999 and $4.2 million for 2000. Net cash provided by financing activities was $26.4 million in 1998. The improved cash flow from financing activities in 2000 was a result of the absence of borrowing activity in 2000. In 1999, we utilized a portion of the proceeds from the sale of our rolling and fabrication businesses to retire all of our outstanding bank debt.

      Net cash used in financing activities was $1.0 million in the first three months of 2001 and $1.1 million in the first three months of 2000. Cash was used to make our dividend payment for the first three months of each year.

      On March 31, 1999, we entered into an agreement with Fleet National Bank, formerly BankBoston N.A., and the CIT Group/Business Credit, Inc. to provide a credit facility in the amount of up to $180.0 million to refinance indebtedness, finance certain capital expenditures and for other general corporate purposes. The borrowing base for purposes of determining availability was based upon certain eligible inventory and receivables. The credit facility consisted of a revolving credit facility of up to $160.0 million and a term loan of $20.0 million. The term loan was never drawn by us. The revolving credit facility was secured by the inventory and receivables of Century of West Virginia and Berkeley Aluminum. In connection with the sale of our rolling and fabrication businesses, we repaid all of our indebtedness under this credit facility and agreed with our lenders to reduce the revolving credit facility from $160.0 million to $75.0 million, which was further reduced to $67.1 million in connection with our purchase of Xstrata's interest in the Mt. Holly facility in April 2000. In connection with the NSA acquisition, this credit facility was replaced with a new $100.0 million revolving credit facility. See "Description of Revolving Credit Facility and Convertible Preferred Stock."

ENVIRONMENTAL EXPENDITURES AND OTHER CONTINGENCIES

      We have incurred and, in the future, will continue to incur capital expenditures and operating expenses for matters relating to environmental control, remediation, monitoring and compliance. Our aggregate environmental related accrued liabilities were $0.9 million at each of December 31, 2000 and March 31, 2001. We believe that our compliance with current environmental laws and regulations is not likely to have a material adverse effect on our financial condition, results of operations or liquidity; however, environmental laws and regulations have changed rapidly in recent years and we may become subject to more stringent environmental laws and regulations in the future. In addition, we may be required to conduct remediation activities in the future pursuant to various orders issued by the EPA and West Virginia Department of Environmental Protection. We cannot assure you that compliance with more stringent environmental laws and regulations that may be enacted in the future, or future remediation costs, would not have a material adverse effect on our financial condition, results of operations or liquidity

      We have planned environmental capital expenditures of approximately $3.4 million for 2001, $6.7 million for 2002 and $3.9 million for 2003. In addition, we expect to incur operating expenses relating to environmental matters of approximately $5.2 million in each of 2001, 2002 and 2003. These estimates include our 80% pro rata portion of planned environmental expenditures at the Hawesville facility. As part of our general capital expenditure plan, we also expect to incur capital expenditures for other capital projects that may, in addition to improving operations, reduce certain environmental impacts. See "Business -- Environmental Matters."

      We are a defendant in several actions relating to various aspects of our business. While it is impossible to predict the ultimate disposition of any litigation, we do not believe that any of these lawsuits, either individually or in the aggregate, will have a material adverse effect on our financial condition, results of operations or liquidity. See "Business -- Legal Proceedings."

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

      Interest Rate Risk. Our primary debt obligations are the outstanding notes, borrowings under our revolving credit facility and the industrial revenue bonds we are assuming in connection with the NSA acquisition. Because the notes bear a fixed rate of interest, changes in interest rates do not subject us to changes in future interest expense with respect to the outstanding notes. Borrowings under our revolving credit facility, if any, are at variable rates at a margin over LIBOR or the Fleet National Bank base rate, as defined in the revolving credit facility. The industrial revenue bonds bear interest at variable rates determined by reference to the interest rate of similar instruments on the industrial revenue bond market. As of March 31, 2001, after giving pro forma effect to the NSA acquisition and related financing, we would have had $7.8 million of variable rate borrowings. A hypothetical 100 basis point change in the relevant interest rates would have changed our annual interest expense by $0.1 million, assuming no debt reduction.

         Our primary financial instruments are cash and short-term investments, including cash in bank accounts and other highly rated liquid money market investments and government securities. We believe that these instruments are not subject to material potential near-term losses in future earnings from reasonably possible changes in market rates or prices.

         Commodity Price Risk. Our operating results are sensitive to changes in the price of primary aluminum and the raw materials used in its production, as more fully described in "Business -- Pricing and Risk Management -- Risk Management."

NEW ACCOUNTING STANDARDS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 2000, the FASB issued SFAS No. 138 which amended certain provisions of SFAS No. 133, including an amendment to expand the normal purchase and sale exemption for supply contracts. Effective January 1, 2001, we adopted SFAS 133, as amended by SFAS No. 138.

         Our fixed-price commitments for physical delivery of primary aluminum qualified for the normal purchase and sale exemption provided in SFAS No. 138. Our primary aluminum financial instruments, which were previously recorded at fair value through our statement of operations, have been designated as cash flow hedges as of January 1, 2001 and accordingly unrealized gains and losses are reflected as accumulated other comprehensive income, net of tax, while realized gains and losses are recorded as revenue. Our natural gas financial instruments , which were designated as cash flow hedges, were recorded at fair value on our balance sheet as of December 31, 2001 and March 31, 2001. No transition adjustment was required upon the adoption of SFAS No. 133. As of March 31, 2001, we reported a balance in accumulated other comprehensive income of $3.7 million.

         The FASB's Derivatives Implementation Group, or DIG, continues to identify and provide guidance on various implementation issues related to SFAS 133 and 138 that are in varying stages of review and clearance by the DIG and FASB. We are currently evaluating the impact of these issues and have not determined if they would have a material impact on our financial statements.

         In December 1999, the SEC issued Staff Accounting Bulletin, or SAB, No. 101, "Revenue Recognition In Financial Statements." SAB No. 101 provides additional guidance on revenue recognition as well as criteria for when revenue is generally realized and earned. We adopted SAB No. 101 during the fourth quarter of 2000, and there was no impact on our results of operations and financial position.

         In June 2001, the FASB approved SFAS No. 141, "Business Combinations" and is currently finalizing this statement with an expected issuance in July 2001. Under the proposed changes, SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. We are currently evaluating the impact of SFAS No. 141, which we expect to adopt during the first quarter of fiscal 2002, and have not yet determined if it would have a material impact on our financial statements.

         In June 2001, the FASB approved SFAS No. 142, "Goodwill and Other Intangible Assets," which supercedes APB Opinion No. 17, "Intangible Assets". The FASB is currently finalizing this statement with an expected issuance in July 2001. Under its proposed changes, SFAS No. 142 establishes new standards for goodwill acquired in a business combination, eliminates amortization of goodwill and sets forth methods to periodically evaluate goodwill for impairment. We are currently evaluating the impact of SFAS No. 142, which we expect to adopt during the first quarter of fiscal 2002, and have not yet determined if it would have a material impact on our financial statements.

                              THE ALUMINUM INDUSTRY

PRODUCT OVERVIEW

         Aluminum and aluminum products are used by a wide variety of industries that value its unique physical properties including light weight and relative strength, high resistance to corrosion, heat and electrical conductivity, reflective and nonmagnetic properties, non-toxicity and non-permeability and recyclability.

         The production of primary aluminum begins with the mining and refining of bauxite, an aluminum-bearing ore, to produce alumina, an intermediate material. Alumina is "reduced" into primary aluminum through an electrolytic reduction process. Approximately two pounds of bauxite are required to produce one pound of alumina, and approximately two pounds of alumina are required to produce one pound of primary aluminum. The primary aluminum produced in the reduction process can be mixed with various alloys or left in its pure form and then cast into shapes, such as billet and ingot. Depending on their end-use, these cast products are then remelted, rolled, extruded, forged, drawn or machined into forms which vary from heavy aluminum plate to fine aluminum wire.

         The electrolytic process that separates alumina into its base elements, aluminum and oxygen, takes place in large, carbon-lined steel pots which are aligned in a series referred to as a potline. During the reduction process, significant amounts of electricity flow through each pot in the potline. The bottom of each pot acts as a cathode, or negative electrode, and carbon blocks suspended in the pot serve as an anode, or positive electrode. Inside the pots, alumina is dissolved in a molten electrolytic bath composed mainly of the mineral cryolite. The electrical current passing from the anode to the cathode causes the oxygen in alumina to split off and bond with the carbon in the anode, while pure molten aluminum settles to the bottom of the pot where it is siphoned off daily and cast into shapes based on the customer's specifications.

GLOBAL MARKET

         The principal sources of demand for aluminum are companies in the transportation, containers and packaging and building and construction industries.

                  Transportation. The transportation industry accounted for an estimated 34% of worldwide aluminum consumption in 2000 and is the largest end-use market for aluminum both worldwide and in the United States. Aluminum is used in structural components in a variety of applications including airplanes and other aerospace equipment, automobiles, vans and truck trailers, as well as in engine blocks. The transportation sector continues to increase its use of aluminum in order to reduce vehicle weight and thereby improve fuel efficiency.

                  Containers and Packaging. The containers and packaging industry accounted for approximately 21% of estimated worldwide aluminum consumption in 2000. This market segment consists mainly of beverage cans, household and institutional foil and semi-rigid aluminum packaging. Beverage cans are the largest component of this segment, as aluminum's recyclability, non-permeability and light weight give it advantages over steel and glass for use in beverage containers.

                  Building and Construction. The building and construction sector accounted for approximately 17% of estimated worldwide aluminum consumption in 2000. In this sector, aluminum is used primarily for residential, industrial, commercial, farm and highway construction projects. Typical end-products include ladders, window frames, gutters and downspouts and stair treads. Aluminum is also used for infrastructure applications, including the construction of bridges, electrical towers and transmission lines.

HISTORICAL FACTORS

         The most commonly used benchmark for pricing primary aluminum is the price for aluminum transactions quoted on the London Metals Exchange, or LME. The LME price, however, does not represent the actual price paid for all primary aluminum products. For example, products delivered to U.S. customers are often sold at a premium to the LME price, typically referred to as the U.S. Midwest Market Index. Historically, this premium has averaged approximately $0.03 to $0.05 per pound. In addition, premiums are charged for adding certain alloys to aluminum for use in specific applications and for casting aluminum into specific shapes, such as extrusion billet or rolling slab.

         The average price of primary aluminum on the LME for the year ended December 31, 2000 was $0.70 per pound. The average LME price for the six months ended June 30, 2001 was $0.70 per pound. The table below illustrates historical LME primary aluminum prices over the last 20 years:

                  WEEKLY AVERAGE LME CLOSING PRICE OF ALUMINUM


                                  [LINE GRAPH]



         *        Reflects average price through June 30, 2001

         During the 1990s, worldwide supply and demand levels for primary aluminum fluctuated significantly driven largely by episodes of declining consumption in the former Soviet Union and Asia. In the early 1990s, consumption of primary aluminum in the former Soviet Union fell off sharply due largely to a substantial decrease in demand from Russia's defense industry. Prices in western markets were adversely impacted as imports from Eastern Bloc countries substantially increased during this period. As a result, worldwide inventory levels rose dramatically through 1993, creating downward pressure on prices and leading to the idling of production capacity.

         From late 1993 to 1997, global demand for primary aluminum generally increased and inventory levels began to decline, leading to improved pricing and the reopening of some idled capacity. Global demand declined again in 1998 when Asia experienced economic difficulties, but rebounded in late 1999 as worldwide economic conditions improved. This growth in demand led to a further decline in inventory levels and the return to production of a substantial portion of the remaining idled capacity. In 2000, demand generally remained strong, exceeding supply and leading to a further reduction in global inventory levels. Beginning in the fourth quarter of 2000, the idling of certain production facilities, primarily in the northwestern United States and Brazil, has reduced global capacity by nearly 8%. These supply curtailments have largely offset the reduction in demand in the first half of 2001.

CURRENT PRICE DYNAMICS

         The market price for primary aluminum, a global commodity, is determined by worldwide supply and demand conditions. Total global aluminum consumption in 2000 was estimated to be 24.9 million tonnes, representing an aggregate increase of nearly 13 million tonnes and a compound annual growth rate of approximately 3% over the past 20 years. According to estimates published by CRU, by 2005 total global aluminum consumption will increase by nearly 5 million tonnes, or 18.7%, over 2000 levels, representing a compound annual growth rate of 3.5% over the five-year period. The following table is based on CRU data and shows actual and projected global primary aluminum consumption for the years 1999 through 2005:

                       GLOBAL PRIMARY ALUMINUM CONSUMPTION

                                       ACTUAL                                            PROJECTED
                                 -----------------         ----------------------------------------------------------------------
                                 1999         2000         2001         2002         2003         2004         2005       CAGR(1)
                                 ----         ----         ----         ----         ----         ----         ----       -------
                                                                    (IN THOUSANDS OF TONNES)
Asia ....................        7,983        8,819        9,127        9,619       10,131       10,671       11,190        5.8%
North America ...........        7,267        7,291        6,979        7,328        7,595        7,839        8,087        1.8%
Europe ..................        6,352        6,632        6,782        6,941        7,101        7,259        7,411        2.6%
South and Central America          721          823          856          898          933          979        1,025        6.1%
CIS .....................          524          612          704          778          843          912          985       11.1%
Australasia .............          387          421          410          423          434          446          461        3.0%
Africa ..................          278          294          311          330          346          361          376        5.2%
                                ------       ------       ------       ------       ------       ------       ------       ----
Total World .............       23,512       24,892       25,169       26,317       27,383       28,467       29,535        3.9%


---------------

(1)      Compound annual growth rate from 1999 to 2005.

         In 2000, total worldwide production was 24.5 million tonnes, which fell short of estimated consumption by 0.4 million tonnes. This supply shortfall depleted global inventories, which reached an 11-year low in December 2000. Based on CRU's demand projections, by 2005, consumption will exceed current production capacity by 3.5 million tonnes, or 13%.

         CRU estimates that global production and consumption will not be in balance before 2003, however, this estimate assumes additions to production capacity that may be delayed. It typically takes several years and significant amounts of capital to bring new primary aluminum production capacity on line. In addition, global primary aluminum production capacity has been affected recently by the idling of production capacity primarily in the northwestern United States and Brazil. Sharply higher power prices stemming from a combination of high demand, industry deregulation, weather-related factors and a shortage of electrical generation capacity have caused producers in that region to shut down approximately 1.9 million tonnes of production capacity, representing approximately 8% of global capacity. Based on the current situation, we do not expect this idled production capacity to be restarted in the near future.

         Consequently, if expected capacity additions are delayed and consumption of primary aluminum meets expectations, global production could continue to fall short of global consumption for some time, creating upward pressure on prices.

                                    BUSINESS





OVERVIEW

         We are a leading North American producer of primary aluminum. Our aluminum reduction facilities produce premium and commodity grade primary aluminum products ranging from molten aluminum to premium cast products such as high-purity foundry ingot and billet. We are the second largest primary aluminum producer in the United States, behind Alcoa, having produced over 570 million pounds of primary aluminum in 2000 with net sales of $428.6 million. With the consummation of the NSA acquisition, as described below, we have an annual production capacity of over 1.0 billion pounds of primary aluminum, and, for the year ended December 31, 2000 and the three months ended March 31, 2001, we have pro forma net sales of $774.0 million and $196.6 million, respectively.

         Our Mt. Holly and Ravenswood production facilities are located in Mt. Holly, South Carolina and Ravenswood, West Virginia. The Mt. Holly facility, built in 1980, is the most recently constructed aluminum reduction facility in the United States. We own a 49.7% interest in the Mt. Holly facility, which is operated by our partner, Alcoa. The Mt. Holly facility has an annual production capacity of 480 million pounds of primary aluminum, and our interest represents 238 million pounds of that capacity. The Ravenswood reduction facility, which we own entirely, began operations in 1957 and is located on the Ohio River close to major U.S. industrial customers. The Ravenswood facility has an annual production capacity of 375 million pounds of primary aluminum.

         Our strategic objective is to grow our primary aluminum business and to further capitalize on recent and anticipated improvements in industry fundamentals. To better focus on the production of primary aluminum, we sold our rolling and fabrication operations to Pechiney in September 1999. In April 2000, we increased our ownership interest in the Mt. Holly facility by 23% to 49.7%, increasing our overall production capacity by over 20%.

         As part of our growth strategy and in connection with the offering of the notes, on April 2, 2001, we acquired an aluminum reduction facility in Hawesville, Kentucky from the Southwire Company, a privately-held wire and cable manufacturing company. The Hawesville facility began operations in 1970 with four potlines. A fifth potline was added in 1999, increasing the annual production capacity at the facility to 523 million pounds of primary aluminum. In connection with this acquisition, we sold a 20% interest in the Hawesville facility to Glencore. Our 80% interest in the Hawesville facility increased our overall production capacity by 418 million pounds, or 68%, and lowered our average per-unit cash production cost due to the Hawesville facility's lower cash production costs compared to our other facilities.

FACILITIES AND PRODUCTION

Ravenswood Facility

         The Ravenswood facility is owned and operated by our principal subsidiary, Century of West Virginia, Inc. Built in 1955, the Ravenswood facility operates four potlines with a total annual production capacity of 375 million pounds. The site is strategically located on the Ohio River in Ravenswood, West Virginia, 165 miles southwest of Pittsburgh and 45 miles north of Charleston, West Virginia, close to major U.S. industrial customers. The alumina used in the reduction process is transported by barge from the Gulf of Mexico through the Mississippi and Ohio river systems to its unloading point at the Ravenswood facility's dock.

         The Ravenswood facility produces molten aluminum for delivery to Pechiney's adjacent fabricating facility and commodity ingot which is cast and sold in the marketplace.

      The following table shows primary aluminum shipments from the Ravenswood facility during each of the periods indicated:


                 RAVENSWOOD FACILITY PRIMARY ALUMINUM SHIPMENTS

                                       YEAR ENDED DECEMBER 31,
                                       -----------------------
                                  1998          1999             2000
                                  ----          ----             ----
                                       (IN MILLIONS OF POUNDS)
Molten aluminum ..........        333.3         297.7(1)         335.8
Rolling ingot and sow ....         40.9          63.0             41.6
                                 ------        ------           ------
      Total ..............        374.2         360.7            377.4
                                 ======        ======           ======


---------------

(1) Decrease from 1998 reflects a loss of approximately 15 million pounds of primary aluminum shipments as a result of an illegal work stoppage at the Ravenswood facility in August 1999.


         We purchase the alumina we use at the Ravenswood facility under a fixed-price supply contract with Alcoa which will expire on December 31, 2001. As of January 1, 2002, the alumina we use at the Ravenswood facility will be supplied to us by Glencore under a new five-year contract at a variable price determined by reference to the quoted LME market price for primary aluminum. We purchase electricity under a fixed-price power supply contract with Ohio Power, a subsidiary of American Electric Power, which extends through July 31, 2003.

Mt. Holly Facility

         The Mt. Holly facility, built in 1980, is the most recently constructed aluminum reduction facility in the United States. The plant consists of two potlines with a total annual production capacity of 480 million pounds and casting equipment used to cast molten aluminum into standard-grade ingot, extrusion billet and other premium primary aluminum products. Our 49.7% interest represents 238 million pounds of this production capacity. Premium primary aluminum products are sold at higher prices than commodity-priced primary aluminum. Alumina used in the production process is unloaded at the port of Charleston, approximately 15 miles from the Mt. Holly facility, and then transported to the facility by train.

         We hold our interest in the Mt. Holly facility through our wholly owned indirect subsidiary, Berkeley Aluminum, Inc. Effective April 1, 2000, we increased our 26.7% interest in the Mt. Holly facility to 49.7% when Berkeley purchased an additional 23% interest from Xstrata Aluminum Corporation, a wholly owned subsidiary of Xstrata AG, for $94.7 million. Glencore is a major shareholder of Xstrata AG and is also a major shareholder of Century Aluminum. Under the current ownership structure, we now hold an undivided 49.7% interest in the property, plant and equipment comprising the aluminum reduction operations at the Mt. Holly facility and an equivalent share in the general partnership responsible for the operation and maintenance of the facility. Alcoa owns the remaining 50.3% interest in the Mt. Holly facility and a proportionate share of the operating partnership. Under the terms of the operating partnership, Alcoa is responsible for operating and maintaining the facility, while each partner supplies its own alumina for conversion to primary aluminum and is responsible for its share of operational and maintenance costs.

         The Mt. Holly facility manufactures two basic product types:

         primary aluminum cast into ingots, which we sell at commodity prices;
and

- primary aluminum alloyed and cast into value-added primary aluminum products, such as rolling ingot, foundry alloys and extrusion billet, which we sell at premium prices.

         The following table shows our primary aluminum shipments from the Mt. Holly facility during each of the periods indicated:

                  MT. HOLLY FACILITY PRIMARY ALUMINUM SHIPMENTS

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                               1998               1999             2000(1)
                                               ----               ----             -------
                                                        (IN MILLIONS OF POUNDS)
Commodity-priced primary aluminum..........     83.7              72.4              107.4
Premium-priced primary aluminum............     38.6              52.7               96.8
                                               -----             -----              -----
      Total................................    122.3             125.1              204.2
                                               =====             =====              =====

----------------

(1) We acquired an additional 23.0% interest in the Mt. Holly facility in April 2000.

         We currently purchase from Alcoa approximately 54% of our alumina requirements for the Mt. Holly facility under a fixed-priced supply contract that expires at the end of 2001. Beginning on January 1, 2002, Glencore will supply all of our alumina requirements for the Mt. Holly facility, of which approximately half will be supplied under a new five-year supply contract and the remainder will be supplied under an existing contract which runs through January 31, 2008. The price under both of our alumina supply contracts with Glencore is determined by reference to the quoted LME market price for primary aluminum.

         Alcoa, which operates the Mt. Holly facility, purchases all of the facility's power requirements from the South Carolina Public Service Authority under a power supply contract that expires at the end of 2005. The prices for the power purchased under this contract are fixed, subject to a fuel cost adjustment.

Hawesville Facility

         The Hawesville facility, which began operations in 1970, is strategically located adjacent to the Ohio River near Hawesville, Kentucky. The Hawesville facility originally had four potlines with a total of 448 reduction cells used for the production of primary aluminum. In September 1999, a fifth potline with a total of 112 reduction cells became operational. Alumina used in the production process is unloaded from river barges at the facility's dock on the Ohio River.

         The Hawesville facility has a production capacity of 523 million pounds of primary aluminum per year, which includes approximately 110 million pounds of production from the recently added fifth potline. Under our owners agreement with Glencore, our pro rata portion of the annual production capacity of the Hawesville facility is 418 million pounds. The original four potlines at the Hawesville facility are specially configured and operated so as to produce primary aluminum with a high purity level. The average purity level of primary aluminum produced by these potlines is 99.9%, compared to the purity of standard grade aluminum which is approximately 99.7%. The high purity primary aluminum produced by the four original potlines at the Hawesville facility provides the high conductivity required for Southwire's electrical wire and cable products as well as for certain aerospace applications. Standard grade aluminum would require the added expense of a chemical treatment to achieve the same level of conductivity. The newly installed fifth potline at the Hawesville facility produces standard grade aluminum.

         The Hawesville facility produces primary aluminum in molten, ingot and sow form. The following table shows primary aluminum shipments from the Hawesville facility during each of the periods indicated:

                 HAWESVILLE FACILITY PRIMARY ALUMINUM SHIPMENTS

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                               1998              1999              2000(1)
                                               ----              ----              -------
                                                        (IN MILLIONS OF POUNDS)
Molten aluminum............................    239.3             271.9              280.7
Ingot, pig, and sow........................    121.9             129.7              206.6
Foundry alloys.............................     68.8              67.3               54.1
                                               -----             -----              -----
      Total................................    430.0             468.9              541.4
                                               =====             =====              =====

---------------

(1) The fifth potline, which can produce approximately 110 million pounds of standard grade aluminum per year, began production in September 1999.

         The alumina used by the Hawesville facility is purchased under a supply contract with Kaiser which runs through December 31, 2005. The price for alumina purchased under this contract is variable and determined by reference to the quoted LME market price for primary aluminum. The Hawesville facility purchases all of its power from Kenergy Corp., a local retail electric cooperative, under a power supply contract that expires at the end of 2010. Kenergy acquires the power it provides to the Hawesville facility under fixed price contracts with a subsidiary of LG&E Energy Corp., with delivery guaranteed by LG&E. The Hawesville facility currently purchases all of its power from Kenergy at fixed prices. Beginning in 2003, approximately 15% of the Hawesville facility's requirements will be purchased at market rates. The market-rate component of the contract will increase to approximately 26% in 2006.

SALES AND DISTRIBUTION

         The majority of the products produced at our facilities are sold to a limited number of customers. Giving pro forma effect to the NSA acquisition and our additional ownership interest in the Mt. Holly facility, we would have derived a combined total of approximately 76% of our 2000 consolidated sales from Glencore, Pechiney and Southwire, our three largest customers. Out of total pro forma revenues of $774.0 million for 2000, sales to Pechiney represented $244.6 million, or 32% of our total revenues, sales to Glencore represented $154.5 million, or 20% of total revenues and sales to Southwire represented $185.8 million, or 24% of total revenues. The remaining $189.1 million, or 24% of our total pro forma revenues, represented sales to approximately 50 other customers.

Ravenswood Facility

         Sales of primary aluminum to Pechiney represented $239.1 million, or 87% of our revenues from the Ravenswood facility in 2000. Sales to third parties other than Pechiney represented $34.8 million, or 13% of our revenues in 2000. We currently have a contract with Pechiney under which it will purchase 23 to 27 million pounds per month of molten aluminum produced at the Ravenswood facility through July 31, 2003, at a price determined by reference to the U.S. Midwest Market Index. This contract will be automatically extended through July 31, 2007 provided that our current power contract for the Ravenswood facility is extended or replaced through that date. After July 31, 2003, Pechiney will have the right, upon 12 months notice, to reduce its purchase obligations under the contract by 50%. Through July 2003, sales to Pechiney will represent between 73% and 87% of our production capacity at the Ravenswood facility.

Mt. Holly Facility

         Sales of primary aluminum to Glencore from the Mt. Holly facility represented $103.1 million, or 67% of our revenues from the Mt. Holly facility in 2000. Sales to third parties other than Glencore represented the remaining $51.6 million, or 33% of revenues from the Mt. Holly facility in 2000. On April 7, 2000, we entered into a contract to sell to Glencore approximately 110 million pounds of the primary aluminum produced at the Mt. Holly facility each year through December 31, 2009. From April 2000 through December 31, 2001, the price is variable and determined by reference to the quoted LME market price for primary aluminum, while the remaining eight years of the contract are at a fixed price. Sales to Glencore under this contract represent 47% of our production capacity at the Mt. Holly facility.

Hawesville Facility

         On a pro forma basis, sales of primary aluminum to Southwire would have accounted for $185.8 million, or 57% of our revenues from the Hawesville facility in 2000. Sales to third parties would have accounted for the remaining $142.1 million, or 43% of our revenues from the Hawesville facility in 2000. In connection with the NSA acquisition, we entered into a ten-year contract with Southwire to supply 240 million pounds of high-purity molten aluminum annually to its wire and cable manufacturing facility located adjacent to the Hawesville facility. Under this contract, Southwire will also purchase 60 million pounds of standard grade molten aluminum each year for the first five years of the contract, with an option to purchase an equal amount each of the remaining five years. The price under this agreement is variable and is determined by reference to the U.S. Midwest Market Index. This contract will be automatically renewed for additional five-year terms, unless either party provides 12 months prior notice that it has elected not to renew. Sales of primary aluminum to Southwire will represent up to 57% of the Hawesville facility's current production capacity for the first five years of the contract. Under our owners agreement with Glencore, we are each responsible for providing a pro rata portion of the aluminum supplied to Southwire and each entitled to our pro rata portion of the remaining production.

PRICING AND RISK MANAGEMENT

         Our operating results are sensitive to changes in the price of primary aluminum and the raw materials used in its production. As a result, we attempt to mitigate the effects of fluctuations in primary aluminum and raw material prices through the use of various fixed-price commitments and financial instruments. Although these efforts may limit our ability to take advantage of favorable changes in the market prices for primary aluminum or raw materials, they insulate us from the cyclical prices for those goods and are intended to ensure we will earn acceptable margins on our products.

Pricing

      We offer a number of pricing alternatives to our customers which, combined with our metals risk management activities, are designed to lock in a certain level of price stability on our primary aluminum sales. Pricing on our products is generally offered either at a fixed price, where the customer pays an agreed-upon price over an extended period of time, or an indexed price, where the customer pays an agreed-upon premium over the LME price or over other market indices.

      In connection with the sale of our rolling and fabrication businesses in September 1999, we entered into a long-term contract with Pechiney under which it will purchase 23 to 27 million pounds per month of molten aluminum produced at the Ravenswood facility through July 31, 2003, at a price determined by reference to the U.S. Midwest Market Index. After increasing our ownership interest in the Mt. Holly facility, we entered into a contract to sell to Glencore approximately 110 million pounds of the primary aluminum produced at Mt. Holly each year through December 31, 2009. Through December 31, 2001, the price is variable and determined by reference to the quoted LME market price for primary aluminum, while the remaining eight years of the contract are at a fixed price. In connection with the NSA acquisition, we entered into a 10-year contract with Southwire to supply 240 million pounds of high-purity molten aluminum per year to Southwire's wire and cable manufacturing facility located adjacent to the Hawesville facility at a price determined by reference to the U.S. Midwest Market Index. Under this contract, Southwire will also purchase 60 million pounds of standard-grade molten aluminum each year for the first five years of the contract, with an option to purchase an equal amount in each of the remaining five years. We and Glencore are each responsible for providing a pro rata portion of the aluminum supplied to Southwire under this agreement.

      In addition to our contracts with Pechiney and Glencore, we had fixed-price commitments to sell 124.4 million pounds of primary aluminum at December 31, 1999, 50.3 million pounds at December 31, 2000, and 54.7 million pounds at March 31, 2001. Of these fixed-price commitments, 68.3 million pounds at December 31, 1999, 14.7 million pounds at December 31, 2000 and 14.4 million pounds at March 31, 2001 were with Glencore. We had no fixed-price commitments to purchase aluminum at December 31, 1999 or 2000 or at March 31, 2001.

Risk Management

      We manage our exposure to fluctuations in the price of primary aluminum by selling aluminum at fixed prices for future delivery and through financial instruments as well as alumina supply contracts with prices tied to the same indices as our aluminum sales contracts. Our risk management activities do not include trading or speculative transactions. Although we have not materially participated in the purchase of call or put options, in cases where we sell forward primary aluminum, from time to time we may purchase call options so that we can benefit from price increases which are significantly above our forward sales prices. In addition, we may purchase put options to protect ourselves from price decreases.

      To mitigate the risk of the commodity price fluctuations inherent in our business, as of December 31, 1999, December 31, 2000 and March 31, 2001, we had entered into forward primary aluminum sales contracts for 60 million pounds,
453.5 million pounds and 457.1 million pounds of primary aluminum, respectively. The contracts outstanding on March 31, 2001 will be settled in cash at various dates from 2001 through 2003. Based on market prices at March 31, 2001, we could have received $9.7 million for early settlement of the financial hedge contracts outstanding on that date.

      At March 31, 2001, we had entered into forward natural gas purchase contracts to mitigate the risk of fluctuations in the price of the natural gas we use in the primary aluminum production process. These contracts will be settled in cash on various dates in 2001 through 2003. Based on the market prices for natural gas at March 31, 2001, we could have settled these forward natural gas purchase contracts and received approximately $0.3 million.

      Prior to January 1, 2001, all gains and losses from forward contract activity were reported separately in our statements of operations. Unrealized gains or losses on the forward primary aluminum contracts, realized gains or losses from the cash settlement of the forward primary aluminum contracts and reversals of prior period unrealized losses were reported as either gains or losses on forward contracts. As of January 1, 2001, our financial instruments have been designated as cash flow hedges under the new accounting standards which became effective on that date and, to the extent our cash flow hedges are effective, unrealized gains or losses will no longer be reported in our statement of operations. Instead, we will report them as accumulated other comprehensive income until settled. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- New Accounting

Standards." Our forward natural gas purchase contracts have been designated as cash flow hedges, and unrealized gains or losses on these contracts are deferred in our balance sheet as accumulated other comprehensive income.

         On a hypothetical basis, a $0.01 per pound increase in the market price of primary aluminum would have an estimated unfavorable impact of $2.8 million on our accumulated other comprehensive income for the three months ended March 31, 2001 based on the forward primary aluminum financial sale contracts we had entered into as of March 31, 2001.

         We monitor our overall position, and our metals risk management activities are subject to the management, control and direction of senior management. These activities are regularly reported to our board of directors.

COMPETITION

         The market for primary aluminum is diverse and highly competitive. We compete in the production and sale of primary aluminum with numerous other producers in North America and with other producers worldwide. Our principal competitors in the U.S. market are Alcoa, Alcan and various other smaller primary aluminum producers. Aluminum also competes with other materials such as steel, plastic and glass, which may be used as alternatives for some applications based upon relative pricing. See "Risk Factors -- Risks Relating to our Business -- The market for primary aluminum is highly competitive."

         We believe that we compete on the basis of quality, price, timeliness of delivery and customer service. Some of our competitors have substantially greater manufacturing and financial resources, and some have cost structures with respect to alumina, electricity and labor that are more advantageous than ours.

         We anticipate that continuing industry consolidation will intensify competition and further emphasize the importance of cost efficient operations. With the acquisition of our 80% interest in the Hawesville facility and the integration of its operations with those of our existing facilities, we expect to improve the competitiveness of our position on the industry cost curve and capture a significant share of the high-purity segment of the market.

ENVIRONMENTAL MATTERS

         Our operations are subject to various environmental laws and regulations. We have spent, and expect to spend in the future, significant amounts for compliance with those laws and regulations. In addition, some of our past manufacturing activities have resulted in environmental consequences which require remedial measures. Pursuant to certain environmental laws which may impose liability regardless of fault, we may be liable for the costs of remediation of contaminated property or for the amelioration of damage to natural resources. Although we believe, based upon information currently available to our management, that we will not be subject to environmental liabilities which are likely to have a material adverse effect on us, we cannot be certain that future remedial requirements at our current and formerly owned or operated properties or adjacent areas will not result in a material adverse effect on our financial condition, results of operations or liquidity.

         The 1990 amendments to the Clean Air Act impose stringent standards on the aluminum industry's air emissions. These amendments affect our operations as technology-based standards relating to reduction facilities and carbon plants have been instituted. Although we cannot predict with certainty how much we will be required to spend to comply with these standards, our general capital expenditure plan includes certain projects designed to improve our compliance with both known and anticipated requirements.

         We have planned capital expenditures related to environmental matters at all of our facilities of $3.4 million in 2001, $6.7 million in 2002 and $3.9 million in 2003. In addition, we expect to incur operating expenses relating to environmental matters of approximately $5.2 million in each of 2001, 2002 and 2003. These estimates include our pro rata portion of planned capital expenditures for the Hawesville facility. As part of our general capital expenditure plan, we also expect to incur capital expenditures for other capital projects that may, in addition to improving our operations, reduce certain environmental impacts. It is our policy to accrue for costs associated with environmental assessments and remedial efforts when it becomes probable we are liable and when the costs of our liability can be reasonably estimated. Our aggregate environmental related accrued liabilities were $0.9 million at December 31, 2000 and March 31, 2001. All accrued amounts have been recorded without giving effect to any possible future recoveries, as explained more fully below. With respect to ongoing environmental compliance costs, including maintenance and monitoring, we expense the costs when incurred.

Ravenswood Facility

         We are aware of some environmental contamination at our Ravenswood facility which is likely to require remedial measures. We believe a significant portion of this contamination is attributable to the operations of a prior owner and will be the financial responsibility of that owner, as discussed below.

     Pursuant to an order issued in 1994 by the Environmental Protection Agency, or EPA, under Section 3008(h) of the Resource Conservation and Recovery Act, or "RCRA," we are performing remedial measures at a former oil pond area at Ravenswood in connection with cyanide contamination in the groundwater. We also have conducted and submitted to the EPA an RCRA facility investigation evaluating other areas that may have contamination. Once the investigation is complete, we will have 60 days to submit a study proposing the remediation measures we plan to institute for those areas that will require cleanup. If remedial measures are required, the EPA will issue an order which will detail our responsibilities.

     Before we acquired the Ravenswood facility in 1989, Kaiser owned and operated the facility for approximately 30 years. Many of the conditions which we investigated under the 1994 EPA order exist because of activities which occurred during Kaiser's ownership and operation of the facility. With respect to those conditions, Kaiser will be responsible for the costs of required cleanup under the terms of our agreement to purchase the Ravenswood facility. In addition, Kaiser retained title to certain land at the Ravenswood facility and retains full responsibility for those areas. Under current environmental laws, we may be required to undertake remedial measures with respect to any contamination which was discharged from areas which Kaiser owns or previously owned or operated. However, if such remediation is required, we believe that Kaiser will be liable for some or all of the costs we incur.

     In connection with the sale of our rolling and fabrication businesses at Ravenswood to Pechiney, we transferred to Pechiney certain of our indemnification rights under the agreements relating to our previous purchase of such businesses. In addition, the agreement with Pechiney provides further indemnification obligations by us to Pechiney which are limited, in general, to pre-closing conditions which were not disclosed to Pechiney or to off-site migration of hazardous substances from our pre-closing acts or omissions. In general, our indemnification obligations expire on September 20, 2005 and are payable only to the extent they exceed $2.0 million in the aggregate.

Mt. Holly Facility

     We are not aware of any material cost of environmental compliance or any material environmental liability for which we would be responsible at the Mt. Holly facility.

NSA/Hawesville Facility

     The Hawesville facility has been listed on the National Priorities List under the federal Comprehensive Environmental Response, Compensation and Liability Act. On July 6, 2000, the EPA issued a final Record of Decision, or "ROD," which details response actions to be implemented at several locations at the Hawesville site to address actual or threatened releases of hazardous substances. Those actions include:

- removal and off-site disposal at approved landfills of certain soils contaminated by polychlorinated biphenyls, or "PCBs";

- management and containment of soils and sediments with low PCB contamination in certain areas on-site; and

- the continued extraction and treatment of cyanide contaminated ground water using the existing ground water treatment system.

     The total capital costs for the remedial actions which have been or will be undertaken and paid for by Southwire relative to this site is estimated under the ROD to be $12.6 million and the forecast of annual operating and maintenance costs is $1.2 million (Southwire management's estimate of the remaining costs to be incurred for these remedial actions is $6.9 million with operating and aggregate maintenance costs of $1.8 million). Under our agreement with Southwire to purchase NSA, Southwire indemnified us from all on-site environmental liabilities known to exist prior to the closing of the acquisition, including all remediation, operation and maintenance obligations under the ROD. Although Southwire is responsible for operating and maintaining the ground water treatment system required under the ROD, we agreed to reimburse Southwire up to $0.4 million annually for the cost of extracting and treating contaminated ground water on the site. Under the terms of our agreements with Glencore relating to our ownership and operation of the Hawesville facility, Glencore will share pro rata in any environmental costs (net of any amounts available under the indemnity provisions in our stock purchase agreement with Southwire) associated with the Hawesville facility.

     If on-site environmental liabilities relating to NSA's pre-closing activities that were not known to exist as of the date of the closing of the acquisition become known within six years after the closing, we and Glencore, based on our respective percentage interests in the Hawesville facility, will share the costs of remedial action with Southwire on a sliding scale depending on the year the claim is brought. Any on-site environmental liabilities arising from pre-closing activities which do not become known until on or after the sixth anniversary of the closing of the NSA acquisition will be the responsibility of Glencore and us. In addition, we and Glencore will be responsible for a pro rata portion of any post-closing environmental costs which result from a change in environmental laws after the closing or from our own activities, including a change in the use of the facility.

     As described more fully in "Summary -- The Company -- The NSA Acquisition," we acquired NSA by purchasing all of the outstanding equity securities of its parent company, Metalsco, which was a wholly owned subsidiary of Southwire. Metalsco previously owned certain assets which are unrelated to NSA, including the stock of Gaston Copper Recycling Corporation, a secondary metals reduction facility in South Carolina. Gaston has numerous liabilities related to environmental conditions at its reduction facility. Gaston and all other non-NSA assets owned at any time by Metalsco were identified in our agreement with Southwire as unwanted property and were distributed to Southwire prior to the closing of the NSA acquisition. Southwire indemnified us for all liabilities related to the unwanted property. Southwire also retained ownership of certain land adjacent to the Hawesville facility containing NSA's former potliner disposal areas, which are the sources of cyanide contamination in the facility's groundwater. Southwire retained full responsibility for this land, which was never owned by Metalsco and is located on the north boundary of the Hawesville site. In addition, Southwire indemnified us against all risks associated with off-site hazardous material disposals by NSA which pre-date the closing of the acquisition.

     Under the terms of our agreement to purchase NSA, Southwire secured its indemnity obligations for environmental liabilities for seven years after the closing by posting a $15 million letter of credit issued in our favor, with an additional $15 million to be posted if Southwire's net worth drops below a pre-determined level during that period. Our indemnity rights under the agreement are shared pro rata with Glencore. The amount of security Southwire provides may increase (but not above $15 million or $30 million, as applicable) or decrease (but not below $3 million) if certain specified conditions are met. We cannot be certain that Southwire will be able to meet its indemnity obligations. In that event, under certain environmental laws which impose liability regardless of fault, we may be liable for any outstanding remedial measures required under the ROD and for certain liabilities related to the unwanted properties. If Southwire fails to meet its indemnity obligations or if our shared or assumed liability is significantly greater than anticipated, our financial condition, results of operations and liquidity could be materially adversely affected.

Vialco

     We are aware of contamination at an alumina facility at St. Croix, Virgin Islands which we previously owned through our Virgin Islands Alumina Corporation subsidiary, or "Vialco." We are a party to an Administrative Order of Consent with the EPA pursuant to which all past and present owners of the alumina facility have agreed to carry out a Hydocarbon Recovery Plan which provides for the removal and management of oil which is floating on top of groundwater underlying the facility. Pursuant to the Hydocarbon Recovery Plan, recovered hydrocarbons and groundwater will be delivered to an adjacent petroleum refinery where they will be received and managed. The owner of the petroleum refinery will pay the parties participating in the recovery efforts the fair market value of the petroleum hydrocarbon recovered.

     Pursuant to the agreement under which we sold the premises to St. Croix Alumina, LLC, or "St. Croix," a subsidiary of Alcoa, we retained liability for environmental conditions existing at the time of the sale, but only to the extent those conditions arose as a result of our operation of the facility. We are only obligated to indemnify St. Croix for amounts it spends on remediation which exceed $0.3 million but are not greater than $18.0 million. In addition, Lockheed Martin Corporation, which sold the facility to Vialco in 1989, has indemnified and defended us with respect to certain limited environmental liabilities at the site pursuant to the terms of our agreement to purchase the facility from Lockheed Martin, including those arising under the Administrative Order of Consent. Under our agreement with Lockheed Martin, we agreed to assume responsibilities for other environmental liabilities. Our management does not believe that our liability for environmental conditions at this facility will have a material adverse effect on our financial condition, results of operations or liquidity.

RESEARCH AND DEVELOPMENT

     We perform ongoing process development work primarily using our in-house engineering resources. Recently, we have been focusing our efforts on refining the computer control of pots and reducing electricity usage by using different configurations for the anodes in each pot.

     At the Ravenswood facility, we are participating in two cooperative research agreements with the U.S. Department of Energy and other partners. These projects are designed to improve the operating and energy efficiencies of the primary aluminum production process. One project, which we implemented in 1999, uses experimental system software to identify pots that are not operating at optimal levels. The system operates on data from multiple sources including any existing control system. Two newly developed software programs that allow data mining for both targeted and previously unrecognized data patterns will go online in August 2001 for evaluation. Our potline operators will be able use the information provided by the computer's databases to correct operational inefficiencies in the potline.

     In 1998, we began work on another project which focuses on the use of additives to cathode blocks to prolong their life and improve operating efficiency. The first phase of small scale testing has been successfully completed and the next phase will involve placing carbon blocks with the additives in active pots for evaluation. Construction of bench scale facilities has just been completed and testing of half width cathode blocks is scheduled to start in the fourth quarter of 2001.

     Two other capital projects are under way at the Ravenswood facility which are designed to improve our ability to handle nearly 1,800 new and spent anodes per day. These projects, which are expected to be completed in 2003, will involve the installation of new automated cranes that will allow the crane operator to perform most of the work associated with spent anode replacement and eliminate much of the manual labor formerly required. The completion of these projects will require an investment of approximately $18.0 million, of which $12.2 million has already been invested.

     Our expenditures for third-party research and development totaled $1.7 million in 1998 and $0.8 million in 1999. No third-party research and development expenditures were made in 2000, nor are any anticipated for 2001.

INTELLECTUAL PROPERTY

     We own or have the right to use a number of patents and patent applications relating to various aspects of our operations. We do not consider our business to be materially dependent on any of these patents or patent applications.

     We own the rights to the aluminum reduction technology used at the Hawesville facility to the extent of our pro rata interest in the facility. Southwire purchased the original technology from Kaiser, and under the terms of the purchase agreement, ownership rights to the basic technology and certain improvements vested in Southwire. These improvements included the redesign of production systems, equipment and apparatus used in the reduction of alumina into primary aluminum and the casting of primary aluminum products. Southwire has licensed portions of this technology to certain third parties.

EMPLOYEES AND LABOR RELATIONS

     We employ a work force of approximately 1,500 persons, consisting of approximately 1,200 hourly employees and approximately 300 salaried employees. We have approximately 560 hourly employees and 120 salaried employees at the Ravenswood facility, and approximately 650 hourly employees and 170 salaried employees at the Hawesville facility. The hourly employees at the Ravenswood and Hawesville facilities are represented by the USWA. The employees at the Mt. Holly facility are employed by Alcoa and are not unionized. Our corporate office, located in Monterey, California, has 14 salaried employees.

     The hourly employees at the Ravenswood facility are covered by a four-year labor agreement with the USWA which expires May 31, 2003. The agreement calls for fixed increases in hourly wages in 2000, 2001 and 2002 and provides for certain benefits adjustments in each of those years. In August 1999, our union employees at the Ravenswood facility staged a one-day illegal work stoppage, which resulted in a partial plant shutdown that damaged production equipment and led to estimated losses before insurance of $10.0 million, including equipment damage and business interruption losses. We received approximately $6.1 million in partial settlement of this claim from our insurance carrier.

     The employees at the Hawesville facility voted to unionize in May 1997. After negotiations with Southwire's management over a collective bargaining agreement broke down, the USWA local went on strike in June 1998, and Southwire hired replacement workers to operate the Hawesville facility. The employees subsequently offered to return to their jobs, but Southwire refused the offer. The USWA then sued the company and subsequently obtained a court order instructing Southwire to rehire the workers who had gone on strike. In connection with the NSA acquisition, we negotiated a five-year collective bargaining agreement which covers all of the represented hourly employees at the Hawesville facility. Under this agreement, we established the terms of employment for USWA employees and settled all claims relating to the strike. This agreement, which was ratified by the USWA local on September 28, 2000, became effective upon the closing of the NSA acquisition. The agreement provides for fixed increases in hourly wages in the first, third, fourth and fifth years and certain benefit adjustments over the life of the agreement. The work rules under the new collective bargaining agreement are substantially similar to those previously in place at the Hawesville facility.

LEGAL PROCEEDINGS

     We were a named defendant, along with many other companies, in approximately 2,362 civil actions brought by employees of third party contractors who allege asbestos-related diseases arising out of exposure at facilities where they worked, including Ravenswood All of the actions relating to the Ravenswood facility have been settled with respect to us and as to Kaiser. Approximately 10 of those civil actions alleged exposure during the period we owned Ravenswood, and we have agreed to settlements for non-material amounts. We are awaiting receipt of final documentation of those settlements and the entry of dismissal orders. We believe that there are no unsettled asbestos cases pending against us.


     We have pending against us or may be subject to various other lawsuits, claims and proceedings related primarily to employment, commercial, environmental and safety and health matters. Although it is not presently possible to determine the outcome of these matters, we believe that their ultimate disposition will not have a material adverse effect on our financial condition, results of operations, or liquidity.

     In August 1999, an illegal, one-day work stoppage temporarily shut down one of our four production lines at the Century of West Virginia facility. The cost of this work stoppage is estimated to be approximately $10.0 million including equipment damaged as a result of the production line shutdown. During 2000, we filed a claim with our insurance carrier for business interruption and equipment damage relative to the work stoppage and we have received partial settlement of approximately $6.1 million. The receipts from the claim have been included in the statement of operations under the caption "Other Income (Expense)--Net".

                                   MANAGEMENT

     The following table contains certain information concerning our executive officers and directors:

NAME                             AGE    POSITION
----                             ---    --------
Craig A. Davis..............      61    Chairman and Chief Executive Officer

Gerald A. Meyers ...........      51    President, Chief Operating Officer and Director

Gerald J. Kitchen...........      60    Executive Vice President, General Counsel and Chief Administrative Officer

David W. Beckley............      57    Executive Vice President and Chief Financial Officer

E. Jack Gates ..............      59    Vice President, Reduction Operations

Daniel J. Krofcheck ........      47    Vice President and Treasurer

Roman A. Bninski ...........      55    Director

John C. Fontaine............      69    Director

William R. Hampshire........      73    Director

John P. O'Brien.............      59    Director

Stuart M. Schreiber.........      47    Director

Willy R. Strothotte.........      57    Director


     Craig A. Davis. Mr. Davis has been our Chairman and Chief Executive Officer since August 1995. He has served as Chairman and Chief Executive Officer of Century of West Virginia since August 1995. He has been a director of Glencore International AG since December 1993, and was an Executive of Glencore International AG from September 1990 to June 1996. Mr. Davis is a former Executive Vice President of Alumax Inc.

     Gerald A. Meyers. Mr. Meyers has been President, Chief Operating Officer and a Director of Century Aluminum since August 1995. He has served as President and Chief Operating Officer of Century of West Virginia since January 1993 and as a director since April 1994. Mr. Meyers was Operations Manager of Logan Aluminum (a joint venture between Alcan Aluminum Limited and Atlantic Richfield Company) from November 1987 to December 1992.

     Gerald J. Kitchen. Mr. Kitchen has been our Executive Vice President, General Counsel and Chief Administrative Officer since September 1995. He has also served as Vice President, General Counsel and Chief Administrative Officer of Century of West Virginia since August 1995. Mr. Kitchen is a former Vice President and General Counsel of Alumax.

     David W. Beckley. Mr. Beckley has been our Executive Vice President and Chief Financial Officer since September 1995, and Vice President and Chief Financial Officer of Century of West Virginia since September 1995. He served as Vice President and Corporate Controller of Alliant Techsystems, Inc. (a defense contractor) from May 1990 through May 1995.

     E. Jack Gates. Mr. Gates has been Vice President of Reduction Operations at Century Aluminum and Century of West Virginia since December 2000. From 1964 until 1997, Mr. Gates held various management positions at Reynolds Metals Company. From 1997 until December 2000, Mr. Gates was President and Chief Executive Officer of F.G. Pruitt, Inc.

     Daniel J. Krofcheck. Mr. Krofcheck has been our Vice President since September 1998 and Treasurer since September 1997. Mr. Krofcheck served in various positions with H.J. Heinz Company from 1988 through September 1997.

     Roman A. Bninski. Mr. Bninski has been a Director of Century Aluminum since 1996 and is a partner in the law firm of Curtis, Mallet-Prevost, Colt & Mosle LLP.

     John C. Fontaine. Mr. Fontaine has been a Director of Century Aluminum since 1996 and is a former managing partner of the law firm of Hughes Hubbard Reed. Mr. Fontaine is the former President of Knight Ridder, Inc.

     William R. Hampshire. Mr. Hampshire has been a Director and the Vice Chairman of the Board of Directors of Century Aluminum since August 1995. He has been a Director of Century of West Virginia since June 1993, after serving as President and Chief Operating Officer from April 1992 through January 1993. Mr. Hampshire is the former President and Chief Executive Officer of Howmet Aluminum Corporation.

     John P. O'Brien. Mr. O'Brien has been a Director since July 2000. He has been Managing Director of Inglewood Associates since 1990 after serving as Southeast Regional Managing Partner for Price Waterhouse from 1985 through 1990. He is Chairman of Allied Construction Products and a Director of American Italian Pasta Co. and International Total Services, Inc.

     Stuart M. Schreiber. Mr. Schreiber has been a Director of Century Aluminum since 1999 and is a founder and Managing Director of Integis, Inc.

     Willy R. Strothotte. Mr. Strothotte has been a Director of Century Aluminum since 1996. He has served as Chief Executive Officer of Glencore International AG since 1993 and Chairman of the Board since 1994. Mr. Strothotte has served as Chairman of the Board of Xstrata AG since 1990.

                    DESCRIPTION OF REVOLVING CREDIT FACILITY
                         AND CONVERTIBLE PREFERRED STOCK

     The following summary of the material terms and conditions of the revolving credit facility and convertible preferred stock does not purport to be complete, and is subject to the detailed provisions of the credit agreement and various related documents to be entered into in connection with the revolving credit facility and the certificate of designation for the convertible preferred stock.

REVOLVING CREDIT FACILITY

     In connection with the NSA acquisition, we entered into a $100.0 million senior secured revolving credit facility with a syndicate of banks and other lenders for whom Fleet Capital Corporation, or Fleet, acts as administrative agent and Fleet Securities Inc., acts as lead arranger, advisor and syndication manager. Credit Suisse First Boston also acted as Syndication Agent. Funds borrowed under our revolving credit facility will be used for working capital, capital expenditures and other general corporate purposes.

     General. Century Aluminum and certain of its subsidiaries are borrowers under the new revolving credit facility. Of the $100.0 million available under the revolving credit facility, no borrowings were used to finance the NSA acquisition, leaving $100 million available for general corporate purposes, subject to the borrowing base. The availability of funds will be limited by a specified borrowing base consisting of (1) 85% of eligible accounts receivable not owed by Glencore plus the lesser of (x) $10.0 million and (y) 85% of receivables owed by Glencore and (2) 65% of eligible inventory, net of an availability reserve of $30.0 million and any additional reserve added by the agent from time to time in its reasonable discretion. Inventory is valued on a FIFO basis for purposes of determining the borrowing base. As part of the $100.0 million available under the revolving credit facility, we can obtain letters of credit in an aggregate amount not exceeding $10.0 million. Borrowings are available subject to compliance with customary borrowing conditions, including the accuracy of all representations and warranties and the absence of any default.

     Our obligations under the revolving credit facility are unconditionally guaranteed by our domestic subsidiaries (other than Century Aluminum of Kentucky
LLC) and secured by a first priority, perfected security interest in all accounts receivable and inventory belonging to us and our subsidiary borrowers.

     Interest Rates and Fees. Amounts outstanding under our revolving credit facility bear interest, at our option, at either a floating LIBOR rate or Fleet National Bank's base rate plus the applicable interest margin. The applicable interest margin is determined based on our ratio of consolidated indebtedness to consolidated EBITDA, as defined in the revolving credit facility. For amounts outstanding under the revolving credit facility, the applicable interest margin ranges from 2.25% to 3.0% over the LIBOR rate and 0.75% to 1.5% over the base rate. Minimum borrowing spreads of 2.75% over LIBOR and 1.25% over the base rate have been established for the period from April 2 through December 31, 2001. In addition, we pay a commitment fee of 0.5% per year on undrawn amounts.

     We are also required to pay a letter of credit fee equal to the applicable margin for LIBOR loans on the face amount of all standby letters of credit and a fee equal to that margin less 0.5% for documentary letters of credit. We are also required to pay certain fronting and other fees.

     Maturity. The revolving credit facility will mature five years from the date of closing of the NSA acquisition, or April 1, 2006.

     Prepayments. We can make voluntary prepayments of amounts outstanding under the revolving credit facility, in whole or in part without premium or penalty, subject to standard LIBOR breakage costs. We are required to apply the proceeds of sales of accounts receivable or inventory, other than sales of inventory in ordinary course of business, to repay amounts outstanding under the revolving credit facility and correspondingly reduce the commitments thereunder.

     Covenants. Under the terms of the revolving credit facility, we are subject to customary affirmative, negative and financial covenants, including restrictions on: capital expenditures, additional indebtedness, liens, guarantees, mergers and acquisitions, dividends and distributions, redemptions of junior capital, and payments on junior capital and investments.

     Events of Default. The revolving credit facility contains customary events of default including, without limitation, nonpayment, misrepresentation, breach of covenant, insolvency, bankruptcy, ERISA violations, certain judgements, change of control (as defined in the revolving credit facility) and cross defaults.

CONVERTIBLE PREFERRED STOCK

     Concurrently with the closing of the NSA acquisition, Century Aluminum Company issued to Glencore 500,000 shares of 8.0% cumulative convertible preferred stock for a cash purchase price of $25.0 million. The convertible preferred stock has a par value per share of $0.01 and a liquidation preference of $50 per share. The convertible preferred stock ranks junior to the notes (and will rank junior to the exchange notes) borrowings under our credit facility and all of our other existing and future debt obligations. The purchase agreement for the preferred stock contains customary indemnification provisions. Following is a summary of the principal terms of the convertible preferred stock.

- Dividends. The holders of the convertible preferred stock are entitled to receive fully cumulative cash dividends at the rate of 8% per annum per share accruing daily and payable when declared quarterly in arrears.

- Optional Conversion. Each share of convertible preferred stock may be converted at any time, at the option of the holder, into shares of our common stock, at a price of $17.92, subject to adjustment for stock dividends, stock splits and other specified corporate actions.

- Voting Rights. The holders of convertible preferred stock have limited voting rights to approve: (1) any action by us which would adversely affect or alter the preferences and special rights of the convertible preferred stock, (2) the authorization of any class of stock ranking senior to, prior to or ranking equally with the convertible preferred stock, and (3) any reorganization or reclassification of Century Aluminum Company's capital stock or merger or consolidation of Century Aluminum Company.

- Optional Redemption. After the third anniversary of the issue date, Century Aluminum Company may redeem the convertible preferred stock at its option for cash at a price of $52 per share, plus accrued and unpaid dividends to the date of redemption, declining ratably to par at the end of the eighth year.

- Transferability. Our convertible preferred stock is freely transferable in a private offering or any other transaction which is exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

                        DESCRIPTION OF THE EXCHANGE NOTES

     You can find the definitions of certain terms used in this Description of the Exchange Notes under "-- Certain Definitions."

     Century Aluminum Company will issue the exchange notes under an indenture among Century Aluminum Company, the Guarantors and Wilmington Trust Company, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the indenture and the related Security Documents. Because this is a summary, it may not contain all the information that is important to you. You should read the indenture and the Security Documents in their entirety. Copies of the proposed form of the indenture and the Security Documents are available as described under "Where You Can Find More Information."

BASIC TERMS OF EXCHANGE NOTES

     The exchange notes:

- are senior secured obligations of Century Aluminum Company, ranking equally in right of payment with all existing and future senior indebtedness of Century Aluminum Company;

- are guaranteed by each Guarantor, which guaranty shall in each case be a senior obligation of such Guarantor, ranking equally in right of payment with all existing and future senior indebtedness of such Guarantor (see "Risk Factors -- Risks Relating to the Exchange Notes -- New subsidiary guarantees could be deemed to be fraudulent conveyances.");

-    are secured by the Collateral referred to below;

- rank senior in right of payment to all the existing and future subordinated indebtedness of Century Aluminum Company;

- are issued in an original aggregate principal amount of up to $325.0 million;

-    mature on April 15, 2008;

- bear interest beginning the Issue Date at 11.75% per year, payable semiannually on each April 15 and October 15, beginning October 15, 2001, to holders of record on the April 1 or October 1 immediately preceding the interest payment date; and

- bear interest on overdue principal and interest at the rate stated above plus 2% per year.

     Interest will be computed on the basis of a 360-day year of twelve 30-day months.


OPTIONAL REDEMPTION

     Except as set forth in the next two paragraphs, the exchange notes are not redeemable at the option of Century Aluminum Company.

     At any time and from time to time on or after April 15, 2005, Century Aluminum Company may redeem the exchange notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

        YEAR                                                      PERCENTAGE
        2005...............................................        105.875%

        2006...............................................        102.938%

        2007...............................................        100.000%

     At any time and from time to time prior to April 15, 2004, Century Aluminum Company may redeem exchange notes with the net cash proceeds received by it from any Public Equity Offering at a redemption price equal to 111.75% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the aggregate principal amount of the exchange notes originally issued under the indenture, provided that

     (1) in each case the redemption takes place not later than 60 days after the closing of the related Public Equity Offering, and

     (2) not less than 65% of the aggregate principal amount of the exchange notes originally issued under the indenture remains outstanding immediately thereafter.

     If fewer than all of the exchange notes are being redeemed, the trustee will select the exchange notes to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. Once notice of redemption is sent to the holders, exchange notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, exchange notes redeemed will cease to accrue interest.

NO MANDATORY REDEMPTION OR SINKING FUND

     There will be no mandatory redemption or sinking fund payments for the exchange notes.

GUARANTIES

     The obligations of Century Aluminum Company pursuant to the exchange notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on a senior basis, by all of Century Aluminum Company's existing Domestic Restricted Subsidiaries. If Century Aluminum Company or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary after the Issue Date, the new Domestic Restricted Subsidiary must provide a guaranty of the exchange notes (a "note guaranty").

     Each note guaranty will be limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor's obligation under its note guaranty could be significantly less than amounts payable with respect to the exchange notes, or a Guarantor may have effectively no obligation under its note guaranty. See "Risk Factors -- Risks Relating to the Exchange Notes -- New subsidiary guarantees could be deemed to be fraudulent conveyances."

     The note guaranty of a Guarantor will terminate upon

          (1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to Century Aluminum Company or a Restricted Subsidiary) otherwise permitted by the indenture,

          (2) the designation of the Guarantor, in accordance with the indenture, as an Unrestricted Subsidiary, or

          (3) defeasance or discharge of the exchange notes, as provided in "Defeasance and Discharge."

COLLATERAL

     Generally

     Century Aluminum Company and certain Guarantors are entering into Security Documents to secure their obligations under the exchange notes and the note guaranties. Pursuant to the Security Documents, Century Aluminum Company and certain Guarantors will grant a security interest to the Collateral Agent for the benefit of the trustee and the noteholders, in the Collateral, which includes (as set forth in more detail in the definition of Collateral), (1) certain plant, property and equipment of Century Aluminum Company and the Guarantors, but excluding the Mt. Holly facility's property, plant and equipment and (2) cash collateral held in a cash collateral account under the Pledge and Security Agreement. The Collateral will not in any event include mobile equipment, accounts receivable, inventory, intellectual property, financial assets, investments and other general intangibles, except to the extent of proceeds of other Collateral and to the extent that such cash collateral are considered financial assets, investments or general intangibles. The Collateral will not include any accounts receivable or inventory pledged for the benefit of the lenders under the Credit Agreement without the consent of the agent or representative of such lenders until the Credit Agreement is terminated.

     Upon the occurrence of an Event of Default under the indenture, the trustee may direct the Collateral Agent to take action to enforce the mortgages and security interests contained in the Security Documents. Any proceeds of any Collateral foreclosed upon or otherwise realized upon pursuant to the Security Documents will be applied by the Collateral Agent and the trustee in the following order:

- first, to pay costs of realization and other expenses in connection with the realization of the Collateral;

-    second, to the trustee to pay any costs and expenses due to the trustee;

- third, to the trustee for the benefit of the noteholders to pay all amounts due in respect of the exchange notes; and

- fourth, in the case of any surplus, to Century Aluminum Company or the Guarantor that pledged such Collateral, or its assigns.

     There can be no assurance that the proceeds of any sale of the Collateral following an Event of Default would be sufficient to satisfy payments due on the exchange notes. See "Risk Factors Risks -- Relating to the Exchange Notes -- The value of the collateral securing the notes is limited and may not be sufficient to repay the exchange notes in the event of our default" and "Risk Factors -- Risks Relating to the Exchange Notes -- The ability of the trustee to liquidate the collateral could be impaired by bankruptcy considerations."

     Upon payment in full of principal, interest and all other Obligations on the exchange notes or defeasance or discharge of the exchange notes, as provided in "Defeasance and Discharge," the Collateral then remaining (other than any Collateral pledged as part of the trust required to defease or discharge the exchange notes) will be released to Century Aluminum Company or the applicable Restricted Subsidiary. The Collateral may also be released from time to time as described in more detail below. Century Aluminum Company will be required to deliver to the trustee such certificates and opinions as may be required by
Section 314(d) of the Trust Indenture Act in connection with any release of, or addition or substitution to, the Collateral.

     Neither Century Aluminum Company nor any of its Restricted Subsidiaries will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the trustee and the noteholders. The indenture will provide that any release of Collateral in accordance with the provisions of the indenture and the Security Documents will not be deemed to impair the security under the indenture, and that any engineer or appraiser may rely on such provision in delivering a certificate requesting release so long as all other provisions of the indenture with respect to such release have been complied with.

Disposition of Collateral; Collateral Proceeds Account

     Century Aluminum Company and its Restricted Subsidiaries may sell, transfer or otherwise dispose of any Collateral to any Person, and the trustee shall release the same from the Lien of the indenture and the Security Documents upon consummation of the disposition and upon receipt by the trustee of:

     (a) an Officers' Certificate requesting such release and stating that:

          (1) the proposed disposition is in compliance with clauses (1) and (2) under "Certain Covenants -- Limitation on Asset Sales" or is exempt therefrom, and setting forth the exemption in reasonable detail; and

          (2) the proposed disposition is, in the Board of Directors' good faith judgment, desirable in the proper conduct of the business of Century Aluminum Company and its Restricted Subsidiaries, taken as a whole;

     (b) an engineer's or appraiser's certificate stating in substance:

          (1) a description in reasonable detail of the property to be released;

          (2) a description in reasonable detail of the consideration for the property to be released;

          (3) the then fair value, in the opinion of the signer, of the property to be released, which fair value shall not be more than the amount of the consideration received or to be received by Century Aluminum Company or the applicable Restricted Subsidiary from the disposition of the property to be released; and

          (4) that such release, in the opinion of the signer, will not impair the security under the indenture in contravention of the provisions of the indenture; and

     (c) if the fair value of such property and all other Collateral being disposed of in any related transactions exceeds $2.5 million, the cash proceeds of such disposition, which shall be deposited in the cash collateral account described below.

If the fair value of such property and of all other Collateral released from the lien of the indenture and the Security Documents since the commencement of the then current calendar year is 10% or more of the aggregate principal amount of the exchange notes at the time outstanding, the engineering or appraisal certificate shall be made by an independent engineer, appraiser or other expert; provided that the certificate may be made by an engineer, appraiser or other expert that is not independent if the fair value of the property to be released, as stated in the required certificate, is less than the greater of (a) $25,000 or (b) 1% of the aggregate principal amount of exchange notes at the time outstanding.

     In addition, if any Collateral is being released in connection with an exchange for property that will be subjected to the lien of the indenture and the Security Documents, the engineer's or appraiser's certificate shall also state in substance:

          (1) a description in reasonable detail of the property to be subjected to the lien; and

          (2) the then fair value, in the opinion of the signer, of the property to be subjected to the lien, which fair value shall not be less than the then fair value of the property to be released.

If within six months prior to the date of acquisition by Century Aluminum Company or any Restricted Subsidiary, the property being subjected to a lien has been used or operated by another person or persons in a business similar to that of Century Aluminum Company and its Restricted Subsidiaries, the engineering or appraisal certificate shall be made by an independent engineer, appraiser or other expert; provided that the certificate may be made by an engineer, appraiser or other expert that is not independent if the fair value of the property to be subjected to a lien, as stated in the required certificate, is less than the greater of (a) $25,000 or (b) 1% of the aggregate principal amount of exchange notes at the time outstanding. Notwithstanding the foregoing, the lien of the indenture and the Security Documents will not be released if any sale, transfer or other disposition of Collateral is made as part of a transaction that is governed by the covenant described under " -- Consolidation, Merger or Sale of Assets -- Consolidation, Merger or Sale of Assets by Century Aluminum Company."

     As described in more detail below, with respect to certain dispositions of Collateral or Restricted Assets, (1) Century Aluminum Company or the relevant Guarantor must invest the net cash proceeds of such sale in assets of a Permitted Business or Voting Stock of another Person that becomes a Guarantor engaged in a Permitted Business that would, in any such case, thereupon become part of the Collateral securing the exchange notes or the note guaranties of the Guarantors, as the case may be, or (2) subject to the limits described under " -- Certain Covenants -- Limitation on Asset Sales," Century Aluminum Company must make an offer to purchase the outstanding exchange notes at a purchase price of 100% of the principal amount thereof plus accrued interest thereon. See " -- Certain Covenants -- Limitation on Asset Sales."

     Pursuant to the indenture and the Pledge and Security Agreement, Century Aluminum Company and the Guarantors will deposit in a cash collateral account:
(1) cash proceeds from any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of Collateral having an aggregate fair market value of more than $2.5 million, (2) any cash proceeds in excess of $2.5 million of any Collateral taken by eminent domain, expropriation or other similar governmental taking and (3) cash proceeds in excess of $2.5 million of insurance upon any part of the Collateral. The Collateral Agent will have a perfected security interest in the account for the benefit of the trustee and the noteholders. Proceeds of the account may only be released to Century Aluminum Company or the applicable Guarantor for use as permitted by clause (4) or (5) described under " -- Certain Covenants -- Limitation on Assets Sales." Century Aluminum Company will not be required to deposit any proceeds from eminent domain or other similar taking or insurance to the extent that it furnishes the Collateral Agent and the Trustee with an Officers' Certificate certifying that it has invested an amount in compliance with such clauses equal to, or in excess of, the amount of such proceeds in anticipation of receipt of such funds. Century Aluminum Company and the Guarantors will be required to comply with the requirements described above with respect to dispositions of Collateral before they may use the moneys in the cash collateral account.

Maintenance of Property; Insurance

     The indenture will require Century Aluminum Company to cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of Century Aluminum Company may be necessary so that the business of Century Aluminum Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this covenant shall prevent Century Aluminum Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of Century Aluminum Company, desirable in the conduct of the business of Century Aluminum Company and its Restricted Subsidiaries taken as a whole.

     Century Aluminum Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which Century Aluminum Company and its Restricted Subsidiaries are then conducting business.

RANKING

Senior Debt versus exchange notes

     The indebtedness evidenced by these exchange notes and the note guaranties will rank equally in right of payment with all other senior obligations of Century Aluminum Company and the Guarantors, as the case may be, except that the exchange notes and the note guaranties will have priority with respect to the Collateral provided by the relevant obligor, and will be effectively junior with respect to collateral that may be provided by Century Aluminum Company or such Guarantor with respect to the Credit Agreement or other obligations.

     As of March 31, 2001, on a pro forma basis there would have been no secured indebtedness of Century Aluminum Company and its subsidiaries, other than the exchange notes.

Liabilities of Subsidiaries versus exchange notes

     Certain of Century Aluminum Company's subsidiaries, including any of its foreign subsidiaries, will not be required to guarantee the exchange notes. Claims of creditors of non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of Century Aluminum Company, including holders of the exchange notes. The exchange notes and each note guaranty therefore will be effectively subordinated to the claims of creditors (including trade creditors) and preferred and minority stockholders (if any) of any subsidiary of Century Aluminum Company that is not a Guarantor to the extent of the assets of such subsidiary. As of March 31, 2001, Century Aluminum Company's subsidiaries that are not Guarantors had no material assets or liabilities. Although the indenture limits the incurrence of Debt and Disqualified or Preferred Stock of Restricted Subsidiaries that are not Guarantors, the limitation is subject to a number of exceptions. Moreover, the indenture does not impose any limitation on the incurrence by Restricted Subsidiaries that are not Guarantors of liabilities that are not considered Debt or Disqualified or Preferred Stock under the indenture. See " -- Certain Covenants -- Limitation on Debt and Disqualified or Preferred Stock."

     Century Aluminum of Kentucky LLC, the limited liability operating company that will own the Hawesville power contract and operate the Hawesville facility, is not a "Subsidiary" as defined in the indenture and therefore will not guarantee the exchange notes or be subject to the restrictive covenants contained in the indenture, other than a limitation on its ability to incur debt, grant liens and sell assets. Any debt or other liabilities that it incurs will effectively be senior to the exchange notes to the extent of the value of its assets.

CERTAIN COVENANTS

     The indenture contains covenants including, among others, the following:

Limitation on Debt and Disqualified or Preferred Stock

          (a) Century Aluminum Company

               (1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

               (2) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, or permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by Century Aluminum Company or a Wholly Owned Restricted Subsidiary, so long as it is so held);

provided that Century Aluminum Company or any Guarantor may Incur Debt and Century Aluminum Company or any Guarantor may Incur Disqualified Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.50 to 1.

          (b) Notwithstanding the foregoing, Century Aluminum Company and, to the extent provided below, any Restricted Subsidiary may Incur the following ("Permitted Debt"):

          (1) Debt of Century Aluminum Company and any Guarantor pursuant to the Credit Agreement, and Guarantees of such Debt by Century Aluminum Company or any Guarantor; provided that the aggregate principal amount at any time outstanding under the Credit Agreement does not exceed the greater of (i) $100.0 million, less the aggregate amount of all such Debt under the Credit Agreement permanently repaid pursuant to payments thereof described under "Limitation on Asset Sales" and (ii) the sum of the amounts equal to (x) 85% of the book value of the accounts receivable of Century Aluminum Company and its consolidated Restricted Subsidiaries and (y) 65% of the book value of the inventory of Century Aluminum Company and its consolidated Restricted Subsidiaries (but excluding any accounts receivable and inventory that are ineligible at such time for inclusion in the calculation of a borrowing base or similar borrowing limit (if any) under the Credit Agreement), in each case as of the most recently ended fiscal quarter of Century Aluminum Company for which financial statements have been provided (or, if not timely provided, required to be provided) pursuant to the indenture;

          (2) Debt of Century Aluminum Company or any Restricted Subsidiary to Century Aluminum Company or to any Wholly Owned Restricted Subsidiary so long as such Debt continues to be owed to Century Aluminum Company or a Wholly Owned Restricted Subsidiary and which, if the obligor is Century Aluminum Company or a Guarantor and the obligee is not Century Aluminum Company or a Guarantor, is subordinated in right of payment to the exchange notes;

          (3) Debt of Century Aluminum Company pursuant to the exchange notes and Debt of any Guarantor pursuant to a note guaranty of the exchange notes;

          (4) Debt of Century Aluminum Company or any Restricted Subsidiary ("Permitted Refinancing Debt") constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

               (A) in case the Debt to be refinanced is subordinated in right of payment to the exchange notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the exchange notes at least to the extent that the Debt to be refinanced is subordinated to the exchange notes,

               (B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

               (C) in no event may Debt of Century Aluminum Company be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor and in no event may Debt of a Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

               (D) Debt Incurred pursuant to clauses (1), (2), (5), (6), (10) and (11) may not be refinanced pursuant to this clause;

          (5) Hedging Agreements of Century Aluminum Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of Century Aluminum Company and its Restricted Subsidiaries and not for speculation;

          (6) Debt of Century Aluminum Company or any Restricted Subsidiary with respect to letters of credit and bankers' acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the disposition of any business or assets; provided that the maximum liability in connection with any disposition shall not exceed the gross proceeds actually received by Century Aluminum Company or that Restricted Subsidiary in connection with the disposition;

          (7) Acquired Debt; provided that after giving effect to the Incurrence thereof, Century Aluminum Company could Incur at least $1.00 of Debt under paragraph (a);

          (8) Debt of Century Aluminum Company or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (4)(D), not otherwise constituting Permitted Debt);

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          (9) Debt of Century Aluminum Company or any Restricted Subsidiary,
     which may include Capital Leases, Incurred no later than 180 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the aggregate principal amount of any Debt Incurred pursuant to this clause may not exceed (a) $30.0 million less (b) the aggregate outstanding principal amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred under this clause (9);

          (10) Guarantees by Century Aluminum Company or any Guarantor of any Debt of Century Aluminum Company or any Guarantor permitted to be incurred under any other clause of this covenant; and

          (11) other Debt of Century Aluminum Company or any Guarantor or of any Foreign Restricted Subsidiary in an aggregate principal amount for all Debt under this clause at any time outstanding not to exceed $10.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Debt or any portion thereof meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to clause (a), Century Aluminum Company shall, in its sole discretion, classify such item of Debt or any portion thereof in any manner that complies with this covenant and such item of Debt or portion thereof will be treated as having been incurred pursuant to only the clause or clauses designated by Century Aluminum Company.

Limitation on Restricted Payments

     (a) Century Aluminum Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively "Restricted Payments"):

- declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in Century's Qualified Stock) held by Persons other than Century Aluminum Company or any of its Wholly Owned Restricted Subsidiaries;

- purchase, redeem or otherwise acquire or retire for value any Equity Interests of Century Aluminum Company or any Restricted Subsidiary held by Persons other than Century Aluminum Company or any of its Wholly Owned Restricted Subsidiaries;

- repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest or principal at Stated Maturity; or

-    make any Investment other than a Permitted Investment;

     unless, at the time of, and after giving effect to, the proposed Restricted
Payment:

          (1) no Default has occurred and is continuing,

          (2) Century Aluminum Company could Incur at least $1.00 of Debt under paragraph (a) of "Limitation on Debt and Disqualified or Preferred Stock", and

          (3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of

                  (A) 50% of the aggregate amount of the Consolidated Net Income
              (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on April 1, 2001 and ending on the last day of Century Aluminum Company's most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to the indenture, plus

                  (B) subject to paragraph (c), the aggregate net cash proceeds received by Century Aluminum Company (other than from a Subsidiary) after the Issue Date from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of Century Aluminum Company, plus

                  (C) an amount equal to the sum, for all Unrestricted
              Subsidiaries, of the following:

                      (x) the cash return, after the Issue Date, on Investments
                  in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), and

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                      (y) the portion (proportionate to Century Aluminum
                  Company's equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by Century Aluminum Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus

                  (D) the cash return, after the Issue Date, on any other
              Investment made after the Issue Date pursuant to this paragraph
              (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.

     (b) The foregoing will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

          (2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to Century Aluminum Company (or the relevant Restricted Subsidiary holding the Capital Stock of such Restricted Subsidiary, as applicable), to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by Century Aluminum Company;

          (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

          (4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of Century Aluminum Company in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of Century Aluminum Company;

          (5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of Century Aluminum Company in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of Century Aluminum Company;

          (6) the purchase, redemption or other acquisition or retirement for value of Equity Interests of Century Aluminum Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries), upon death, disability, retirement, severance or termination of employment, or in order to satisfy tax withholding obligations of such persons upon the exercise of options or the vesting of performance shares, or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor after the Issue Date does not exceed an aggregate amount of $8.0 million;

          (7) (A) Investments in any Joint Venture or Unrestricted Subsidiary organized to construct, acquire, own and/or operate a facility in a Permitted Business in the European Union, in an aggregate amount that, together with all other Investments made pursuant to this clause (7)(A), does not exceed $15.0 million and (B) any Limited Recourse Guarantee by any Joint Venture Holding Company holding such Investment to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary;

          (8) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (8) on or after the Issue Date, does not exceed $10.0 million; and

          (9) the payment by Century Aluminum Company or any Restricted Subsidiary of any purchase price adjustment in connection with the acquisition of the Hawesville facility pursuant to the provisions of the Stock Purchase Agreement between Century Aluminum Company and Southwire Company as in effect on the Issue Date;

provided that, in the case of clauses (6), (7) and (8), no Default has occurred and is continuing or would occur as a result thereof and, provided further that, in the case of clause (7), after giving effect to the proposed Investment, Century Aluminum Company could Incur at least $1.00 of Debt under paragraph (a) of "Limitation on Debt and Disqualified or Preferred Stock."

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
     (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4) or (5) of paragraph (b). Restricted Payments permitted pursuant to clauses (2) (to the extent paid to Century Aluminum Company or any Restricted Subsidiary of Century), (3), (4), (5), (6), (7) or (9) of paragraph
(b) will not be included in making the calculations under clause (3) of paragraph (a).

     (d) In the case of any Restricted Payment proposed to be made on or prior to April 2, 2003, if this covenant requires, as a condition to such Restricted Payment, that Century Aluminum Company has the ability to Incur at least $1.00 of Debt under paragraph (a) of "Limitation on Debt and Disqualified or Preferred Stock" at the time of, and after giving effect to, the proposed Restricted Payment, then, for purposes of this covenant only, the reference in such paragraph (a) to a Fixed Charge Coverage Ratio of "not less than 2.50 to 1" shall instead be read as a Fixed Charge Coverage Ratio of "not less than 2.25 to 1."

Limitation on Liens

     Century Aluminum Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, provided, however, that the foregoing will not apply, with respect to any such properties or assets, other than Restricted Assets, to the extent Century Aluminum Company or any Restricted Subsidiary effectively provides that the exchange notes shall be secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the exchange notes or any note guaranty, prior to) the obligations so secured for so long as such obligations are so secured.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     (a) Except as provided in paragraph (b), Century Aluminum Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to

               (1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by Century Aluminum Company or any other Restricted Subsidiary,

               (2) pay any Debt or other obligation owed to Century Aluminum Company or any other Restricted Subsidiary,

               (3) make loans or advances to Century Aluminum Company or any other Restricted Subsidiary, or

               (4) transfer any of its property or assets to Century Aluminum Company or any other Restricted Subsidiary.

     (b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions

               (1) existing on the Issue Date in the Credit Agreement, the indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

               (2) existing under or by reason of applicable law;

               (3) existing

                    (A) with respect to any Person, or with respect to the property or assets of any Person, at the time the Person is acquired by Century Aluminum Company or any Restricted Subsidiary, or

                    (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event, and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

               (4) of the type described in clause (a)(4) arising or agreed to

                    (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license,

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
                    (ii) with respect to any assets comprising a Permitted Business in which Century Aluminum Company or any Restricted Subsidiary has ownership of an undivided interest, pursuant to the agreements under which such interest is owned or maintained, including, without limitation, options, put and call arrangements, rights of first refusal and similar rights, provided that such restrictions are consistent with Century Aluminum Company's past practice, or

                    (iii) in the ordinary course of business by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, Century Aluminum Company or any Restricted Subsidiary;

     (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of or property and assets of the Restricted Subsidiary that is permitted by the indenture;

     (6) on the ability of Restricted Subsidiaries to consummate transactions of the type described in clause (a)(1), (2), (3) or (4) provided for by any Indebtedness permitted to be incurred under the indenture; provided that such restrictions are not more restrictive than the restrictions contained in the indenture; or

     (7) required pursuant to clause (b)(2) under "Limitation on Debt and Disqualified or Preferred Stock."

Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries

     Century Aluminum Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of a Restricted Subsidiary unless

               (1) the sale or issuance is to Century Aluminum Company or a Wholly Owned Restricted Subsidiary,

               (2) the sale or issuance is of Capital Stock representing directors' qualifying shares or Capital Stock required by applicable law to be held by a Person other than Century Aluminum Company or a Restricted Subsidiary,

               (3) (i) if, after giving pro forma effect to the sale or issuance, the Restricted Subsidiary upon such sale or issuance would no longer be a Restricted Subsidiary and all remaining Investments of Century Aluminum Company and the Restricted Subsidiaries in such Person are permitted under "Limitation on Restricted Payments" and
          (ii) Century Aluminum Company complies with "Limitation on Asset Sales" with respect to the sale or issuance, or

               (4) (i) such sale or issuance is a sale or issuance of Common Stock of a Restricted Subsidiary that is a Guarantor and remains a Restricted Subsidiary that is a Guarantor after giving effect to the sale, and (ii) Century Aluminum Company complies with "Limitation on Asset Sales" with respect to the sale or issuance.

Guaranties by Restricted Subsidiaries

     If Century Aluminum Company or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary after the Issue Date, the new Domestic Restricted Subsidiary must provide a note guaranty.

Repurchase of Exchange Notes upon a Change of Control

     Not later than 30 days following a Change of Control, Century Aluminum Company will make an Offer to Purchase all outstanding exchange notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

     An "Offer to Purchase" must be made by written offer, which will specify the principal amount of exchange notes subject to the offer and the purchase price. The offer must specify an expiration date (the "expiration date") not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the "purchase date") not more than five Business Days after the expiration date. The offer must include information concerning the business of Century Aluminum Company and its Subsidiaries which Century Aluminum Company in good faith believes will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender exchange notes pursuant to the offer.

     A holder may tender all or any portion of its exchange notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1,000 principal amount. Holders are entitled to withdraw exchange notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on exchange notes purchased will cease to accrue on and after the purchase date.

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     Century Aluminum Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

     Century Aluminum Company has agreed in the indenture that, following a Change of Control, either prior to or concurrently with an Offer to Purchase, it will timely repay Debt or obtain consents as necessary under, or terminate, agreements or instruments that would otherwise prohibit the Offer to Purchase required to be made pursuant to the indenture.

     Notwithstanding this agreement of Century Aluminum Company, it is important to note the following:

- Century Aluminum Company's new credit facility will provide that the occurrence of certain change of control events with respect to Century Aluminum Company will constitute a default thereunder. Moreover, the exercise by the noteholders of their right to require Century Aluminum Company to purchase the exchange notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on Century Aluminum Company.

- Century Aluminum Company's ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by Century Aluminum Company's then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make the required purchase of the exchange notes.

- The phrase "all or substantially all," as used with respect to the assets of Century Aluminum Company in the definition of "Change of Control," is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" the assets of Century Aluminum Company has occurred in a particular instance, in which case a holder's ability to obtain the benefit of these provisions could be unclear.

See "Risk Factors -- Risks Relating to the Exchange Notes -- We may be unable to purchase the exchange notes upon a change of control." You should also note that the provisions under the indenture relating to Century's obligation to make an offer to repurchase the exchange notes as a result of a Change of Control may be waived or amended as described in "Amendments and Waivers."

Limitation on Asset Sales

     Century Aluminum Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

               (1) The Asset Sale is for fair market value, as determined in good faith by the Board of Directors.

               (2) At least 75% of the consideration consists of cash received at closing; provided that to the extent that any disposition in such Asset Sale was of Restricted Assets, the non-cash consideration received is pledged as Collateral under the Security Documents substantially simultaneously with such sale, in accordance with the requirements set forth in the indenture.

     For purposes of this clause (2):

                         (A) Debt (other than Subordinated Debt) or other
                    obligations of Century Aluminum Company or a Restricted Subsidiary assumed by the purchaser pursuant to a customary novation agreement (unless and to the extent that the assets disposed of in such Asset Sale are Restricted Assets), and

                         (B) instruments or securities received from the
                    purchaser that are promptly, but in any event within 30 days of the closing, converted by Century Aluminum Company to cash, to the extent of the cash actually so received shall be considered cash received at closing.

               (3) If the assets subject to the Asset Sale constitute Collateral, the Asset Sale satisfies the requirements described under "Collateral -- Disposition of Collateral; Collateral Proceeds Account."

               (4) An amount equal to the Net Cash Proceeds from the Asset Sale may be used

                         (A) unless the disposition was of Restricted Assets, to
                    permanently repay Debt under the Credit Agreement (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), or

                         (B) to acquire all or substantially all of the assets
                    of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Guarantor engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets (including an

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                    undivided interest therein) that are to be used in a
                    Permitted Business; provided that to the extent that any disposition in such Asset Sale was of Restricted Assets, the assets (including Voting Stock) acquired with the Net Cash Proceeds thereof are pledged as Collateral under the Security Documents substantially simultaneously with such acquisition, in accordance with the requirements set forth in the indenture.

               (5) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (4) within 360 days of the Asset Sale constitute "Excess Proceeds." Excess Proceeds of less than $10.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equal or exceed $10.0 million, Century Aluminum Company must, within 30 days, make an Offer to Purchase exchange notes having an aggregate principal amount equal to (A) the accumulated Excess Proceeds, multiplied by (B)
          (i) if the assets constitute Restricted Assets, one or (ii) otherwise, a fraction (x) the numerator of which is equal to the outstanding principal amount of the exchange notes and (y) the denominator of which is equal to the outstanding principal amount of the exchange notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the exchange notes will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding exchange notes and exchange notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, Century Aluminum Company will purchase exchange notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only exchange notes in multiples of $1,000 principal amount will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the indenture.

               (6) To the extent that any Net Cash Proceeds are from a disposition of Restricted Assets the fair market value of which exceeds $2.5 million in the aggregate, such Net Cash Proceeds will be deposited with the Collateral Agent or the trustee, as the case may be, and held as Collateral pending application pursuant to clause (4) or (5) above, and, in the case of clause (5), released to Century Aluminum Company or the relevant Guarantor if remaining after consummation of the Offer to Purchase. See " -- Disposition of Collateral; Collateral Proceeds Account."

Limitation on Transactions with Shareholders and Affiliates

     Century Aluminum Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any holder, or any Affiliate of any holder, of 5% or more of any class of Capital Stock of Century Aluminum Company or (y) any Affiliate of Century Aluminum Company or any Restricted Subsidiary (a "Related Party Transaction"), except upon fair and reasonable terms no less favorable to Century Aluminum Company or the Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of Century.

     Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $5.0 million must first be approved by a majority of the members of the Board of Directors who are disinterested in the subject matter of the transaction (the "Disinterested Directors") pursuant to a Board Resolution delivered to the trustee. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $25.0 million, Century Aluminum Company must in addition obtain and deliver to the trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to Century Aluminum Company and its Restricted Subsidiaries from a financial point of view. In the event of any Related Party Transaction that consists of any asset acquisition or disposition and a related purchase or supply agreement, the transaction shall be considered as a whole in determining its compliance with this covenant.

     The foregoing paragraphs do not apply to

               (1) any transaction between Century Aluminum Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of Century;

               (2) the payment of reasonable and customary regular fees to directors of Century Aluminum Company who are not employees of Century;

               (3) any Restricted Payments of a type described in one of the first two bullet points in paragraph (a) under "Limitation on Restricted Payments" if permitted by that covenant;

               (4) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business;

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               (5) the entering into of Hedging Agreements or similar
          arrangements with Glencore International AG or any of its Affiliates on a basis consistent with past practice and upon fair and reasonable terms no less favorable to Century Aluminum Company or the Restricted Subsidiary than could reasonably be expected to be obtained in a comparable arms'-length transaction with a Person that is not an Affiliate of Century;

               (6) agreements or arrangements with Glencore International AG or any of its Affiliates relating to (a) the procurement of raw materials, including alumina, or (b) the sale of aluminum products; provided that such transactions are upon fair and reasonable terms no less favorable to Century Aluminum Company or the Restricted Subsidiary than could reasonably be expected to be obtained in a comparable arms'-length transaction with a Person that is not an Affiliate of Century;

               (7) the issuance of convertible preferred stock to Glencore on or about the Issue Date, substantially on the terms described under "Description of Revolving Credit Facility and Convertible Preferred Stock";

               (8) the sale by Century Aluminum Company or a Restricted Subsidiary to Glencore or one of its Affiliates on or about the Issue Date of a 20% undivided interest in a portion of the Hawesville facility and 100% ownership of a single potline; and any conveyance by Century Aluminum Company or a Restricted Subsidiary to Glencore or one of its Affiliates of an undivided interest in a part of the Hawesville facility owned wholly by Century Aluminum Company or such Restricted Subsidiary in exchange for an undivided interest in another part of the Hawesville facility owned wholly by Glencore or such Affiliate or any similar transaction, such that, after giving effect thereto, Century Aluminum Company or such Restricted Subsidiary owns an undivided 80% interest in the entire Hawesville facility, all substantially on the terms described under "The NSA Acquisition"; or

               (9) transactions pursuant to any contract or agreement in effect on the Issue Date (including, without limitation, transactions with Century Aluminum of Kentucky LLC pursuant to the Hawesville owners agreement), in each case as amended, modified or replaced from time to time so long as the amended, modified or new agreement, taken as a whole, is no less favorable to Century Aluminum Company and its Restricted Subsidiaries than that in effect on the Issue Date.

Line of Business

     Century Aluminum Company will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business (including indirectly, through its interest in a Joint Venture that is not a Restricted Subsidiary), except to an extent that would not be material to Century Aluminum Company and its Restricted Subsidiaries, taken as a whole.

Designation of Restricted and Unrestricted Subsidiaries

     (a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

               (1) The Subsidiary does not own any Capital Stock of Century Aluminum Company or any Restricted Subsidiary or any Restricted Assets or hold any Debt of, or any Lien on any property of, Century Aluminum Company or any Restricted Subsidiary;

               (2) At the time of the designation, the designation would be permitted under "Limitation on Restricted Payments";

               (3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by Century Aluminum Company or any Restricted Subsidiary is permitted under "Limitation on Debt and Disqualified or Preferred Stock" and "Limitation on Restricted Payments";

               (4) The Subsidiary is not party to any transaction or arrangement with Century Aluminum Company or any Restricted Subsidiary that would not be permitted under "Limitation on Transactions with Shareholders and Affiliates"; and

               (5) Neither Century Aluminum Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by "Limitation on Debt and Disqualified or Preferred Stock" and "Limitation on Restricted Payments."

Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

     (b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

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              (2) The Board of Directors may designate an Unrestricted
         Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

     (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

               (1) all existing Investments of Century Aluminum Company and the Restricted Subsidiaries therein will be deemed made at that time;

               (2) all existing transactions between it and Century Aluminum Company or any Restricted Subsidiary will be deemed entered into at that time;

               (3) it will be released at that time from its note guaranty, if any; and

               (4) it will cease to be subject to the provisions of the indenture as a Restricted Subsidiary.

     (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

               (1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of "Limitation on Debt and Disqualified or Preferred Stock," but will not be considered the sale or issuance of Equity Interests for purposes of "Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries" or "Limitation on Asset Sales";

               (2) Investments therein previously charged under "Limitation on Restricted Payments" will be credited thereunder;

               (3) it may be required to issue a note guaranty pursuant to "Guaranties by Restricted Subsidiaries"; and

               (4) it will thenceforward be subject to the provisions of the indenture as a Restricted Subsidiary.

     (e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to the designation and an Officer's Certificate certifying that the designation complied with the foregoing provisions.

Financial Reports

     Whether or not Century Aluminum Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Century Aluminum Company must provide the trustee and holders, within the time periods specified in the SEC's rules and regulations:

               (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Century Aluminum Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, with respect to annual information only, a report on the financial statements contained therein by Century's certified independent accountants, and

               (2) all current reports that would be required to be filed with the SEC on Form 8-K if Century Aluminum Company were required to file such reports.

In addition, whether or not required by the SEC, Century Aluminum Company will, if the SEC will accept the filing, file the information and reports described above with the SEC and make them available to securities analysts and prospective investors upon request.

     For so long as any of the exchange notes remain outstanding and constitute "restricted securities" under Rule 144, Century and the Guarantors will furnish to the holders of the exchange notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Reports to Trustee

     Century Aluminum Company will deliver to the trustee

               (3) within 120 days after the end of each fiscal year a certificate, executed by officers of Century Aluminum Company and each Guarantor, stating that Century Aluminum Company and each Guarantor has fulfilled its obligations under the indenture or, if there has been a Default, specifying the Default and its nature and status;

               (4) as soon as possible and in any event within 30 days after Century Aluminum Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers' Certificate setting

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
          forth the details of the Default, and the action which Century Aluminum Company proposes to take with respect thereto;

               (5) within 120 days after the end of each fiscal year a written statement by Century's independent public accountants stating whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof; and

               (6) within 120 days after the end of each fiscal year a written Opinion of Counsel as to the continued perfection of the liens of the Security Documents on the Collateral, to the extent required by
          Section 314(b)(2) of the Trust Indenture Act of 1939, as amended.

Impairment of Security Interest

     Century Aluminum Company will not, and will not permit any Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the trustee and the holders of the exchange notes, and Century Aluminum Company will not, and will not permit any of its Subsidiaries to, grant to any Person other than the Collateral Agent or the trustee, as the case may be, for the benefit of the trustee and the holders of the exchange notes and the other beneficiaries described in the Security Documents, any interest in any of the Collateral other than certain permitted encumbrances described in the Security Documents. Subject to "Limitations on Asset Sales" above, Century Aluminum Company will also continue to own all of the Equity Interests of each of its Subsidiaries that, directly or indirectly, own the plant, property and equipment constituting Collateral directly, or cause it to be owned by a Guarantor.

Limitations on Certain Activities by Century Aluminum of Kentucky LLC

     Limitation on Debt. Century Aluminum Company will use all reasonable efforts to ensure that Century Aluminum of Kentucky LLC will not incur any:

- Debt, other than Debt of the type described in clause (b)(5) under "Limitation on Debt and Disqualified or Preferred Stock" above on behalf of the owners of the Hawesville facility, or

- Disqualified or Preferred Stock, other than shares of such stock held pro rata by each of the owners of Common Stock thereof in accordance with their respective percentage ownership interests in the Hawesville facility.

     Limitation on Sale of Equity Interests. Century Aluminum of Kentucky LLC will not issue or sell any of its Equity Interests unless, after giving effect thereto, Century Aluminum Company and one or more of the Guarantors own a percentage of Equity Interests of Century Aluminum of Kentucky LLC that is not less than Century's percentage ownership interest (including any ownership owned by any of its Restricted Subsidiaries) in the Hawesville facility.

     Limitation on Liens. Century Aluminum of Kentucky LLC will not, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than:

     (1) Permitted Liens of the type described under clauses (2), (4), (5), (6),
(8), (9), (13), (15) and (19) (with respect to Liens described under clauses (2) and (15)) of the definition thereof, assuming that references in clauses (8) and
(15) to Century Aluminum Company or any Restricted Subsidiary were to Century Aluminum of Kentucky LLC, and

     (2) Liens in favor of the owners of the Hawesville facility incurred in the ordinary course of business and not securing Debt pursuant to agreements in effect on the Issue Date.

     Limitation on Asset Sales. Century Aluminum of Kentucky LLC will not sell, lease, transfer or dispose (each, a "disposition") of the Hawesville power contract, or any rights to power thereunder, to any Person other than to Century Aluminum Company or one of its Restricted Subsidiaries that is a Guarantor, unless:

          (1) The consideration to be distributed to Century Aluminum Company or any Guarantor with respect to its pro rata portion of the disposition is at least equal to the fair market value of its pro rata portion of the contracts or rights disposed of, as determined in good faith by the Board of Directors.

          (2) At least 75% of the consideration with respect to Century's pro rata portion consists of cash received at closing; provided that Century's pro rata portion of the non-cash consideration received is pledged as Collateral under the Security Documents substantially simultaneously with such disposition, in accordance with the requirements set forth in the indenture.

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
     For purposes of this clause (2), instruments received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by Century Aluminum Company or the applicable Guarantor to cash, to the extent of the cash actually so received, shall be considered cash received at closing.

         (3) Century's pro rata portion of the consideration is distributed to Century Aluminum Company or one of its Restricted Subsidiaries that is a Guarantor substantially simultaneously with such disposition.

         (4) Century's pro rata portion of the cash consideration, net of fees and expenses related to the disposition, is immediately deposited into the Cash Collateral Account and held as Collateral pending application pursuant to clause (4)(B) (provided that the assets acquired with such cash are pledged as Collateral under the Security Documents substantially simultaneously with such acquisition, in accordance with the requirements set forth in the indenture) or clause (5) under "Limitation on Asset Sales" and, in the case of clause (5), released to Century Aluminum Company or the relevant Guarantor if remaining after consummation of the Offer to Purchase.

     This covenant shall not apply to:

               (1) sales of power in the ordinary course of business,

               (2) any sale of another owner's pro rata portion of the power under the contract (provided that (i) such owner is required to reimburse Century Aluminum Company and its Restricted Subsidiaries, under the owners agreement or otherwise, for any increase in costs of Century's or such Restricted Subsidiaries' production at the Hawesville facility resulting therefrom and (ii) the production capacity of Century Aluminum Company and its Restricted Subsidiaries at the Hawesville facility is not reduced as a result of such sale), and

               (3) the assignment of portions of the Hawesville power contract to each of the owners of the Hawesville facility, pro rata in accordance with their respective ownership interests in the facility (provided that each owner agrees, in the owners agreement or otherwise, that (i) power for the facility will thereafter no longer be a shared cost, but will instead be provided by each owner and (ii) each owner will reimburse the other owners for any increase in costs or reduction in production capacity of the other owners as a result of any failure to provide power).

     As used herein, "pro rata portion" shall mean Century's portion, based upon its ownership percentage (including any ownership owned by any of its Restricted Subsidiary) of Equity Interests of Century Aluminum of Kentucky LLC.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The indenture further provides as follows regarding consolidation, merger or sale of all or substantially all of the assets of Century Aluminum Company or a Guarantor:

Consolidation, Merger or Sale of Assets by Century

     Century Aluminum Company will not

-    consolidate with or merge with or into any Person, or

- sell, convey, transfer, or otherwise dispose of all or substantially all of the assets of Century Aluminum Company and its consolidated Subsidiaries, as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person or

-    permit any Person to merge with or into Century unless

               (1) either (x) Century Aluminum Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of Century Aluminum Company under the indenture and the exchange notes and expressly assumes all of the obligations of Century Aluminum Company under the Security Documents;

               (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

               (3) immediately after giving effect to the transaction on a pro forma basis, Century Aluminum Company or the resulting, surviving or transferee Person has a Consolidated Net Worth (without taking into account any purchase accounting adjustments) equal to or greater than the Consolidated Net Worth of Century Aluminum Company immediately prior to such transaction;

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
               (4) immediately after giving effect to the transaction on a pro forma basis, Century Aluminum Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under paragraph
          (a) of "Limitation on Debt and Disqualified or Preferred Stock"; and

               (5) Century Aluminum Company delivers to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture;

provided, that clauses (2) through (4) do not apply

                  (i) to the consolidation or merger of Century Aluminum Company with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into Century Aluminum Company or

                  (ii) if, in the good faith determination of the Board of Directors of Century, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of Century.

     Century Aluminum Company shall not lease all or substantially all of the assets of Century Aluminum Company and its consolidated Subsidiaries, whether in one transaction or a series of transactions, to one or more other Persons.

     Upon the consummation of any transaction effected in accordance with these provisions, if Century Aluminum Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, Century Aluminum Company under the indenture and the Security Documents with the same effect as if such successor Person had been named as Century Aluminum Company in the indenture and the Security Documents. Upon such substitution, unless the successor is one or more of Century's Subsidiaries, Century Aluminum Company will be released from its obligations under the indenture, the exchange notes and the Security Documents.

Consolidation, Merger or Sale of Assets by a Guarantor

     No Guarantor may

-    consolidate with or merge with or into any Person, or

- sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

-    permit any Person to merge with or into the Guarantor

unless

         (A) the other Person is Century Aluminum Company or any Wholly Owned Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

         (B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its note guaranty and expressly assumes all of the obligations of the Guarantor under the Security Documents to which it is a party; and

             (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

         (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to Century Aluminum Company or a Restricted Subsidiary) otherwise permitted by the indenture.

Century Aluminum Company will also be required to deliver to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture.

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DEFAULT AND REMEDIES

Events of Default

     An "Event of Default" occurs if

               (1) Century Aluminum Company defaults in the payment of the principal of any note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

               (2) Century Aluminum Company defaults in the payment of interest (including any Additional Interest) on any note when the same becomes due and payable, and the default continues for a period of 30 days;

               (3) Century Aluminum Company fails to make an Offer to Purchase and thereafter accept and pay for exchange notes tendered when and as required pursuant to "Certain Covenants -- Repurchase of Exchange Notes Upon a Change of Control," or " -- Limitation on Asset Sales," or Century Aluminum Company or any Guarantor fails to comply with " -- Limitation on Debt and Disqualified or Preferred Stock," " -- Limitation on Restricted Payments" or "Consolidation, Merger or Sale of Assets" or Century Aluminum of Kentucky LLC defaults in the performance of or breaches any of its covenants in the indenture;

               (4) Century Aluminum Company defaults in the performance of or breaches any other covenant or agreement of Century Aluminum Company in the indenture or under the exchange notes or in the Security Documents and the default or breach continues for a period of 60 consecutive days after written notice to Century Aluminum Company by the trustee or to Century Aluminum Company and the trustee by the holders of 25% or more in aggregate principal amount of the exchange notes;

               (5) there occurs with respect to any Debt of Century Aluminum Company or any of its Restricted Subsidiaries having an outstanding principal amount of $10.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that has caused the holder thereof to declare such Debt to be due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

               (6) one or more final judgments or orders for the payment of money are rendered against Century Aluminum Company or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million (in excess of amounts which Century's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect (a "judgment default");

               (7) an involuntary case or other proceeding is commenced against Century Aluminum Company or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against Century Aluminum Company or any Significant Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

               (8) Century Aluminum Company or any of its Significant Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Century Aluminum Company or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of Century Aluminum Company or any of its Significant Restricted Subsidiaries or
          (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a "bankruptcy default");

               (9) any note guaranty ceases to be in full force and effect, other than in accordance the terms of the indenture, or a Guarantor denies or disaffirms its obligations under its note guaranty; or

               (10) with respect to any Collateral with an aggregate fair market value of $10.0 million or more, (A) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with their terms and the terms of the indenture and other than the satisfaction in full of all obligations under the indenture and discharge of the indenture or (B) any security interest created under the Security Documents or under the indenture is declared invalid or unenforceable

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
          or (C) Century Aluminum Company or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

Consequences of an Event of Default

     If an Event of Default, other than a bankruptcy default with respect to Century, occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the exchange notes then outstanding, by written notice to Century Aluminum Company (and to the trustee if the notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of and accrued interest on the exchange notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to Century, the principal of and accrued interest on the exchange notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     The holders of a majority in principal amount of the outstanding exchange notes by written notice to Century Aluminum Company and to the trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

               (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the exchange notes that have become due solely by the declaration of acceleration, have been cured or waived, and

               (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     Except as otherwise provided in "Consequences of an Event of Default" or "Amendments and Waivers -- Amendments with Consent of Holders," the holders of a majority in principal amount of the outstanding exchange notes may, by notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

     The holders of a majority in principal amount of the outstanding exchange notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of exchange notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of exchange notes.

     A holder may not institute any proceeding, judicial or otherwise, with respect to the indenture or the exchange notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture or the exchange notes, unless:

               (1) the holder has previously given to the trustee written notice of a continuing Event of Default;

               (2) holders of at least 25% in aggregate principal amount of outstanding exchange notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the Indenture;

               (3) holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

               (4) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding exchange notes have not given the trustee a direction that is inconsistent with such written request.

     Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

     If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determine that withholding the notice is in the interest of the holders.

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NO LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS

     No director, officer, employee, incorporator, member or stockholder of Century Aluminum Company or any Guarantor, as such, will have any liability for any obligations of Century Aluminum Company or such Guarantor under the exchange notes, any note guaranty, any Security Document or the indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of exchange notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the exchange notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

AMENDMENTS AND WAIVERS

Amendments Without Consent of Holders

     Century Aluminum Company and the trustee (and, in the case of the Security Documents, the Collateral Agent) may amend or supplement the indenture, the exchange notes and/or the Security Documents without notice to or the consent of any noteholder

               (1) to cure any ambiguity, defect or inconsistency in the indenture, any Security Document or the exchange notes;

               (2) to comply with " -- Consolidation, Merger or Sale of Assets";

               (3) to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

               (4) to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

               (5) to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes, provided that the uncertificated exchange notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated exchange notes are described in Section 163(f)(2)(B) of the Code; or

               (6) to provide for any Guarantee of the exchange notes, to provide additional security for the exchange notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the exchange notes when such release, termination or discharge is permitted by the indenture.

Amendments With Consent of Holders

     Except as otherwise provided in "Default and Remedies -- Consequences of an Event of Default" or the next succeeding paragraph, Century Aluminum Company and the trustee (and, in the case of any Security Document, the Collateral Agent) may amend the indenture, the exchange notes and/or the Security Documents with the written consent of the holders of a majority in principal amount of the outstanding exchange notes and the holders of a majority in principal amount of the outstanding exchange notes may waive future compliance by Century Aluminum Company with any provision of the indenture or the exchange notes.

     Notwithstanding the provisions of the preceding paragraph, without the consent of each holder affected, an amendment or waiver may not

               (1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

               (2) reduce the rate of or change the Stated Maturity of any interest payment on any note,

               (3) reduce the amount payable upon the redemption of any note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

               (4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

               (5) make any note payable in money other than that stated in the note,

               (6) impair the right of any holder of exchange notes to receive any principal payment or interest payment on such holder's exchange notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

               (7) make any change in the percentage of the principal amount of the exchange notes required for amendments or waivers,

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               (8) modify or change any provision of the indenture affecting the ranking of the exchange notes or any note guaranty in a manner adverse to the holders of the exchange notes, or

               (9) make any change in any note guaranty that would adversely affect the noteholders, or effect a release of all or substantially all the Collateral.

provided that the provisions of "Certain Covenants -- Repurchase of Exchange Notes Upon a Change of Control" and " -- Limitation on Asset Sales" may, except as provided above, be amended or waived with the consent of holders holding not less than 66 2/3% in aggregate principal amount of the exchange notes.

     It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

     Neither Century Aluminum Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture, any Security Document or the exchange notes unless such consideration is offered to be paid or agreed to be paid to all holders of the exchange notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

DEFEASANCE AND DISCHARGE

     Century Aluminum Company may discharge its obligations under the exchange notes and the indenture by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the exchange notes to maturity or redemption within one year, subject to meeting certain other conditions.

     Century Aluminum Company may also elect at any time prior to the scheduled maturity of the exchange notes to

               (1) discharge most of its obligations in respect of the exchange notes and the indenture, not including obligations related to the defeasance trust or to the replacement of exchange notes or its obligations to the trustee ("legal defeasance") or

               (2) discharge its obligations under the Security Documents, most of the covenants and under clauses (3) and (4) of "Consolidation, Merger or Sale of Assets -- Consolidation, Merger or Sale of Assets by Century" (and the events listed in clauses (3), (4), (5), (6) and (9) under "Default and Remedies -- Events of Default" will no longer constitute Events of Default) ("covenant defeasance")

by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the exchange notes to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance, such an opinion may not be given absent a change of law after the Issue Date. The defeasance would in each case be effective when 123 days have passed since the date of the deposit in trust.

     In the case of either discharge or defeasance, the note guaranties, if any, will terminate, and the Security Documents will terminate and the Collateral shall be released from the Lien thereunder.

CONCERNING THE TRUSTEE

     Wilmington Trust Company is the trustee under the indenture and will act as the Collateral Agent under the Security Documents. From time to time, the trustee may appoint another financial institution as Collateral Agent to hold a security interest in the Collateral for the benefit of the trustee and the noteholders.

     Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

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     The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of Century Aluminum Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Century Aluminum Company and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

BOOK-ENTRY; DELIVERY AND FORM

     The exchange notes will be issued in registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. Except as described below under " -- Certificated Exchange Notes," the exchange notes will be issued in the form of global exchange notes, as further provided below.

     The trustee is not required

- to issue, register the transfer of or exchange any note for a period of 15 days before a selection of exchange notes to be redeemed or purchased pursuant to an Offer to Purchase,

- to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or

- if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any exchange note on or after the regular record date and before the date of redemption or purchase.

     No service charge will be imposed in connection with any transfer or exchange of any exchange note, but Century Aluminum Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global exchange notes

     Global exchange notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global exchange notes will be shown on records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the exchange notes represented by such global note for all purposes under the indenture and the exchange notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC's applicable procedures and the applicable procedures of its direct and indirect participants.

     Payments of principal and interest under each global exchange note will be made to DTC's nominee as the registered owner of such global note. Century Aluminum Company expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. Century Aluminum Company also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Century Aluminum Company, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

     DTC has advised Century Aluminum Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

Certificated exchange notes

     If DTC notifies Century Aluminum Company that it is unwilling or unable to continue as depositary for a global exchange note and a successor depositary is not appointed by Century Aluminum Company within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will

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exchange each beneficial interest in that global note for one or more certificated exchange notes registered in the name of the owner of such beneficial interest, as identified by DTC.

SAME DAY SETTLEMENT AND PAYMENT

     The indenture will require that payments in respect of the exchange notes represented by the global exchange notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global exchange notes. With respect to exchange notes in certificated form, Century Aluminum Company will make all payments by mailing a check to each holder's registered address or, at Century Aluminum Company's option, by wire transfer of immediately available funds to the accounts specified by the holders thereof.

     The exchange notes represented by the global exchange notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. Century Aluminum Company expects that secondary trading in any certificated exchange notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global exchange note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Century Aluminum Company that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     The information described in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global exchange notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither Century Aluminum Company nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

GOVERNING LAW

     The indenture, including any note guaranties, and the exchange notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Security Documents will be governed by and construed in accordance with the laws of the State of New York, other than the Mortgages, which will be governed by the law of the jurisdiction in which the applicable real property is located.

CERTAIN DEFINITIONS

     "Acquired Debt" means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Sale" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition of any assets by Century Aluminum Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction or Sale and Leaseback Transaction and including any sale or issuance of Equity Interests of any Restricted Subsidiary (each of the above referred to as a "disposition"), provided that the following are not included in the definition of "Asset Sale":

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               (1) a disposition to Century Aluminum Company or a Wholly Owned
          Restricted Subsidiary, including the sale or issuance by Century Aluminum Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to Century Aluminum Company or any Wholly Owned Restricted Subsidiary (or, in the case of any Collateral, only to Century Aluminum Company or a Guarantor, and provided that such Collateral shall continue to comprise Collateral subject to the Security Documents on terms substantially no less favorable to the holders of the exchange notes than those in existence immediately prior to such transfer);

               (2) the disposition by Century Aluminum Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory acquired or produced and held for sale or resale in the ordinary course of business, or (iii) rights granted to others pursuant to leases, subleases or licenses;

               (3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

               (4) a transaction that is governed by the covenant described under "Consolidation, Merger or Sale of Assets -- Consolidation, Merger or Sale of Assets by Century Aluminum Company";

               (5) a Restricted Payment permitted under "Limitation on Restricted Payments" or a Permitted Investment;

               (6) any disposition in a transaction or series of related transactions of assets with a fair market value of less than $5.0 million (or, in the case of Restricted Assets only, $1.0 million or less);

               (7) any disposition of Equity Interests of an Unrestricted Subsidiary;

               (8) the granting of a Lien, other than in connection with a Sale and Leaseback Transaction, if the Lien is granted in compliance with the covenant described under "Limitation on Liens"; or

               (9) any conveyance by Century Aluminum Company or a Restricted Subsidiary to Glencore or one of its Affiliates of an undivided interest in a part of the Hawesville facility owned wholly by Century Aluminum Company or such Restricted Subsidiary in exchange for an undivided interest in another part of the Hawesville facility owned wholly by Glencore or such Affiliate or any similar transaction, such that, after giving effect thereto, Century Aluminum Company or such Restricted Subsidiary owns an undivided 80% interest in the entire Hawesville facility, all substantially on the terms described under "The NSA Acquisition"; provided that Century Aluminum Company or such Restricted Subsidiary's interest in the facility shall continue to comprise Collateral subject to the Security Documents on terms substantially no less favorable to the holders of the exchange notes than those in existence with respect to Century Aluminum Company or such Restricted Subsidiary's interest in the Hawesville facility immediately prior to such transfer.

     "Attributable Debt" means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

     "Average Life" means, with respect to any Debt, the quotient obtained by dividing

                  (i) the sum of the products, determined for each scheduled principal payment of such Debt occurring after the date of determination, of

                     (x) the number of years from the date of determination to the date of such principal payment, and

                     (y)  the amount of such principal payment by

                  (ii) the sum of all such principal payments.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

     "Capital Lease" means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capital Stock" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

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     "Cash Equivalents" means

               (1) United States dollars, or money in other currencies received in the ordinary course of business,

               (2) U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

               (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500.0 million whose short-term debt is rated at least P-2 by Moody's or A-2 by S&P,

               (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

               (5) commercial paper rated at least P-1 by Moody's or A-1 by S&P at the time of acquisition and maturing within six months after the date of acquisition,

               (6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through
          (5) above, and

               (7) in the case of any Foreign Restricted Subsidiary, substantially similar investments made in the ordinary course of business and denominated in the currency of any location where the Foreign Restricted Subsidiary conducts business.

     "CAW" means Century Aluminum Company Aluminum of West Virginia, Inc., a Delaware corporation, and its successors.

     "Change of Control" means:

               (1) the merger or consolidation of Century Aluminum Company with or into another Person or the merger of another Person with or into Century Aluminum Company, or the sale of all or substantially all the assets of Century Aluminum Company to another Person, (in each case, unless such other Person is a Permitted Holder) unless holders of a majority of the aggregate voting power of the Voting Stock of Century Aluminum Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

               (2) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of Century Aluminum Company; provided that indirect beneficial ownership of more than 40% of the total voting power of the Voting Stock of Century Aluminum Company through direct or indirect ownership of Voting Stock or Capital Stock of Glencore by (a) the then-current or former officers or employees of Glencore or any of its subsidiaries (the "Glencore Employees") and/or (b) any Person controlled by the Glencore Employees shall not be deemed to constitute a Change of Control if the composition of the Glencore Employees continues to be comprised in a manner consistent with the manner in which it is comprised on the Issue Date.

               (3) during any period of two consecutive years after the Issue Date, individuals who at the beginning of any such period constituted the Board of Directors of Century Aluminum Company, together with any new directors whose election by such Board or whose nomination for election by the stockholders of Century Aluminum Company was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Century Aluminum Company then in office; or

               (4) the adoption of a plan relating to the liquidation or dissolution of Century Aluminum Company.

     "Collateral" means, collectively, all of Century Aluminum Company's or any of the Guarantors' right, title and interest in the following:

               (1) the "Trust Property" (in the case of any deed of trust) or "Mortgaged Property" (in the case of any mortgage), as defined in each Mortgage;

               (2) the Cash Collateral Account and all investments and amounts held therein;

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               (3) any other assets pledged as collateral from time to time; and

               (4) proceeds of any and all of the foregoing;

provided that, notwithstanding anything in the foregoing to the contrary, Collateral will not include any accounts receivable and inventory pledged as collateral for the benefit of the lenders under the Credit Agreement, unless the agent or representative of the lenders under the Credit Agreement consents to its inclusion as Collateral.

     "Collateral Agent" means the trustee in its capacity as the Collateral Agent or any collateral agent appointed by the trustee pursuant to the indenture and the Security Documents.

     "Common Stock" means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

     "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Century Aluminum Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

               (1) the net income (but not loss, unless such Person is a Foreign Person, in which case any loss shall be excluded without regard to clauses (x) and (y)) of any Person that is not a Wholly Owned Restricted Subsidiary or is accounted for by the equity method of accounting, except to the extent of the lesser of

                    (x) the dividends or other distributions actually paid in cash to Century Aluminum Company or any of its Wholly Owned Restricted Subsidiaries (subject to clause (3) below) by such Person during such period, and

                    (y) Century Aluminum Company's pro rata share of such Person's net income earned during such period;

               (2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

               (3) the net income (but not loss) of any Wholly Owned Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Wholly Owned Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Wholly Owned Restricted Subsidiary;

               (4) any net after-tax gains and losses attributable to Asset
          Sales;

               (5) any net after-tax extraordinary gains and losses;

               (6) the cumulative effect of a change in accounting principles;

               (7) any after-tax amortization expense attributable to the Agreement for Electric Service dated July 15, 1998 with Green River Company related to the Hawesville facility to the extent that such expense represents amortization of the value attributed thereto in connection with the purchase of the Hawesville facility by Century Aluminum Company or its Restricted Subsidiaries on or about the Issue Date in excess of the value previously attributed thereto in NSA Ltd.'s historical financial statements prepared in accordance with GAAP;

               (8) any after-tax non-cash losses or gains, determined in accordance with GAAP, relating to Hedging Agreements until such time as such agreements are settled (at which time such losses or gains shall be included); and

               (9) any after-tax non-cash losses or gains related to the write-up or write-down of inventory to reflect a change in market value of such inventory until such time as such inventory is sold (at which time such losses or gains shall be included).

     "Consolidated Net Worth" means, at any date of determination, the consolidated stockholders' equity of Century Aluminum Company and its Restricted Subsidiaries, calculated excluding

               (1) any amounts attributable to Disqualified Stock,

               (2) treasury stock,

               (3) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the Issue Date in the book value of any asset, and

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               (4) the cumulative effect of a change in accounting principles.

     "Credit Agreement" means the credit agreement dated on or about the Issue Date among Century Aluminum Company, the lenders and agents party thereto and Fleet Capital Corporation, as administrative and documentation agent, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

     "Debt" means, with respect to any Person, without duplication,

               (1) all indebtedness of such Person for borrowed money;

               (2) all obligations of such Person evidenced by bonds, debentures, exchange notes or other similar instruments;

               (3) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers' acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within three Business Days;

               (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services to the extent recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

               (5) all obligations of such Person as lessee under Capital Leases and all Attributable Debt;

               (6) all Debt of other Persons Guaranteed by such Person (including by securing such Debt by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person) to the extent so Guaranteed, other than a Limited Recourse Guaranty; and

               (7) all obligations of such Person under Hedging Agreements.

     The amount of Debt on any date of determination of any Person under clauses
(1) through (7) will be deemed to be:

                  (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

                  (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

                  (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

                  (D) with respect to any Hedging Agreements, the net amount payable by such Person if such Hedging Agreement terminated at that time due to default by such Person; and

                  (E) otherwise, the outstanding principal amount thereof.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Equity Interests" means Equity Interests that by their terms or upon the happening of any event are

               (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the exchange notes for consideration other than Qualified Equity Interests, or

               (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an "asset sale" or "change of control" occurring prior to the Stated Maturity of the exchange notes if those provisions

                  (A) are no more favorable to the holders than "Certain Covenants -- Limitation on Asset Sales" and " -- Repurchase of Exchange notes Upon a Change of Control," and

                  (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to Century Aluminum Company's repurchase of the exchange notes as required by the indenture.

     "Disqualified Stock" means Capital Stock constituting Disqualified Equity Interests.


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     "Domestic Restricted Subsidiary" means any Restricted Subsidiary formed under the laws of, or 50% or more of the assets of which are located in, the United States of America or any jurisdiction thereof.

     "EBITDA" means, for any period, the sum of:

               (1) Consolidated Net Income, plus, in each case, without duplication:

               (2) to the extent deducted in calculating Consolidated Net Income, Fixed Charges, plus

               (3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for Century Aluminum Company and its Restricted Subsidiaries in conformity with GAAP:

                      (A) income taxes, other than income taxes or income tax
                  adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses; and

                      (B) depreciation, amortization and all other non-cash
                  items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income;

provided that, with respect to any Restricted Subsidiary, such items (A) and (B) will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary's net income was included in calculating Consolidated Net Income.

     "Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

     "Fixed Charge Coverage Ratio" means, on any date (the "transaction date"), the ratio of

                  (x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which financial statements have been provided (or, if not timely provided, required to be provided) pursuant to the indenture or, in the case of periods prior to the Issue Date, filed with the SEC (the "reference period") to

                  (y) the aggregate Fixed Charges during such reference period.

     In making the foregoing calculation,

               (1) pro forma effect will be given to any Debt or Disqualified or Preferred Stock Incurred during or after the reference period to the extent the Debt or Disqualified or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt or Disqualified or Preferred Stock had been Incurred on the first day of the reference period;

               (2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement protecting against fluctuations in interest rates applicable to the Debt, if the Hedging Agreement protecting against fluctuations in interest rates has a remaining term of at least 12 months or, if less, a remaining term equal to the remaining term of such Debt) had been the applicable rate for the entire reference period;

               (3) Fixed Charges related to any Debt or Disqualified or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

               (4) pro forma effect will be given to

                           (A) the creation, designation or redesignation of
                  Restricted and Unrestricted Subsidiaries,

                           (B) the acquisition or disposition of companies,
                  divisions or lines of businesses by Century Aluminum Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

                           (C) the discontinuation of any discontinued
                  operations that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

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
     "Fixed Charges" means, for any period, the sum of

               (1) Interest Expense for such period; and

               (2) the product of

                           (x) cash and non-cash dividends paid, declared,
                  accrued or accumulated on any Disqualified or Preferred Stock of Century Aluminum Company or a Restricted Subsidiary, except for

                           (i) dividends payable solely, or solely at Century Aluminum Company's option, in Century Aluminum Company's Qualified Stock or paid to Century Aluminum Company or to a Wholly Owned Restricted Subsidiary, and

                           (ii)dividends paid, declared, accrued or accumulated on $25.0 million aggregate liquidation preference of convertible preferred stock issued to Glencore or one of its Affiliates on or about the Issue Date pursuant to the certificate of designation for such stock as in effect on or about the Issue Date and substantially on the terms described under "Description of Revolving Credit Facility and Convertible Preferred Stock"; and

                           (y) a fraction, the numerator of which is one and the
                  denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to Century Aluminum Company and its Restricted Subsidiaries.

     "Foreign Person" means any Person that is formed under the laws of, and 50% or more of its assets are located in, any jurisdictions outside the United States of America.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

     "Glencore" means Glencore International AG, a corporation organized under the laws of Switzerland.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person

                  (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on an arm's-length basis and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or

                  (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part;

provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business or indemnities given in connection with any disposition of assets. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means (i) each Domestic Restricted Subsidiary of Century Aluminum Company in existence on the Issue Date and (ii) each Restricted Subsidiary that executes a supplemental indenture in the form included in the indenture providing for the guaranty of the payment of the exchange notes, or any successor obligor under its note guaranty pursuant to "Consolidation, Merger or Sale of Assets," in each case unless and until such Guarantor is released from its note guaranty pursuant to the indenture.

     "Hedging Agreement" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in commodity or raw material prices.

     "Incur" means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the Issue Date (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of "Certain Covenants -- Limitation on Debt and Disqualified or Preferred Stock," but will not be considered the sale or issuance of Equity Interests for purposes of " -- Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries" or " -- Limitation on Asset Sales." The accretion of original issue discount will not be considered an Incurrence of Debt.

     "Interest Expense" means, for any period, the consolidated interest expense of Century Aluminum Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by Century Aluminum Company or its Restricted Subsidiaries, without duplication,

                  (i) interest expense attributable to Sale and Leaseback Transactions,

                  (ii)amortization of debt discount and debt issuance costs (other than debt issuance costs incurred in connection with the offering of the exchange notes and the execution and delivery of the Credit Agreement on or about the Issue Date (whether or not incurred on or prior to the Issue Date) which costs shall be excluded from Interest Expense),

                  (iii) capitalized interest,

                  (iv) non-cash interest expense,

                  (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                  (vi)net payments made, or less any net payments received, pursuant to Hedging Agreements (including the amortization of fees) relating to Debt of Century Aluminum Company or any Restricted Subsidiary, other than Debt of the type referred to in clause (7) of the definition thereof, and

                  (vii) any of the above expenses with respect to Debt of another Person Guaranteed by Century Aluminum Company or any of its Restricted Subsidiaries (other than Non-Recourse Debt of a Joint Venture Guaranteed solely pursuant to a Limited Recourse Guarantee).

     "Investment" means, for any Person,

               (1) any direct or indirect advance, loan or other extension of credit to another Person,

               (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

               (3) any purchase or acquisition of Equity Interests, bonds, exchange notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

               (4) any Guarantee of any obligation of another Person.

If Century Aluminum Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of Century Aluminum Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture, all remaining Investments of Century Aluminum Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

     The acquisition of a direct undivided interest in assets in a manner substantially similar (including such interests being subject to similar ownership and operating agreements) to Century Aluminum Company's and its Restricted Subsidiaries' direct ownership interest in assets comprising the Mt. Holly facility and the Hawesville facility (in the manner contemplated under "The NSA Acquisition"), would not, by itself, constitute an "Investment" because it does not meet the definition set forth above; however, the acquisition by Century Aluminum Company or any Restricted Subsidiary of the Equity Interests of a Person that owns or operates such undivided interests would constitute an Investment.

     "Issue Date" means the date on which the notes were originally issued under the indenture.

     "Joint Venture" means any joint venture between the Company or any Restricted Subsidiary and any other Person, whether or not such joint venture is a Subsidiary of the Company or any Restricted Subsidiary.

     "Joint Venture Holding Company" means any Subsidiary of Century Aluminum Company the activities of which are limited to making and owning Equity Interests and other Investments in a Joint Venture and activities incidental thereto, including participation in financing arrangements of such Joint Venture (but in each case only for so long as its activities are so limited).

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
     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Sale and Leaseback Transaction).

     "Limited Recourse Guaranty" means, with respect to any Non-Recourse Debt of a Joint Venture, any Guarantee of such Debt by the related Joint Venture Holding Company, including a pledge by such Joint Venture Holding Company of the Capital Stock and other Investments held in such Joint Venture, provided that in any event such Guarantee and pledge are non-recourse in all respects to the Company and its Restricted Subsidiaries other than such Joint Venture Holding Company.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Mortgages" means, collectively, (i) the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of the Issue Date from NSA, Ltd. to the Collateral Agent with respect to the Hawesville facility and (ii) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement from CAW to the Collateral Agent with respect to the Ravenswood facility, and any additional mortgage, deed of trust or similar instrument entered into by Century Aluminum Company or any Guarantor from time to time after the Issue Date to provide a security interest for the benefit of the trustee and the holders of the exchange notes.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

               (1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

               (2) except to the extent that any such asset disposed of in such Asset Sale was Collateral, provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of Century Aluminum Company and its Restricted Subsidiaries;

               (3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

               (4) except to the extent that any such asset disposed of in such Asset Sale was Collateral, appropriate amounts to be provided in conformity with GAAP as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

     "Non-Recourse Debt" means Debt as to which (i) neither Century Aluminum Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have agreed or have been notified in writing that they will not have any recourse to the stock or assets of Century Aluminum Company or any Restricted Subsidiary (other than a Limited Recourse Guaranty by a Joint Venture Holding Company) and (ii) no default thereunder would, as such, constitute a default under any Debt of Century Aluminum Company or any Restricted Subsidiary.

     "note guaranty" means the guaranty of the exchange notes by a Guarantor pursuant to the indenture.

     "Obligations" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

     "Permitted Business" means the business of reducing, refining, processing and selling alumina, primary aluminum and aluminum products, and any business reasonably related, incidental or ancillary thereto.

     "Permitted Holders" means any or all of the following:

               (1) Glencore; and

               (2) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) is owned 80% by the Person specified in clause (1).

     "Permitted Investments" means:

               (1) any Investment in Century Aluminum Company or in a Guarantor engaged in a Permitted Business;

               (2) Investments in Foreign Restricted Subsidiaries engaged in Permitted Businesses in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $10.0 million (net of, with respect to the Investment in any particular Person made under this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause);

               (3) any Investment in Cash Equivalents;

               (4) any Investment by Century Aluminum Company or any Subsidiary of Century Aluminum Company in a Person, if as a result of such Investment,

                    (A) such Person becomes a Guarantor engaged in a Permitted
               Business, or

                    (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, Century Aluminum Company or a Guarantor engaged in a Permitted Business;

               (5) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with "Certain Covenants -- Limitation on Asset Sales"; provided that such Investments shall be pledged as Collateral to the extent the assets subject to such Asset Sale constituted Restricted Assets;

               (6) any Investment acquired solely in exchange for Qualified Stock of Century Aluminum Company;

               (7) Hedging Agreements otherwise permitted under the indenture;

               (8) (i) receivables owing to Century Aluminum Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

               (9) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers, directors and employees (including loans or Guarantees to satisfy tax withholding obligations of such persons upon the exercise of options or the vesting of performance shares), in each case in the ordinary course of business, not in excess of $2.0 million outstanding at any time; and

               (10) extensions of credit to customers and suppliers in the ordinary course of business.

     "Permitted Liens" means:

          (1) Liens existing on the Issue Date;

          (2) Liens securing the exchange notes, any note guaranties and other Obligations under the indenture and the Security Documents;

          (3) Liens securing Obligations under or with respect to the Credit Agreement; provided that such Liens do not extend to any Restricted Assets;

          (4) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations (including, without limitation, obligations pursuant to Environmental Laws), surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

          (5) Liens imposed by law, such as carriers', vendors', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

          (6) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

          (7) Liens securing reimbursement obligations with respect to letters of credit that solely encumber documents and other property relating to such letters of credit and the proceeds thereof;

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
          (8) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of Century Aluminum Company and its Restricted Subsidiaries;

          (9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

          (10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including netting and setoff rights with respect to (but not collateral pledged to secure) obligations under Hedging Agreements;

          (11) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

          (12) options, put and call arrangements, rights of first refusal and similar rights and customary reciprocal easements and other rights of use relating to Investments in joint ventures, partnerships and the like, or relating to ownership of undivided interests in assets subject to a joint ownership or similar agreement;

          (13) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as (x) no judgment default has occurred and is continuing and (y) the aggregate amount of all obligations secured by such judgment liens and other Liens described in this clause does not at any time exceed $10.0 million;

          (14) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other property of Century Aluminum Company or any Restricted Subsidiary;

          (15) Liens on property at the time Century Aluminum Company or any of the Restricted Subsidiaries acquires such property, including by means of a merger or consolidation with or into Century Aluminum Company or a Restricted Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other property of Century Aluminum Company or any Restricted Subsidiary;

          (16) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

          (17) Liens upon real or personal property acquired after the Issue Date, including any acquisition by means of any acquisition of Equity Interests or by means of a merger or consolidation of the owner thereof with or into Century Aluminum Company or a Restricted Subsidiary; provided that (a) the Lien is created solely to secure the purchase price or cost of construction thereof or Debt incurred to finance such purchase price or cost of construction, (b) the amount secured by the Lien does not exceed 100% of the purchase price or cost of construction thereof and (c) the Lien does not extend to or cover any other property or assets other than the property acquired or constructed and improvements of that property;

          (18) Liens securing or comprising a Limited Recourse Guaranty; and

          (19) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (14), (15), (16) or (17) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Debt," the amount secured by such Lien is not increased.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

     "Pledge and Security Agreement" means the pledge and security agreement dated the Issue Date between Century Aluminum Company and the Collateral Agent, as pledgee, covering the Cash Collateral Account.

     "Preferred Stock" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

     "Public Equity Offering" means an underwritten primary public offering, after the Issue Date, of Qualified Stock of Century Aluminum Company pursuant to an effective registration statement under the Securities Act other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

     "Qualified Equity Interests" means all Equity Interests of a Person other than Disqualified Equity Interests.

     "Qualified Stock" means all Capital Stock of a Person other than Disqualified Stock.

     "Restricted Assets" means at any time (1) assets that are, or are required under the indenture and the Security Documents to be, Collateral at such time and (2) Equity Interests of (a) any Guarantor that owns any Collateral, (b) Berkeley Aluminum, Inc., and its successors ("BAC") and Century Aluminum of Kentucky LLC and its successors ("Century Aluminum of Kentucky LLC") and (c) any Subsidiary that at such time directly or indirectly holds any Equity Interests of BAC, Century Aluminum of Kentucky LLC or any Subsidiary that owns any Collateral.

     "Restricted Subsidiary" means any Subsidiary of Century Aluminum Company other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

     "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

     "Security Documents" means the Mortgages, the Pledge and Security Agreement and any other security agreements, mortgages, pledges, agency agreements and other instruments and documents executed and delivered pursuant to the indenture or any of the foregoing.

     "Significant Restricted Subsidiary" means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a "significant subsidiary" as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as that regulation is in effect on the Issue Date.

     "Stated Maturity" means

                  (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or

                  (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

     "Subordinated Debt" means any Debt of Century Aluminum Company or any Guarantor which is subordinated in right of payment to the exchange notes or any note guaranty, as applicable, pursuant to a written agreement to that effect.

     "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of Century Aluminum Company.

     "U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

     "Unrestricted Subsidiary" means any Subsidiary of Century Aluminum Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with "Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries."

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director's qualifying shares) is owned by Century Aluminum Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of the exchange notes. This discussion is based on the Internal Revenue Code of 1986, as amended exchange (the "Code"), and regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified so as to result in United States federal tax consequences different from those described below. These changes could be applied retroactively in a manner that could adversely affect holders of the exchange notes. It is therefore possible that the consequences of the acquisition, ownership and disposition of the exchange notes may differ from the treatment described below. In addition, the authorities on which this discussion is based are subject to various interpretations and there is no guarantee that the Internal Revenue Service ("IRS") or the courts will not take a contrary position. Moreover, no rulings have been or will be sought from the IRS with regard to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the conclusions of this discussion or that a court would not sustain such a challenge.

     This discussion applies only to holders of exchange notes who purchased notes in the original offering at the first price at which a substantial amount of the notes were sold to persons other than persons acting in the capacity of underwriters and does not address other purchasers. In addition, the tax treatment of a holder of the exchange notes may vary depending upon the particular situation of the holder. This discussion is limited to investors who will hold the exchange notes as capital assets and does not deal with holders that may be subject to special tax rules (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers or traders in securities or currencies, U.S. holders whose functional currency is not the U.S. dollar, certain U.S. expatriates or holders who will hold the notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the notes and one or more other investments).

     This discussion is for general information only and does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Holders should consult their own tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the notes and the exchange notes.

U.S. HOLDERS

     For purposes of this discussion, a "U.S. holder" of an exchange note is a holder who for United States federal income tax purposes is

                    - an individual that is a citizen or resident of the United States (including certain former citizens and former longtime residents);

                    - a corporation or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

                    - an estate the income of which is subject to United States federal income taxation regardless of its source; or

                    - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in United States Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be U.S. holders. A "non-U.S. holder" is a holder that is not a U.S. holder. If a partnership holds notes, the tax treatment of the partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

     Interest. Stated interest on an exchange note will generally be taxable to a U.S. holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the U.S. holder's method of accounting for income tax purposes.

     Disposition of exchange notes. Upon the sale, exchange, retirement at maturity or other taxable disposition of an exchange note (collectively, a "disposition"), a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized by the holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as such) and the holder's adjusted tax basis in the exchange note. This capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the exchange note exceeds one year at the time of the disposition.

      Exchange of notes. The exchange of a note by a U.S. holder for an exchange note will not constitute a taxable exchange. A U.S. holder will have the same tax basis and holding period in the exchange note as it did in the note at the time of such exchange.

NON-U.S. HOLDERS

      Interest. Interest that we pay to a non-U.S. holder will not be subject to United States federal income or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and, among other things, the non-U.S. holder

                  - does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

                  - is not a controlled foreign corporation for United States federal income tax purposes and to which we are a related person; and

                  - certifies to us, our paying agent or the person who would otherwise be required to withhold United States tax, on Form W-8 or substantially similar form signed under penalties of perjury, that the holder is not a United States person and provides the holder's name and address (the "Certification Requirement").

In the case of interest on an exchange note that is not effectively connected with the conduct of a trade or business within the United States and does not satisfy the three requirements of the preceding sentence, the non-U.S. holder's interest on an exchange note would generally be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate). If a non-U.S. holder's interest on an exchange note is effectively connected with the conduct of a trade or business within the United States, then the non-U.S. holder will be subject to United States federal income tax on such interest income in essentially the same manner as a U.S. holder and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax.

      Gain on Disposition. A non-U.S. holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale, redemption or other disposition of an exchange note unless

                  - the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder; or

                  - in the case of a non-U.S. holder who is a nonresident alien individual and holds the exchange notes as a capital asset, such holder is present in the United States for 183 or more days in the year and certain other requirements are met.

     United States Federal Estate Taxes. An exchange note beneficially owned by an individual who at the time of death is a non-U.S. holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and provided that the interest payments with respect to the note would not have been, if received at the time of the individual's death, effectively connected with the conduct of a trade or business in the United States by such individual.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     We will, when required, report to the holders of the exchange notes and the IRS the amount of any interest paid on the exchange notes in each calendar exchange year and the amount of tax withheld, if any, with respect to these payments.

     Certain non-corporate U.S. holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest on, and the proceeds of the disposition of, the exchange notes. In general, backup withholding will be imposed only if the U.S. holder

                  - fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would be his or her Social Security number;

                  - furnishes an incorrect TIN;

                  - is notified by the IRS that it has failed to report payments of interest or dividends; or

                  - under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

In addition, payments of principal and interest to U.S. holders will generally be subject to information reporting. U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

     In the case of payments of interest to non-U.S. holders, the general 31% backup withholding tax and certain information reporting will not apply to those payments with respect to which either the Certification Requirement has been satisfied or an exemption has otherwise been established, provided that neither we nor our payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Information reporting and backup withholding requirements will apply to the gross proceeds paid to a non-U.S. holder on the disposition of the exchange notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the exchange notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the exchange notes is not a United States person and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the exchange notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be credited toward a holder's United States federal income tax liability, if any. To the extent that the amounts withheld exceed a holder's tax liability, the excess may be refunded to the holder provided the required information is furnished to the IRS, and the Holder timely files a United States tax return claiming a refund of excess withholding.


     THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. PROSPECTIVE U.S. HOLDERS AND NON-U.S. HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE EXCHANGE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE EFFECTS OF CHANGES IN SUCH LAWS.

                              PLAN OF DISTRIBUTION

      Except as described below, a broker-dealer may not participate in the exchange offer in connection with a distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. Based on SEC staff interpretations issued to third parties, a broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for notes where those notes were acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with those resales. In addition, until _______, 2001, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

      The information described above concerning SEC staff interpretations is not intended to constitute legal advice, and broker-dealers should consult their own legal advisors with respect to these matters.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Broker-dealers may sell from time to time exchange notes they receive for their own account pursuant to the exchange offer through:

                  -     one or more transactions in the over-the-counter market;

                  -     in negotiated transactions;

                  -     through the writing of options on the exchange notes; or

                  -     a combination of those methods of resale.

            Those broker-dealers may sell at:

                  -     market prices prevailing at the time of resale;

                  -     prices related to those prevailing market prices; or

                  -     negotiated prices.

      Any broker-dealer may resell directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that it received for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any underwriter's resale of exchange notes and any commission or concessions received by any underwriters may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act by acknowledging that it will deliver and by delivering a prospectus.

      We have agreed, for a period of 180 days after the expiration date of the exchange offer, to promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have also agreed to pay expenses incident to the exchange offer other than commissions or concessions of any broker or dealer and transfer taxes, if any, and will indemnify the holders of the notes (including any broker-dealers) against various liabilities, including liabilities under the Securities Act. This indemnification obligation does not extend to statements or omissions in the registration statement or prospectus made in reliance upon and in conformity with written information pertaining to the holder that is furnished to us by or on behalf of the holder and does not apply under certain other circumstances.

                                  LEGAL MATTERS

      The validity of the issuance of the exchange notes will be passed upon for us by Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York. Roman A. Bninski, a partner of Curtis, Mallet-Prevost, Colt & Mosle LLP is a director of Century Aluminum Company.
                                     EXPERTS

      The consolidated financial statements of Century Aluminum Company and its subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this prospectus, and the consolidated financial statements of Century Aluminum Company and its subsidiaries and the related financial statement schedules as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included or incorporated by reference herein, and have been so included or incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      Ernst & Young LLP, independent auditors, have audited the financial statements of NSA, Ltd. at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, as set forth in their report, which is included and incorporated by reference in this prospectus and elsewhere in the registration statement. We have included and incorporated by reference the NSA, Ltd. financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or "SEC." Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the exchange notes, you should consult the registration statement, including the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is hereby made to the copy of the document so filed for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

Incorporation Of Certain Documents By Reference


      The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file with the SEC will automatically update and supersede this information as well as the information in this prospectus.

      We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offer:

                                     SEC FORM                            DATE FILED
                                     --------                            ----------
            Our definitive proxy statement on Schedule 14A,
            dated May 24, 2001........................................   May 24, 2001

            Our Quarterly Report on Form 10-Q for the quarter
            ended March 31, 2001......................................   May 15, 2001

            Our Current Report on Form 8-K/A..........................   May 11, 2001

            Our Annual Report on Form 10-K/A for the year
            ended December 31, 2000 ..................................   April 30, 2001

            Our Current Report on Form 8-K............................   April 17, 2001

            Our Current Report on Form 8-K/A..........................   March  13, 2001

            Our Current Report on Form 8-K............................   March 12, 2001

            Our Annual Report on Form 10-K for the year ended
            December 31, 2000.........................................   March 9, 2001

      We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus but have not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at: Century Aluminum Company, 2511 Garden Road, Monterey, CA 93940, Tel.: (831) 642-9300, Attention: Corporate Secretary.

      TO OBTAIN TIMELY DELIVERY OF ANY OF THIS INFORMATION, YOU MUST MAKE YOUR REQUEST AT LEAST FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER. THE DATE BY WHICH YOU MUST MAKE YOUR REQUEST IS --------, 2001.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                           PAGE
                                                                                                           ----
                                    CENTURY ALUMINUM COMPANY

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
Report of Deloitte & Touche LLP.......................................................................      F-2
Consolidated Balance Sheets at December 31, 2000 and 1999.............................................      F-3
Consolidated Statements of Operations for the Years Ended December 31, 2000, 1999 and 1998............      F-4
Consolidated Statements of Shareholders' Equity for the Years Ended
  December 31, 2000, 1999 and 1998....................................................................      F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998............      F-6
Notes to Consolidated Financial Statements............................................................      F-7

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS:
Consolidated Balance Sheets as of March 31, 2001 and December 31, 2000...................................  F-27
Consolidated Statements of Operations for the Three Months Ended March 31, 2001 and 2000..............     F-28
Consolidated Statements of Shareholders' Equity for the Three Months Ended
  March 31, 2001 and 2000.............................................................................     F-29
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2001 and 2000..............     F-30
Notes to Unaudited Consolidated Financial Statements..................................................     F-31

                                          NSA, LTD.

AUDITED FINANCIAL STATEMENTS:
Report of Ernst & Young LLP...........................................................................     F-37
Balance Sheets as of December 31, 2000 and 1999.......................................................     F-38
Statements of Income for the Years Ended December 31, 2000, 1999 and 1998.............................     F-39
Statements of Net Equity for the Years Ended December 31, 2000, 1999 and 1998.........................     F-40
Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998.........................     F-41
Notes to Financial Statements.........................................................................     F-42

UNAUDITED FINANCIAL STATEMENTS:
Balance Sheets as of March 31, 2001 and December 31, 2000.............................................     F-47
Statements of Income for the Three Months Ended March 31, 2001 and 2000...............................     F-49
Statements of Net Equity for the Three Months Ended March 31, 2001....................................     F-50
Statements of Cash Flows for the Three Months Ended March 31, 2001 and 2000...........................     F-51
Notes to Financial Statements.........................................................................     F-52

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Century Aluminum Company:

         We have audited the accompanying consolidated balance sheets of Century Aluminum Company and subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Century Aluminum Company and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
February 16, 2001

                            CENTURY ALUMINUM COMPANY

                           CONSOLIDATED BALANCE SHEETS

                                                                                           DECEMBER 31,
                                                                                           ------------
                                                                                   2000                   1999
                                                                                 --------               --------
                                                                                      (DOLLARS IN THOUSANDS,
                                                                                        EXCEPT SHARE DATA)
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents .....................................               $ 32,962               $ 85,187
   Restricted cash equivalents ...................................                     --                  5,642
   Accounts receivable, trade--net ...............................                 31,119                 38,499
   Due from affiliates ...........................................                 15,672                 15,991
   Inventories ...................................................                 44,081                 44,936
   Prepaid and other assets ......................................                  9,487                  6,379
                                                                                 --------               --------
      Total current assets .......................................                133,321                196,634
Property, Plant and Equipment--Net ...............................                184,526                105,158
Other Assets .....................................................                 15,923                  9,010
                                                                                 --------               --------
      Total ......................................................               $333,770               $310,802
                                                                                 ========               ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable, trade .......................................               $ 30,072               $ 29,134
   Due to affiliates .............................................                  3,985                 10,737
   Accrued and other current liabilities .........................                 17,739                 27,770
   Accrued employee benefits costs--current portion ..............                  4,824                  4,602
                                                                                 --------               --------
      Total current liabilities ..................................                 56,620                 72,243
                                                                                 --------               --------
Accrued Pension Benefits Costs--Less current portion .............                  3,656                  3,589
Accrued Postretirement Benefits Costs--Less current portion ......                 42,170                 39,391
Other Liabilities ................................................                  6,560                  9,073
Deferred Taxes ...................................................                 22,125                  6,778
                                                                                 --------               --------
      Total noncurrent liabilities ...............................                 74,511                 58,831
                                                                                 --------               --------
CONTINGENCIES AND COMMITMENTS (NOTE 12)
SHAREHOLDERS' EQUITY:
   Common Stock (one cent par value, 50,000,000 shares authorized;
      20,339,203 and 20,202,538 shares issued and outstanding at
      December 31, 2000 and 1999, respectively) ..................                    203                    202
   Additional paid-in capital ....................................                166,184                164,409
   Retained earnings .............................................                 36,252                 15,117
                                                                                 --------               --------
      Total shareholders' equity .................................                202,639                179,728
                                                                                 --------               --------
        Total ....................................................               $333,770               $310,802
                                                                                 ========               ========


                See notes to consolidated financial statements.

                            CENTURY ALUMINUM COMPANY

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                  YEAR ENDED DECEMBER 31,
                                                                                  -----------------------
                                                                   2000                    1999                      1998
                                                                ---------                ---------                ---------
                                                                                   (IN THOUSANDS, EXCEPT
                                                                                      PER SHARE AMOUNTS)
NET SALES:
   Third-party customers ........................               $ 299,277                $ 497,475                $ 576,006
   Related parties ..............................                 129,320                   68,801                   74,252
                                                                ---------                ---------                ---------
        .........................................                 428,597                  566,276                  650,258
Cost of Goods Sold ..............................                 396,139                  572,921                  611,796
                                                                ---------                ---------                ---------
Gross Profit (Loss) .............................                  32,458                   (6,645)                  38,462
Selling, General and Administrative Expenses ....                  13,931                   18,884                   19,246
                                                                ---------                ---------                ---------
Operating Income (Loss) .........................                  18,527                  (25,529)                  19,216
Gain on Sale of Fabricating Businesses ..........                   5,156                   41,130                       --
Interest Income (Expense)--Net ..................                   2,267                   (3,535)                  (2,204)
Other Income (Expense) --Net ....................                   6,461                     (789)                     553
Net Gain (Loss) on Forward Contracts ............                   4,195                   (5,368)                  10,574
                                                                ---------                ---------                ---------
Income Before Income Taxes and Extraordinary Item                  36,606                    5,909                   28,139
Income Tax Expense ..............................                 (11,301)                    (628)                 (10,202)
                                                                ---------                ---------                ---------
Income Before Extraordinary Item ................                  25,305                    5,281                   17,937
Extraordinary Item--Write Off of Deferred Bank
  Fees, Net of Income Tax Benefit of $766 .......                      --                   (1,362)                      --
                                                                ---------                ---------                ---------
Net Income ......................................               $  25,305                $   3,919                $  17,937
                                                                =========                =========                =========

BASIC EARNINGS PER SHARE:
   Income before extraordinary item .............               $    1.25                $    0.26                $    0.90
   Extraordinary item ...........................                      --                    (0.07)                      --
                                                                ---------                ---------                ---------
   Net Income ...................................               $    1.25                $    0.19                $    0.90
                                                                =========                =========                =========

DILUTED EARNINGS PER SHARE:
   Income before extraordinary item .............               $    1.24                $    0.26                $    0.89
   Extraordinary item ...........................                      --                    (0.07)                      --
                                                                ---------                ---------                ---------
   Net Income ...................................               $    1.24                $    0.19                $    0.89
                                                                =========                =========                =========
Cash Dividends Paid Per Common Share ............               $    0.20                $    0.20                $    0.20
                                                                =========                =========                =========


                See notes to consolidated financial statements.

                            CENTURY ALUMINUM COMPANY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                  ADDITIONAL                                        TOTAL
                                           COMMON                  PAID-IN                RETAINED               SHAREHOLDERS'
                                            STOCK                  CAPITAL                EARNINGS                  EQUITY
                                          ---------               ---------               ---------                ---------
                                                                        (DOLLARS IN THOUSANDS)
Balance, December 31, 1997 ....           $     200               $ 161,953               $   1,393                $ 163,546
   Net Income .................                  --                      --                  17,937                   17,937
   Dividends ..................                  --                      --                  (4,000)                  (4,000)
                                          ---------               ---------               ---------                ---------
Balance, December 31, 1998.....                 200                 161,953                  15,330                  177,483
   Net Income .................                  --                      --                   3,919                    3,919
   Issuance of Common Stock ...                   2                   2,456                      --                    2,458
   Dividends ..................                  --                      --                  (4,132)                  (4,132)
                                          ---------               ---------               ---------                ---------
Balance, December 31, 1999 ....                 202                 164,409                  15,117                  179,728
   Net Income .................                  --                      --                  25,305                   25,305
   Issuance of Common Stock ...                   1                   1,775                      --                    1,776
   Dividends ..................                  --                      --                  (4,170)                  (4,170)
                                          ---------               ---------               ---------                ---------
Balance, December 31, 2000 ....           $     203               $ 166,184               $  36,252                $ 202,639
                                          =========               =========               =========                =========


                See notes to consolidated financial statements.

                            CENTURY ALUMINUM COMPANY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        YEAR ENDED DECEMBER 31,
                                                                     -----------------------------------------------------------
                                                                        2000                     1999                     1998
                                                                     ---------                ---------                ---------
                                                                                        (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ........................................               $  25,305                $   3,919                $  17,937
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
      Depreciation and amortization ..................                  14,395                   18,749                   19,685
      Deferred income taxes ..........................                  12,448                   22,022                   (3,767)
      Pension and other post retirement benefits .....                     797                  (16,656)                 (12,021)
      Workers' compensation ..........................                  (1,604)                    (150)                  (1,314)
      Inventory reserve ..............................                   1,631                    1,389                       --
      Gain on sale of property, plant and equipment ..                    (337)                      --                       --
      Gain on sale of fabricating businesses .........                  (5,156)                 (41,130)                      --
      Change in operating assets and liabilities:
        Accounts receivable, trade--net ..............                   7,380                  (42,803)                  37,588
        Due from affiliates ..........................                   4,790                     (467)                  (7,674)
        Inventories ..................................                   3,086                   26,843                  (22,789)
        Prepaids and other assets ....................                  (5,391)                  (9,224)                    (876)
        Accounts payable, trade ......................                    (712)                   8,519                  (14,594)
        Due to affiliates ............................                     409                   (1,518)                  (2,087)
        Accrued and other current liabilities ........                   1,621                  (15,944)                  13,366
        Other--net ...................................                    (559)                   2,261                    1,915
                                                                     ---------                ---------                ---------
   Net cash provided by (used in) operating activities                  58,103                  (44,190)                  25,369
                                                                     ---------                ---------                ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment ............                 (17,631)                 (22,983)                 (44,259)
Proceeds from sale of property, plant and equipment ..                     565                       --                       --
Purchase price adjustment related to
  business acquisitions ..............................                      --                      296                       --
Proceeds from sale of fabricating businesses .........                      --                  245,400                       --
Business acquisitions ................................                 (94,734)                      --                   (7,251)
Capital contribution to Mt. Holly ....................                      --                       --                     (319)
Restricted cash deposits .............................                   5,642                      173                       (9)
                                                                     ---------                ---------                ---------
   Net cash (used in) provided by investing activities                (106,158)                 222,886                  (51,838)
                                                                     ---------                ---------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings ...........................................                      --                  340,708                  233,610
Repayment of borrowings ..............................                      --                 (430,097)                (203,171)
Dividends ............................................                  (4,170)                  (4,132)                  (4,000)
                                                                     ---------                ---------                ---------
   Net cash (used in) provided by financing activities                  (4,170)                 (93,521)                  26,439
                                                                     ---------                ---------                ---------
Increase  (Decrease) in Cash .........................                 (52,225)                  85,175                      (30)
Cash and Cash Equivalents, Beginning of Year .........                  85,187                       12                       42
                                                                     ---------                ---------                ---------
Cash and Cash Equivalents, End of Year ...............               $  32,962                $  85,187                $      12
                                                                     =========                =========                =========


                See notes to consolidated financial statements.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
           (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Basis of Presentation--Century Aluminum Company ("Century" or the "Company") is a holding company whose principal subsidiary is Century Aluminum of West Virginia, Inc. ("Century of West Virginia"), formerly known as Ravenswood Aluminum Corporation, which operates a primary aluminum reduction facility near Ravenswood, West Virginia. Century of West Virginia, through its wholly-owned subsidiary, Berkeley Aluminum, Inc. ("Berkeley"), holds a 49.67% interest in a partnership which operates a primary aluminum reduction facility in Mt. Holly, South Carolina (the "Mt. Holly Facility") and a 49.67% undivided interest in the property, plant and equipment comprising the Mt. Holly Facility. As of December 31, 2000, the remaining interest in the partnership and the remaining undivided interest in the Mt. Holly Facility are owned by Alumax of South Carolina, Inc., a subsidiary of Alcoa ("ASC"). ASC manages and operates the facility pursuant to an Owners Agreement, prohibiting the disposal of the interest held by any of the owners without the consent of the other owners and providing for certain rights of first refusal. Pursuant to the Owners Agreement, each owner furnishes its own alumina, or alumina owned by an affiliate, for conversion to aluminum and is responsible for its pro rata share of the operating and conversion costs.

      Prior to April 1996, the Company was an indirect, wholly owned subsidiary of Glencore International AG ("Glencore" and, together with its subsidiaries, the "Glencore Group"). In April 1996, the Company completed an initial public offering of its common stock. At December 31, 2000, the Glencore Group owned 39% of Century's common shares outstanding.

      On December 31, 1998, the Company acquired a cast aluminum plate business located in Vernon, California, from Alcoa Inc. The business was named Century Cast Plate, Inc. and operated as a wholly owned subsidiary of Century. The business produced cast and machined aluminum plate.

      On September 21, 1999, the Company completed the sale to Pechiney Rolled Products, LLC, a Delaware limited liability company ("Pechiney"), of certain assets and the assumption of certain liabilities of Century of West Virginia's rolled products unit at Ravenswood, West Virginia (the "Rolling Business") and all of the issued and outstanding shares of common stock of Century Cast Plate, Inc. (together the "fabricating businesses"). The parties consummated the sale pursuant to the Stock and Asset Purchase Agreement dated July 26, 1999 (the "Purchase Agreement") by and among Century, Century of West Virginia and Pechiney. The aggregate purchase price for the fabricating businesses was $234,300. The purchase price was determined by arms-length negotiations between the parties. Century used a portion of the purchase price to repay all of its outstanding bank indebtedness.

      Effective April 1, 2000, the Company purchased an additional 23% interest in the Mt. Holly Facility for cash consideration of $94,734. This purchase increased Century's ownership to 49.67%.

      On August 31, 2000, the Company entered into a stock purchase agreement with Southwire Company ("Southwire"), a privately held wire and cable manufacturing company based in Carrollton, Georgia. Under this agreement, the Company will acquire all of the outstanding equity securities of Metalsco Ltd., a wholly-owned subsidiary of Southwire which owns NSA Ltd. ("NSA"), an entity that operates an aluminum reduction operation in Hawesville, Kentucky (the "Hawesville facility"). The Hawesville facility has the capacity to produce 237,000 metric tons (523 million pounds) of primary aluminum per year. The Company will also acquire from Southwire, certain land, facilities and rights related to NSA's aluminum reduction operations which are not held by NSA. The purchase price is $460,000 plus the assumption of $7,800 in industrial revenue bonds and is subject to certain post-closing adjustments.

      The Company and Glencore have entered into a memorandum of understanding under which Glencore will effectively purchase a 20% undivided interest in the Hawesville facility. To support the Company's financing of the transaction, Glencore also will purchase $25,000 in convertible preferred stock of the Company. This stock will have a coupon of 8% and be convertible into the Company's common stock at a 20% premium over the common stock's average price during the 20 trading days immediately prior to the closing of the acquisition. Completion of the purchase is contingent upon, among other matters, the Company concluding financing for the acquisition.

      The Company's historical results of operations included in the accompanying consolidated financial statements may not be indicative of the results of operations to be expected in the future.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


      Principles of Consolidation--The consolidated financial statements include the accounts of Century Aluminum Company and its subsidiaries, after elimination of all significant intercompany transactions and accounts. Berkeley's interest in the Mt. Holly partnership is accounted for under the equity method. There are no material undistributed earnings in the Mt. Holly partnership.

      Revenue--Revenue is generally recognized when goods are shipped and title passes to customers in accordance with contract terms. In some instances, the Company invoices customers prior to physical shipment of goods. In such instances, revenue is recognized only when the customer has specifically requested such treatment and has made a fixed commitment to purchase the product. The goods must be complete, ready for shipment and physically separated from other inventory with risk of ownership passing to the customer. The Company must retain no performance obligations and a delivery schedule must be obtained.

      Included in net sales during 1999 and 1998 are tolling fees that the Company earned from smelting, casting and fabricating material supplied by third-party customers. These fees are not related to primary aluminum shipments and, as such, are not present in 2000 and will not be present in future years due to the sale of the fabricating businesses to Pechiney. Net sales include tolling fees of $2,045 and $8,469 for the years ended December 31, 1999 and 1998, respectively. Sales returns and allowances are treated as a reduction of sales and are provided for based on historical experience and current estimates.

      Cash and Restricted Cash Equivalents--Cash and restricted cash equivalents are comprised of cash and short-term investments having maturities of less than 90 days at the time of purchase. The carrying amount of cash and restricted cash equivalents approximates fair value. The restricted cash equivalents as of December 31, 1999 represented amounts on deposit with the state of West Virginia to support the Company's workers' compensation self-insurance program in that state.

      Accounts Receivable--The accounts receivable, trade are net of an allowance for uncollectable accounts of $285 and $29 at December 31, 2000 and 1999, respectively.

      Inventories--Alumina and aluminum inventories are stated at the lower of cost (using the last-in, first-out ("LIFO") method) or market. The remaining inventories (operating and other supplies) are valued at the lower of average cost or market.

      Property, Plant and Equipment--Property, plant and equipment is stated at cost. Additions, renewals and improvements are capitalized. Asset and accumulated depreciation accounts are relieved for dispositions with resulting gains or losses included in earnings. Maintenance and repairs are expensed as incurred. Depreciation of plant and equipment is provided for by the straight-line method over the following estimated useful lives:

Buildings and improvements...............................       14 to 40 years
Machinery and equipment..................................        5 to 22 years

      The Company periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of a separately identifiable, long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

      Other Assets--At December 31, 2000 and 1999, other assets consist primarily of the Company's investment in the Mt. Holly partnership, deferred pension assets and deferred tax assets.

      Income Taxes--The Company accounts for income taxes using the liability method, whereby deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In evaluating the Company's ability to realize deferred tax assets, the Company uses judgment in considering the relative impact of negative and positive evidence. The weight given to the potential effect of negative and positive evidence is commensurate with the extent to

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


which it can be objectively verified. Based on the weight of evidence, both negative and positive, including the lack of historical earnings, if it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is established.

      Interest Expense--Net--Interest earned on investments is netted with interest incurred on indebtedness. Interest incurred in the construction of qualifying assets is capitalized as a component of the construction costs.

      Postemployment Benefits--The Company provides certain postemployment benefits to former and inactive employees and their dependents during the period following employment, but before retirement. These benefits include salary continuance, supplemental unemployment and disability healthcare. Postemployment benefits are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits." The statement requires recognition of the estimated future cost of providing postemployment benefits on an accrual basis over the active service life of the employee.

      Fixed-Price Commitments and Forward Contracts--The Company has entered into various fixed-price commitments to purchase alumina and to sell primary aluminum. The Company has also entered into forward primary aluminum contracts to be settled in cash to manage the Company's exposure to changing primary aluminum prices. These forward contracts have been designated as hedges as of January 1, 2001. Prior to January 1, 2001, a change in market value of a forward contract has been recognized as a gain or loss in the period of change and recognized in the statements of operations as a gain or loss on forward contracts.

      The Company has also entered into forward natural gas purchase contracts to be settled in cash to manage the Company's exposure to changing natural gas prices. These forward contracts have been designated as hedges. Unrealized gains and losses on the forward natural gas purchase contracts are deferred in the balance sheet until the hedged transaction occurs. Once the hedged transaction occurs, the realized gain or loss is recognized in cost of goods sold in the statement of operations. If future natural gas needs are revised lower than initially anticipated, the futures contracts associated with the reduction no longer qualify for deferral and are marked to market. Mark-to-market gains and losses are recorded in other income in the current period.

      The effectiveness of natural gas hedges is measured by a historical and probable future high correlation of changes in the fair value of the hedging instruments with changes in value of the hedged item. If correlation ceases to exist, hedge accounting is terminated and gains or losses recorded in other income. To date, high correlation has always been achieved. As of December 31, 2000, the Company had a deferred gain of $1,514 on its natural gas hedges.

      Financial Instruments--The Company's financial instruments (principally receivables, payables and forward contracts) are carried at amounts that approximate fair value.

      Concentration of Credit Risk--Financial instruments, in addition to forward contracts, which potentially expose the Company to concentrations of credit risk, consist principally of cash investments and trade receivables. The Company places its cash investments with highly rated financial institutions. At times, such investments may be in excess of the FDIC insurance limit. With the sale of the fabricating businesses to Pechiney, the Company significantly reduced its customer base and thereby increased its concentrations of credit risk with respect to trade receivables. The Company routinely assesses the financial strength of its customers, but generally does not require collateral to support trade receivables. As of December 31, 2000, the Company's receivables from a certain customer were approximately $21,835 or 69.5% of total trade accounts receivable.

      Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Stock-Based Compensation--The Company has elected not to adopt the recognition provisions for employee stock-based compensation as permitted in SFAS No. 123, "Accounting for Stock-Based Compensation".

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


      New Accounting Standards--In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 2000, the FASB issued SFAS No. 138 which amended certain provisions of SFAS No. 133, including an amendment to expand the normal purchase and sale exemption for supply contracts. The Company was required to adopt SFAS No. 133, as amended by SFAS No. 138, on January 1, 2001.

      Most of the Company's fixed priced commitments qualified for the normal purchase and sale exemption provided in SFAS No. 138. The Company's primary aluminum financial instruments, which are currently recorded at fair value through the statement of operations, have been designated as cash flow hedges as of January 1, 2001. The Company's natural gas financial instruments have been designated as a cash flow hedge and recorded at fair value on the balance sheet through December 31, 2000. These natural gas contracts have also been designated as cash flow hedges as of January 1, 2001. The transition adjustment required on January 1, 2001 for the Company's adoption of SFAS No. 133 resulted in an after-tax reduction of accrued liabilities of $924 and an after tax increase in other comprehensive income of $924.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements". SAB No. 101 provides additional guidance on revenue recognition, as well as criteria for when revenue is generally realized and earned. The Company adopted SAB No. 101 during the fourth quarter and there was no impact on our results of operations or financial position.

2.  ACQUISITIONS AND DISPOSITIONS

      On August 31, 2000, the Company entered into a stock purchase agreement with Southwire Company ("Southwire"), a privately held wire and cable manufacturing company based in Carrollton, Georgia. Under this agreement, the Company will acquire all of the outstanding equity securities of Metalsco Ltd., a wholly-owned subsidiary of Southwire which owns NSA Ltd. ("NSA"), an entity that operates an aluminum reduction operation in Hawesville, Kentucky (the "Hawesville facility"). The Hawesville facility has the capacity to produce 237,000 metric tons (523 million pounds) of primary aluminum per year. The Company will also acquire from Southwire, certain land, facilities and rights related to NSA's aluminum reduction operations which are not held by NSA. The purchase price is $460,000 plus the assumption of $7,800 in industrial revenue bonds and is subject to certain post-closing adjustments.

      The Company and Glencore have entered into a memorandum of understanding under which Glencore will effectively purchase a 20% undivided interest in the Hawesville facility. To support the Company's financing of the transaction, Glencore also will purchase $25,000 in convertible preferred stock of the Company. This stock will have a coupon of 8% and be convertible into the Company's common stock at a 20% premium over the common stock's average price during the 20 trading days immediately prior to the closing of the acquisition. Completion of the purchase is contingent upon, among other matters, the Company concluding financing for the acquisition.

      Effective April 1, 2000, Century, through its wholly-owned indirect subsidiary Berkeley, increased its 26.67% undivided interest in certain property, plant and equipment of the Mt. Holly Facility to 49.67% by purchasing a 23% undivided interest from Xstrata AG ("Xstrata") a publicly traded Swiss company. As part of the purchase, Berkeley also acquired Xstrata's 23% interest in the general partnership which operates and maintains the Mt. Holly Facility (the "Operating Partnership", and together with the Mt. Holly Facility, the "Mt. Holly Assets"). Prior to Berkeley's purchase of the Mt. Holly Assets, it held a 26.67% undivided interest in the Mt. Holly Facility and the Operating Partnership. Glencore is a major shareholder of Xstrata.

      The purchase was completed pursuant to an asset purchase agreement dated as of March 31, 2000 (the "Mt. Holly Purchase Agreement") by and between Berkeley and Xstrata. The aggregate purchase price for the Mt. Holly Assets was $94,734. Under the terms of the Mt. Holly Purchase Agreement, Berkeley agreed to assume certain of Xstrata's obligations and liabilities relating to the Mt. Holly Assets. The terms of the Mt. Holly Purchase Agreement were determined through arms'-length negotiations between the parties. The Company used available cash to complete the purchase. The acquisition was accounted for using the purchase method.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


      The following schedule represents the unaudited pro forma results of operations for the year ended December 31, 2000 and 1999 assuming the acquisition of the additional Mt. Holly Assets occurred on January 1, 1999. The unaudited pro forma amounts may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma amounts includes the effects of the Glencore Metal Agreement (see Note 13) after April 1, 2000.

                                                                               2000                     1999
                                                                             ---------               ---------
                                                                                       (UNAUDITED)
Net sales ....................................................               $ 446,678               $ 632,222
Net income (loss) before extraordinary item ..................                  24,585                    (843)
Net income (loss) ............................................                  24,585                  (2,205)
Diluted earnings (loss) per share before extraordinary item ..                    1.21                   (0.04)
Diluted earnings (loss) per share ............................               $    1.21               $   (0.11)

      On September 21, 1999, the Company and Century of West Virginia completed the sale of their fabricating businesses to Pechiney. The transaction involved the sale of certain assets and the assumption of certain liabilities and the sale of all of the issued and outstanding shares of common stock of Century Cast Plate. The aggregate purchase price for the fabricating businesses was $234,300 and the assumption of approximately $163,400 of current and noncurrent liabilities. As a result of this transaction, the Company realized a gain of $41,130 in 1999. Included in the gain are the net effects resulting from the curtailment and settlement of the Company's employee benefit plans associated with the fabricating businesses. The gain was increased by $5,156 in 2000 after resolution of post closing adjustments which affected the fabricating businesses' closing balance sheet as of September 21, 1999.

      In connection with the sale, Century of West Virginia and Pechiney entered into a Metal Supply Agreement ("Metal Agreement") dated as of September 21, 1999, which shall continue in effect until July 31, 2003 with provisions for an extension. Pursuant to the Metal Agreement, Pechiney has agreed to purchase and the Company has agreed to deliver substantial quantities (from 23.0 million pounds to 27.0 million pounds per month) of the molten aluminum produced at Century of West Virginia's reduction facility located in Ravenswood, West Virginia. Pricing for shipments to Pechiney is based on a market index as defined in the Metal Agreement. In addition, Pechiney is providing primary aluminum casting services to Century of West Virginia in connection with the excess molten aluminum produced at the Ravenswood, West Virginia reduction facility, which was not purchased by Pechiney. In connection with the transaction, the Company and Pechiney have entered into a Shared Facilities and Shared Services Agreement ("Shared Services Agreement") related to certain services, facilities, and related physical assets that will be shared between the parties. Additionally, as part of the agreement, the Company has agreed to indemnify Pechiney, up to certain limits, for certain claims and environmental matters.

3.  INVENTORIES

      Inventories, at December 31, consist of the following:


                                                2000                  1999
                                              -------               -------
Raw materials .................               $27,784               $27,271
Work-in-process ...............                 3,286                 2,899
Finished goods ................                 3,859                 5,715
Operating and other supplies ..                 9,152                 9,051
                                              -------               -------
                                              $44,081               $44,936
                                              =======               =======

      At December 31, 2000 and 1999, approximately 79% and 80%, respectively of inventories were valued at the lower of LIFO cost or market. The excess of the first-in, first-out ("FIFO") cost over the LIFO cost was approximately $490 at December 31, 2000. The excess of the LIFO cost (or market, if lower) of inventory over the FIFO cost was approximately $1,845 at December 31, 1999.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


      Inventory at December 31, 2000 has been written down from LIFO cost to estimated net realizable value. Results of operations include non-cash charges of $1,631 and $12,272 for inventory write-downs and LIFO adjustments for the years ended December 31, 2000 and 1999, respectively. Cost of goods sold has been reduced by $1,759 for alumina sales to Glencore during the year ended December 31, 2000.


4.  PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment, at December 31, consists of the following:


                                                  2000                   1999
                                                --------               --------
Land and improvements ...........               $ 11,935               $  4,431
Buildings and improvements ......                 28,180                 20,824
Machinery and equipment .........                236,146                154,881
Construction in progress ........                 20,942                 23,304
                                                --------               --------
                                                 297,203                203,440
Less accumulated depreciation ..                 112,677                 98,282
                                                --------               --------
                                                $184,526               $105,158
                                                ========               ========

      At December 31, 2000 and 1999, the cost of property, plant and equipment includes $136,349 and $56,605, respectively, and accumulated depreciation includes $28,376 and $22,781, respectively, representing the Company's undivided interest in the primary aluminum reduction facility in Mt. Holly, South Carolina.

      The Company has various operating lease commitments through 2003 relating to machinery and equipment. Expenses under all operating leases were $310, $1,077 and $1,839 for the years ended December 31, 2000, 1999 and 1998, respectively. There were no noncancelable operating leases as of December 31, 2000.

5.  DEBT

      On March 31, 1999, the Company entered into an agreement with BankBoston, N.A. and the CIT Group/Business Credit, Inc. ("Bank Agreement") to provide up to $160,000 of revolving credit facilities and a $20,000 term loan to refinance indebtedness, to finance certain capital expenditures and for other general corporate purposes. As a result of the Bank Agreement, the Company recorded an after tax extraordinary item of $1,362 to write-off deferred bank fees on its previous financing. The borrowing base for purposes of determining availability under the Bank Agreement was based upon certain eligible inventory and receivables. On September 15, 1999, the Bank Agreement was amended to permit the sale of the fabricating businesses to Pechiney and additionally required that on the closing date the Company repay all amounts outstanding under the revolving credit facilities (see Note 2 to the Consolidated Financial Statements). On September 21, 1999, the Company repaid its outstanding debt under the revolving credit facilities. Subsequently, the amount available on the revolving credit facilities was reduced from $160,000 to $67,083.

      The revolving credit facilities terminate on March 31, 2004. The Company pays a monthly commitment fee on the unused portion of the revolving credit facilities. The fee is based on the Company's level of performance with respect to a certain financial ratio. Interest on the revolving credit facilities is variable. The applicable rate is determined by adding a defined margin to a base rate. The margin is defined according to the Company's performance with respect to a certain financial ratio.

      The revolving credit facility provides for various restrictive covenants, including the following: (i) standard restrictions on dispositions of property and assets except in the ordinary course of business, (ii) restrictions on the incurrence of indebtedness and liens and the making of capital expenditures and investments, (iii) a prohibition on the payment of dividends except dividends up to $5,000 per year, (iv) a prohibition on change of business or change of control and (v) maintenance of certain financial ratios.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


6.  COMPOSITION OF CERTAIN BALANCE SHEET ACCOUNTS AT DECEMBER 31

                                                          2000                  1999
                                                        -------               -------
ACCRUED AND OTHER CURRENT LIABILITIES
Income taxes ............................               $ 6,621               $    --
Transaction related costs and accruals ..                    --                18,887
Salaries, wages and benefits ............                 4,453                 3,564
Stock compensation ......................                 1,947                 2,236
Other ...................................                 4,718                 3,083
                                                        -------               -------
                                                        $17,739               $27,770
                                                        =======               =======
ACCRUED EMPLOYEE BENEFIT COSTS--Current
Portion
Postretirement benefits .................               $ 2,100               $ 1,928
Employee benefits cost ..................                 2,724                 2,674
                                                        -------               -------
                                                        $ 4,824               $ 4,602
                                                        =======               =======
OTHER LIABILITIES
Workers' compensation .................                 $ 6,191               $ 7,795
Other .................................                     369                 1,278
                                                        -------               -------
                                                        $ 6,560               $ 9,073
                                                        =======               =======


      Century of West Virginia is self-insured for workers' compensation, except for certain catastrophic coverage that is provided under State of West Virginia insurance programs. The liability for self-insured workers' compensation claims has been discounted at 6% at December 31, 2000 and 1999. The components of the liability for workers' compensation at December 31 are as follows:

                                             2000                  1999
                                           -------               -------
      Undiscounted liability               $11,466               $14,886
        Less discount ......                 3,249                 5,065
                                           -------               -------
                                           $ 8,217               $ 9,821
                                           =======               =======

7.  PENSION AND OTHER POSTRETIREMENT BENEFITS

Pension Benefits

      The Company maintains noncontributory defined benefit pension plans covering substantially all of its employees. For salaried employees, plan benefits are based primarily on years of service and average compensation during the later years of employment. For hourly employees, plan benefits are based primarily on a formula that provides a specific benefit for each year of service. The Company's funding policy is to contribute annually an amount based upon actuarial and economic assumptions designed to achieve adequate funding of the projected benefit obligations and to meet the minimum funding requirements of ERISA. Plan assets consist principally of U.S. equity securities, growth funds and fixed income accounts. As explained in Note 12, the Company agreed to make additional contributions to the hourly plan in connection with the initial public offering of the Company's common stock. In addition, the Company provides supplemental executive retirement benefits ("SERB") for its executive officers.

Other Postretirement Benefits (OPEB)

      In addition to providing pension benefits, the Company provides certain healthcare and life insurance benefits for substantially all retired employees. The Company accounts for these plans in accordance with SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 106 requires the Company to accrue the estimated cost of providing postretirement benefits during the working careers of those employees who could become eligible for such benefits when they retire. The Company funds these benefits as the retirees submit claims.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


      The change in benefit obligations and change in plan assets as of December 31 are as follows:

                                                                             2000                                  1999
                                                                             ----                                  ----
                                                               PENSION               OPEB              PENSION              OPEB
                                                              ---------           ---------           ---------           ---------
      CHANGE IN BENEFIT OBLIGATION
      Benefit obligation at beginning of year ......          $  36,483           $  41,146           $ 158,482           $ 161,461
      Service cost .................................              1,212               1,697               2,626               2,956
      Interest cost ................................              2,719               3,658               8,005               8,160
      Change in liability due to sale
        of businesses ..............................                 --                  --            (129,120)           (132,661)
      Plan changes .................................              2,015              (1,978)              9,769                 801
      (Gains) losses ...............................              1,956              10,665              (4,912)              8,589
      Benefits paid ................................             (2,285)             (2,543)             (8,367)             (8,160)
                                                              ---------           ---------           ---------           ---------
      Benefit obligation at end of year ............          $  42,100           $  52,645           $  36,483           $  41,146
                                                              =========           =========           =========           =========

      CHANGE IN PLAN ASSETS
      Fair value of plan assets at beginning of year          $  40,724           $      --           $ 145,470           $      --
      Actual return on plan assets .................             (1,005)                 --              13,498                  --
      Change in assets due to sale of businesses ...                 --                  --            (127,618)                 --
      Employer contributions .......................              2,388               2,543              17,740               8,160
      Benefits paid ................................             (2,285)             (2,543)             (8,366)             (8,160)
                                                              ---------           ---------           ---------           ---------
      Fair value of assets at end of year ..........          $  39,822           $      --           $  40,724           $      --
                                                              =========           =========           =========           =========

      FUNDED STATUS OF PLANS
      Funded status ................................          $   2,278           $  52,645           $  (4,241)          $  41,146
      Unrecognized actuarial gain (loss) ...........              1,409             (10,450)              8,079                  --
      Unrecognized transition obligation ...........               (755)                 --                (929)                 --
      Unrecognized prior service cost ..............             (4,951)              2,075              (3,286)                105
                                                              ---------           ---------           ---------           ---------
      Net liability (asset) recognized .............          $  (2,019)          $  44,270           $    (377)          $  41,251
                                                              =========           =========           =========           =========

The hourly pension plan had an aggregate benefit obligation of $31,366 and $29,488 and an aggregate fair value of plan assets of $34,430 and $35,639 at December 31, 2000 and 1999, respectively. The salaried pension plan and SERB had an aggregate benefit obligation of $10,734 and $6,995 and an aggregate fair value of plan assets of $5,392 and $5,085 at December 31, 2000 and 1999, respectively. There are no plan assets in the SERB due to the nature of the plan.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


      Net periodic benefit costs were comprised of the following elements:

                                                                     YEAR ENDED DECEMBER 31,
                                                                     -----------------------
                                                2000                           1999                            1998
                                                ----                           ----                            ----
                                      PENSION          OPEB          PENSION          OPEB           PENSION          OPEB
                                      -------         ------        --------         -------        --------         -------
Service cost .................        $ 1,212         $1,697        $  2,625         $ 2,956        $  3,004         $ 3,220
Interest cost ................          2,719          3,658           8,005           8,160          10,383          10,113
Expected return on plan assets         (3,601)            --         (10,323)             --         (11,468)             --
Net amortization and deferral             416            207           1,010             732             978             670
                                      -------         ------        --------         -------        --------         -------
Net periodic cost ............        $   746         $5,562        $  1,317         $11,848        $  2,897         $14,003
                                      =======         ======        ========         =======        ========         =======

      The following assumptions were used in the actuarial computations at December 31:

                                                         2000            1999            1998
                                                       -------         -------         -------
Discount rate .................................           7.25%           7.50%           6.75%
Rate of increase in future compensation levels
   Hourly pension plan ........................           4.00%           4.00%           4.00%
   Salaried pension plan ......................           4.00%           4.00%           4.00%
Long term rate of return on pension plan assets           9.00%           9.00%           9.00%

      For measurement purposes, a 6.00%, 6.00% and 5.50% annual rate increase in the per capita cost of covered health care benefits was assumed for 2000, 1999 and 1998, respectively. The rates were assumed to remain at 6.00% for 2001 and thereafter.

      A one-percentage-point increase in the assumed rate of inflation in future medical costs would increase the postretirement benefit obligation at December 31, 2000 by $458 and would increase aggregate 2000 service and interest cost by $1,156. A one-percentage-point decrease in the assumed rate of inflation in future medical costs would decrease the postretirement benefit obligation at December 31, 2000 by $358 and would decrease aggregate 2000 service and interest cost by $878.

      The Company sponsors a tax-deferred savings plan under which eligible employees may elect to contribute specified percentages of their compensation with the Company providing matching contributions of 60% of the first 6% of a participant's annual compensation contributed to the savings plan. One half of the Company's contribution is invested in the common stock of Century and one half of the Company's contribution is in cash. Company contributions to the savings plan were $241, $585 and $774 for the years ended December 31, 2000, 1999 and 1998, respectively.

8.  SHAREHOLDERS' EQUITY

      Preferred Stock--Under the Company's Restated Certificate of Incorporation, the Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock, with a par value of one cent per share, in one or more series. The authorized but unissued preferred shares may be issued with such dividend rates, conversion privileges, voting rights, redemption prices and liquidation preferences as the Board of Directors may determine, without action by shareholders.

9.  STOCK BASED COMPENSATION

      1996 Stock Incentive Plan--The Company adopted the 1996 Stock Incentive Plan (the "Stock Incentive Plan") for the purpose of awarding performance share units and granting qualified incentive stock options and nonqualified stock options to salaried officers and other key employees of the Company. The Stock Incentive Plan has a term of ten years from its effective date. The number of shares available under the Stock Incentive Plan is 1,500,000. Granted stock options vest one-third on the grant date and an additional one-third on each of the first and second anniversary dates.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)

      The Company awarded 460,000 service based performance share units at the time of the initial public offering and 60,500 units during 2000 for no consideration. The service based performance share units represent the right to receive common stock, on a one-for-one basis on their vesting dates. The value of the service based performance share units is $13 per share for the initial award and $12.86 per share for the units awarded in 2000. The value of the 460,000 units granted in 1996 is being charged to compensation expense over their five year vesting period, which is one-third at the end of each of the third, fourth and fifth anniversary dates. The value of the 60,500 units granted in 2000 is being charged to compensation expense over their three year vesting period which is one-third at January 1, 2001, 2002 and 2003, respectively. During 2000, 136,665 of the service based performance shares became vested and were converted to Common Stock.

      The Stock Incentive Plan, as presently administered, provides for additional grants upon the attainment of certain established performance goals. As of December 31, 2000, approximately 450,000 performance share units have been authorized and will vest upon the attainment of the performance goals.

      In 2000, the Company recognized $988 of expense related to the Stock Incentive Plan. The service based performance share units do not affect the issued and outstanding shares of common stock until conversion at the end of the vesting periods. However, the service based performance share units are considered common stock equivalents and therefore are included, using the treasury stock method, in average common shares outstanding for diluted earnings per share computations. Goal based performance share units are not considered common stock equivalents until it becomes probable that performance goals will be obtained.

      The Company applies APB Opinion 25 and related interpretations in accounting for the 1996 Stock Incentive Plan. Accordingly, no compensation cost has been recognized for the stock option portions of the plan. Had compensation cost for the Stock Incentive Plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, the Company's net income and earnings per share would have changed to the pro forma amounts indicated below:

                                     2000              1999             1998
                                  ----------        ----------       ----------
Net Income
   As Reported ...........        $   25,305        $    3,919       $   17,937
   Pro Forma .............        $   25,115        $    4,074       $   17,568
Basic earnings per share
   As Reported ...........        $     1.25        $     0.19       $     0.90
   Pro Forma .............        $     1.24        $     0.20       $     0.88
Diluted earnings per share
   As Reported ...........        $     1.24        $     0.19       $     0.89
   Pro Forma .............        $     1.23        $     0.20       $     0.87

      Non-Employee Directors Stock Option Plan--The Company adopted a non-employee directors stock option plan for the purpose of granting non-qualified stock options to non-employee directors. The number of shares available under this plan is 200,000, of which options for 103,000 shares have been awarded. The initial options vest one-third on the grant date and an additional one-third on each of the first and second anniversary dates. Subsequent options vest one-fourth each calendar quarter. Each option granted under this plan will be exercisable for a period of ten years from the date of grant.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


      A summary of the status of the Company's Stock Incentive Plan and the Non-Employee Directors Stock Option Plan as of December 31, 2000, 1999 and 1998 and changes during the year ended on those dates is presented below:


                                                        2000                          1999                          1998
                                                        ----                          ----                          ----
                                                      WEIGHTED                      WEIGHTED                      WEIGHTED
                                                      AVERAGE                       AVERAGE                        AVERAGE
                                                      EXERCISE                      EXERCISE                       EXERCISE
OPTIONS                                 SHARES         PRICE          SHARES          PRICE          SHARES          PRICE
-------                                 -------        ------        --------         ------        --------         ------
Outstanding at beginning of year        530,200        $13.19         609,900         $13.15         595,600         $13.31
   Granted .....................         73,400         10.45          23,500           9.26         102,900          14.01
   Exercised ...................             --            --            (333)          8.63              --             --
   Forfeited ...................             --            --        (102,867)         12.58         (88,600)         15.22
                                        -------        ------        --------         ------        --------         ------
Outstanding at end of year .....        603,600        $12.77         530,200         $13.19         609,900         $13.15
                                        =======        ======        ========         ======        ========         ======

      The following table summarizes information about stock options outstanding at December 31, 2000:

                                            OPTIONS OUTSTANDING                                   OPTIONS EXERCISABLE
                                        NUMBER         WEIGHTED-AVG.     WEIGHTED-AVG.         NUMBER
RANGE OF                              OUTSTANDING        REMAINING         EXERCISE        EXERCISABLE AT    WEIGHTED-AVG.
EXERCISE PRICES                       AT 12/31/00    CONTRACTUAL LIFE        PRICE            12/31/00      EXERCISE PRICE
---------------                       -----------    ----------------        -----            --------      --------------
$14.50 to $16.72                          45,500          6.1 years      $   15.83              45,500         $  15.83
$11.50 to $14.49                         500,800          5.6 years      $   13.01             477,133         $  13.02
$ 7.03 to $11.49                          57,300          9.3 years      $    8.25              33,700         $   8.69

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000 and 1999:

                                                                        2000             1999
                                                                      --------         --------
Weighted average fair value per option granted during the year        $   4.05         $   2.77
Dividends per quarter ........................................        $   0.05         $   0.05
Risk-free interest rate ......................................            6.47%            5.54%
Expected volatility ..........................................              30%              30%
Expected lives (in years) ....................................               5                5

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)

10.  EARNINGS PER SHARE

      Basic and diluted earnings per share for income from continuing operations for the years ended December 31, are as follows (shares in thousands):

                                                        2000           1999           1998
                                                      -------        -------        -------
BASIC EARNINGS PER SHARE:
Numerator:
   Net income available to common shareholders        $25,305        $ 3,919        $17,937
Denominator:
   Average common shares outstanding .........         20,308         20,202         20,000
                                                      -------        -------        -------
Basic earnings per share .....................        $  1.25        $  0.19        $  0.90
                                                      =======        =======        =======
DILUTED EARNINGS PER SHARE:
Numerator:
   Net income available to common shareholders        $25,305        $ 3,919        $17,937
Denominator:
   Average common shares outstanding .........         20,308         20,202         20,000
Effect of dilutive securities:
   Stock options and performance awards ......            170            155            266
                                                      -------        -------        -------
Common shares outstanding, assuming dilution .         20,478         20,357         20,266
                                                      -------        -------        -------
Diluted earnings per share ...................        $  1.24        $  0.19        $  0.89
                                                      =======        =======        =======

11. INCOME TAXES

      Significant components of the income tax expense from continuing operations consist of the following:

                                              YEAR ENDED DECEMBER 31,
                                        2000             1999             1998
                                      --------         --------         --------
FEDERAL:
   Current benefit (expense) .        $    656         $ 18,850         $(12,487)
   Deferred (expense) benefit          (10,101)         (19,183)           3,592
STATE:
   Current benefit (expense) .             491            2,544           (1,482)
   Deferred (expense) benefit           (2,347)          (2,839)             175
                                      --------         --------         --------
      Total income tax expense        $(11,301)        $   (628)        $(10,202)
                                      ========         ========         ========

      Income tax expense for the years ended December 31, 2000 and 1999 include reductions in estimated income taxes payable of $2,400 and $1,500, respectively.

      A reconciliation of the statutory U.S. Federal income tax rate to the effective income tax rate on income from continuing operations is as follows:

                                             2000         1999         1998
                                             ----         ----         ----
Federal statutory rate ...............         35%          35%          35%
Effect of:
   Permanent differences .............          1           (2)          (2)
   State taxes, net of Federal benefit          3            3            3
   Other .............................         (8)         (25)          --
                                              ---          ---          ---
                                               31%          11%          36%
                                              ===          ===          ===

      Permanent differences primarily relate to the Company's foreign sales corporation and the meal and entertainment disallowance.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


      Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                          2000             1999
                                                        --------         --------
FEDERAL
Deferred federal tax assets:
   Accrued postretirement benefit cost .........        $  1,035         $     --
   Accrued liabilities .........................           5,196            8,758
   Federal NOL carried forward .................              --            2,587
   General business credit .....................             165              165
                                                        --------         --------
      Net deferred federal tax assets ..........           6,396           11,510
Deferred federal tax liabilities:
   Tax over financial statement depreciation ...         (23,018)         (18,356)
                                                        --------         --------
      Net deferred federal tax (liability) asset         (16,622)          (6,846)
                                                        --------         --------
STATE
Deferred state tax assets:
   Accrued postretirement benefit cost .........             148               --
   Accrued liabilities .........................             680            1,217
   State NOL carried forward ...................           1,222            2,343
                                                        --------         --------
      Net deferred state tax assets ............           2,050            3,560
Deferred state tax liabilities:
   Tax over financial statement depreciation ...          (3,288)          (2,126)
                                                        --------         --------
      Net deferred state tax asset .............          (1,238)           1,434
                                                        --------         --------
Net deferred tax (liability) asset .............        $(17,860)        $ (5,412)
                                                        ========         ========

Of the $17,860 net deferred tax liability at December 31, 2000, $4,265 is included in current assets. Of the $5,412 net deferred tax liability at December 31, 1999, $1,366 is included in current assets.

12.  CONTINGENCIES AND COMMITMENTS

Environmental Contingencies

      The Company spends significant amounts for compliance with environmental laws and regulations. While the Company believes, based upon information currently available to management, that it will not have liabilities in this regard which are likely to have a material adverse effect on the Company, there can be no assurance that future remedial requirements at currently and formerly owned or operated properties or adjacent areas will not result in a material adverse effect on the Company's financial condition, results of operations or liquidity.

      The 1990 amendments to the Clean Air Act impose stringent standards on aluminum industry air emissions. These amendments will affect the operations of the Company's facilities. Technology-based standards relating to smelters and carbon plants have been promulgated. However, the Company cannot predict the total expenditures the Company will incur to comply with these standards. The Company's general capital expenditure plan includes certain projects designed to improve the Company's compliance with respect to both known and anticipated requirements.

      Pursuant to an Environmental Protection Agency ("EPA") order issued in 1994 under Section 3008(h) (the "3008(h) order") of the Resource Conservation and Recovery Act ("RCRA"), Century of West Virginia is performing remediation measures at a former oil pond area and in connection with cyanide contamination in the groundwater. Century of West Virginia also conducted and, in December 1999, submitted to the EPA a RCRA facility investigation ("RFI") evaluating other areas that may have contamination exceeding certain levels. After the RFI is complete, Ravenswood will have 60 days within which to submit a corrective measures study ("CMS") to the EPA proposing means of remediating areas that may require cleanup. If any cleanup is required, EPA would issue a subsequent order. Ravenswood believes this process will not be completed before mid 2001. The Company is aware of some environmental contamination at Ravenswood, and it is likely cleanup activities will be required in two areas of the facility. Ravenswood believes a significant portion of this contamination is attributable to the operations of a prior owner and will be the financial responsibility of that owner, as discussed below.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)

         Prior to the Company's acquisition of Ravenswood, Kaiser Aluminum & Chemical Corporation ("Kaiser") owned and operated the facility for approximately thirty years. Many of the conditions which Ravenswood investigated under the 3008(h) order exist because of activities which occurred during Kaiser's ownership and operation. With respect to those conditions, Kaiser will be responsible for the costs of required cleanup under the terms of the Kaiser Purchase Agreement. In addition, Kaiser retained title to certain land within the Ravenswood premises and retains full responsibility for those areas. Under current environmental laws, the Company may be required to remediate any contamination which was discharged from areas which Kaiser owns or previously owned or operated. However, if such remediation is required, the Company believes Kaiser will be liable for some or all of the costs thereof pursuant to the Kaiser Purchase Agreement.

         In connection with the sale to Pechiney of the fabricating businesses, the Company and Century of West Virginia provided Pechiney with certain indemnifications. Those include the indemnification rights Century of West Virginia and the Company, respectively, have under the Kaiser Purchase Agreement (with respect to the real property transferred to Pechiney) and the Company's Cast Plate, Inc., Stock Purchase Agreement with Alcoa. The Pechiney Purchase Agreement provides further indemnifications which are limited, in general, to pre-closing conditions which were not disclosed to Pechiney or to off site migration of hazardous substances from pre-closing acts or omissions of Century of West Virginia. Environmental indemnifications under the Pechiney Purchase Agreement expire September 20, 2005. They are payable only to the extent they exceed $2,000.

         The Company, together with all other past and present owners of an alumina facility at St. Croix, Virgin Islands, has entered into an Administrative Order on Consent with the Environmental Protection Agency ("Order") pursuant to which the signatories have agreed to carry out a Hydrocarbon Recovery Plan to remove and manage oil floating on top of groundwater underlying the facility. Recovered hydrocarbons and groundwater will be delivered to the adjacent petroleum refinery where they will be received and managed. The owner of the petroleum refinery will compensate the other signatories by paying them the fair market value for the petroleum recovered. Lockheed Martin Corporation ("Lockheed"), which sold the facility to one of the Company's affiliates, Virgin Islands Alumina Corporation ("Vialco") in 1989, has tendered indemnity and defense of this matter to Vialco pursuant to terms of the Lockheed--Vialco Asset Purchase Agreement. The Company also gave certain environmental indemnity rights to St. Croix Alumina, LLC ("St. Croix"), an indirect affiliate of Alcoa, Inc., when it sold the facility to St. Croix. Those rights extend only to environmental conditions arising from Vialco's operation of the facility and then only after St. Croix has spent $300 on such conditions. Management does not believe Vialco will have any indemnification obligation to St. Croix arising out of the Order. Further, management does not believe Vialco's liability under this Order will have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

         It is the Company's policy to accrue for costs associated with environmental assessments and remedial efforts when it becomes probable that a liability has been incurred and the costs can be reasonably estimated. The aggregate environmental related accrued liabilities were $900 at December 31, 2000 and 1999. All accruals have been recorded without giving effect to any possible recoveries. With respect to ongoing environmental compliance costs, including maintenance and monitoring, such costs are expensed as incurred.

         Because of the issues and uncertainties described above, and the Company's inability to predict the requirements of the future environmental laws, there can be no assurance that future capital expenditures and costs for environmental compliance will not have a material adverse effect on the Company's future financial condition, results of operations, or liquidity. Based upon all available information, management does not believe that the outcome of these environmental matters, or environmental matters concerning Mt. Holly, will have material adverse effect on the Company's financial condition, results of operations, or liquidity.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


Legal Contingencies

         While Century of West Virginia has been a named defendant (along with many other companies) in approximately 2,362 civil actions brought by employees of third party contractors who allege asbestos-related diseases arising out of exposure at facilities where they worked, including Ravenswood, all of those actions relating to the Ravenswood facility have been settled as to the Company and as to Kaiser. Approximately 10 of those civil actions alleged exposure during the period the Company owned Ravenswood, and the Company has agreed to settlements for non-material amounts. The Company is awaiting receipt of final documentation of those settlements and entry of dismissal orders. Management believes there are no unsettled asbestos cases pending against the Company.

         The Company has pending against it or may be subject to various other lawsuits, claims and proceedings related primarily to employment, commercial, environmental and safety and health matters. Although it is not presently possible to determine the outcome of these matters, management believes their ultimate disposition will not have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

         In August 1999, an illegal, one-day work stoppage temporarily shut down one of the Company's four production lines at the Century of West Virginia facility. The cost of this work stoppage is estimated to be approximately $10,000 including equipment damaged as a result of the production line shutdown. During 2000, the Company filed a claim with its insurance carrier for business interruption and equipment damage relative to the work stoppage and has received partial settlement of approximately $6,100. The receipts from the claim have been included in the statement of operations under the caption "Other Income (Expense)--Net".

Commitments

         To fulfill its power requirements at Ravenswood, the Company purchases electricity from Ohio Power at a fixed price pursuant to a power supply agreement which terminates on July 31, 2003. Power for Mt. Holly is provided under a contract with the South Carolina Public Service Authority. That contract provides fixed pricing but is subject to modification for fuel adjustments and demand sales. It terminates December 31, 2005.

         On January 23, 1996, the Company and the Pension Benefit Guaranty Corporation ("PBGC") entered into an agreement (the "PBGC Agreement") which provided that the Company make scheduled cash contributions to its pension plan for hourly employees in 1996, 1997, 1998 and 1999. The Company made its scheduled contributions for each of the years. As part of the agreement, the Company had granted the PBGC a first priority security interest in (i) the property, plant and equipment at its Century of West Virginia facility and (ii) all of the outstanding shares of Berkeley. On February 2, 2001 the agreement with the PBGC, dated January 23, 1996, was terminated and the PBGC agreed to release its first priority security interest.

Other

         Century of West Virginia's hourly employees, which comprise 81% of the Company's workforce are represented by the United Steelworkers of America and are currently working under a four year labor agreement effective June 1, 1999.

13. FIXED-PRICE COMMITMENTS AND FORWARD CONTRACTS

         The Company produces primary aluminum products and manages risk through the issuance of fixed-price commitments and financial instruments.

         In connection with the sale of the aluminum fabricating businesses in September 1999, the Company entered into a Molten Aluminum Purchase Agreement (the "Metal Agreement") with Pechiney, that shall continue in effect until July 31, 2003 with provisions for extension. Pursuant to the Metal Agreement, Pechiney has agreed to purchase and the Company has agreed to deliver, on a monthly basis, at least 23.0 million pounds and no more than 27.0 million pounds of molten aluminum. The selling price is determined by a market based formula.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


         Subsequent to the purchase of an additional 23% interest in Mt. Holly from Xstrata, the Company entered into a ten year agreement with Glencore (the "Glencore Metal Agreement") to sell approximately 110.0 million pounds of primary aluminum products per year. Selling prices for the first two years are determined by a market based formula. The remaining eight years of the contract are at a fixed price as defined in the agreement.

         Exclusive of the Metal Agreement and the Glencore Metal Agreement, the Company had fixed price commitments to sell 50.3 million pounds and 124.4 million pounds of primary aluminum at December 31, 2000 and 1999, respectively. Of the total fixed-price sales commitments, 14.7 million pounds and 68.3 million pounds at December 31, 2000 and 1999, respectively, were with the Glencore Group. The Company had no fixed-price commitments to purchase aluminum at December 31, 2000 or 1999.

         In order to manage the Company's exposure to fluctuating commodity prices, the Company enters into forward sales contracts for primary aluminum that will be settled in cash. These contracts are used to offset fluctuations in the selling price of anticipated sales occurring in the month the contracts are settled. The Company had forward sales contracts for 453.5 million and 60.0 million pounds of primary aluminum to be settled in cash at December 31, 2000 and 1999, respectively. Of these contracts, 396.4 million and 60.0 million pounds were with the Glencore Group at December 31, 2000 and 1999, respectively. The forward sales contracts at December 31, 2000 are scheduled for settlement at various dates in 2001 through 2003. Based on market prices at December 31, 2000, the forward sales contracts could be settled by the Company receiving approximately $1,734. The actual settlement will be based on market prices on the respective settlement dates. On January 1, 2001, the Company designated the forward sales contracts as hedges and will account for gains and losses pursuant to FAS No. 133 as amended by FAS No. 138. Prior to January 1, 2001, realized and unrealized gains and losses on forward sales contracts have been reported in the statement of operations under the caption "Net Gain (Loss) on Forward Contracts".

         The Company also enters into forward purchase contracts for natural gas that will be settled in cash. These contracts are intended to manage the Company's exposure to fluctuations in prices of the natural gas used in its production process. The Company has designated these contracts as a hedge. Accordingly, unrealized gains and losses are deferred until the hedged purchase of natural gas occurs. Unrealized gains and losses are recorded in the balance sheet under the captions "Prepaid and Other Assets" and "Accrued and Other Current Liabilities". Based on market prices at December 31, 2000, the forward purchase contracts could be settled by the Company receiving approximately $1,514.

         The forward sales and purchase contracts are subject to the risk of non-performance by the counterparties. However, the Company only enters into forward contracts with counterparties it determines to be creditworthy. If any counterparty failed to perform according to the terms of the contract, the accounting impact would be limited to the difference between the nominal value of the contract and the market value on the date of settlement.

         The Company entered into a long-term supply agreement for 936.0 million pounds of alumina annually, beginning January 1, 1996. That agreement will terminate at the end of 2001 and be replaced by a new long-term supply agreement with Glencore. This new agreement provides for a fixed quantity of alumina at prices determined by a market-based formula. In addition, as part of its acquisition of an additional 23% interest in Mt. Holly, the Company assumed a supply agreement with Glencore for the alumina raw material requirements relative to the additional interest. The unit cost is also determined by a market based formula. The alumina supply agreement terminates in 2008.

         Although the Company has not materially participated in the purchase of call options, in cases where Century sells forward primary aluminum, it may purchase call options to preserve the opportunity to benefit from price increases significantly above the forward sales prices. In addition, in cases where the Company purchases forward primary aluminum, it may purchase put options to protect itself from price decreases.

14. RELATED PARTY TRANSACTIONS

         The significant related party transactions occurring during the years ended December 31, 2000, 1999 and 1998, and not discussed elsewhere in the notes to the consolidated financial statements, are described below.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


Related Party Transactions--Century

         During the years 1998, 1999 and 2000 and at December 31, 2000, the Chairman of the Board of Directors of Century was a member of the Board of Directors of Glencore International AG. In addition, during the years ended and at December 31, 2000, 1999 and 1998, one of Century's Board members was the Chairman of the Board of Directors of Glencore International AG.

Related Party Transactions--Century of West Virginia

         During the years ended December 31, 2000, 1999 and 1998, Century of West Virginia purchased and sold alumina, primary and scrap aluminum in transactions with Glencore at prices which management believes approximated market.

Related Party Transactions--Berkeley

         A substantial portion of Berkeley's sales during the years ended December 31, 2000, 1999 and 1998 were to Glencore.

Summary

         A summary of the aforementioned related party transactions for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                2000         1999         1998
                                              --------     --------     --------
Net sales ...............................     $129,320     $ 68,801     $ 74,252
Purchases ...............................       16,993       63,256       43,651
Net gain (loss) on forward contracts ....        2,261       (5,368)      10,574

         See Note 13 for a discussion of the Company's fixed-price commitments and forward contracts with related parties.

15. SUPPLEMENTAL CASH FLOW INFORMATION

                                                  YEAR ENDED DECEMBER 31,
                                                  -----------------------
                                            2000           1999           1998
                                          --------       --------       --------
Cash paid for:
   Interest ......................        $    371       $  6,305       $  5,528
   Income taxes ..................             771          2,021          9,850
Cash received from:
   Interest ......................           2,675          1,670             --
   Income tax refunds ............          13,322            174          5,584

Non-Cash Investing Activities

         During the years ended December 31, 1999 and 1998, $1,845 and $3,242, respectively, of interest cost incurred in the construction of equipment was capitalized. No interest was capitalized during the year ended December 31, 2000.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


16. BUSINESS SEGMENTS

         Prior to September 21, 1999, the Company operated in two reportable business segments; primary aluminum and sheet and plate products. The primary aluminum segment produces rolling ingot, t-ingot, extrusion billet and foundry ingot. The sheet and plate segment produced a wide range of products such as brazing sheet for sale to automobile manufacturers, heat treated and non-heat treated plate for sale to aerospace and defense manufacturers, heavy gauge, wide-leveled coil for sale to heavy truck, truck trailer, marine and rail car manufacturers and sheet and coil for sale to building products manufacturers.

         The accounting policies of the segments were the same as those described in Note 1 "Summary of Significant Accounting Policies" except that intersegment revenues were accounted for based upon a market-based standard established by the Company. The Company evaluated segment performance based upon gross profit.

         Effective with the sale of the sheet and plate segment to Pechiney on September 21, 1999, the Company now operates in one business segment: primary aluminum.

                                                                                CORPORATE,
                                                                              UNALLOCATED &
                                               PRIMARY     SHEET AND PLATE     ELIMINATIONS     TOTAL
                                               -------     ---------------     ------------     -----
2000
Net Sales
   Third-party and intersegment customers     $299,277        $     --          $      --      $299,277
   Related party customers ..............      129,320              --                 --       129,320
Depreciation and amortization ...........       14,208              --                187        14,395
Segment gross profit (loss)(4) ..........       32,645              --               (187)       32,458
Segment assets(1) .......................      327,131              --              6,639       333,770
Expenditures for segment assets .........       17,631              --                 --        17,631

1999
Net Sales
   Third-party and intersegment customers     $248,569        $385,754          $(136,848)     $497,475
   Related party customers ..............       68,801              --                 --        68,801
Depreciation and amortization ...........        9,986           8,577                186        18,749
Segment gross profit (loss)(2)(3) .......      (17,232)         10,773               (186)       (6,645)
Segment assets(1) .......................      303,992              --              6,810       310,802
Expenditures for segment assets .........       14,737           8,246                 --        22,983

1998
Net Sales
   Third-party and intersegment customers     $276,025        $534,522          $(234,541)     $576,006
   Related party customers ..............       74,252              --                 --        74,252
Depreciation and amortization ...........        9,308          10,191                186        19,685
Segment gross profit (loss) .............       28,791           9,857               (186)       38,462
Segment assets(1) .......................      181,383         353,028             11,219       545,630
Expenditures for segment assets .........       19,132          25,126                  1        44,259


(1) Segment assets include accounts receivable, due from affiliates, inventory and property, plant and equipment-net, the remaining assets are unallocated corporate assets, deferred tax assets and intersegment eliminations.

(2) The primary segment includes a non-cash charge of $4,623 for inventory writedowns and LIFO adjustments.

(3) The sheet and plate segment includes a non-cash charge of $7,649 for inventory writedowns and LIFO adjustments.

(4)      Includes a non-cash charge of $1,631 for inventory writedowns.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


         Included in the consolidated financial statements are the following amounts related to geographic locations:

                                                    YEAR ENDED DECEMBER 31,
                                                    -----------------------
                                                2000         1999         1998
                                              --------     --------     --------
Net Sales
   United States ........................     $428,597     $501,655     $568,136
   Canada ...............................           --       38,572       54,763
   Europe ...............................           --       15,840       14,611
   Other ................................           --       10,209       12,748

         At December 31, 2000 and 1999, all of the Company's long-lived assets were located in the United States.

         Revenues from one customer, Glencore, represented 30.2%, 12.1% and 11.4% of the Company's consolidated revenues in 2000, 1999 and 1998, respectively. Revenues from another customer represented 55.1% and 10.4% of the Company's consolidated sales in 2000 and 1999, respectively. Revenues from this customer in 1998 were less than 10% of the Company's consolidated revenues.


17. QUARTERLY INFORMATION (UNAUDITED)

         On September 21, 1999, the Company and Century of West Virginia sold their fabricating businesses. Accordingly, the following information includes the operations of these businesses through September 21, 1999. Effective April 1, 2000, the Company acquired an additional 23% interest in Mt. Holly and the following information contains the results of the acquisition from that date.

         Financial results by quarter for the years ended December 31, 2000 and 1999 are as follows:

                                                              INCOME (LOSS)
                                                    GROSS        BEFORE                      INCOME (LOSS)
                                           NET      PROFIT    EXTRAORDINARY                PER SHARE BEFORE    NET INCOME
                                          SALES     (LOSS)        ITEM        NET INCOME   EXTRAORDINARY ITEM   PER SHARE
                                          -----     ------    -------------   ----------   ------------------  ----------
2000:
   1st Quarter(1)...................    $ 96,449   $  8,167     $  5,627       $  5,627         $  0.28         $  0.28
   2nd Quarter(2)(3)................     109,065      7,873        6,897          6,897            0.34            0.34
   3rd Quarter......................     111,103      8,077        4,349          4,349            0.21            0.21
   4th Quarter(4)...................     111,980      8,341        8,432          8,432            0.41            0.41

1999:
   1st Quarter......................    $163,359   $  1,559     $ (2,759)      $ (2,759)        $ (0.14)        $ (0.14)
   2nd Quarter(5)...................     169,006       (827)      (5,080)        (5,080)          (0.25)          (0.25)
   3rd Quarter(6)(7)................     153,045     (7,144)      16,649         15,287            0.82            0.76
   4th Quarter(8)...................      80,866       (233)      (3,529)        (3,529)          (0.17)          (0.17)

(1) The first quarter 2000 gross profit includes non-cash charges of $1,631 for inventory writedowns.

(2) The second quarter 2000 income before extraordinary item includes an additional pre-tax gain on the sale of the fabricating businesses of $5,156.

(3) The second quarter 2000 income before extraordinary item includes proceeds of $3,000 in partial settlement of the Company's claim with its insurance carrier.

(4) The fourth quarter 2000 income before extraordinary item includes proceeds of $3,065 in partial settlement of the Company's claim with its insurance carrier.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 -- (CONTINUED)


(5) The second quarter 1999 gross profit includes non-cash charges of $3,842 for inventory write-downs and LIFO adjustments.

(6) The third quarter 1999 gross profit includes non-cash charges of $11,748 for inventory writedowns and LIFO adjustments.

(7) The Company recorded a pre-tax gain on the sale of the fabricating businesses of $41,130 and an after-tax extraordinary charge of $1,362 to write-off deferred debt fees in the third quarter of 1999.

(8) The fourth quarter 1999 gross profit includes a non-cash credit of $3,318 for the net effect of inventory writedowns and LIFO adjustments.

                            CENTURY ALUMINUM COMPANY

                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                                   MARCH 31,    DECEMBER 31,
                                                                                     2001           2000
                                                                                  ----------    ------------
                                    ASSETS
CURRENT ASSETS:
  Cash ......................................................................     $   27,019     $   32,962
  Accounts receivable, trade - net ..........................................         36,282         31,119
  Due from affiliates .......................................................         18,032         15,672
  Inventories ...............................................................         43,902         44,081
  Prepaid and other assets ..................................................         11,307          9,487
                                                                                  ----------     ----------
    Total current assets ....................................................        136,542        133,321
PROPERTY, PLANT AND EQUIPMENT - NET .........................................        184,342        184,526
OTHER ASSETS ................................................................         16,773         15,923
                                                                                  ----------     ----------
    TOTAL ...................................................................     $  337,657     $  333,770
                                                                                  ==========     ==========


                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, trade ...................................................     $   23,714     $   30,072
  Due to affiliates .........................................................          4,723          3,985
  Accrued and other current liabilities .....................................         14,265         17,739
  Accrued employee benefits costs - current portion .........................          4,824          4,824
                                                                                  ----------     ----------
    Total current liabilities ...............................................         47,526         56,620
                                                                                  ----------     ----------

ACCRUED PENSION BENEFITS COSTS - Less current portion .......................          3,634          3,656
ACCRUED POSTRETIREMENT BENEFITS COSTS - Less current portion ................         43,303         42,170
OTHER LIABILITIES ...........................................................         32,880         28,685
                                                                                  ----------     ----------
    Total noncurrent liabilities ............................................         79,817         74,511
                                                                                  ----------     ----------

SHAREHOLDERS' EQUITY:
  Common stock (one cent par value, 50,000,000 shares authorized; 20,477,954
   shares outstanding at March 31, 2001 and 20,339,203 at December 31, 2000)             205            203
  Additional paid-in capital ................................................        167,971        166,184
  Accumulated other comprehensive income ....................................          3,757             --
  Retained earnings .........................................................         38,381         36,252
                                                                                  ----------     ----------
    Total shareholders' equity ..............................................        210,314        202,639
                                                                                  ----------     ----------
    TOTAL ...................................................................     $  337,657     $  333,770
                                                                                  ==========     ==========


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            CENTURY ALUMINUM COMPANY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                    ----------------------------
                                                       2001              2000
                                                    ----------        ----------
NET SALES:
  Third-party customers .....................       $   84,090        $   71,783
  Related parties ...........................           26,600            24,666
                                                    ----------        ----------
                                                       110,690            96,449

COST OF GOODS SOLD ..........................          102,228            88,282
                                                    ----------        ----------

GROSS PROFIT ................................            8,462             8,167

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES ...................            3,591             3,385
                                                    ----------        ----------

OPERATING INCOME ............................            4,871             4,782

INTEREST INCOME (EXPENSE) - Net .............              350             1,214
NET GAIN (LOSS) ON FORWARD CONTRACTS ........             (176)            2,725
OTHER INCOME (EXPENSE) ......................             (121)               71
                                                    ----------        ----------

INCOME BEFORE INCOME TAXES ..................            4,924             8,792

INCOME TAX EXPENSE ..........................           (1,773)           (3,165)
                                                    ----------        ----------

NET INCOME ..................................       $    3,151        $    5,627
                                                    ==========        ==========


EARNINGS PER COMMON SHARE
  Basic .....................................       $     0.15        $     0.28
                                                    ----------        ----------
  Diluted ...................................       $     0.15        $     0.28
                                                    ----------        ----------

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING
  Basic .....................................           20,360            20,339
                                                    ==========        ==========
  Diluted ...................................           20,401            20,450
                                                    ==========        ==========
DIVIDENDS PER COMMON SHARE ..................       $     0.05        $     0.05
                                                    ==========        ==========


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            CENTURY ALUMINUM COMPANY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                                        ADDITIONAL                  TOTAL
                                         COMPREHENSIVE                   PAID-IN     RETAINED    SHAREHOLDERS'
                                            INCOME       COMMON STOCK    CAPITAL     EARNINGS       EQUITY
                                         -------------   ------------   ----------   --------    ------------
Balance, December 31, 1999                                 $    202      $164,409    $ 15,117      $179,728

Comprehensive Income - 2000
  Net Income - 2000                        $  5,627                                     5,627         5,627
  Other Comprehensive Income -
    Unrealized gain on financial
    instruments, net of tax of $
                                           --------
  Total comprehensive income               $  5,627

Cash dividends -
  Common, $0.05 per share                                                              (1,119)       (1,119)

Issuance of Common Stock
  Compensation plans                                              1         1,775                     1,776
                                                           --------      --------    --------      --------
Balance, March 31, 2000                                    $    203      $166,184    $ 19,625      $186,012
                                                           ========      ========    ========      ========

Balance, December 31, 2000                                 $    203      $166,184    $ 36,252      $202,639

Comprehensive Income - 2001
  Net Income - 2001                        $  3,151                                     3,151         3,151
  Other Comprehensive Income -
    Unrealized gain on financial
    instruments, net of tax of $2,114         3,757                                                   3,757
                                           --------
  Total comprehensive income               $  6,908

Cash dividends -
  Common, $0.05 per share                                                              (1,022)       (1,022)

Issuance of Common Stock
  Compensation plans                                              2         1,787                     1,789
                                                           --------      --------    --------      --------
Balance, March 31, 2001                                    $    205      $167,971    $ 38,381      $210,314
                                                           ========      ========    ========      ========

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            CENTURY ALUMINUM COMPANY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)
                                   (Unaudited)


                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                   ------------------------
                                                                      2001          2000
                                                                   ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                      $    3,151    $    5,627
   Adjustments to reconcile net income to net cash provided by
     (used in) operating activities:
      Depreciation and amortization                                     2,986         2,851
      Deferred income taxes                                             1,774         3,865
      Pension and other postretirement benefits                         1,110           481
      Inventory market adjustment                                          --         1,631
      Change in operating assets and liabilities:
         Accounts receivable, trade - net                              (5,163)       (3,519)
         Due from affiliates                                            2,145         2,309
         Inventories                                                      180         5,892
         Prepaids and other assets                                       (786)          294
         Accounts payable, trade                                       (6,357)       (3,577)
         Due to affiliates                                                738        (5,640)
         Accrued and other current liabilities                         (1,711)       11,255
         Other - net                                                     (207)         (528)
                                                                   ----------    ----------
      Net cash provided by (used in) operating activities              (2,140)       20,941
                                                                   ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment                           (2,803)       (1,543)
   Disposal of fixed assets                                                22            --
   Restricted cash deposits                                                --            (2)
                                                                   ----------    ----------
      Net cash used in investing activities                            (2,781)       (1,545)
                                                                   ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings                                                              --            --
   Repayment of borrowings                                                 --            --
   Dividends                                                           (1,022)       (1,119)
                                                                   ----------    ----------
      Net cash used in financing activities                            (1,022)       (1,119)
                                                                   ----------    ----------
NET INCREASE (DECREASE) IN CASH                                        (5,943)       18,277

CASH, BEGINNING OF PERIOD                                              32,962        85,008
                                                                   ----------    ----------

CASH, END OF PERIOD                                                $   27,019    $  103,285
                                                                   ==========    ==========

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2001
            (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


1.       GENERAL

         Effective April 1, 2001, Century Aluminum Company ("Century" or the "Company") completed the acquisition of a subsidiary, from the Southwire Company, which owned NSA Ltd. ("NSA"), an entity that operates an aluminum reduction operation in Hawesville, Kentucky (the "Hawesville facility"). The purchase price was $460,000 plus the assumption of $7,800 in industrial revenue bonds and is subject to certain post closing adjustments. Simultaneous with the closing, Glencore ("Glencore International AG", the "Glencore Group" or "Glencore") effectively purchased a 20% undivided interest in the Hawesville facility for $99,000. To support the Company's financing of the transaction, Glencore purchased $25,000 of convertible preferred stock of the Company. The stock has a coupon of 8% and is convertible into the Company's common stock at $17.92 per share.

                  Century is a holding company whose principal subsidiaries are Century of West Virginia and Century of Kentucky, Inc. Century of West Virginia operates a primary aluminum reduction facility in Ravenswood, West Virginia. Century of West Virginia, through its wholly-owned subsidiary Berkeley Aluminum, Inc. ("Berkeley"), holds a 49.67% interest in a partnership which operates a primary aluminum reduction facility in Mt. Holly, South Carolina ("MHAC") and a 49.67% undivided interest in the property, plant, and equipment comprising MHAC. Century of Kentucky, Inc. owns the reduction operations at the Hawesville facility. Glencore is a major shareholder of Century.

         In addition to the $25,000 of convertible preferred shares, Glencore owns 7,925,000 common shares, or 39.0% of the common shares outstanding of the Company. Century and the Glencore Group enter into various transactions such as the purchase and sale of primary aluminum, alumina and metals risk management.

         The accompanying unaudited interim consolidated financial statements of the Company should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2000. In management's opinion, the unaudited interim consolidated financial statements reflect all adjustments, which are of a normal and recurring nature, which are necessary for a fair presentation, in all material respects, of financial results for the interim periods presented. Operating results for the first three months of 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.


2.       INVENTORIES

         Inventories consist of the following:

                                                      MARCH 31,     DECEMBER 31,
                                                        2001            2000
                                                      --------      ------------
Raw materials ..............................          $ 26,521        $ 27,784
Work-in-process ............................             3,246           3,286
Finished goods .............................             4,622           3,859
Operating and other supplies ...............             9,513           9,152
                                                      --------        --------
                                                      $ 43,902        $ 44,081
                                                      ========        ========

         At March 31, 2001 and December 31, 2000, approximately 78% and 79%, respectively, of inventories were valued at the lower of last-in, first-out ("LIFO") cost or market. The excess of the first-in, first-out ("FIFO") cost over LIFO cost (or market, if lower) of inventory was approximately $360 and $490 at March 31, 2001 and December 31, 2000, respectively.

3.       DEBT

         Effective April 1, 2001, in connection with the acquisition of the Hawesville facility, the Company entered into a $100,000 senior secured revolving credit facility (the "Credit Facility") with a syndicate of banks. The revolving credit facility will be used to finance the NSA acquisition and for working capital, capital expenditures and other general corporate purposes. The borrowing base for purposes of determining availability will be based upon certain

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                THREE MONTHS ENDED MARCH 31, 2001 -- (CONTINUED)

eligible inventory and receivables. The Company will be subject to customary covenants, including restrictions on capital expenditures, additional indebtedness, liens, guarantees, mergers and acquisitions, and dividends. There were no outstanding borrowings as of March 31, 2001.

         Effective April 1, 2001, the Company issued $325,000 of 11 -3/4 percent senior secured first mortgage notes due 2008 to certain institutional investors to be used in connection with Century's acquisition of NSA. The notes were sold in a private placement under Rule 144A of the Securities Act of 1933.


4.       CONTINGENCIES AND COMMITMENTS

Environmental Contingencies

         The Company spends significant amounts for compliance with environmental laws and regulations. While the Company believes, based upon information currently available to management, that it will not have liabilities in this regard which are likely to have a material adverse effect on the Company, there can be no assurance that future remedial requirements at currently and formerly owned or operated properties or adjacent areas will not result in a material adverse effect on the Company's financial condition, results of operations or liquidity.

         The 1990 amendments to the Clean Air Act impose stringent standards on aluminum industry air emissions. These amendments will affect the operations of the Company's facilities. Technology-based standards relating to smelters and carbon plants have been promulgated. However, the Company cannot predict the total expenditures the Company will incur to comply with these standards. The Company's general capital expenditure plan includes certain projects designed to improve the Company's compliance with respect to both known and anticipated requirements.

         Pursuant to an Environmental Protection Agency ("EPA") order issued in 1994 under Section 3008(h) (the "3008(h) order") of the Resource Conservation and Recovery Act ("RCRA"), Century of West Virginia is performing remediation measures at a former oil pond area and in connection with cyanide contamination in the groundwater. Century of West Virginia also conducted and, in December 1999, submitted to the EPA a RCRA facility investigation ("RFI") evaluating other areas that may have contamination exceeding certain levels. After the RFI is complete, Ravenswood will have 60 days within which to submit a corrective measures study ("CMS") to the EPA proposing means of remediating areas that may require cleanup. If any cleanup were required, EPA would issue a subsequent order. Ravenswood believes this process will not be completed before the end of 2001. The Company is aware of some environmental contamination at Ravenswood, and it is likely cleanup activities will be required in two areas of the facility. Ravenswood believes a significant portion of this contamination is attributable to the operations of a prior owner and will be the financial responsibility of that owner, as discussed below.

         Prior to the Company's acquisition of Ravenswood, Kaiser Aluminum & Chemical Corporation ("Kaiser") owned and operated the facility for approximately thirty years. Many of the conditions which Ravenswood investigated under the 3008(h) order exist because of activities which occurred during Kaiser's ownership and operation. With respect to those conditions, Kaiser will be responsible for the costs of required cleanup under the terms of the Kaiser Purchase Agreement. In addition, Kaiser retained title to certain land within the Ravenswood premises and retains full responsibility for those areas. Under current environmental laws, the Company may be required to remediate any contamination which was discharged from areas which Kaiser owns or previously owned or operated. However, if such remediation is required, the Company believes Kaiser will be liable for some or all of the costs thereof pursuant to the Kaiser Purchase Agreement.

         In connection with the sale to Pechiney of its fabricating businesses, the Company and Century of West Virginia provided Pechiney with certain indemnifications. Those include the indemnification rights Century of West Virginia and the Company, respectively, have under the Kaiser Purchase Agreement (with respect to the real property transferred to Pechiney) and the Company's Cast Plate, Inc., Stock Purchase Agreement with Alcoa. The Pechiney Purchase Agreement provides further indemnifications, which are limited, in general, to pre-closing conditions which were not disclosed to Pechiney or to off site migration of hazardous substances from pre-closing acts or omissions of Century of West Virginia. Environmental indemnifications under the Pechiney Purchase Agreement expire September 20, 2005. They are payable only to the extent they exceed $2,000.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                THREE MONTHS ENDED MARCH 31, 2001 -- (CONTINUED)



         The Company, together with all other past and present owners of an alumina facility at St. Croix, Virgin Islands, has entered into an Administrative Order on Consent with the Environmental Protection Agency ("Order") pursuant to which the signatories have agreed to carry out a Hydrocarbon Recovery Plan to remove and manage oil floating on top of groundwater underlying the facility. Recovered hydrocarbons and groundwater will be delivered to the adjacent petroleum refinery where they will be received and managed. The owner of the petroleum refinery will compensate the other signatories by paying them the fair market value for the petroleum recovered. Lockheed Martin Corporation ("Lockheed"), which sold the facility to one of the Company's affiliates, Virgin Islands Alumina Corporation ("Vialco") in 1989, has tendered indemnity and defense of this matter to Vialco pursuant to terms of the Lockheed - Vialco Asset Purchase Agreement. The Company also gave certain environmental indemnity rights to St. Croix Alumina, LLC ("St. Croix"), an indirect affiliate of Alcoa, Inc., when it sold the facility to St. Croix. Those rights extend only to environmental conditions arising from Vialco's operation of the facility and then only after St. Croix has spent $300 on such conditions. Management does not believe Vialco will have any indemnification obligation to St. Croix arising out of the Order. Further, management does not believe Vialco's liability under this Order will have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

         It is the Company's policy to accrue for costs associated with environmental assessments and remedial efforts when it becomes probable that a liability has been incurred and the costs can be reasonably estimated. The aggregate environmental related accrued liabilities were $900 at March 31, 2001 and December 31, 2000, respectively. All accruals have been recorded without giving effect to any possible recoveries. With respect to ongoing environmental compliance costs, including maintenance and monitoring, such costs are expensed as incurred.

         Because of the issues and uncertainties described above, and the Company's inability to predict the requirements of the future environmental laws, there can be no assurance that future capital expenditures and costs for environmental compliance will not have a material adverse effect on the Company's future financial condition, results of operations, or liquidity. Based upon all available information, management does not believe that the outcome of these environmental matters, or environmental matters concerning Mt. Holly, will have a material adverse effect on the Company's financial condition, results of operations, or liquidity.


Legal Contingencies

         While Century of West Virginia has been a named defendant (along with many other companies) in approximately 2,362 civil actions brought by employees of third party contractors who allege asbestos-related diseases arising out of exposure at facilities where they worked, including Ravenswood, all of those actions relating to the Ravenswood facility have been settled as to the Company and as to Kaiser. Approximately 10 of those civil actions alleged exposure during the period the Company owned the Ravenswood facility, and the Company has agreed to settlements aggregating less than $10. The Company is awaiting receipt of final documentation of those settlements and entry of dismissal orders. Management believes there are no unsettled asbestos cases pending against the Company.

         The Company has pending against it or may be subject to various other lawsuits, claims and proceedings related primarily to employment, commercial, environmental and safety and health matters. Although it is not presently possible to determine the outcome of these matters, management believes their ultimate disposition will not have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

         In August 1999, an illegal, one-day work stoppage temporarily shut down one of the Company's four production lines at the Century of West Virginia facility. The cost of this work stoppage is estimated to be approximately $10,000 including equipment damaged as a result of the production line shutdown. During 2000, the Company filed a claim with its insurance carrier for business interruption and equipment damage relative to the work stoppage and has received partial settlement of approximately $6,100.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                THREE MONTHS ENDED MARCH 31, 2001 -- (CONTINUED)


Commitments

         To fulfill its power requirements at Ravenswood, the Company purchases electricity from Ohio Power at a fixed price pursuant to a power supply agreement, which terminates on July 31, 2003. Power for Mt. Holly is provided under a contract with the South Carolina Public Service Authority. That contract, which provides fixed pricing but is subject to modification for fuel adjustments and demand sales, terminates on December 31, 2005.

         On January 23, 1996, the Company and the Pension Benefit Guaranty Corporation ("PBGC") entered into an agreement (the "PBGC Agreement") which provided that the Company make scheduled cash contributions to its pension plan for hourly employees in 1996, 1997, 1998 and 1999. The Company made its scheduled contributions for each of the years. As part of the agreement, the Company had granted the PBGC a first priority security interest in (i) the property, plant and equipment at its Century of West Virginia facility and (ii) all of the outstanding shares of Berkeley. On February 2, 2001 the agreement with the PBGC, dated January 23, 1996, was terminated and the PBGC agreed to release its first priority security interest.


Other

Century of West Virginia's hourly employees, which comprise 81% of the Company's workforce are represented by the United Steelworkers of America and are currently working under a four-year labor agreement effective June 1, 1999.

5.       FORWARD DELIVERY CONTRACTS AND FINANCIAL INSTRUMENTS

         As a producer of primary aluminum products, the Company is exposed to fluctuating raw material and primary aluminum prices. The Company routinely enters into fixed and market priced contracts for the sale of primary aluminum and the purchase of raw materials in future periods.

         In connection with the sale of the aluminum fabricating businesses in September 1999, the Company entered into a Molten Aluminum Purchase Agreement (the "Metal Agreement") with Pechiney, that shall continue in effect until July 31, 2003 with provisions for extension. Pursuant to the Metal Agreement, Pechiney has agreed to purchase and the Company has agreed to deliver, on a monthly basis, at least 23.0 million pounds and no more than 27.0 million pounds of molten aluminum. The selling price is determined by a market-based formula.

         Subsequent to the purchase of an additional 23% interest in MHAC from Xstrata, effective April 1, 2000, the Company entered into a ten-year agreement with Glencore (the "Glencore Metal Agreement") to sell approximately 110.0 million pounds of primary aluminum products per year. Selling prices for the first two years are determined by a market-based formula. The remaining eight years of the contract are at a fixed price as defined in the agreement.

         Exclusive of the Metal Agreement and the Glencore Metal Agreement, the Company had forward delivery contracts to sell 54.7 million pounds and 50.3 million pounds of primary aluminum at March 31, 2001 and December 31, 2000, respectively. Of these forward delivery contracts, 14.4 million pounds and 14.7 million pounds at March 31, 2001 and December 31, 2000, respectively, were with the Glencore Group. The Company had no forward commitments to purchase aluminum at March 31, 2001 or December 31, 2000.

         The Company entered into a long-term supply agreement to purchase 936.0 million pounds of alumina annually, beginning January 1, 1996. That agreement will terminate at the end of 2001 and be replaced by new long-term supply agreements with Glencore. These new agreements provide for a fixed quantity of alumina at prices determined by a market-based formula. In addition, as part of its acquisition of an additional 23% interest in Mt. Holly, the Company assumed a supply agreement with Glencore for the alumina raw material requirements relative to the additional interest. This alumina supply agreement terminates in 2008 and is priced with a market-based formula.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                THREE MONTHS ENDED MARCH 31, 2001 -- (CONTINUED)



         To mitigate the volatility in its market priced forward delivery contracts, the Company enters into fixed price financial instruments, which settle in cash in the period corresponding to the intended delivery dates of the forward delivery contracts. At March 31, 2001 and December 31, 2000, the Company had financial instruments, primarily with the Glencore Group, for 457.1 million and 453.5 million pounds, respectively. These financial instruments are scheduled for settlement at various dates in 2001 through 2003.


6.       SUPPLEMENTAL CASH FLOW INFORMATION

                                               THREE MONTHS ENDED
                                                    MARCH 31,
                                              --------------------
                                                2001        2000
                                              --------    --------
                  Cash paid for:
                        Interest ........     $      1    $     93
                        Income taxes ....          282          89
                  Cash received for:
                       Interest .........          433       1,329
                       Income tax refunds           30      12,865


7.       ACQUISITIONS

         Effective April 1, 2001, the Company completed the acquisition of a subsidiary from the Southwire Company that owned NSA, an entity that operates a 237,000 metric ton per year aluminum reduction operation in Hawesville, Kentucky. The purchase price was $460,000 plus the assumption of $7,800 in industrial revenue bonds and is subject to certain post closing adjustments. Simultaneous with the closing, Glencore effectively purchased a 20% undivided interest in the Hawesville facility for $99,000. To support the Company's financing of the transaction, Glencore purchased $25,000 in convertible preferred stock of the Company. The stock has a coupon of 8% and is convertible into the Company's common stock at $17.92 per share. Financing information for this acquisition can be found in note 3 of the March 31, 2001 financial statements.

         Effective April 1, 2000, Century, through its wholly-owned indirect subsidiary Berkeley, increased its 26.67% undivided interest in certain property, plant and equipment of the Mt. Holly Facility to 49.67% by purchasing a 23% undivided interest from Xstrata AG ("Xstrata") a publicly traded Swiss company. As part of the purchase, Berkeley also acquired Xstrata's 23% interest in the general partnership which operates and maintains the Mt. Holly Facility (the "Operating Partnership", and together with the Mt. Holly Facility, the "Mt. Holly Assets"). Prior to Berkeley's purchase of the Mt. Holly Assets, it held a 26.67% undivided interest in the Mt. Holly Facility and the Operating Partnership. Glencore is a major shareholder of Xstrata. The purchase was completed pursuant to an asset purchase agreement dated as of March 31, 2000 (the "Mt. Holly Purchase Agreement") by and between Berkeley and Xstrata. The aggregate purchase price for the Mt. Holly Assets was $94,734. Under the terms of the Mt. Holly Purchase Agreement, Berkeley agreed to assume certain of Xstrata's obligations and liabilities relating to the Mt. Holly Assets. The terms of the Mt. Holly Purchase Agreement were determined through arms'-length negotiations between the parties. The Company used available cash to complete the purchase. The acquisition was accounted for using the purchase method.

                            CENTURY ALUMINUM COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                THREE MONTHS ENDED MARCH 31, 2001 -- (CONTINUED)

         The following schedule represents the unaudited pro forma results of operations for the three months ended March 31, 2000, assuming the acquisition of the Mt. Holly (SC) assets occurred on January 1, 2000. The unaudited pro forma amounts may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma amounts only include the effects of the Glencore Metal Agreement after April 1, 2000.


                                                      2000
                                                      ----
                                               (unaudited)

Net sales                                         $114,530
Net income                                           4,901
Earnings per share                                $   0.24


8.       NEW ACCOUNTING STANDARD

         Effective January 1, 2001, the Company adopted SFAS 133, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a cash flow hedge, the effective portions of the changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of the changes in the fair value of the cash flow hedges are recognized in earnings. Effectiveness of hedges is measured by a historical and probable future high correlation of changes in the fair value of the hedging instrument with the changes in the fair value of the hedged item. If the correlation ceases to exist, hedge accounting will be terminated and gains and losses on forward sales contracts will be recorded as net gains (losses) on forward contracts in the Statement of Operations.

         As of January 1, 2001, the Company's financial instruments were designated as cash flow hedges. As these financial instruments had not been recorded as hedges prior to the adoption of SFAS 133, there was no transition adjustment upon adoption. As of March 31, 2001, accounts receivable and other long-term assets included $5,895, and accrued and other liabilities included $2,138, representing the fair value of the Company's financial instruments. Based on the fair value of the Company's financial instruments as of March 31, 2001, accumulated other comprehensive income of $3,597 is expected to be reclassified to earnings over the next twelve month period.

         The Financial Accounting Standards Boards' (the "FASB") Derivatives Implementation Group (the "DIG") continues to identify and provide guidance on various implementation issues related to SFAS 133 and 138 that are in varying stages of review and clearance by the DIG and FASB. The Company has not determined if the ultimate resolution of those issues would have a material impact on its financial statements.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Southwire Company

         We have audited the accompanying balance sheets of NSA, Ltd. (A Kentucky Limited Partnership) (the "Company") as of December 31, 2000 and 1999 and the related statements of income, net equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NSA, Ltd. at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.


                                                           /s/ Ernst & Young LLP
Atlanta, Georgia
January 23, 2001

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                                                                          DECEMBER 31
                                                                          -----------
                                                                      2000           1999
                                                                    --------       --------
                                                                        (IN THOUSANDS)
ASSETS
Current assets:
   Cash .......................................................     $     26       $     31
   Accounts receivable, net of allowances for doubtful accounts
     and claims of $280 in 2000 and $240 in 1999 ..............       21,858         23,776
   Accounts receivable from Parent ............................        8,076         14,605
   Inventories ................................................       36,946         37,675
   Other current assets .......................................          145            186
                                                                    --------       --------
Total current assets ..........................................       67,051         76,273
Property, plant and equipment, at cost:
   Land and land improvements .................................        6,287          6,350
   Buildings ..................................................       69,979         67,784
   Machinery and equipment ....................................      260,597        251,860
   Construction in progress ...................................          975          9,570
                                                                    --------       --------
                                                                     337,838        335,564
   Less accumulated depreciation ..............................      176,546        158,768
                                                                    --------       --------
                                                                     161,292        176,796
Other assets ..................................................          102          3,000
                                                                    --------       --------
Total assets ..................................................     $228,445       $256,069
                                                                    ========       ========

LIABILITIES AND NET EQUITY
Current liabilities:
   Accounts payable ...........................................     $ 25,456       $ 29,007
   Accrued expenses ...........................................        4,108          2,808
   Environmental remediation liabilities ......................        8,770          9,204
   Industrial development bonds ...............................        7,815          7,815
                                                                    --------       --------
Total current liabilities .....................................       46,149         48,834
Payable to Parent for employee benefits .......................        7,352          5,590
                                                                    --------       --------
Total liabilities .............................................       53,501         54,424
Commitments and contingencies .................................           --             --
Net equity:
   Partners' capital ..........................................      310,983        229,122
   Advances to Parent .........................................     (136,039)       (27,477)
                                                                    --------       --------
Total net equity ..............................................      174,944        201,645
                                                                    --------       --------
Total liabilities and net equity ..............................     $228,445       $256,069
                                                                    ========       ========

                             See accompanying notes.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                              STATEMENTS OF INCOME


                                                                              YEAR ENDED DECEMBER 31,
                                                                          2000         1999         1998
                                                                        --------     --------     --------
                                                                                  (In thousands)
Sales to third parties ............................................     $177,597     $137,935     $148,854
Sales to Parent ...................................................      232,264      189,040      161,842
                                                                        --------     --------     --------
Net sales .........................................................      409,861      326,975      310,696
Cost of sales .....................................................      318,705      271,400      258,160
                                                                        --------     --------     --------
Gross profit ......................................................       91,156       55,575       52,536
Selling and distribution expenses .................................        2,911        2,880        3,205
General and administrative expenses ...............................       12,338       11,624       11,653
                                                                        --------     --------     --------
Operating income ..................................................       75,907       41,071       37,678
Interest income, net (principally amounts from Parent, see Note 5)         4,639        1,818        5,688
Other income, net .................................................        1,315        1,555           15
                                                                        --------     --------     --------
Income before income taxes ........................................       81,861       44,444       43,381
Benefit from income taxes .........................................           --           --      (10,131)
                                                                        --------     --------     --------
Net income ........................................................     $ 81,861     $ 44,444     $ 53,512
                                                                        ========     ========     ========

                             See accompanying notes.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                            STATEMENTS OF NET EQUITY


                                                             DIVISIONAL     PARTNERS'   ADVANCES (TO)
                                                               EQUITY        CAPITAL     FROM PARENT       TOTAL
                                                               ------        -------     -----------       -----
                                                                                  (IN THOUSANDS)
BALANCE AT JANUARY 1, 1998 .............................     $  129,954    $       --    $  (35,146)    $   94,808
Transfer of divisional assets into a limited partnership       (129,954)      129,954            --             --
Net income .............................................             --        53,512            --         53,512
Capital contributions ..................................             --         1,212            --          1,212
Advances to Parent .....................................             --            --       (28,448)       (28,448)
                                                             ----------    ----------    ----------     ----------
BALANCE AT DECEMBER 31, 1998 ...........................             --       184,678       (63,594)       121,084
Net income .............................................             --        44,444            --         44,444
Advances from Parent ...................................             --             --        36,117        36,117
                                                             ----------    ----------    ----------     ----------
BALANCE AT DECEMBER 31, 1999 ...........................             --       229,122       (27,477)       201,645
Net income .............................................             --        81,861            --         81,861
Advances to Parent .....................................             --            --      (108,562)      (108,562)
                                                             ----------    ----------    ----------     ----------
BALANCE AT DECEMBER 31, 2000 ...........................     $       --    $  310,983    $ (136,039)    $  174,944
                                                             ==========    ==========    ==========     ==========

                             See accompanying notes.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS


                                                                 YEAR ENDED DECEMBER 31,
                                                                 -----------------------
                                                            2000           1999          1998
                                                         ----------     ----------    ----------
                                                                      (In thousands)
OPERATING ACTIVITIES
Net income .........................................     $   81,861     $   44,444    $   53,512
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation .......................................         18,153         11,804         8,569
Deferred income taxes ..............................             --             --       (10,131)
Change in operating assets and liabilities:
Accounts receivable ................................          8,447         (8,522)       21,663
Inventories and other assets .......................            729         (9,910)           62
Accounts payable, accrued expenses and environmental
   remediation liabilities .........................           (923)        13,905          (237)
Other ..............................................          3,484           (187)          550
                                                         ----------     ----------    ----------
Net cash provided by operating activities ..........        111,751         51,534        73,988
INVESTING ACTIVITIES
Purchases of property, plant, and equipment ........         (3,194)       (87,667)      (54,548)
                                                         ----------     ----------    ----------
Net cash used in investing activities ..............         (3,194)       (87,667)      (54,548)
FINANCING ACTIVITIES
Advances (to) from Parent ..........................       (108,562)        36,117       (28,448)
Proceeds from the issuance of debt .................             --             --         7,815
Equity contribution from Parent ....................             --             --         1,212
                                                         ----------     ----------    ----------
Net cash (used in) provided by financing activities        (108,562)        36,117       (19,421)
                                                         ----------     ----------    ----------
(Decrease) increase in cash ........................             (5)           (16)           19
Cash at beginning of year ..........................             31             47            28
                                                         ----------     ----------    ----------
Cash at end of year ................................     $       26     $       31    $       47
                                                         ----------     ----------    ----------
Cash paid for interest .............................     $      389     $      271    $       76
                                                         ==========     ==========    ==========

                             See accompanying notes.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

         NSA, Ltd. (the "Company"), is engaged in the smelting and sale of primary aluminum. The Company operates an aluminum smelter in Hancock County, Kentucky. The Company's metal sales are made to Southwire Company (the "Parent") and other fabricators, brokers, and producers located primarily in the United States. The Company is a Kentucky limited partnership in which a 99% limited partnership interest is held by Forte Power Systems, Inc., a wholly owned subsidiary of the Parent. The remaining 1% general partnership interest is held by Metalsco, Ltd., a wholly owned subsidiary of the Parent. See Note 4 for further description of ownership structure as of and prior to January 1, 1998.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates and the differences could be material.

Revenue Recognition

         Revenue from the sale of primary metals is recognized when ownership and price risk of the products are legally transferred to the customer and includes any applicable shipping and handling costs invoiced to the customer. The Company performs routine credit verification of its customers and generally does not require collateral. Credit losses have not been significant.

Inventories

         Inventories of substantially all materials are stated at the lower of last-in, first-out (LIFO) cost or market. The current FIFO cost of the Company's inventory exceeded LIFO cost by $4,686 and $4,590 at December 31, 2000 and 1999, respectively. The cost of approximately 81% and 85% of total inventories was determined using LIFO methods at December 31, 2000 and 1999, respectively.

         Inventories consist of the following:

                                                   DECEMBER 31,
                                                   ------------
                                                 2000        1999
                                               -------     -------
         Raw materials, supplies and other     $27,823     $28,164
         Finished goods ..................       9,123       9,511
                                               -------     -------
                                               $36,946     $37,675
                                               =======     =======

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant and Equipment

         Property, plant and equipment is stated on the basis of cost less accumulated depreciation and includes any repair and maintenance items that extend the estimated useful lives of the assets. All other repair and maintenance items are expensed as incurred.

         Depreciation is computed using the straight-line method such that the cost is amortized over the estimated economic lives of the respective assets. The principal economic lives employed are:

         Buildings..........................................     15-39 years
         Machinery and equipment............................        12 years
         Transportation equipment...........................         4 years
         Furniture..........................................     10-15 years

         The Company capitalized approximately $0, $182, and $0 of interest costs incurred in 2000, 1999, and 1998, respectively, from debt outstanding during the year relative to construction of property, plant, and equipment.

New Accounting Standards

         In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 2000. The Company will adopt the new Statement effective January 1, 2001. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through income or held in equity until the hedged item is recognized in income. The ineffective portion of a hedge's change in fair value will be immediately recognized in income. Based on the Company's derivative positions at December 31, 2000, the Company estimates that the impact of adopting the Statement on the Company's financial statement will be immaterial.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 101 outlines the basic criteria for revenue recognition and related disclosures. SAB 101 was adopted by the Company beginning in the fourth quarter of fiscal 2000. Management believes its revenue recognition policies were consistent with SAB 101 and as a result, the adoption of SAB 101 did not have a material impact on the Company's financial position or results of operations.

Fair Value of Financial Instruments

         The carrying amounts reported in the balance sheets for cash, accounts receivable, industrial development bonds and accounts payable approximate their fair values due to the short maturities of these instruments.

2. EMPLOYEE BENEFITS

         All employees of the Company are leased from the Parent. The Parent has qualified defined-contribution retirement plans for participating eligible employees. The costs of full time employees are generally charged directly to the Company. The Parent charged the Company an allocation of approximately $2,638, $1,351, and $2,002 for the leased employees participation in the plans for 2000, 1999 and 1998, respectively. A portion of these contributions is based upon a profit-sharing formula of the Parent. Accordingly, these allocations fluctuate with the Company's net income. The Parent offers a medical and a life insurance plan to a substantial portion of its retirees. The Parent charged an allocation to the Company of approximately $1,762, $1,332 and $1,332 for the leased employees participation in the plans for 2000, 1999 and 1998, respectively. Such allocated amounts for retiree benefits are classified in the accompanying balance sheet as Payable to Parent for employee benefits, as the Parent retains the obligation to the employees under the plans.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



3. DEBT

         The Company has $7,815 of industrial development bonds, due through 2028. These bonds have certain terms that could cause the Company to repay the bonds in less than one year. Interest is payable monthly at rates that vary in relation to current market conditions. The interest rate as of December 31, 2000 and 1999 is 5.3%. In the event the bonds were presented for redemption, the Company would be required to repay the bonds; accordingly, the bonds have been classified as short-term in the accompanying balance sheets.

4. INCOME TAXES

         Prior to January 1, 1998, the Company operated as a division of a corporation taxable under subchapter C of the Internal Revenue Code. As a division, the Company provided for income taxes for periods prior to January 1, 1998 on a separate return basis. On January 1, 1998, the Company reorganized as a partnership. Subsequent to January 1, 1998, income taxes are the responsibility of the partners. Accordingly, on January 1, 1998, net deferred income tax liabilities aggregating $10,131 were eliminated and recognized in the statement of income and no provisions for income taxes are required.

5. TRANSACTIONS WITH RELATED PARTIES

         The Company had accounts receivable of approximately $8,076 and $14,605 from the Parent for sales of products at December 31, 2000 and 1999, respectively. The Company has advanced amounts to the Parent aggregating approximately $136,039 and $27,477 at December 31, 2000 and 1999, respectively. These advances, which bear interest, are included in net equity. Interest income of approximately $4,905, $2,098 and $5,835 was earned on advances to the Parent in 2000, 1999 and 1998, respectively.

         The Company was allocated approximately $5,515, $3,798 and $3,714 by its Parent as reimbursement for certain administrative functions in 2000, 1999 and 1998, respectively, including amounts for certain employee benefits (see
Note 2) and insurance requirements that are provided by affiliates of the Company. Management determined the amounts allocated based on methods deemed reasonable by management. While the basis used for determining these charges are subjective, management believes the charges approximate an amount consistent with the services provided by the Parent. However, actual charges incurred by the Company on a stand-alone basis could be materially different from such estimated amounts allocated from the Parent. Certain contracts and other assets that relate to the operation of the Company's business are owned by affiliates of the Company. For purposes of these financial statements these items have been assigned to the Company.

6. DERIVATIVE CONTRACTS

         The Company sells futures contracts and periodically enters into other agreements to hedge anticipated aluminum sales against the risk of falling prices. In addition, the Company purchases futures contracts to hedge fixed price sales commitments of aluminum products. Gains and losses related to transactions that qualify for hedge accounting are deferred and reflected in the statement of income when the underlying physical transaction takes place. Gains and losses related to transactions that do not qualify for hedge accounting are recognized in earnings immediately as a part of cost of sales. Accounting convention requires that certain instruments covering fixed price sales must be recorded at market value. The Company recorded unrealized income of $102 and $3,000 at December 31, 2000 and 1999, respectively, related to such positions. If necessary, realized deferred gains or losses are reflected on the balance sheet in other liabilities or assets. The physical transactions hedged by these contracts will occur over the next year.

         The effectiveness of hedges is monitored to ensure that correlation between changes in the fair values of financial instruments and changes in the fair values associated with the underlying hedged items exist to such a degree that they substantially offset. In the event a high degree of correlation is not maintained, or anticipated transactions do not occur, deferred gains or losses on the affected financial instruments are recognized in earnings immediately.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


6. DERIVATIVE CONTRACTS (CONTINUED)

         The following sets forth the open aluminum positions and values of such positions:

                                                                 DECEMBER 31
                                                                 -----------
                                                   2000                                 1999
                                                   ----                                 ----
                                                   FAIR     CARRYING                    FAIR     CARRYING
                                     POUNDS        VALUE      VALUE       POUNDS        VALUE      VALUE
                                     ------        -----      -----       ------        -----      -----
                                  (IN MILLIONS)                        (IN MILLIONS)

Short futures..................         45        $ (709)                   14         $ (342)
Long futures...................         36           153                    47          4,456
                                                  ------                               ------
Net unrealized (losses) gains..                   $ (556)                              $4,114
                                                  ======                               ======
Carrying value.................                              $ (102)                              $3,000
                                                             ======                               ======

The fair values are based upon quoted market prices.

7. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

         The Company, through its affiliates, is obligated under a contract expiring in 2010 for the purchase of electricity used in the production of aluminum. The contract has minimum demand charge provisions of $15,564 in each of years 2001 and 2002 and $4,447 in each year thereafter through the end of the contract period. The Company purchased electricity totaling $96,300, $86,300 and $76,500 during 2000, 1999 and 1998, respectively.

         The Company's Parent has been negotiating with The United Steelworkers of America and its local Union (collectively the "Union") on a labor contract for the employees leased by the Company. Approximately 75% of such employees are represented by the Union. On June 26, 1998, the Union commenced a strike against the Company. The Union has filed a series of charges against the Company alleging that the strike was an unfair labor practice strike. The Union further contends that the Company had an obligation to return the strikers to work within five working days of March 5, 1999, the date upon which the Union made an unconditional offer to return on behalf of all of the strikers. The Company disagrees with the Union's characterization of the strike as an unfair labor practice strike. Rather, it believes that the strike was an economic strike.

         The Union has sued claiming back wages and other damages. A trial was held before a National Labor Relations Board ("NLRB") Administrative Law Judge and, on September 26, 2000, the judge rendered his Decision and Recommended Order concluding that the strike was an unfair labor practice strike and ruling that the Company owed the Union back wages and other damages.

         In August 2000, the Parent entered into an agreement to sell the Company to a third party (the "Purchaser"). The agreement was to expire on November 30, 2000 but has been extended through February 15, 2001. The Purchaser has the option of an additional 45-day extension. As a condition of the sale, the Purchaser and the union entered into a collective bargaining agreement that includes the withdrawal of all outstanding litigation by the Union, against the Company and the Parent. In connection with this agreement, the Purchaser agreed to make hardship and other payments of approximately $4 million to the Union Employees. This agreement is contingent upon the ultimate sale of the Company. The Parent and Company are not a party to and are not bound by the terms of the agreement.

         Currently, the Company's case is on hold at the NLRB's Memphis Regional Office pending the culmination of the aforementioned sale of the Company. Should the transaction not be completed, the Company intends to vigorously appeal the Administrative Law Judge's decision to the NLRB and, if necessary, the United States Court of Appeals. The Company and its Parent would also begin good faith bargaining with the Union and the Company believes it could reach an agreement resolving these matters that would not include a monetary settlement or payment of back pay. It is reasonably possible, but not probable, that the resolution of this matter could have a material adverse impact on the Company's financial position and results of operations. Management believes it has an adequate defense in this matter. No amounts have been accrued for this matter.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

The Company is subject to numerous federal, state and local environmental laws and regulations. The Company is currently involved in the assessment and remediation of various sites, some owned by the Company and some by third parties. Environmental expenditures that relate to an existing condition caused by past operations and which have no significant future economic benefit to the Company are expensed. Future environmental-related expenditures cannot be reliably estimated in many circumstances due to the early stages of investigations, the uncertainty of specific remediation methods, changing environmental laws and interpretations and other matters. Such costs are accrued at the time the expenditure becomes probable and the costs can be reasonably estimated. Costs are accrued based upon amounts estimated by management. In situations, where a range of costs to be incurred is determined, and no amount in the range is more likely than another, the lower amount of the range is recorded.

         A portion of the Company's property has been designated as a superfund site and will require remediation. The Company proposed a plan of remediation to the U.S. Environmental Protection Agency ("EPA") for the Company's entire site, which includes areas not designated as a superfund site. In July 2000, the EPA issued a final record of decision ("ROD"), approving the Company's proposed plan. The ROD is subject to approval through a consent order issued by the Department of Justice. The Company believes that the Department of Justice will approve the final ROD in its current form.

         The Company had approximately $8,770 and $9,204 accrued for all such matters at December 31, 2000 and 1999, respectively. The Company recorded environmental remediation expense of $641, $6,390, and $1,036 for 2000, 1999, and 1998, respectively. It is possible that costs in excess of amounts accrued will be incurred, and such additional amounts may have a material effect on the Company's financial position and results of operations, although a reasonable estimate of such amounts cannot currently be made.

         Further, certain claims and lawsuits relating to a variety of other issues involving the Company are pending. The amounts asserted in some of these cases are material to the Company's financial statements, and certain claimants have not yet asserted an amount. Because of the early stages of discovery in these matters, management considers them to be reasonably possible, but not probable, loss contingencies. While any litigation contains an element of uncertainty, management presently believes it has adequate defenses against such actions. No amounts have been accrued for such matters.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                                   (UNAUDITED)

                                                                          DECEMBER 31,         MARCH 31,
                                                                              2000                2001
                                                                        ----------------------------------
                                                                                  (In thousands)
ASSETS
Current assets:
   Cash                                                                 $       26          $         26
   Accounts receivable, net of allowances for doubtful accounts and
      claims of $280 in 2000 and $240 in 2001                                 21,858              22,248
   Accounts receivable from Parent                                             8,076               9,176
   Inventories                                                                36,946              30,668
   Other current assets                                                          145               1,199
                                                                        ----------------------------------
Total current assets                                                          67,051              63,317

Property, plant and equipment, at cost:

   Land and land improvements                                                  6,287               6,287
   Buildings                                                                  69,979              70,462
   Machinery and equipment                                                   260,597             260,989
   Construction in progress                                                      975                 915
                                                                        ----------------------------------
                                                                             337,838             338,653
   Less accumulated depreciation                                            (176,546)           (181,187)
                                                                        ----------------------------------
                                                                             161,292             157,466

Other assets                                                                     102                  --
                                                                        ----------------------------------
Total assets                                                            $    228,445        $    220,783
                                                                        ==================================

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                                   (UNAUDITED)

                                                                          DECEMBER 31,         MARCH 31,
                                                                              2000               2001
                                                                       ----------------------------------
                                                                                  (In thousands)
LIABILITIES AND NET EQUITY
Current liabilities:
   Accounts payable                                                     $     25,456        $      25,428
   Accrued expenses                                                            4,108                5,464
   Environmental remediation liabilities                                       8,770                8,770
   Industrial development bonds                                                7,815                7,815
                                                                       ----------------------------------
Total current liabilities                                                     46,149               47,477

Payable to Parent for employee benefits                                        7,352                7,828
                                                                       ----------------------------------
Total liabilities                                                             53,501               55,305


Commitments and contingencies                                                     --                   --



Net equity:
   Partners' capital                                                         310,983              332,706
   Advances to Parent                                                       (136,039)            (167,228)
                                                                       ----------------------------------
Total net equity                                                             174,944              165,478
                                                                       ----------------------------------
Total liabilities and net equity                                        $    228,445        $     220,783
                                                                       ==================================


                             See accompanying notes.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                              STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED MARCH 31,
                                                           ---------------------------------
                                                                2000                  2001
                                                           ---------------------------------
                                                                      (In thousands)
Sales to third parties                                     $   48,152          $     52,846
Sales to Parent                                                61,191                54,391
                                                           ---------------------------------
Net sales                                                     109,343               107,237

Cost of sales                                                  83,050                84,387
                                                           ---------------------------------
Gross profit                                                   26,293                22,850

Selling and distribution expenses                                 759                   509
General and administrative expenses                             3,163                 3,472
                                                           ---------------------------------
Operating income                                               22,371                18,869

Interest income, net (principally amounts from
  Parent, see Note 4)                                             372                 2,509
Other income, net                                                 251                   345
                                                           ---------------------------------
Net income                                                 $   22,994          $     21,723
                                                           =================================


                             See accompanying notes.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                            STATEMENTS OF NET EQUITY
                                   (UNAUDITED)

                                                      PARTNERS'      ADVANCES TO    OTHER COMPREHENSIVE
                                                       CAPITAL         PARENT              INCOME              TOTAL
                                                      ----------------------------------------------------------------
                                                                              (In thousands)
Balance at December 31, 2000                            $310,983       $(136,039)               $ --         $ 174,944
  Comprehensive income:
     Net income                                           21,723                                                 21,723
     Cumulative effect of change in accounting
       for cash flow hedges                                   --              --                 (709)             (709)
     Loss realized on cash flow hedges reclassifed
       to earnings                                            --              --                  709               709
                                                                                                               ---------
  Comprehensive income                                                                                           21,723

   Advances to Parent                                         --         (31,189)                  --           (31,189)
                                                      ----------------------------------------------------------------
Balance at March 31, 2001                               $332,706       $(167,228)                $ --          $165,478
                                                      ================================================================


                             See accompanying notes.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                         THREE MONTHS ENDED MARCH 31,
                                                                   -----------------------------------
                                                                          2000                  2001
                                                                                 (In thousands)
OPERATING ACTIVITIES
Net income                                                         $    22,994           $    21,723
Adjustments to reconcile net income to net cash provided by
  operating activities:

Depreciation                                                             4,431                 4,641
    Change in operating assets and liabilities:
       Accounts receivable                                              (6,065)               (1,490)
       Inventories and other assets                                       (419)                6,278
       Accounts payable, accrued expenses and environmental
          remediation liabilities                                       (1,554)                1,804
       Other                                                            (2,612)                 (952)
                                                                   -----------------------------------
Net cash provided by operating activities                               21,999                32,004

INVESTING ACTIVITIES

Purchases of property, plant, and equipment                             (1,192)                 (815)
                                                                   -----------------------------------
Net cash used in investing activities                                   (1,192)                 (815)

FINANCING ACTIVITIES

Advances to Parent                                                     (20,502)              (31,189)
                                                                   -----------------------------------
Net cash used in financing activities                                  (20,502)              (31,189)
                                                                   -----------------------------------
Increase in cash                                                           305                    --
Cash at beginning of period                                                 31                    26
                                                                   -----------------------------------
Cash at end of period                                              $       336           $        26
                                                                   -----------------------------------
Cash paid for interest                                             $        76           $       115
                                                                   ===================================


                             See accompanying notes

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2001
                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Business

     NSA, Ltd. (the "Company"), is engaged in the smelting and sale of primary aluminum. The Company operates an aluminum smelter in Hancock County, Kentucky. The Company's metal sales are made to Southwire Company (the "Parent") and other fabricators, brokers, and producers located primarily in the United States. The Company is a Kentucky limited partnership in which a 99% limited partnership interest is held by Forte Power Systems, Inc., a wholly owned subsidiary of the Parent. The remaining 1% general partnership interest is held by Metalsco, Ltd., a wholly owned subsidiary of the Parent.

   Interim Statements

     The accompanying unaudited financial statements have been prepared in accordance with accounting principals generally accepted in the United States for interim financial information and reflect all adjustments, which are of a normal and recurring nature, that are, in the opinion of the Company's management, necessary for a fair presentation of the financial results for the interim periods presented. Operating results for the three months ended March 31, 2001 may not be indicative of the results that may be expected for the year ending December 31, 2001. These financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2000.

   Inventories

     Inventories of substantially all materials are stated at the lower of last-in, first-out (LIFO) cost or market. The current FIFO cost of the Company's inventory exceeded LIFO cost by $4,686 and $4,842 (unaudited) at December 31, 2000 and March 31, 2001 respectively. The cost of approximately 81% and 79% (unaudited) of total inventories was determined using LIFO methods at December 31, 2000 and March 31, 2001, respectively.

Inventories consist of the following:

                                                   DECEMBER 31,        MARCH 31,
                                                       2000              2001
                                                --------------------------------
                                                         (unaudited)
Raw materials, supplies and other               $ 27,823             $ 27,467
Finished goods                                     9,123                3,201
                                                --------------------------------
                                                $ 36,946             $ 30,668
                                                ================================

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   New Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 2000. The Company adopted the new Statement effective January 1, 2001. The Statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of hedges either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through income or are held in equity until the hedged item is recognized in income. The ineffective portion of a hedge's change in fair value is immediately recognized in income.

     The Company's unaudited financial statements for the three months ended March 31, 2001 include the provisions required by SFAS 133, while the Company's unaudited financial statements for the three months ended March 31, 2000 were prepared in accordance with the applicable professional literature for derivatives and hedging instruments in effect at that time.

     The adoption of SFAS 133 resulted in the Company recording transition adjustments to recognize its derivative instruments at fair value. The cumulative effect of these transition adjustments was a net decrease to other comprehensive income of approximately $709 (unaudited) and a net decrease to net income of approximately $102 (unaudited) in the three months ended March 31, 2001.

     The Company sells futures contracts to hedge anticipated aluminum sales against the risk of falling prices. In addition, the Company purchases futures contracts to hedge fixed price sales commitments of aluminum products. When entered into, the Company designates and documents the derivative as a hedge of a specific underlying exposure and the objectives and strategies for undertaking the hedge transaction. Because of the high degree of effectiveness between the hedging instrument and the underlying exposure being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the value or cash flows of the underlying exposures being hedged. The effectiveness of hedges is monitored to ensure that correlation between changes in the fair values of financial instruments and changes in the fair values associated with the underlying hedged items exist to such a degree that they substantially offset. In the event a high degree of correlation is not maintained, deferred gains or losses on the affected derivatives are recognized in earnings immediately. Derivatives are recorded in the balance sheet at fair value in either other current assets or accrued expenses, depending on whether the amount is an asset or a liability.

     As of January 1, 2001 the Company had short futures contracts, which were designated as cash flow hedges, with unrealized losses of $709 (unaudited), whereas, at March 31, 2001, the Company had no (unaudited) short futures contracts.

     As of January 31, 2001 and March 31, 2001, the Company had long futures contracts, which were designated as fair value hedges, with fair market values of $153 (unaudited) and $(871) (unaudited), as hedges of fixed price sales commitments that had fair market values of $(153) (unaudited) and $871 (unaudited), respectively.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 101 outlines the basic criteria for revenue recognition and related disclosures. SAB 101 was adopted by the Company beginning in the fourth quarter of fiscal 2000. Management believes its revenue recognition policies were consistent with SAB 101 and as a result, the adoption of SAB 101 did not have a material impact on the Company's financial position or results of operations.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. EMPLOYEE BENEFITS

     All employees of the Company are leased from the Parent. The Parent has qualified defined-contribution retirement plans for participating eligible employees. The cost of full time employees is generally charged directly to the Company. The Parent charged the Company an allocation of approximately $659 (unaudited) and $358 (unaudited) for the leased employees participation in the plans for the three months ended March 31, 2000 and 2001, respectively. A portion of these contributions is based upon a profit-sharing formula of the Parent. Accordingly, these allocations fluctuate with the Company's net income. The Parent offers a medical and a life insurance plan to a substantial portion of its retirees. The Parent charged an allocation to the Company of approximately $440 (unaudited) and $254 (unaudited) for the leased employees participation in the plans for the three months ended March 31, 2000 and 2001, respectively. Such allocated amounts for retiree benefits are classified in the accompanying balance sheet as Payable to Parent for employee benefits, as the Parent retains the obligation to the employees under the plans.

3. DEBT

     The Company has $7,815 of industrial development bonds, due through 2028. These bonds have certain terms that could cause the Company to repay the bonds in less than one year. Interest is payable monthly at rates that vary in relation to current market conditions. The interest rate as of December 31, 2000 and March 31, 2001 was 5.3% and 3.75% (unaudited), respectively. In the event the bonds were presented for redemption, the Company would be required to repay the bonds; accordingly, the bonds have been classified as short-term in the accompanying balance sheets.

4. TRANSACTIONS WITH RELATED PARTIES

     The Company had accounts receivable of approximately $8,076 and $7,535 (unaudited) from the Parent for sales of products at December 31, 2000 and March 31, 2001, respectively. The Company has advanced amounts to the Parent aggregating approximately $136,039 and $167,563 (unaudited) at December 31, 2000 and March 31, 2001, respectively. These advances, which bear interest, are included in net equity. Interest income of approximately $425 (unaudited) and $2,573 (unaudited) was earned on advances to the Parent for the three months ended March 31, 2000 and March 31, 2001, respectively.

     The Company was allocated approximately $1,379 (unaudited) and $765 (unaudited) by its Parent as reimbursement for certain administrative functions for the three months ended March 31, 2000 and 2001, respectively, including amounts for certain employee benefits and insurance requirements that are provided by affiliates of the Company. Management determined the amounts allocated based on methods deemed reasonable by management. While the basis used for determining these charges is subjective, management believes the charges approximate an amount consistent with the services provided by the Parent. However, actual charges incurred by the Company on a stand-alone basis could be materially different from such estimated amounts allocated from the Parent.

                                    NSA, LTD.
                        (A KENTUCKY LIMITED PARTNERSHIP)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

     The Company is obligated under a contract expiring in 2010 for the purchase of electricity used in the production of aluminum. The contract has minimum demand charge provisions of $15,564 in each of years 2001 and 2002 and $4,447 in each year thereafter through the end of the contract period. The Company purchased electricity totaling $24,000 (unaudited) and $24,200 (unaudited) for the three months ended March 31, 2000 and 2001, respectively.

     Effective April 1, 2001, the Parent sold the Company to a third party (the "Purchaser"). As a condition of the sale, the Purchaser and The United Steelworkers of America and its local Union (collectively, the "Union") entered into a collective bargaining agreement, which included the withdrawal of all outstanding litigation by the Union against the Company and the Parent as described in the Company's audited financial statements for the year ended December 31, 2000. In connection with this agreement, the Purchaser made hardship and other payments of approximately $4 million to the Union employees.

     The Company is subject to numerous federal, state and local environmental laws and regulations. The Company is currently involved in the assessment and remediation of various sites, some owned by the Company and some by third parties. Environmental expenditures that relate to an existing condition caused by past operations and which have no significant future economic benefit to the Company are expensed. Future environmental-related expenditures cannot be reliably estimated in many circumstances due to the early stages of investigations, the uncertainty of specific remediation methods, changing environmental laws and interpretations and other matters. Such costs are accrued at the time the expenditure becomes probable and the costs can be reasonably estimated. Costs are accrued based upon amounts estimated by management. In situations where a range of costs to be incurred is determined, and no amount in the range is more likely than another, the lower amount of the range is recorded.

     A portion of the Company's property has been designated as a superfund site and will require remediation. The Company proposed a plan of remediation to the U.S. Environmental Protection Agency ("EPA") for the Company's entire site, which includes areas not designated as a superfund site. In July 2000, the EPA issued a final record of decision ("ROD"), approving the Company's proposed plan. The ROD is subject to approval through a consent order issued by the Department of Justice. The Company believes that the Department of Justice will approve the final ROD in its current form.

     The Company had approximately $8,770 and $8,770 (unaudited) accrued for all such matters at December 31, 2000 and March 31, 2001, respectively. It is possible that costs in excess of amounts accrued will be incurred, and such additional amounts may have a material effect on the Company's financial position and results of operations, although a reasonable estimate of such amounts cannot currently be made.

     Further, certain claims and lawsuits relating to a variety of other issues involving the Company are pending. The amounts asserted in some of these cases are material to the Company's financial statements, and certain claimants have not yet asserted an amount. Because of the early stages of discovery in these matters, management considers them to be reasonably possible, but not probable, loss contingencies. While any litigation contains an element of uncertainty, management presently believes it has adequate defenses against such actions. No amounts have been accrued for such matters.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the restated certificate of incorporation of Century Aluminum Company contains a provision to limit the personal liability of our directors for violations of their fiduciary duties. This provision eliminates each director's liability to Century Aluminum Company or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of the director's duty of loyalty to Century Aluminum Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including an such actions involving gross negligence.

     Section 145 of the DGCL provides that a corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), be reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation, as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. The restated certificate of incorporation for Century Aluminum Company provides for indemnification to fullest extent permitted by Section 145 of the DGCL of all persons who we have the power to indemnify under such section. The restated by-laws for Century Aluminum Company provide for indemnification of officers and directors to the fullest extent permitted by the DGCL. In addition, we maintain officers' and directors' liability insurance which insures against liabilities that our officers and directors may incur in such capacities.

ITEM 20  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS

         See Exhibit Index

* Incorporated by reference to the Registrant's Current Report on Form 8-K dated April 17, 2001.

** To be filed by amendment.

ITEM 22.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 (Section239.13 of this chapter) or Form S-8 (Section239.16b of this chapter) or Form F-3 (Section239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on the 26th day of July, 2001.

                                Century Aluminum Company

                                By:      /s/ Gerald A. Meyers
                                   -------------------------------
                                     Name: Gerald A. Meyers
                                     Title: President, Chief Operating Officer
                                            and Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.

               SIGNATURE                            TITLE                          DATE
        /s/ Craig A. Davis           Chairman and Chief Executive Officer     July 26, 2001
_________________________________
            Craig A. Davis


       /s/ Gerald A. Meyers           President, Chief Operating Officer      July 26, 2001
_________________________________
           Gerald A. Meyers                      and Director


       /s/ David W. Beckley              Executive Vice President and         July 26, 2001
_________________________________
           David W. Beckley                Chief Financial Officer


         /s/ E. Jack Gates           Vice President, Reduction Operations     July 26, 2001
_________________________________
             E. Jack Gates


      /s/ Daniel J. Krofcheck            Vice President and Treasurer         July 26, 2001
_________________________________
          Daniel J. Krofcheck


      /s/ Roman A. Bninski                         Director                   July 26, 2001
_________________________________
           Roman A. Bninski


       /s/ John C. Fontaine                        Director                   July 26, 2001
_________________________________
           John C. Fontaine


    /s/ William R. Hampshire                       Director                   July 26, 2001
_________________________________
         William R. Hampshire


          /s/ John P. O'Brien                      Director                   July 26, 2001
_________________________________
            John P. O'Brien


        /s/ Stuart M. Schreiber                    Director                   July 26, 2001
_________________________________
          Stuart M. Schreiber

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on the 26th day of July, 2001.


                                    Century Aluminum of West Virginia, Inc.



                                    By:  /S/ GERALD A. MEYERS
                                       -------------------------------
                                       Name: Gerald A. Meyers
                                       Title: President, Chief Operating Officer
                                              and Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.


        SIGNATURE                           TITLE                             DATE
        ---------                           -----                             ----

  /S/ CRAIG A. DAVIS         Chairman, Chief Executive Officer and        July 26, 2001
------------------------                    Director
     Craig A. Davis


 /S/ GERALD A. MEYERS        President, Chief Operating Officer and       July 26, 2001
------------------------                   Director
    Gerald A. Meyers


  /S/ DAVID W. BECKLEY       Vice President, Chief Financial Officer      July 26, 2001
------------------------                 and Director
    David W. Beckley



/S/ DANIEL J. KROFCHECK         Vice President and Treasurer              July 26, 2001
------------------------
   Daniel J. Krofcheck


  /S/ GERALD J. KITCHEN         Vice President, Secretary and             July 26, 2001
------------------------                   Director
    Gerald J. Kitchen


    /S/ E. JACK GATES                   Vice President                    July 26, 2001
------------------------
      E. Jack Gates

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on the 26th day of July, 2001.


                                      Century Kentucky, Inc..



                                      By:  /S/ GERALD A. MEYERS
                                         -------------------------------
                                         Name: Gerald A. Meyers
                                         Title: President and Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.


        SIGNATURE                               TITLE                               DATE
        ---------                               -----                               ----

   /S/ CRAIG A. DAVIS                Chief Executive Officer                   July 26, 2001
------------------------
     Craig A. Davis


  /S/ GERALD A. MEYERS                  President and Director                 July 26, 2001
------------------------
    Gerald A. Meyers


  /S/ DAVID W. BECKLEY        Vice President, Chief Financial Officer and      July 26, 2001
------------------------                       Director
    David W. Beckley



/S/ DANIEL J. KROFCHECK             Vice President and Treasurer               July 26, 2001
------------------------
   Daniel J. Krofcheck


 /S/ GERALD J. KITCHEN              Vice President, Secretary and              July 26, 2001
------------------------                       Director
   Gerald J. Kitchen


   /S/ E. JACK GATES                        Vice President                     July 26, 2001
------------------------
      E. Jack Gates

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on the 26th day of July, 2001.


                                     Berkeley Aluminum, Inc.



                                     By:  /S/ GERALD A. MEYERS
                                        -------------------------------
                                        Name: Gerald A. Meyers
                                        Title: President and Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.



        SIGNATURE                              TITLE                          DATE
        ---------                              -----                          ----

  /S/ CRAIG A. DAVIS                   Chairman, CEO and  Director        July 26, 2001
------------------------
     Craig A. Davis


 /S/ GERALD A. MEYERS                      President and                  July 26, 2001
------------------------                      Director
    Gerald A. Meyers


 /S/ DAVID W. BECKLEY        Vice President, Chief Financial Officer      July 26, 2001
------------------------                   and Director
    David W. Beckley



/s/ DANIEL J. KROFCHECK            Vice President and Treasurer           July 26, 2001
------------------------
  Daniel J. Krofcheck


  /S/ GERALD J. KITCHEN            Vice President, Secretary and          July 26, 2001
------------------------                      Director
    Gerald J. Kitchen

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on the 26th day of July, 2001.


                              Virgin Islands Alumina Corporation LLC ("Vialco")

                                By: Century Aluminum of West Virginia, Inc.
                                Its: Sole Member



                              By:  /S/ GERALD A. MEYERS
                                 -------------------------------
                                 Name: Gerald A. Meyers
                                 Title: President, Chief Operating Officer and
                                        Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.



       SIGNATURE                             TITLE                              DATE
       ---------                             -----                              ----

 /S/ GERALD A. MEYERS                   President of Vialco                  July 26, 2001
------------------------        and Director of its Sole Member
   Gerald A. Meyers


 /S/ DAVID W. BECKLEY        Vice President and Chief Financial Officer      July 26, 2001
------------------------                   of Vialco
   David W. Beckley             and Director of its Sole Member


/s/ DANIEL J. KROFCHECK           Vice President and Treasurer               July 26, 2001
------------------------
  Daniel J. Krofcheck


 /S/ GERALD J. KITCHEN         Vice President and Secretary of Vialco        July 26, 2001
------------------------          and Director of its Sole Member
   Gerald J. Kitchen

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on the 26th day of July, 2001.


                                      Metalsco, Ltd.



                                      By:      /S/ GERALD A. MEYERS
                                         -----------------------------------
                                           Name: Gerald A. Meyers
                                           Title:   President and Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.


               SIGNATURE                                       TITLE                                   DATE
       /S/ GERALD A. MEYERS                            President and Director                     July 26, 2001
---------------------------------------
           Gerald A. Meyers


       /S/ DAVID W. BECKLEY                 Vice President, Chief Financial Officer and           July 26, 2001
---------------------------------------
           David W. Beckley                                   Director



        /s/ DANIEL J. KROFCHECK                     Vice President and Treasurer                  July 26, 2001
---------------------------------------
          Daniel J. Krofcheck


         /S/ GERALD J. KITCHEN                     Vice President, Secretary and                  July 26, 2001
---------------------------------------
           Gerald J. Kitchen                                  Director


           /S/ E. JACK GATES                               Vice President                         July 26, 2001
---------------------------------------
             E. Jack Gates

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on the 26th day of July, 2001.


                                   Skyliner, Inc.



                                   By:      /S/ GERALD A. MEYERS
                                      ------------------------------------
                                        Name: Gerald A. Meyers
                                        Title:   President and Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.


               SIGNATURE                                       TITLE                                   DATE
       /S/ GERALD A. MEYERS                            President and Director                     July 26, 2001
---------------------------------------
           Gerald A. Meyers


       /S/ DAVID W. BECKLEY                 Vice President, Chief Financial Officer and           July 26, 2001
---------------------------------------
           David W. Beckley                                   Director



        /s/ DANIEL J. KROFCHECK                     Vice President and Treasurer                  July 26, 2001
---------------------------------------
          Daniel J. Krofcheck


         /S/ GERALD J. KITCHEN                     Vice President, Secretary and                  July 26, 2001
---------------------------------------
           Gerald J. Kitchen                                  Director


           /S/ E. JACK GATES                               Vice President                         July 26, 2001
---------------------------------------
             E. Jack Gates

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on the 26th day of July, 2001.


                                    NSA Ltd.,

                                           By: Metalsco, Ltd.
                                           Its:  General Partner



                                         By:      /S/ GERALD A. MEYERS
                                            ------------------------------------
                                              Name: Gerald A. Meyers
                                              Title:   President and Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Gerald A. Meyers and Gerald J. Kitchen and each of them, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.

        SIGNATURE                          TITLE                      DATE


/S/ GERALD A. MEYERS            Director of Metalco, Ltd. as     July 26, 2001
--------------------------
    Gerald A. Meyers            General Partner of NSA Ltd.


/S/ DAVID W. BECKLEY            Director of Metalco, Ltd. as     July 26, 2001
--------------------------
    David W. Beckley            General Partner of NSA Ltd.


  /S/ GERALD J. KITCHEN         Director of Metalco, Ltd. as     July 26, 2001
--------------------------
    Gerald J. Kitchen           General Partner of NSA Ltd.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER

     *2.1 Stock Purchase Agreement, dated August 31, 2000, between Century Aluminum Company and Southwire Company.

     *2.2 Asset Purchase Agreement, dated as of April 2, 2001, among Century Aluminum Company, Century Kentucky, Inc., NSA, Ltd. and Glencore AG.

     *4.1 Purchase Agreement, dated March 28, 2001, among Century Aluminum Company, Century Aluminum of West Virginia, Inc., Berkeley Aluminum, Inc., Century Kentucky, Inc. and Virgin Islands Alumina Corporation LLC and Credit Suisse First Boston Corporation and Fleet Securities, Inc. as Initial Purchasers.

     *4.2 Indenture, dated April 2, 2001, among Century, the Guarantors party thereto and Wilmington Trust Company, as trustee.

     *4.3 Registration Rights Agreement, dated April 2, 2001, among Century Aluminum Company, the Guarantors party thereto and Credit Suisse First Boston Corporation and Fleet Securities, Inc., as Initial Purchasers.

     *4.4 Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of April 2, 2001, from NSA, Ltd. for the benefit of Wilmington Trust Company, as collateral agent.

     *4.5 Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, dated as of April 2, 2001, from Century Aluminum of West Virginia, Inc. for the benefit of Wilmington Trust Company, as collateral agent.

     *4.6 Pledge and Security Agreement, dated as of April 2, 2001, by Century Aluminum Company as Pledgor and the other Pledgors party thereto in favor of Wilmington Trust Company, as collateral agent.

    **5.1 Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP as to validity of the Exchange Notes.

    **8.1 Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP as to certain tax matters.

     12.1        Statement re computation of ratio of earnings to fixed charges

     23.1        Consent of Deloitte & Touche LLP.

     23.2        Consent of Ernst & Young LLP

   **23.3 Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included as part of Exhibit 5.1 hereto)

     24.1        Powers of attorney (included on the signature pages hereof).

     25.1        Statement of eligibility of the Trustee.

     99.1        Form of Letter of Transmittal.

     99.2        Form of Notice of Guaranteed Delivery.

     99.3        Form of Tender Instructions.